UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Inland Western Retail Real Estate Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Common Stock, par value $.001 per share
	(2)	Aggregate number of securities to which transaction applies:
37,500,200
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$10.00; value set forth in merger agreement
	(4)	Proposed maximum aggregate value of transaction:
$375,002,000
	(5)	Total fee paid:
$11,513
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

2901 BUTTERFIELD ROAD
OAK BROOK, ILLINOIS 60523
TELEPHONE: (630) 218-8000

[           ], 2007

Dear Fellow Stockholder:

On August 14, 2007, the board of directors of Inland Western Retail Real Estate Trust, Inc. voted unanimously to acquire the companies that provide us with business management and advisory services and property management services via four separate mergers, collectively referred to as the Merger.  The Merger includes Inland Western Retail Real Estate Advisory Services, Inc., our Business Manager/Advisor; and Inland Southwest Management Corp., Inland Northwest Management Corp., and Inland Western Management Corp., our Property Managers.  Our board of directors formed a special committee comprised solely of independent directors to evaluate the Merger and its alternatives.  The special committee, which retained its own independent legal and financial advisors, unanimously recommended approval of the Merger Agreement to our board of directors.  I joined in the unanimous affirmative vote along with my fellow directors, and we recommend you ratify our entry into the Merger Agreement and our approval of the Merger.

Our company is a real estate investment trust, or REIT, formed in March 2003 by our sponsor Inland Real Estate Investment Corporation. Initially, our business plan provided for us to be externally managed in order to reduce the impact of a growing infrastructure and to capitalize on depth and tenure of The Inland Group Inc.’s expertise.  Since our inception, we have grown dramatically to the point where, as of June 30, 2007, our portfolio consisted of 288 wholly-owned properties, 16 properties in which we have an interest of between 45% and 95%, and six development joint venture projects in which we have an investment.  As of June 30, 2007, our portfolio contained approximately 46 million square feet of leasable space.  Based upon our current market capitalization, we are comparable in size to the largest publicly-traded retail REITs.

As is the case with other REITs established by our sponsor, our business plan incorporates both a process for self-administration and, at a future point in time, the exploration of a liquidity event to be determined by our board of directors.  A liquidity event could take the form of listing our shares on a stock exchange, merging our REIT with a publicly traded REIT, or selling our real estate assets, any one of which would provide our stockholders with an exit strategy from their investment.  We believe that acquiring our Property Managers and our Business Manager/Advisor is one of the most significant steps toward achieving our goal of an effective liquidity event for our stockholders, and we expect the Merger to have a positive impact on our future financial performance.

The current stockholders of our Business Manager/Advisor and our Property Managers will collectively receive approximately 37,500,000 shares of our stock as payment for their companies, which will be approximately 7.7% of our outstanding shares upon completion of the Merger.  The Merger is expected to be accretive to funds from operations.  In the first full year following closing, we expect it to be accretive by $0.08 per share, and anticipate the Merger to be increasingly accretive each year thereafter.

As part of the merger consideration, the REIT will acquire over 250 experienced employees to perform the Business Manager/Advisor functions and operate the property management company.  Those employees will include the executive team of Michael J. O’Hanlon, Steven P. Grimes, Shane C. Garrison, and Niall J. Byrne, who have the strategic vision to bring our company to the next level.  This experienced team has been working together to solidify the foundation of our company, and they are dedicated to us and our mission.  We believe they are the right team to lead and manage our continued growth.  Further, our company has the benefit of three-year consulting agreements with Daniel L. Goodwin, G. Joseph Cosenza and me, without compensation, to be effective upon closing of the Merger.

Your vote is crucial to the future of our company. Our board of directors has found this transaction to be fair to you and the other stockholders of our company and has approved this Merger. We recommend that you vote FOR the Merger, as well as the other two proposals on the proxy card.

If you have any questions, or need help with any of the documents included in this package, please call our proxy solicitor, Morrow & Co., Inc., at 1-877-550-3536.  Thank you for your continued support of and interest in our REIT.  On behalf of Inland Western Retail Real Estate Trust, Inc., we wish you good health, happiness and prosperity.

Sincerely,

/s/ Robert D. Parks

Robert D. Parks
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
DATE: [        ], 2007
TIME:   10:00  a.m.
PLACE:  2901 Butterfield Road
Oak Brook, Illinois 60523

To Our Stockholders:

The purposes of the annual meeting are:

•                                          Ratification of our entry into the Merger Agreement with Inland Western Retail Real Estate Advisory Services, Inc., Inland Southwest Management Corp., Inland Northwest Management Corp., Inland Western Management Corp., and certain other parties and our approval of the Merger;

•                                          Election of seven directors to hold office until our next annual meeting of stockholders and until their successors are elected and qualify;

•                                          Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2007 fiscal year; and

•                                          To transact any other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The Board of Directors has fixed the close of business on [      ], 2007, as the record date for determining stockholders of record entitled to notice of and to vote at the meeting.

A proxy statement and proxy card accompany this notice. We have previously provided you with a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended, a copy of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 and a copy of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007.

We hope to have the maximum number of stockholders present in person or by proxy at the meeting. To assure your representation at the meeting, please authorize your proxy by completing, signing, dating and mailing the enclosed proxy card. You may also authorize your proxy electronically, or by calling a toll-free telephone number, by following the procedures described in the attached proxy statement. YOUR COOPERATION IN PROMPTLY AUTHORIZING YOUR PROXY WILL BE VERY MUCH APPRECIATED. For specific instructions, please refer to the instructions on the proxy card.

You may use the enclosed envelope which requires no further postage if mailed in the United States to return your proxy. If you attend the meeting, you may revoke your proxy and vote in person, if you desire.

By order of the Board of Directors,

/s/ Roberta S. Matlin

Roberta S. Matlin
Vice President and Secretary

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

2901 BUTTERFIELD ROAD
OAK BROOK, ILLINOIS 60523
TELEPHONE: (630) 218-8000

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD [        ], 2007

Our board of directors, or Board, is furnishing you this proxy statement to solicit proxies on its behalf to be voted at our 2007 annual meeting of stockholders to be held on [          ], 2007, at 10:00 a.m. at our principal executive offices, and at any and all adjournments or postponements thereof, which we refer to as the Annual Meeting.  We encourage your participation in the voting at the Annual Meeting and solicit your support on each proposal to be presented.

This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about [         ], 2007.

Unless the context otherwise requires, all references to “IWEST,” the “Company,” “our,” “we” and “us” in this proxy statement relate to Inland Western Retail Real Estate Trust, Inc. and those entities owned or controlled directly or indirectly by us.  The mailing address of our principal executive offices is 2901 Butterfield Road, Oak Brook, Illinois 60523 and our telephone number is (630) 218-8000.

At the Annual Meeting you will vote upon several proposals, including a proposal to ratify our entry into an Agreement and Plan of Merger (attached hereto as Appendix A, and which we sometimes refer to as the Merger Agreement) and our approval of the Merger, which is one of the most significant steps that will help us achieve our goal of being self-administered. We propose to acquire, through stock-for-stock mergers, Inland Western Retail Real Estate Advisory Services, Inc., or our Business Manager/Advisor, and Inland Southwest Management Corp., or ISMC, Inland Northwest Management Corp., or INMC, and Inland Western Management Corp., or IWMC, which we refer to collectively as our Property Managers. We sometimes refer to the Business Manager/Advisor and the Property Managers collectively as the Service Providers, and to the transaction involving these mergers as the Merger. To acquire our Property Managers and our Business Manager/Advisor, we will issue approximately 37,500,000 shares of our common stock as payment for those companies, subject to the payment of no more than 200 additional shares due to rounding.  These shares are valued at $10.00 per share for a total of approximately $375.0 million. The principal executive offices of our Property Managers and our Business Manager/Advisor are located at 2901 Butterfield Road, Oak Brook, Illinois 60523, and their telephone number is: (630) 218-8000.

Because certain of our directors are subject to conflicts of interest in evaluating the Merger, our Board appointed a special committee of independent directors to, among other things, consider and make recommendations to our Board with respect to the Merger. This special committee and our Board as a whole believe that the terms of the Merger are in the best interests of our stockholders and the Board unanimously recommends that you ratify our entry into the Merger Agreement and our approval of the Merger.

Ratification of our entry into the Merger Agreement and the Merger at the Annual Meeting will require the affirmative vote of a majority of the votes cast on the matter at our Annual Meeting (if a quorum is present) other than votes cast with respect to shares held by, or held by an affiliate of, our interested directors, Inland Real Estate Investment Corporation, The Inland Group, Inc., or certain stockholders of our Property Managers. We sometimes refer to The Inland Group, Inc. as TIGI, and we sometimes refer to one or more of TIGI’s affiliates as Inland.  We sometimes refer to Inland Real Estate Investment Corporation as our Sponsor. Even if our stockholders ratify our entry into the Merger Agreement and our approval of the Merger, the completion of the Merger is subject to other customary closing conditions.

STOCKHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY THE INFORMATION CONTAINED IN THIS PROXY STATEMENT AND TO CONSULT WITH THEIR PERSONAL FINANCIAL ADVISORS.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, NOR HAS THE SEC PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INSTRUCTION GUIDE FOR AUTHORIZING YOUR PROXY

THREE EASY WAYS TO AUTHORIZE YOUR PROXY WITHOUT ATTENDING

OUR ANNUAL MEETING

Authorize Your Proxy by Mail

Simply mark, sign, date and return the enclosed proxy card as promptly as possible in the prepaid-postage envelope enclosed.

Authorize Your Proxy by Telephone

It is fast, convenient, and your vote is immediately confirmed and posted. Using a touch-tone phone, call the toll free number, 1-800-868-5614, which is also shown on your proxy card.

Just Follow These Four Easy Steps:

•              Read the accompanying proxy statement and proxy card;

•              Call the toll-free number provided on your proxy card;

•              Enter your CONTROL NUMBER located on your proxy card; and

•              Follow the simple recorded instructions.

Your vote is important!
Call 24 hours a day

Authorize Your Proxy by Internet

It is fast, convenient, and your vote is immediately confirmed and posted. Using a computer, simply go to the designated website for our stockholders:

www.proxyvoting.com/INWEST

Just Follow These Four East Steps:

•              Read the accompanying proxy statement and proxy card;

•              Go to the website www.proxyvoting.com/INWEST;

•              Enter your CONTROL NUMBER located on your proxy card; and

•              Follow the simple instructions.

Your vote is important!

Go to www.proxyvoting.com/INWEST 24 hours a day

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QUESTIONS AND ANSWERS FOR STOCKHOLDERS

We have tried to anticipate questions you may have relating to the Merger. The following questions and answers are based upon the detailed information contained in the enclosed proxy statement, which you should read and rely upon in casting your vote.  You may obtain information incorporated by reference in this proxy statement without charge by following the instructions under “Information About the Annual Meeting – Where You Can Find More Information About Us” on pg. 5.

Q:           What am I being asked to vote on at the Annual Meeting?

A:            You are being asked to vote on the following three proposals:

•      Ratification of our entry into the Merger Agreement to acquire our Business Manager/Advisor and Property Managers and our approval of the Merger;

•      Election of seven directors; and

•      Ratification of appointment of KPMG LLP as our independent registered public accounting firm for the 2007 fiscal year.

Q:           What companies are parties to the Merger Agreement?

A:            The following companies are the parties to the Merger Agreement:  IWEST Acquisition 1, Inc., IWEST Acquisition 2, Inc., IWEST Acquisition 3, Inc., IWEST Acquisition 4, Inc., each a newly formed subsidiary of ours; our Property Managers; our Business Manager/Advisor; our Sponsor; IWEST Merger Agent, LLC; and us.

You own stock in Inland Western Retail Real Estate Trust, Inc., which is a real estate investment trust, or REIT. Our business is primarily acquiring, developing, operating, leasing and managing multi-tenant shopping centers and single-user net lease properties.

Our Sponsor is Inland Real Estate Investment Corporation, which is an affiliate of Inland.  Inland is comprised of a group of affiliated, privately owned companies involved in several aspects of the commercial real estate business, including investments, mortgage loan, risk and tax assessment, property management and asset management.

IWEST Merger Agent, LLC is the agent for certain stockholders of each of our Property Managers, which we refer to as the PM Stockholder Agent.  The PM Stockholder has been appointed in accordance with an agent appointment agreement, to act, as summarized and described in the Merger Agreement, on behalf of the stockholders of the Property Managers who are bound to the terms of  the Merger Agreement by their appointment of the PM Stockholder Agent.

As with each REIT sponsored by our Sponsor, we began operations with only a few properties.  Historically, Inland has found it economically preferable to not build a large internal infrastructure initially, but rather to have the REITs externally managed at inception.  We entered into contracts with our Property Managers for property management services and with our Business Manager/Advisor to counsel on and conduct the other aspects of our day-to-day business. Since our inception in 2003, our seven member Board, four of whom are independent and not affiliated with TIGI, has governed our company.

Q:           Is the proposed Merger fair to stockholders?

A:            Because of the related-party nature of the proposed Merger, our Board formed a special committee comprised only of independent directors to consider the Merger and alternatives to such a transaction.  The special committee retained independent legal and financial advisors to assist in the evaluation and negotiation of the Merger.  The special committee also obtained a fairness opinion from its independent financial advisor, William Blair & Company, LLC, which we refer to as William Blair, which concluded that, subject to certain assumptions, limitations and qualifications set forth in the opinion, the aggregate share consideration to be paid by us pursuant to the Merger Agreement to acquire our Business Manager/Advisor and Property Managers was fair, from a financial point of view, to us and our stockholders.

Q:           What will be the impact of the Merger on the current stockholders?

A:            If the Merger is ratified by our stockholders, we will issue approximately 37,500,000 shares of our common stock to the stockholders of our Business Manager/Advisor and Property Managers as consideration for those four companies, which is approximately 7.7% of our common stock after giving effect to the Merger.  We expect that the distributions paid on approximately 37,500,000 shares, plus the incremental general and administrative costs of self-administration, will be less than the advisory and property management fees plus cost reimbursements under our existing contracts with our Business Manager/Advisor and Property Managers.  Upon closing, the Merger is expected to be accretive to funds from operations by at least $0.08 per share for the first full year following the Merger, and it is estimated to be increasingly accretive in subsequent years.

Q:           What are the reasons for the proposed Merger?

A:            Many stock analysts and institutional investors have a preference for “self-administered” REITs, which have a dedicated management team and staff strictly focused on the REIT’s day-to-day business. In the future, we may wish to list our shares on a national exchange. Our Board believes that such a future listing would be better received by the investment community, and potentially result in a higher valuation for our company, if we are self-administered.

In addition, acquiring our Business Manager/Advisor means that we will not have to pay fees to our Business Manager/Advisor relating to the sale of any of our properties that we choose to sell in the future.

See “Merger – Reasons for Merger” for additional reasons for the proposed Merger.

Q:           How was the Merger process conducted and what was the process to determine the Merger consideration?

A:            Our Board established a special committee, comprised of four independent, non-affiliated directors, to evaluate alternatives and make recommendations with respect to the Merger.  The special committee retained its own independent counsel, the law firm of Sidley Austin LLP, and its own independent financial advisor, William Blair, who provided the special committee and our Board with a fairness opinion, the full text of which is attached in Appendix B.  After a more than 14 month due diligence and negotiation process, the special committee recommended entry into the Merger Agreement and approval of the Merger.

Q:           Why is the Merger occurring now?

A:            Our Board elected not to wait and pursue the option outlined in this proxy statement whereby we could acquire our Business Manager/Advisor and Property Managers under the terms of the existing advisory agreement and property management agreement, beginning in September and May 2008, respectively, which could have resulted in approximately 54.1 million shares issued in connection with such acquisition.

See “Merger – Reasons for Merger” for additional information relating to the timing of the proposed Merger.

Q:           Who will be the management team and our employees?

A:            If the Merger is approved, our management team is expected to include Michael J. O’Hanlon as President and Chief Executive Officer, Steven P. Grimes as Chief Operating Officer and Chief Financial Officer,

Shane C. Garrison as Chief Investment Officer and Niall J. Byrne as our Vice President and President of the Property Managers.  Mr. O’Hanlon brings over 30 years of industry experience to the team, and as Senior Vice President, Director of Asset Management with our Sponsor since 2005, has been responsible for implementing the strategic direction and value enhancement of multiple Inland portfolios.   Mr. Grimes has been our Treasurer and Principal Financial Officer, and has been the Chief Financial Officer of our Business Manager/Advisor, since 2004 and during that time has overseen the acquisition of over $7.7 billion in real estate assets and led our Sarbanes-Oxley Act compliance efforts.  Mr. Garrison has been with Inland US Management since 2004; as a Vice President, he has focused his asset management skills solely on our portfolio, and has also concentrated on building the joint venture development platform for us for over two years.  Mr. Byrne has been a Senior Vice President with our Property Managers, overseeing the overall property management functions for the 46 million square foot portfolio.  In addition, we are acquiring more than 250 employees of Inland and our Property Managers.

Q:           Are there any consulting agreements that exist in connection with the Merger?

A:            Yes, there are three-year consulting agreements with each of Daniel L. Goodwin, G. Joseph Cosenza and Robert D. Parks, three of Inland’s founding partners, without compensation, that will become effective upon the closing of the Merger.

Q:           What are the tax consequences to us of the proposed Merger?

A:            Following the Merger we expect, based in part upon an opinion of our counsel we will receive at the closing, to continue to be taxed as a REIT for federal income tax purposes.

Q:           What happens if I do not vote on the proposed Merger?

A:            Every stockholder vote is important.  The Merger proposal will only pass if it receives the affirmative vote of a majority of the votes cast on the matter at our 2007 Annual Meeting (if a quorum is present) other than votes cast with respect to shares held by, or held by an affiliate of, our interested directors, TIGI, our Sponsor or certain stockholders of our Property Managers.

Q:           How do I vote?

A:            You have four options. You can mail your marked and signed proxy card in the enclosed postage-paid envelope. You can authorize your proxy to be voted by calling a toll-free telephone number. You can also access a website address which will allow you to authorize your proxy to be voted by Internet. Or, you can vote your shares in person at our Annual Meeting on [        ], 2007. See “Instruction Guide for Authorizing Your Proxy” on page i of this booklet for details.

Q:           Can I change my vote?

A:            Yes, you may change your vote electronically via the Internet at www.proxyvoting.com/INWEST until 11:59 p.m. Eastern Time on [        ], 2007, by telephone by the same deadline, or in person via a proxy card at the Annual Meeting prior to the vote tabulation.

Q:           Why is this being submitted to our stockholders?

A:            There is no legal requirement to submit the Merger to our stockholders.  Because we believe it is desirable to obtain your ratification of our entry into the Merger Agreement and our approval of the Merger, we have made your ratification a condition to the closing of the Merger.  If the Merger proposal is not approved, we will continue to operate under our current management structure, paying fees and cost reimbursements to our Property Managers and our Business Manager/Advisor under their contracts and our Board will examine its other alternatives.

Q:           How does our Board recommend that I vote on the Merger proposal?

A:            Our Board unanimously recommends that you vote FOR the Merger proposal.

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FORWARD LOOKING STATEMENTS

Because we want to provide you with more meaningful and useful information, this proxy statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  These forward-looking statements reflect our current expectations and projections about our future results, performance, prospects and opportunities.  We have attempted to identify these forward-looking statements by using words such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “could,” or similar expressions.  These forward-looking statements are based on information currently available to us and are subject to a number of risks in 2007 and beyond which may differ materially from those expressed in, or implied by, these forward-looking statements.  We believe these judgments to be reasonable, but these statements are not guarantees of any events or financial results, and due to a variety of known and unknown risks, uncertainties and other factors, our actual results, performance or achievements may be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties referred to in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors” in this proxy statement, and other factors, many of which are beyond our control, including, without limitation, the following:

•      Our common stock is not currently listed on an exchange or trading market and cannot be readily sold;

•      The level and volatility of interest rates, including the recent general trend towards rising interest rates;

•      National or local economic, business, real estate and other market conditions, including the ability of the general economy to recover timely from economic downturns;

•      The effect of inflation and other factors on fixed rental rates, operating expenses and real estate taxes;

•      Risks of acquiring real estate, including continued competition for new properties and the downward trend on capitalization rates;

•      Risks of real estate development, including the failure of pending developments and redevelopments to be completed on time and within budget and the failure of newly acquired or developed properties to perform as expected;

•      Risks of joint venture activities, including development joint ventures;

•      The competitive environment in which we operate and the supply of and demand for retail goods and services in our markets;

•      Financial risks, such as the inability to renew existing tenant leases or obtain debt or equity financing on favorable terms, if at all;

•      The increase in property and liability insurance costs and the ability to obtain appropriate insurance coverage;

•      Financial stability of tenants, including the ability of tenants to pay rent, the decision of tenants to close stores and the effect of bankruptcy laws;

•      The ability to maintain our status as a REIT for federal income tax purposes;

•      The effects of hurricanes and other natural disasters;

•      Environmental/safety requirements and costs;

•      Certain of our officers and directors have potential conflicts of interest;

•      We are dependent on Inland to provide services to us;

•      We may compete with our affiliates for properties;

•      Our funds from operations for the current fiscal year will decrease if the Merger is consummated in 2007;

•      We may be exposed to risks to which we have not historically been exposed; and

•      After the Merger, we will be dependent on our own executives and employees.

See the section of this proxy statement entitled “Risks of the Merger to Us and our Stockholders” beginning on pg. 12 for a description of these and other risks, uncertainties and other factors.

You should not place undue reliance on any forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason after the date of this proxy statement.

INFORMATION ABOUT THE ANNUAL MEETING

Information about the Annual Meeting

Our Annual Meeting will be held on [      ], 2007 at 10:00 a.m. Central Time at 2901 Butterfield Road, Oak Brook, Illinois 60523. Please contact our Vice President and Secretary, Roberta S. Matlin, at (630) 218-8000 if you plan to attend. Additionally, please contact Morrow & Co., Inc. at 1-800-573-4804 if you have any questions with respect to authorizing a proxy to vote your shares at the Annual Meeting.

Information about this Proxy Statement

We sent you this proxy statement and the proxy card on behalf of our Board who is soliciting a proxy from you to vote your shares at the Annual Meeting.  This proxy statement summarizes information we are required to provide to you and is designed to assist you in voting your shares.  On [              ], 2007, we began mailing the proxy materials to all stockholders of record as of the close of business on [      ], 2007, the record date fixed by our Board for determining the holders of record of our common stock, $.001 par value per share, entitled to notice of and to vote at the Annual Meeting.  Each of the outstanding shares of common stock, as of the record date, is entitled to one vote on all matters to be voted upon at the Annual Meeting.  On the record date, there were [            ] shares of common stock issued and outstanding.

Proposals to be Considered by You at the Annual Meeting

At the Annual Meeting, we will be asking you to:

PROPOSAL 1:	Ratify our entry into the Merger Agreement with our Business Manager/Advisor and Property Managers and certain other parties and our approval of the Merger;

PROPOSAL 2:	Elect seven directors; and

PROPOSAL 3:	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2007 fiscal year.

Information about Voting

VOTING OF PROXIES - Votes cast by proxy or in person at the Annual Meeting will be tabulated by an inspector of election appointed for the Annual Meeting. Each executed and timely returned proxy will be voted in accordance with the directions indicated on it. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted by giving written notice of the revocation to our Vice President, by delivering a later-dated proxy (which automatically revokes the earlier proxy), or by voting in person at the Annual Meeting. Except for “broker non-votes” described below, executed but unmarked proxies will be voted by the person(s) named thereon (i) for the ratification of our entry into the Merger Agreement with our Business Manager/Advisor and Property Managers and certain other parties thereto, and for the ratification of the Merger; (ii) for the election of the nominees named herein as directors (or a substitute for a nominee if such nominee is unable or refuses to serve); (iii) for the ratification of our appointment of KPMG LLP as our independent registered public accounting firm for the 2007 fiscal year; and (iv) in the discretion of such person(s) upon such matters not presently known or determined that properly may come before the Annual Meeting.

AUTHORIZATION OF PROXIES ELECTRONICALLY VIA THE INTERNET - Stockholders may authorize a proxy to vote via the Internet at the www.proxyvoting.com/INWEST until 11:59 p.m. Eastern Time, on [      ], 2007. The Internet proxy authorization procedures are designed to authenticate the stockholders’ identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

AUTHORIZATION OF PROXIES VIA TOUCH-TONE TELEPHONE — Stockholders may authorize a proxy to vote via touch-tone telephone by calling the toll-free phone number provided on their proxy card until 11:59 p.m. Eastern Time, on [      ], 2007. The touch-tone telephone proxy authorization procedures are designed to authenticate the stockholders’ identity and to allow stockholders to authorize a proxy to vote their shares and confirm that their instructions have been properly recorded.

Please refer to the proxy card enclosed for voting instructions. If you choose not to authorize your proxy by touch-tone telephone or over the Internet, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided with this proxy statement.

Quorum; Abstentions and Broker Non-Votes

We have hired an independent proxy solicitor, Morrow & Co., Inc.,  to solicit proxies on the Board’s behalf with respect to the matters to be voted upon at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by an inspector of election appointed by us. The inspector will determine whether or not a quorum is present. Presence in person or by proxy at the Annual Meeting of holders of a majority of our issued and outstanding shares constitutes a quorum. Abstentions and broker non-votes will count toward the presence of a quorum, but will not be counted as votes cast and will have no effect on the proposals to ratify our entry into the Merger Agreement and the Merger and our appointment of KPMG LLP, although abstentions and broker non-votes will have the effect of votes against the director election proposal.  A “broker non-vote” occurs when a nominee (such as a custodian or bank) holding shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Dissenters’ Right of Appraisal

Under Maryland law and our existing charter, holders of our common shares will not be entitled to rights of appraisal with respect to the Merger.

Number of Votes Necessary for each Proposal to be Approved

•              Ratification of our entry into the Merger Agreement and the Merger:  Provided a quorum is present, the affirmative vote of a majority of the votes cast on the matter at our Annual Meeting other than votes cast with respect to shares held by, or held by an affiliate of, our interested directors, TIGI, our Sponsor, or certain stockholders of our Property Managers, is required to ratify our entry into the Merger Agreement with our Business Manager/Advisor and Property Managers and certain other parties, and our approval of the Merger.

•              Election of directors: Provided a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required for the election of each of the seven directors to be elected at the Annual Meeting. There are no cumulative voting rights in the election of directors.

•              Ratification of the Appointment of KPMG: Provided a quorum is present, the affirmative vote of a majority of the votes cast on the matter at our Annual Meeting is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2007 fiscal year.

PLEASE VOTE YOUR SHARES BY AUTHORIZING YOUR PROXY BY TELEPHONE, ELECTRONICALLY OR BY COMPLETING, SIGNING AND DATING THE ACCOMPANYING PROXY CARD AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

Costs of Proxies

We will bear all expenses incurred in connection with the solicitation of proxies. Our officers, directors and employees, and officers and employees of Inland may solicit proxies by mail, personal contact, letter, telephone, telegram, facsimile or other electronic means. They will not receive any additional compensation for those activities, but they may be reimbursed for their out-of-pocket expenses. In addition, we have hired Morrow & Co., Inc., to solicit proxies on our behalf. We expect that the fee of soliciting proxies on our behalf will be approximately $7,000 plus costs and expenses.

Other Matters

As of the date of this proxy statement, the above-referenced proposals are the only matters we are aware of that are to be acted upon at the Annual Meeting. If any other matter should properly come before the Annual Meeting for which we did not receive proper notice, in accordance with the requirements of our Bylaws, the persons appointed by you in your proxy will vote on those matters in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with their discretion. The affirmative vote of a majority of the votes cast on any such other matter will be required for approval.

Where You Can Find More Information About Us

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. Our SEC filings are also available to the public on the website maintained by the SEC at “http://www.sec.gov.”

Information to Rely Upon when Casting your Vote

You should rely only on the information contained in this proxy statement or incorporated by reference herein. No person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this proxy statement in connection with the solicitation made by this proxy statement and, if given or made, the information or representations must not be relied upon as having been authorized by us. The delivery of this proxy statement will not, under any circumstances, create an implication that there has not been a change in the facts set forth in this proxy statement or in our affairs since the date of this proxy statement. This proxy statement does not constitute a solicitation by anyone in any jurisdiction in which the solicitation is not authorized or in which the person making the solicitation is not qualified to do so or to anyone to whom it is unlawful to make a solicitation.

SUMMARY

This summary highlights the material information contained in the proxy statement, but may not contain all of the information that is important to you and, therefore, you should read carefully this entire document, including the appendices and the other documents to which we refer you, for a more complete understanding of the transactions that are the subject of this proxy statement.

Ratification of our Entry into the Merger Agreement and our Approval of the Merger

Background.  We are a real estate investment trust that was formed in 2003. We have primarily focused on acquiring, developing, operating and leasing multi-tenant shopping centers and single-user net lease properties. As of June 30, 2007, our portfolio consisted of 288 wholly-owned properties, 16 properties in which we have an interest of between 45% and 95%, and six development joint venture projects in which we have an investment, four of which we consolidate. As of June 30, 2007, our portfolio contained approximately 46 million square feet of leasable space. Our anchor tenants include nationally and regionally recognized grocers, discount retailers, financial companies, and other tenants who provide basic household goods and services. Of our total annualized revenue as of June 30, 2007, approximately 69% is generated by anchor or credit tenants, including American Express, Zurich Insurance Company, Best Buy, Ross Dress For Less, Bed Bath & Beyond, GMAC, Wal-Mart, Publix Supermarket, and several others. The term “credit tenant” is subjective and we apply the term to tenants who we believe have a substantial net worth.

Since our inception, our Property Managers have been responsible for, among other things, leasing, collecting rents and performing routine maintenance work that is not otherwise the tenant’s responsibility. For our Property Managers’ services, we pay a fee of 4.5% of gross operating income of each property managed by the Property Managers.  In 2006, 2005 and 2004, we paid our Property Managers property management fees of $29.8 million, $20.7 million and $5.4 million, respectively.

Likewise since inception, Inland Western Retail Real Estate Advisory Services, Inc., has served as our business manager and advisor. Since we do not have any employees, our Business Manager/Advisor has been responsible for our day-to-day operations, including negotiating the acquisition of our properties, overseeing our Property Managers, administering our bookkeeping and accounting and legal functions, investor relations and consulting with our Board on policy decisions. For these services, we can be charged by our Business Manager/Advisor an annual asset management fee of up to 1% of our average invested assets; however, our Business Manager/Advisor has historically charged us no more than 0.53% on an annual basis.  Average invested asset value is defined as the average of the total book value, including acquired intangibles, of our real estate assets plus our loans receivable secured by real estate, before reserves for depreciation, reserves for bad debt or other similar non-cash reserves. We compute the values at the end of each month for which the fee is being calculated. The fee is paid quarterly in an amount equal to ¼ of the estimated annual fee based on our average invested assets as of the last day of the immediately preceding quarter. Based upon the maximum allowable advisor asset management fee of 1% of our average invested assets, maximum fees of $74.9 million, $54.9 million and $15.0 million could have been charged for the years ended December 31, 2006, 2005 and 2004, respectively. However, we paid $39.5 million and $20.9 million for the years ended December 31, 2006 and 2005, respectively. Our Business Manager/Advisor waived all asset management fees for the year ended December 31, 2004.  Our Business Manager/Advisor has agreed to forego any fees allowable but not taken on an annual basis.

In addition to the asset management fee, we are obligated to pay to our Business Manager/Advisor a property disposition fee and a subordinated incentive fee payable on sale of a property. The disposition fee is equal to the lesser of: (i) 3% of the contract sales price of the property, or (ii) 50% of the customary commission that would be paid to third parties for the property. The incentive fee is equal to 15% of the net proceeds remaining from the sale of any property after our stockholders have first received: (i) a cumulative, non-compounded return equal to 10% on an annual basis on the original issue price paid for our shares reduced by the amount of prior distributions from the sale or financing of our properties and (ii) a return of the original issue price paid for our shares reduced by the amount of prior distributions from the sale or financing of our properties.  Our obligation to pay future disposition and incentive fees terminates upon consummation of the Merger.

Additionally, our Business Manager/Advisor and its affiliates are entitled to be reimbursed for general and administrative costs relating to our administration and acquisition of properties. During the calendar year ended December 31, 2006, we incurred $3.4 million for these administrative costs.  During the six months ended June 30, 2007, we incurred $3.1 million for these costs.  Our obligation to pay such general and administrative fees terminates upon consummation of the Merger.

For more information regarding our property management agreements and our advisory agreement, see “The Merger – Our Property Management Agreements” and “The Merger – Our Advisory Agreement.”

The Merger.  Solely to facilitate the Merger, four of our newly created wholly-owned subsidiaries will merge into our Business Manager/Advisor and Property Managers. At the effective time, we will distribute 45% of the shares to the stockholders of our Business Manager/Advisor and Property Managers’ and deposit the balance into an escrow account.  The effective time is currently expected to occur as soon as practicable after the Annual Meeting, provided our stockholders ratify our entry into the Merger Agreement and our approval of the Merger at the Annual Meeting and all other terms and conditions of the Merger Agreement are satisfied.

The Special Committee’s and Board’s Recommendation.  Two of our directors, Robert D. Parks and Brenda G. Gujral, are officers and/or directors of Inland and stockholders of our Property Managers and TIGI, the ultimate owner of our Business Manager/Advisor.  Accordingly, our Board appointed a special committee, comprised of four independent, non-affiliated directors, to evaluate, negotiate and make recommendations with respect to the Merger and its alternatives. The special committee, which retained its own independent counsel and independent financial advisor, unanimously recommended approval of the Merger to our Board. Following the recommendation of the special committee, the Board unanimously approved the Merger Agreement and recommended that our stockholders ratify our entry into the Merger Agreement and our approval of the Merger. The special committee and the Board determined that the Merger is in the best interests of our stockholders. In connection with their recommendation, the special committee and our Board reviewed the analyses and findings of the special committee’s financial advisor, William Blair.

Opinion of Financial Advisor.  William Blair provided its opinion to the special committee and our Board that, as of the date of the opinion, the aggregate share consideration to be paid pursuant to the Merger Agreement to the stockholders of our Property Managers and our Business Manager/Advisor is fair, from a financial point of view, to us and our stockholders.

The full text of William Blair’s written opinion, dated as of August 14, 2007, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Appendix B. William Blair’s opinion does not constitute a recommendation as to how any stockholder should vote with respect to the Merger. You should read William Blair’s opinion in its entirety. See “The Merger  Opinion of the Financial Advisor.”

We will pay William Blair non-refundable fees totaling $1.0 million for its services as financial advisor to the special committee and for rendering the opinion. We have also agreed to reimburse William Blair for up to $50,000 of its reasonable out-of-pocket expenses, including attorneys’ fees, and to indemnify William Blair against certain liabilities, including certain liabilities under the federal securities laws. See “The Merger  Opinion of the Financial Advisor.”

Purpose and Reasons for the Merger. Due mainly to the growth of our portfolio of real estate assets, our Board determined to consider the benefits of becoming a largely self-administered REIT. In this regard, our Board formed a special committee of independent, non-affiliated directors to consider a transaction where we would acquire our Business Manager/Advisor and Property Managers. The special committee considered the positive and negative factors of acquiring our Business Manager/Advisor and Property Managers as well as the alternatives of (1) maintaining the status quo, (2) hiring new third parties to perform business management, advisory and property management functions and terminating our agreements with our Business Manager/Advisor and Property Managers, (3) building business management, advisory and property management functions internally and terminating our agreements with our Business Manager/Advisor and Property Managers and (4) selling our company to a third party. With respect to the alternative of acquiring our Business Manager/Advisor and Property Managers, the special committee considered, among other factors, the benefits of self-administration, reduction of operating costs, access to properties identified by Inland, use of the “Inland” name and our name and logo, continuity of operations, retention of key management personnel and receipt of the opinion of its independent financial advisor.  The special committee also considered risks such as the inability to become fully self-administered following such a transaction, the potential loss of key employees of our Business Manager/Advisor and Property Managers and potential unanticipated costs of services provided by our Business Manager/Advisor and Property Managers. Based upon these considerations, the special committee determined to pursue the alternative of acquiring our Business Manager/Advisor and Property Managers and, ultimately, determined that the proposed Merger is fair to and in the best interests of our stockholders and recommended that our Board and stockholders approve the transaction. See “The Merger – Reasons for the Merger.”

Conflicts of Interest. In considering our Board’s recommendation regarding the Merger, you should be aware that certain of our officers and directors have interests in connection with the Merger which may present them with actual or potential conflicts of interest. These potential conflicts are described in more detail under “The Merger  Interest of Certain Persons in the Matters to be Acted Upon.”

Conditions to the Merger that Must be Satisfied or Waived; Termination. The Merger is subject to a number of customary conditions that must be satisfied or waived, including, without limitation, the following:

•              each party’s representations and warranties must be true and correct in all material respects at and as of the closing date;

•              each party must have performed and complied with all of its covenants in all material respects at and as of the closing date;

•              all of the ancillary agreements required by the Merger Agreement, including the registration rights agreement, the escrow agreement, the TIGI letter agreement, the sublease, the amendment to office and facilities management services agreement, the amendment to insurance and risk management services agreement, the amendment to computer services agreement, the amendment to personnel services agreement, the amendment to property tax services agreement, the amendment to communications services agreement, the amendment to the loan services agreement, the second amendment to the mortgage brokerage services agreement, the transition property due diligence services agreement, the institutional investor relationships services agreement, the legal services agreement, the license agreement modification and the license agreement (property management corporations) and any other agreement, instrument or document being or to be executed and delivered under the Merger Agreement shall have been executed and delivered;

•              we must have received the required ratification of our stockholders of the Merger and our entry into the Merger Agreement; and

•              the written consents previously executed by each of our Sponsor, as sole stockholder of our Business Manager/Advisor, and each of Robert H. Baum, Daniel L. Goodwin, Robert D. Parks and G. Joseph Cosenza, whom we refer to collectively as the Principal Stockholders, as stockholders of each of the Property Managers, shall remain in full force and effect.

At any time prior to the effective time, whether before or after the ratification of the Merger by our stockholders, the Merger Agreement may be terminated by the mutual written consent of the parties. In addition, the Merger Agreement may be terminated by our Sponsor and the PM Stockholder Agent, acting jointly, or by us:

•              if the closing date has not occurred on or before January 31, 2008, except that a party may not terminate for this reason if that party’s breach is a principal cause for the failure of the closing date to occur;

•              if any law makes the consummation of the Merger illegal or otherwise prohibited or if a court or other governmental entity permanently enjoins, restrains or otherwise prohibits the Merger in a final and non-appealable order; or

•              upon a material breach by the other parties of any of their obligations under the Merger Agreement after notice and a period for cure. See “The Merger  Merger Agreement.”

Break-up Fee.  If our Board: (i) publicly recommends against your ratification; and (ii) your ratification is not obtained at the Annual Meeting, then we shall pay to the Service Providers an amount equal to the actual, documented, out-of-pocket expenses incurred by the Service Providers to third parties in connection with the negotiation of the Merger Agreement, up to a maximum of $1.2 million.

Federal Income Tax Consequences. Following the Merger we expect, based in part upon an opinion of our counsel we will receive at the closing, to continue to be taxed as a REIT for federal income tax purposes.

Accounting Treatment. The Merger consideration will be accounted for primarily as expense incurred in connection with terminating the property management agreements that we have with our Property Managers and the advisory agreement that we have with our Business Manager/Advisor, substantially all of which will be treated as an expense upon closing of the Merger.

Market Prices of Common Stock and Distributions.  There is no established public trading market for our common stock. For purposes of the Merger, we valued our common stock at $10.00 per share.  As of August 1, 2007, we had over 115,000 stockholders of record. We declared and paid distributions to our stockholders totaling $0.64 per common share during the fiscal year ended December 31, 2006. A total of $0.29 of these per share distributions were taxable as ordinary income. There was a $0.35 return of capital for tax purposes per share, which reduces each stockholder’s tax basis in its shares and will cause more gain or less loss on the sale of the shares.  During the six months ended June 30 2007, we declared distributions to stockholders totaling $0.32 per common share.

Election of Directors

Our current governing charter requires us to have at least three, but not more than 11, directors. Our Board currently has seven members.  Each Board member serves for a term of one year and until his or her successor is elected and qualifies. We are proposing to re-elect each of our existing Board members.  Although we are not listed on the New York Stock Exchange, a majority of our directors would satisfy the definition of “independent” under the New York Stock Exchange’s listing standards.  A biography for each Board member, and additional information about our Board and our management team, is contained under the heading “Election of Directors.”

Ratification of the Appointment of our Independent Registered Public Accounting Firm

Our Board, upon recommendation of the audit committee, selects and appoints our independent registered public accounting firm annually and asks stockholders to ratify the appointment. However, even if the stockholders do not ratify the appointment, we will retain the firm appointed by our Board and our Board will take the lack of ratification into account in making its selection for the following year.

MERGER SUMMARY TERM SHEET

This term sheet is a summary of the material terms of our acquisition of our Property Managers and our Business Manager/Advisor and does not contain all of the information regarding the acquisition that you may consider important. The following summary is applicable only if our stockholders ratify our entry into the Merger Agreement and our approval of the Merger, as set forth in Proposal No. 1 of this proxy statement.

•              We intend on taking one of the most significant steps in achieving our goal of becoming a self-administered REIT by acquiring our Business Manager/Advisor and our Property Managers (see pgs. 14-23, “The Merger – Background of the Merger” and “The Merger – Reasons for the Merger”);

•              We will acquire our Property Managers and our Business Manager/Advisor through four separate stock-for-stock mergers (see pg. 24, “The Merger – Merger Agreement”);

•              In the Merger, we will issue: (i) to the stockholder of our Business Manager/Advisor, 18,750,000 shares of common stock; and (ii) to the stockholders of our Property Managers, an aggregate of 18,750,000 shares of common stock, for a total of approximately 37,500,000 shares, valued at $10.00 per share, totaling $375.0 million in the aggregate, subject to rounding, which is approximately 7.7% of our outstanding common stock after giving effect to the proposed issuance, in exchange for all of the outstanding equity securities of our Property Managers and our Business Manager/Advisor (see pgs. 24-25, “The Merger – Merger Agreement”);

•              The completion of the Merger is contingent upon ratification of our entry into the Merger Agreement and the contemplated Merger by our stockholders, and that the irrevocable written consents executed by each of our Sponsor, as sole stockholder of our Business Manager/Advisor, and Principal Stockholders, as stockholders of each of the Property Managers, concurrent with the execution of the Merger Agreement shall remain in full force and effect, as well as other customary closing conditions (see pgs. 29-32, “The Merger – Merger Agreement”);

•              We, and certain of our affiliates, will be indemnified by our Sponsor, the PM Stockholder Agent and the stockholders of the Property Managers against certain damages, as specified in the Merger Agreement and summarized in this proxy statement.  Likewise, we will indemnify our Sponsor and the stockholders of our Property Managers, and certain of their affiliates, against certain damages, as specified in the Merger Agreement.  (see pgs. 33-36, “The Merger – Merger Agreement”);

•              We will grant to the stockholders of our Property Managers and our Business Manager/Advisor registration rights, requiring us to register the shares we issue to them as the Merger consideration under certain circumstances (see pgs. 37-38, “The Merger – Ancillary Agreements”);

•              We will enter into an escrow agreement where 55% of our common shares issued in the Merger will be deposited into an escrow account and subject to two release dates, the second of which will occur on the earlier of the 30th day after receipt by us of an audit opinion from our independent registered public accounting firm covering our financial statements for the year ending December 31, 2008 and the second anniversary of the effective date of the escrow agreement. (see pg. 38, “The Merger – Ancillary Agreements”);

•              In connection with the Merger, we, among other things: (1) entered into employment agreements with key members of our management team that will become effective upon the closing and entered into consulting agreements with key Inland executives, without compensation, that will become effective upon the closing; (2) entered into a letter agreement with TIGI whereby TIGI agrees to perform certain obligations under the Merger Agreement; (3) will enter into a sublease for office space at our corporate headquarters; (4) received a letter from an affiliate of TIGI who, subject to its existing acquisition agreements, will make us aware of all the properties that the affiliate is acquiring, with the understanding of our primary interests in certain properties; and if we choose, we will be able to bid on such properties through that affiliate; (5) will enter into a transition due diligence services agreement; (6) will enter into a legal services agreement for assistance with certain legal services; (7) will enter into an amendment to a license agreement whereby Inland agrees not to use or license our name or logo to other parties with certain limited exceptions; and (8) will enter into an agreement whereby we will receive assistance securing institutional investors (see pgs. 38-42, “The Merger – Ancillary Agreements”);

•              In connection with the Merger, our Business Manager/Advisor, among other things, will enter into amendments to various existing services agreements with Inland, which will be deemed assigned to us upon closing of the Merger (see pg. 40, “The Merger – Ancillary Agreements”);

•              In connection with the Merger, our Property Managers, among other things, will enter into certain license agreements with Inland (see pg. 42, “The Merger – Ancillary Agreements”);

•              In the opinion of William Blair, the Merger consideration is fair, from a financial point of view, to us and our stockholders (see pgs. 47-57, “The Merger – Opinion of the Financial Advisor”); and

•              Following the Merger we expect, based in part upon an opinion of our counsel we will receive at the closing, to continue to be taxed as a REIT for federal income tax purposes (see pgs. 57-59, “The Merger – Federal Tax Consequences”).

RISKS OF THE MERGER TO US AND OUR STOCKHOLDERS

Certain of our officers and directors have potential conflicts of interest.

Certain of our directors and officers have interests in connection with the Merger, our Property Managers and our Business Manager/Advisor that are different from, and may potentially conflict with, our interests.  In particular, all of our current executive officers and two of our current directors are also executive officers and/or directors of Inland.  We have entered into a non-compensated consulting agreement, that will become effective upon the closing, with Robert D. Parks, our current chairman and director.  Mr. Parks and Ms. Brenda G. Gujral, our chief executive officer and a director, are stockholders of our Property Managers and TIGI, the ultimate owner of our Business Manager/Advisor.  As such, these individuals will receive direct and indirect substantial benefits, in the form of our payment of shares of our common stock as consideration in the Merger.

Mr. Grimes, our current Treasurer and Principal Financial Officer, has entered into an employment agreement with us, that will become effective upon the closing, and will become our Chief Operating Officer and Chief Financial Officer.  Mr. Grimes is also currently a stockholder of one or more of the Property Managers.  If the Merger is consummated, Mr. Grimes will receive additional economic interest in our common stock through his ownership in one or more of the Property Managers.  Mr. Grimes, due to his ownership interest in one or more Property Managers, is subject to the terms of the Merger Agreement and other ancillary agreements including the agent appointment agreement and the escrow agreement.  Under the terms of the escrow agreement, 55% of our common shares issued in the Merger will be deposited into an escrow account and subject to two release dates, the second of which will occur on the earlier of the 30th day after receipt by us of an audit opinion from our independent registered public accounting firm covering our financial statements for the year ending December 31, 2008 and the second anniversary of the effective date of the escrow agreement.  Certain provisions of the Merger Agreement and the escrow agreement may further have a significant impact on shares owned by stockholders of the Property Managers and our Business Manager/Advisor.  In particular, Mr. Grimes is subject to potential conflicts of interest in connection with the enforcement against us and the enforcement by us against one or more Property Managers of indemnification obligations under the Merger Agreement and the escrow agreement.  The enforcement of the provisions of these agreements may adversely affect the financial interests of Mr. Grimes and the economic interests of Mr. Grimes may affect his judgment as to whether and to what extent we should enforce the indemnification obligations against the Property Managers or contest any attempt by the Property Managers to enforce indemnification obligations against us after the consummation of the Merger.

We are dependent on Inland to provide services to us.

We rely on Inland to provide certain administrative services to us.  The services provided to us are described in service agreements including the ancillary agreements executed, and to be executed, pursuant to the Merger Agreement.  Our ability to achieve our business objectives will depend to a large extent on the quality of Inland’s performance under these service agreements.  Therefore, we depend heavily on the ability of Inland to retain the services of each of its executive officers and key employees.  The loss of these individuals, or similar changes, could have a material adverse effect on us.

We may compete with our affiliates for properties.

Certain of our affiliates could seek to acquire properties that, while not directly in our industry or geographic segment, could satisfy our acquisition criteria.  For example, Inland, which provides property acquisition services to us, also provide these services to other entities, including REITs, such as Inland Real Estate Corporation and Inland American Real Estate Trust, Inc., which have superior rights to acquire certain properties identified by Inland that are of a certain type and within certain geographic areas.

Our funds from operations for the current fiscal year will decrease if the Merger is consummated in 2007.

If the Merger is consummated in 2007, our funds from operations for the current fiscal year will decrease as a result of the non-cash charge we will incur for the portion of the Merger consideration that pertains to the costs of terminating the advisory agreement and property management agreements.  After termination of the advisory agreement, we will no longer incur certain fees previously paid to affiliates of our Business Manager/Advisor.  Our expenses will include the salaries and benefits of our officers and the other employees previously paid for by the affiliates of our Business Manager/Advisor, a portion of which we now reimburse under the advisory agreement.  Further, our funds from operations will decrease in the year the Merger is consummated due to the additional Merger expenses recognized.  If the Merger is not consummated, the amount of the fees payable to our Business Manager/Advisor or our Property Managers will depend on a number of factors, including the amount of additional equity, if any, that we are able to raise, the number of properties that we are able to purchase and the profitability of our business and the percentage fee taken by our Business Manager/Advisor, which may be as much as 1% of our average invested assets.  Therefore, the exact amount of future fees that we would pay to our Business Manager/Advisor or our Property Managers cannot be estimated with certainty.  If the expenses we incur on a going forward basis as a result of the Merger are higher than we anticipate, our funds from operations may be lower than we currently expect as a result of the Merger.

We may be exposed to risks to which we have not historically been exposed.

The Merger will expose us to risks to which we have not historically been exposed. Currently, the responsibility for overhead relating to property management and advisory services is borne by our Business Manager/Advisor and Property Managers.  Thus, our overhead, on a consolidated basis, will increase as a result of our becoming self-advised and self-managed.

At present, we do not have any employees. As a result of the Merger, we will employ persons who are currently employees of our Sponsor and the Property Managers and we may establish new benefit plans for such employees. As an employer, we will be subject to those potential liabilities that are commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances and we will bear the costs of the establishment and maintenance of employee benefit plans, if established.

After the Merger, we will be dependent on our own executives and employees.

We rely on a small number of persons who comprise our existing senior management to carry out our business and investment strategies. While we have entered into employment agreements with certain individuals that will become effective upon the closing, these employment agreements have a short term and will terminate, if not before, on December 31, 2007.  The loss of the services of any of our key management personnel, or our inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business and financial results. Our executive officers are not bound by non-compete or non-solicitation agreements with us and this could further have an adverse effect on our business and financial results due to the loss of any of our executive officers.  As we expand, we will continue to need to attract and retain qualified additional senior management, but may not be able to do so on acceptable terms.

THE MERGER

PROPOSAL NO. 1: RATIFICATION OF OUR ENTRY INTO THE MERGER AGREEMENT WITH OUR BUSINESS MANAGER/ADVISOR AND PROPERTY MANAGERS AND CERTAIN OTHER PARTIES AND OUR APPROVAL OF THE MERGER.

Background of the Merger

Since its inception, our Board has considered, from time to time, the possibility of becoming self-administered.  In February 2006, following discussions with representatives of Inland, our Board began to consider the strategic benefits of internalizing the services conducted for us by our Business Manager/Advisor and Property Managers.  Our advisory agreement with our Business Manager/Advisor and our property management agreements with our Property Managers each include a provision, which we refer to as the purchase options, permitting us to acquire, at our option, the business conducted by our Business Manager/Advisor, including all of its assets, and by each Property Manager, including all of their assets, in exchange for a number of shares of our common stock determined in accordance with a formula established in those agreements.  We could exercise the purchase options beginning in September 2008 for the Business Manager/Advisor and in May 2008 for the Property Managers.

In February 2006, after discussion and consultation with counsel, our Board determined that it would be advisable to form a special committee of the Board comprised only of independent directors to consider and evaluate a possible acquisition of our Business Manager/Advisor and Property Managers and the alternatives to such a transaction.

On March 7, 2006, the special committee, initially composed of Kenneth H. Beard, Frank A. Catalano, Jr., Paul R. Gauvreau, Gerald M. Gorski, and Barbara A. Murphy, met in person with our counsel, Duane Morris LLP, which we refer to as Duane Morris, and unanimously resolved to recommend to our Board that it adopt and approve the special committee’s charter.  At this meeting, Mr. Gauvreau was also elected chairman of the special committee.

On March 14, 2006, our Board adopted the charter recommended by the special committee and formally established the special committee.  The Board delegated all its power and authority to the special committee, subject to applicable law, in connection with all matters pertaining to the possible acquisition of our Business Manager/Advisor and Property Managers and the evaluation of alternative strategies. The special committee met telephonically that same day with a representative from Duane Morris to discuss the special committee process and the retention of independent financial and legal advisors to assist the special committee in evaluating the potential acquisition of our Business Manager/Advisor and Property Managers and the alternatives to such an acquisition and negotiating any transaction.

On April 11, 2006, the special committee met in person with representatives from Duane Morris present to discuss further the process of retaining financial and legal advisors.

During April and May 2006, the special committee solicited proposals from potential financial advisors and legal advisors to assist them in evaluating and negotiating any internalization transaction.  On May 10, 2006, the special committee met in person and interviewed potential financial advisors.  On May 12, 2006, the special committee met in person and interviewed potential legal advisors.

On May 15, 2006, Silver Portal Capital, which we refer to as Silver Portal, financial advisors to the Business Manager/Advisor and Property Managers, presented to our Board and to the members of the special committee its financial analysis and valuation of the Business Manager/Advisor and Property Managers and its economic rationale for an internalization transaction.  Thereafter, Mr. Gauvreau, at the direction of the special committee, contacted Mr. Goodwin, the Chairman of TIGI and one of its principal stockholders, and requested additional information regarding the Silver Portal presentation and its valuation analysis.

The special committee met in person on June 13, 2006 and formally retained Sidley Austin LLP, which we refer to as Sidley, as legal counsel to the special committee.  The special committee’s counsel reviewed with the members of the committee their legal duties and discussed the independence of each member of the special committee. At this meeting, representatives from Sidley also reviewed with the special committee applicable provisions of our charter and bylaws, including the exculpatory, indemnification, advancement of expenses and insurance provisions.  The special committee’s counsel noted, among other things, that our charter and bylaws contained provisions different from those customarily found in the organizational documents of publicly listed and traded companies.  The special committee requested that Sidley provide additional analysis of these provisions.

By letter dated June 19, 2006, the special committee engaged William Blair to serve as its financial advisor in connection with the special committee’s consideration of a possible internalization transaction, including participating in negotiations relating to the possible internalization transaction, and rendering an opinion as to the fairness to us of the consideration to be paid by us in the possible internalization transaction or advising the special committee and the Board that William Blair is unable to render such an opinion.

On June 23, 2006, the special committee and its counsel met telephonically and were joined by Mr. Goodwin, as a representative of TIGI, certain of our officers, and a representative from Duane Morris.  The special committee and its counsel discussed certain apparent inadvertent errors in our charter and determined to recommend to the Board that it file a certificate of correction with the state of Maryland to remedy these drafting errors.  The special committee further reviewed and discussed the independence of each member of the special committee.  In addition, the special committee and our representatives discussed the scheduling of our annual meeting and the need for amendments to our charter.

Our Board met on July 5, 2006.  At this meeting, our Board determined to file a certificate of correction to remedy certain drafting errors in our charter.  The Board also determined to seek stockholder approval of amendments to our charter at our stockholders’ annual meeting to adopt indemnification, exculpatory and insurance provisions more customary with publicly listed and traded companies.  The Board also discussed the composition of the special committee and considered whether Mr. Catalano, who had a then existing financial relationship with Inland, would be considered “independent” under the various definitions of independence applicable to our directors.  To avoid any perceived impairment of the independence of the special committee members, Mr. Catalano resigned from the special committee.

On August 2, 2006, the special committee, then comprised of Messrs. Beard, Gauvreau and Gorski and Ms. Murphy, met telephonically, along with its legal and financial advisors.  The special committee discussed with its legal and financial advisors, among other things, the actions taken by the Board and the duties of the members of the special committee under Maryland law and under our charter and bylaws in connection with evaluating whether to acquire our Business Manager/Advisor and Property Managers and alternatives to an internalization transaction.  Representatives of William Blair provided preliminary comments on the financial analysis prepared by Silver Portal, the financial advisors to the Business Manager/Advisor and Property Managers.  Representatives of William Blair also provided the special committee with an overview of its analytical approach to the financial valuation of potential target companies.  In connection with its discussion, the special committee began to evaluate potential alternatives to an internalization of the Business Manager/Advisor and Property Managers.

On August 10, 2006, we filed with the SEC our proxy materials for the annual meeting of our stockholders, which was to be held on October 10, 2006, to consider, among other things, the amendment and restatement of our charter.

On October 10, 2006, our stockholders approved the amendment and restatement of our charter at our annual meeting and, promptly thereafter, the amended and restated charter was filed with the State Department of Assessments and Taxation for the state of Maryland.  At the end of October and the beginning of November, our legal advisors commenced legal due diligence and our financial advisors commenced financial due diligence with respect to a possible internalization transaction with the Business Manager/Advisor and Property Managers and the alternatives to such a transaction.

Our Board met on November 14, 2006.  At the meeting, the Board ratified its prior actions, including the formation of the special committee and the delegation of authority to it in connection with the evaluation of a possible internalization transaction with the Business Manager/Advisor and Property Managers and the alternatives to such a transaction and all actions taken by the special committee with respect to the possible internalization transaction.

During November and December 2006, the legal and financial advisors to the special committee continued to conduct due diligence and review materials and information provided by the Business Manager/Advisor and Property Managers.

On December 12, 2006, the special committee met in person with its financial and legal advisors. At this meeting, representatives of William Blair summarized the status of its due diligence review and provided additional perspective on the financial analysis prepared by Silver Portal for the Business Manager/Advisor and Property Managers.  The members of the special committee requested that William Blair provide a preliminary valuation analysis of the Business Manager/Advisor and Property Managers and of our common stock in early January 2007.

Representatives of Sidley also provided an update on the status of its due diligence review at the December 12, 2006 meeting of the special committee, including an analysis of the existing advisory and property management agreements.  The special committee also discussed possible alternatives to an internalization transaction, including the following alternatives:

•              maintain the status quo and continue to obtain advisory and property management services under our existing agreements;

•              hire new third parties to provide advisory and property management services and terminate our advisory and property management agreements;

•              build advisory and property management functions internally and terminate our advisory and property management agreements;

•              acquire our Business Manager/Advisor and Property Managers (prior to or at the effective time of the purchase options); and

•              sell our company to a third party.

In evaluating a possible termination of our existing agreements with our Business Manager/Advisor and Property Managers, the special committee noted that it would be difficult to promptly replace the services provided by the Property Managers and also discussed the practical difficulties that termination of the advisory agreement might create, including transition costs related to the loss of experienced employees of our Business Manager/Advisor and the loss of important administrative services and assets, including the “Inland” name, licensed to us through our Business Manager/Advisor.  The special committee requested that William Blair obtain additional due diligence information relating to the cost of the services provided by the Business Manager/Advisor and the Property Managers compared to such services that could be provided by third-party service providers.

On December 21, 2006, representatives from William Blair and Sidley met in person with representatives from the Business Manager/Advisor and Property Managers.  At this meeting, the representatives from the Business Manager/Advisor and Property Managers presented their position on, and provided additional information related to, the services provided by the Business Manager/Advisor and Property Managers, valuation of the Business Manager/Advisor and Property Managers, valuation of our common stock, the potential advantages of an internalization to our company, and the process for proceeding with negotiations should the special committee decide to do so.  In addition, our Business Manager/Advisor and Property Managers provided additional due diligence materials relating to services provided to our company directly or through our Business Manager/Advisor by Inland at this meeting and personnel and functions that would be internalized in an internalization transaction.

On January 9, 2007, representatives of our Business Manager/Advisor and Property Managers made a presentation to our Board regarding, among other things, the scope of the services that our Business Manager/Advisor and Property Managers currently provided to us including, among others, office and facilities management, insurance and risk management, computer, personnel, property tax, communications, loan, and property acquisition due diligence services, many of which are provided to our Business Manager/Advisor by Inland. Our Business Manager/Advisor and Property Managers also discussed the potential transition issues associated with terminating the advisory or property management agreements, including potential cessation of our property acquisition program and the value to us of access to property acquisition services of affiliates of our Business Manager/Advisor, all of which could be provided directly or indirectly through our Business Manager/Advisor.

Immediately after the Board meeting on January 9, 2007, the special committee met with its financial and legal advisors.  The special committee reviewed and discussed the materials distributed at the Board meeting regarding the services currently provided to us by the Business Manager/Advisor and the Property Managers, the cost of such services compared to services that could be provided by third-party service providers, and the potential cost savings that might be realized by acquiring the Business Manager/Advisor and the Property Managers.  The special committee also discussed additional possible benefits of an internalization, including the ability to hire key personnel and retain key officers and employees of our Business Manager/Advisor and Property Managers, continued cost-effective access to important administrative services provided by our Business Manager/Advisor and Property Managers and their affiliates including access to the Inland property acquisition “pipeline” via agreements with Inland regarding properties located in our market area, and the use of the “Inland” name and logo. The special committee also explored the risks of building a staff internally as compared to acquiring our Business Manager/Advisor and Property Managers, including the potential risks related to a transition in management and services as well as management distractions related to such a transition, investor relations and the relationship between us, TIGI and Inland.

At this meeting, William Blair reviewed for the special committee its preliminary financial analyses with respect to our Business Manager/Advisor and Property Managers and us.  The special committee determined that the purchase options could be viewed as a ceiling on the number of shares that we might exchange to internalize the Business Manager/Advisor and Property Managers.  William Blair also provided the special committee with a preliminary financial analysis regarding the valuation of our Business Manager/Advisor and Property Managers and our per share valuation, as well as the corresponding number of shares to be included as consideration in the possible internalization transaction.  William Blair also presented to the special committee a comparison of the cost of certain services provided by the Business Manager/Advisor and the Property Managers as a percentage of our assets compared to that cost ratio for selected publicly traded REITs that have internally provided advisory and property management services.  The special committee, along with its financial and legal advisors, discussed the advantages and disadvantages of the various strategic alternatives available to the special committee, including that acquiring our Business Manager/Advisor and Property Managers could enhance stockholder value by, among other things, positioning us to list our shares on a national securities exchange, reducing the potential conflict due to the fact that fees paid to our Business Manager/Advisor and Property Managers are primarily based on a percentage of our real property asset base, and generating cost savings which could increase earnings and funds from operations.

The special committee determined that it was in our best interest and the best interest of our stockholders to pursue further discussions regarding an internalization transaction.  The committee authorized Mr. Gauvreau and representatives from William Blair to enter into discussions with representatives of the Business Manager/Advisor and Property Managers regarding the valuation of the Business Manager/Advisor and Property Managers and about our valuation, and the corresponding number of shares to be included as consideration in the possible internalization transaction.

Mr. Gauvreau and representatives of William Blair met with Mr. Goodwin and Mr. Thomas McGuinness, the President of our Property Managers, on January 26, 2007.  The special committee’s representatives presented the Business Manager/Advisor and Property Managers’ representatives with a summary of William Blair’s preliminary valuation analysis.  The representatives for both parties discussed valuation, share accretion and personnel issues.  Mr. Goodwin presented Mr. Gauvreau and the representatives of William Blair with a proposed term sheet for an internalization transaction and the parties agreed to continue discussions in early February.

At Inland’s request, the special committee requested that representatives of Sidley contact representatives of Jenner & Block LLP, which we refer to as Jenner, counsel for the Business Managers/Advisors and Property Managers, to discuss the legal terms of the potential transaction.  The special committee also requested that Sidley commence drafting and negotiating a merger agreement and requested that representatives of Sidley contact representatives from Duane Morris to identify and begin drafting and negotiating the ancillary service agreements that we would need to enter into or amend in connection with the potential internalization transaction.

On February 14, 2007, the special committee met in person with its financial and legal advisors. The special committee discussed certain human resources and employment matters relating to the proposed internalization transaction and reviewed a draft post-internalization organizational chart provided by Mr. Grimes, the Chief Financial Officer of our Business Manager/Advisor and Mr. O’Hanlon, the Senior Vice President of Asset Management of our Sponsor.

At the invitation of the committee, Mr. Goodwin, along with Mr. McGuinness and Mr. Robert Barg, joined the meeting to present the Business Manager/Advisor’s and Property Managers’ views on the valuation of those entities and the accretive value to us of the proposed internalization transaction.  The special committee emphasized to the representatives of our Business Manager/Advisor and Property Managers that it was important that, upon any acquisition of our Business Manager/Advisor and Property Managers, if any, we would have the key employees necessary to perform the services currently provided by our Business Manager/Advisor and Property Managers.  The representatives of our Business Manager/Advisor and Property Managers indicated that Inland also would be amenable to having certain persons serve in a consulting capacity at minimal or no cost to us for a period of time to be determined.

Following the presentation by the representatives of the Business Manager/Advisor and Property Managers, the special committee met with its financial and legal advisors to discuss the valuation of the Business Manager/Advisor and Property Managers and the corresponding number of shares to be included as consideration in the possible internalization transaction.  The members of the special committee also discussed the valuation of our common stock.  The members of the special committee also reviewed a draft merger agreement and draft ancillary service agreements and discussed their terms.  The special committee discussed the persons who would be retained on a consultancy basis, in the event that the proposed internalization transaction were accomplished, as well as information regarding transition and continuation services that Inland is expected to provide to us in connection with the acquisition.

On February 19, 2007, after additional discussion between representatives of the special committee and representatives of the Business Manager/Advisor and Property Managers, regarding the parties’ respective valuation analyses, the parties preliminarily agreed to an aggregate purchase price for our Business Manager/Advisor and Property Managers of 37,500,000 shares of our common stock, subject to the negotiation of the terms and conditions set forth in the merger agreement and ancillary agreements.  The draft merger agreement also was provided to Jenner on this date.

On February 22, 2007, the special committee met in person along with representatives from Sidley and Duane Morris.  At the invitation of the special committee, Mr. Grimes and Mr. O’Hanlon attended the meeting.  The special committee again discussed, if we acquired our Business Manager/Advisor and Property Managers, the key employees who would become our employees. Mr. O’Hanlon and Mr. Grimes presented the members of the special committee with an updated draft employee organizational chart for the proposed internalization at this meeting.

On March 1, 2007, the special committee met in person to discuss human resources matters relating to the proposed internalization transaction, including senior management positions, employment agreements and consulting agreements.  On March 13, 2007, the special committee met again with Mr. O’Hanlon and Mr. Grimes regarding the persons who would become full-time employees of ours if a transaction were completed.

During March and April 2007, the legal advisors to the special committee, at the direction of the special committee, our legal advisors and the legal advisors to the Business Manager/Advisor, Property Managers and Inland met in person and telephonically on numerous occasions to negotiate the terms of the merger agreement and the ancillary service agreements with Inland.  During this period, the special committee met on numerous occasions with its counsel to review the status of the negotiations and review drafts of these agreements.

On April 6, 2007 and on April 17, 2007, the special committee met telephonically with its legal advisors and reviewed the status of negotiations relating to the merger agreement and ancillary service agreements.

During the week of April 23, 2007, representatives of the Business Manager/Advisor and Property Managers proposed that they meet again with members of the special committee to discuss certain terms of the merger agreement and ancillary agreements.  The members of the special committee, along with representatives of

Sidley and Duane Morris, met telephonically with the representatives of the Business Manager/Advisor and Property Managers and their legal advisors on May 2, 2007, at which time representatives of the Business Manager/Advisor, Property Managers and Inland presented their position on certain terms of the merger agreement, the ancillary agreements and the consulting agreements. All parties agreed to meet in person on May 8, 2007 for further discussion.

On May 8, 2007, the members of the special committee, along with representatives of Sidley and Duane Morris, met with representatives of the Business Manager/Advisor, Property Managers and Inland and their legal counsel and continued to negotiate the terms of the merger agreement, ancillary agreements and consulting agreements.

In May 2007, the special committee retained Hewitt Associates LLC, which we refer to as Hewitt, as a consultant to the special committee and to assist the special committee in its review of executive compensation in connection with the proposed internalization transaction.  On May 22, 2007, Hewitt presented the members of the special committee with an analysis of executive compensation at certain peer group companies.  The members of the special committee requested that Hewitt obtain additional information relating to peer group companies and discussed the terms of potential employment agreements for executive officer positions post-internalization.

Over the course of May and June 2007, the legal advisors to the special committee, representatives of Duane Morris and the legal advisors to the Business Manager/Advisor, Property Managers and Inland continued to meet in person and telephonically to negotiate the terms of the merger agreement and ancillary service agreements with Inland.  During this period, the special committee met on numerous occasions with its counsel to review the status of the negotiations and review drafts of these agreements.

On June 7, 2007, the special committee, along with its legal advisors and our counsel, held a telephonic meeting to discuss executive compensation and employment agreements for senior management post-internalization.  The special committee’s legal advisors also reviewed the status of the draft merger agreement, draft ancillary service agreements and consulting agreements.

On June 20, 2007, the special committee met in person with its financial and legal advisors and our counsel.  Representatives of William Blair reviewed the financial results for us and the Business Manager/Advisor and Property Managers through March 2007 as well as updated financial projections that it had received for us and for the Business Manager/Advisor and Property Managers and discussed current market conditions with respect to real estate investment trusts.  In addition, the members of the special committee and its financial and legal advisors discussed the updated financial projections in connection with alternatives to an internalization transaction.  The members of the special committee and its legal advisors also discussed employment agreements and executive compensation matters and the status of the draft merger agreement, draft ancillary agreements and consulting agreements.  The special committee asked to be provided with an updated set of draft agreements and summaries on June 29, 2007, so that it could review the materials over the following week and scheduled the next meeting of the special committee for July 10, 2007.

On July 10, 2007, the special committee met, along with its legal and financial advisors, to consider the acquisition of our Business Manager/Advisor and Property Managers. Representatives of Sidley reviewed with the members of special committee legal aspects of the proposed transaction including, among other things, (i) their applicable duties, (ii) the process taken by the special committee in its consideration of an internalization transaction involving the acquisition of our Business Manager/Advisor and Property Managers and the alternatives to such a transaction and (iii) the terms and status of the proposed Merger Agreement and the ancillary agreements.  William Blair presented its updated financial analyses.

Immediately following the meeting of the special committee, our Board met to discuss the proposed transaction.  Legal counsel for the special committee reviewed, with the members of our Board, the terms of the proposed Merger Agreement and the ancillary agreements.  William Blair presented its updated financial analysis of the valuation of our Business Manager/Advisor and Property Managers and of our common stock to the Board and the corresponding number of shares to be included as consideration in the possible internalization transaction.

On August 14, 2007, the special committee met telephonically, along with its legal and financial advisors to review the final terms of the proposed acquisition.  At the meeting, representatives of William Blair reviewed the financial results for us and the Business Manager/Advisor and Property Managers through June 30, 2007, as well as updated financial projections that it had received for us and for our Business Manager/Advisor and Property Managers and presented an update of its analysis to the special committee.  Then, William Blair delivered to the special committee its oral opinion that the consideration of approximately 37,500,000 shares of our common stock to be paid by us for the acquisition of our Business Manager/Advisor and Property Managers is fair, from a financial point of view, to us and our stockholders. See “- Opinion of the Financial Advisor.”  Later that same day, William Blair delivered its written opinion to the same effect.  Counsel for the special committee reviewed the various alternatives and the advantages and disadvantages considered by the special committee with respect to each alternative.  These alternatives included:

•                                          maintain the status quo and continue to obtain advisory and property management services under our existing agreements;

•                                          hire new third parties to provide advisory and property management services and terminate our advisory and property management agreements;

•                                          build advisory and property management functions internally and terminate our advisory and property management agreements;

•                                          acquire our Business Manager/Advisor and Property Managers (prior to or at the effective time of the purchase options); and

•                                          sell our company to a third party.

The special committee unanimously recommended that our Board and stockholders approve the Merger, subject to the terms and conditions set forth in the Merger Agreement and ancillary agreements thereto.

Following the meeting of the special committee, our Board met telephonically and unanimously approved the Merger and the Merger Agreement and ancillary agreements thereto.

Reasons for Requiring Your Ratification

There is no legal requirement to submit our entry into the Merger Agreement  or our approval of the Merger to our stockholders for ratification.  Because we believe it is desirable to obtain your ratification of our entry into the Merger Agreement and our approval of the Merger, we have made your ratification a condition to the closing of the Merger.  If the Merger proposal is not approved, we will continue to operate under our current management structure, paying fees and cost reimbursements to our Property Managers and our Business Manager/Advisor under their contracts and our Board will examine its other alternatives.

Reasons for the Merger

The special committee recommended that our Board approve the proposed transaction based upon a variety of factors, both for and against the proposed transaction. The decision by the special committee followed numerous meetings with its legal and financial advisors as described in greater detail above in “- Background of the Merger.”  The special committee took into account the following positive factors without assigning relative weights, which the special committee believes favor the proposed transaction:

•                                          Goal of Self Administration.  The acquisition of our Business Manager/Advisor and Property Managers is one of the most significant steps in achieving our objective of becoming a fully self-administered REIT. The special committee believes that analysts and investors have shown a preference for self-administered REITs and, as a result, the consummation of the proposed transaction may better position us to raise capital or list our shares on a national securities exchange. We also believe that a self-administered REIT better aligns the interests of the management of our Business Manager/Advisor and Property Managers with the interests of our stockholders. Although we will continue to obtain from Inland various services not provided by our Business Manager/Advisor or Property Managers, the special committee believes that we will obtain these services at rates at or below market and that continuity of these services is, at this time, more important than internalization of such services. These services are subject to agreements that are terminable by us, without penalty, generally on 180 days notice. We intend to evaluate our need for such services, as well as consider internalization of such services, from time to time in light of costs and operating needs, among other things.

•                                          Reduction of Operating Costs and Impact on Funds from Operations. Our portfolio of real estate assets has grown substantially since 2003. Our Business Manager/Advisor and Property Managers are currently compensated based on a fixed percentage of our real estate assets, which results in ratable increases in the fees we pay under the advisory and property management agreements as our asset base grows. By acquiring our Business Manager/Advisor and Property Managers, we will substantially transform the costs associated with the advisory and management function to fixed costs, which we expect will allow us to benefit from the economies of scale that result in connection with the growth of our real estate portfolio. In addition, the special committee believes that upon closing, the Merger is expected to be accretive to funds from operations by at least $0.08 per share for the first full year following the Merger, and it is estimated to be increasingly accretive in subsequent years, because the costs of internalizing the advisory and property management functions plus the distributions to be paid on the shares issued is expected to be less than the advisory and property management fees expected to be paid to our Business Manager/Advisor and Property Managers.

•                                          Opinion of William Blair.  The special committee considered the opinion of William Blair to the effect that, as of August 14, 2007, and based upon and subject to the assumptions, limitations and qualifications set forth in the opinion, the aggregate share consideration to be paid pursuant to the Merger Agreement to our Business Manager/Advisor and Property Managers is fair, from a financial point of view, to us and our stockholders; however, the opinion does not apply to stockholders of the Business Manager/Advisor or the Property Managers, including such stockholders who are also our stockholders.

•                                          Review of Material Terms of Proposed Transaction.  The special committee considered and discussed with its legal counsel and our counsel the material terms of the Merger Agreement, including the representations, warranties, covenants, conditions to closing and indemnification obligations set forth therein, together with the material terms of the ancillary agreements entered into or to be entered into in connection with the proposed transaction. The special committee believes the terms of these agreements are fair and commercially reasonable.

•                                          Access to Properties Identified by Inland.  The special committee believes that Inland has experienced employees who are knowledgeable in the retail real estate field and are particularly skilled at identifying, and have proprietary access to, properties within our investment guidelines. In connection with the proposed transaction, we will retain a right of first offer to acquire, on a priority basis relative to other clients of Inland, certain retail and lifestyle properties located west of the Mississippi River, but excluding that portion of such geographical area located within 400 miles of Oak Brook, Illinois. The special committee believes that access to these properties is of substantial value to us, which will be preserved as a result of the proposed transaction.

•                                          Rights to Inland Marks.  The “Inland” name and logo, together with our name and logo, are currently licensed from Inland to our Business Manager/Advisor on a non-exclusive basis. We are authorized to use the Inland name under the advisory agreement. In connection with the proposed transaction, the special committee negotiated an arrangement whereby we will have an exclusive right to use our name and logo, subject to the right of Inland to use our name for general marketing and communications purposes.  See “- Ancillary Agreements — License Agreement Modification.”  The special committee believes that the goodwill associated with the Inland marks and our name is of substantial value to us, which will be preserved on an exclusive basis as a result of the proposed transaction.

•                                          Retention of Key Management Personnel. The proposed transaction will permit us to retain directly the services of key management of our Business Manager/Advisor and Property Managers, including the services of Messrs. O’Hanlon, Grimes, Garrison and Byrne. These knowledgeable and experienced employees have day-to-day familiarity with the management of our assets. The proposed transaction will also permit us to retain, at no cost to us, the consulting services of Messrs. Parks, Cosenza and Goodwin.

•                                          Access to Inland Affiliated Services.  The special committee believes that the services provided by Inland are of a higher quality and provided at equal or lower costs than could be obtained from unaffiliated third parties. These services include office and facilities management, insurance and risk management, computer consulting, legal, personnel, property tax, communications, loan, institutional investor relationship management, and property acquisition due diligence services.  The special committee believes that access to these services is of substantial value to us, which will be preserved as a result of the proposed transaction.

The special committee also took into account the following negative factors, without assigning relative weights, which the special committee believes are outweighed by the positive factors discussed above. The negative factors considered by the special committee included:

•                                          Inability to Immediately Become Fully Self-Administered.  The special committee considered whether certain administrative functions not provided directly by our Business Manager/Advisor or Property Managers could be performed internally following the Mergers. These services include office and facilities management, insurance and risk management, computer services, legal, personnel, property tax, communications, loan, institutional investor relationship management, and property acquisition due diligence services.  In order to assure the continuity of these administrative services while allowing us time to develop these service areas in-house or to hire other third-party service providers for these services, we entered into or amended several services agreements, to obtain these services, with Inland. These services are subject to agreements that are terminable by us, without penalty, generally on 180 days notice. We intend to evaluate our need for such services, as well as consider internalization of such services, from time to time in light of costs and operating needs.

•                                          Potential Loss of Key Employees.  Through the transaction, a key asset we will acquire is knowledgeable, experienced employees.  The working knowledge of these employees is specific to our real estate portfolio, our tenants and our property acquisition processes. While the special committee considered and negotiated for employment agreements with certain key employees, there is no guarantee that those employees, or employees not subject to employment agreements, will remain with our Business Manager/Advisor or Property Managers or become our employees following the Merger.  Further, their employment agreements are short-term and do not include non-compete provisions.

•                                          Unanticipated Costs of Services Performed by Our Business Manager/Advisor and Property Managers.  The special committee carefully considered the fees paid to our Business Manager/Advisor and Property Managers relative to the costs of performing these functions internally. With the growth of our asset base since 2003, the special committee determined that cost savings could likely be achieved by eliminating the advisory and management fees presently paid to our Business Manager/Advisor and Property Managers and internalizing those functions. The determination that performing services internally will be cost effective assumes knowledge of the actual costs of performing the advisory and property management services. If there are costs that were not correctly estimated or unanticipated costs in performing these services, the economic benefits to us sought to be attained through the Mergers will not be fully realized.

The special committee considered these factors, among others, in light of various alternatives that are described more fully below:

•                                          Maintain the Status Quo. This alternative ensured continuity of operations, including the receipt of certain no cost and low cost services, and key personnel, but had the disadvantage of, among other things, requiring us to pay on-going advisory and management fees.

•                                          Hire New Third Parties to Provide Advisory and Property Management Services and Terminate Our Advisory and Property Management Agreements. The advantage of this alternative was the prospect of negotiating lower fees with third-party providers, provided that the services provided by or through our Business Manager/Advisor and Property Managers could be adequately provided by a single service provider or a discrete group of service providers. The disadvantages of this alternative included, among other things, the costs associated with a lengthy transition period, the loss of the continuity and experience of our Business Manager/Advisor’s and Property Managers’ key employees, the loss of the right to use the “Inland” name and our name and logo, and the payment of on-going advisory and management fees.

•                                          Build Advisory and Property Management Functions Internally and Terminate Our Advisory And Property Management Agreements. The benefit of this alternative was the prospect of reducing costs, on an asset basis, over time because our business management, advisory and property management costs would no longer be based on a percentage of our real property assets. The disadvantages of this alternative included, among other things, the costs associated with a lengthy transition period and risks attendant to internally developing the broad range of services provided by our Business Manager/Advisor and Property Managers, the loss of continuity and experience of our Business Manager/Advisor’s and Property Managers’ key employees, the potential loss of certain administrative services provided by Inland, the disruption to our property acquisition pipeline and the loss of the right to use the “Inland” name and our name and logo.

•                                          Acquire Our Business Manager/Advisor and Property Managers. The advantages of this alternative were, among other things, eliminating the fees paid to our Business Manager/Advisor and Property Managers, achieving an internally managed structure appropriate to our scale, aligning more closely the interests of the management of our Business Manager/Advisor and Property Managers with our stockholders, substantially reducing transition risks associated with the termination alternatives, preserving our access to the administrative services provided by Inland, and preserving the right to use the “Inland” name and our name and logo. Under this alternative, we were able to retain, at no cost to us, the consulting services of Messrs. Goodwin, Parks and Cosenza.  The disadvantage of this alternative was the difficulty in quantifying the value of the relationships with Inland as well as the business management, advisory and property management services provided by our Business Manager/Advisor and Property Managers.

•                                          Sell Our Company to a Third Party.  The potential advantage of this alternative was primarily the possibility of obtaining a premium from an acquiror of our company.  The disadvantages were, among other things, the loss of no cost and low cost services provided by Inland due to a change in control and the loss of key personnel.  The special committee also considered the value that self-administration could add to our company in anticipation of a public listing or liquidity event.

After carefully weighing the option of internalizing by acquiring our Business Manager/Advisor and Property Managers and the possible alternatives to such a transaction, and the positive and negative factors with respect to each option, the special committee determined that the acquisition of our Business Manager/Advisor and Property Managers was (i) fair to and in the best interests of our stockholders, (ii) fair, competitive and commercially reasonable and (iii) fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Accordingly, the special committee unanimously recommended to our Board the Merger Agreement and the consummation of the Merger pursuant to the terms of the Merger Agreement.

Merger Agreement

The following discussion is a summary of the material terms of the Merger Agreement.  It does not contain all of the information regarding the Merger Agreement that you may consider important.  We encourage you to read the Merger Agreement in its entirety, a copy of which is attached hereto as Appendix A.

General — Structure of the Merger.  The structure of the Merger involves four separate mergers, wherein our Business Manager/Advisor and each of the three Property Managers (each of which we refer to as a Service Provider and collectively as the Service Providers) will become our wholly-owned subsidiaries. We have incorporated four wholly-owned corporate subsidiaries,  IWEST Acquisition 1, Inc., IWEST Acquisition 2, Inc., IWEST Acquisition 3, Inc. and IWEST Acquisition 4, Inc., each of which we refer to as an Acquisition Entity, solely for the purposes of effectuating the Merger. On the closing date, the four separate mergers will take place as follows:

•                                          IWEST Acquisition 1, Inc., will merge with and into our Business Manager/Advisor, with our Business Manager/Advisor as the surviving corporation in this merger;

•                                          IWEST Acquisition 2, Inc., will merge with and into ISMC, with ISMC as the surviving corporation in this merger;

•                                          IWEST Acquisition 3, Inc., will merge with and into INMC, with INMC as the surviving corporation in this merger; and

•                                          IWEST Acquisition 4, Inc., will merge with and into IWMC, with IWMC as the surviving corporation in this merger.

Upon consummation of the Merger, each surviving corporation will continue as one of our wholly-owned subsidiaries, and will succeed to all of the assets, business and liabilities of the corresponding Service Provider, and certain employees of the Property Managers will become employees of the corresponding surviving corporation.

For each of the four separate mergers, the charter and bylaws of the Acquisition Entity will be the charter and bylaws of the corresponding surviving corporation after that merger, until later amended as provided therein and under applicable law.  In addition, the officers and directors of the involved Acquisition Entity will be the officers and directors of the corresponding surviving corporation until their resignation or such time as they may be relieved of their duties.

Under Maryland law and our existing charter, holders of our common shares will not be entitled to rights of appraisal with respect to the Merger.

Payment of Merger Consideration.  Upon consummation of the Merger, the stockholders of our Business Manager/Advisor and our Property Managers have the right to receive newly issued shares of our common stock according to an exchange ratio separately calculated with respect to each Service Provider. In lieu of issuing fractional common shares, all fractional common shares that any holder of the issued and outstanding shares of any of the Service Providers would otherwise be entitled to receive as a result of the respective merger will be aggregated for such stockholder, and if any fractional common share results from such aggregation, the number of our shares issued to such holder will be rounded up to the nearest whole number.  55% of the consideration for the Merger will be placed into an escrow account and the remaining 45% of the consideration will be issued directly to the stockholders of the Service Providers.  The consideration will be allocated to the stockholders of the Service Providers as follows:

•                                          In the merger of IWEST Acquisition 1, Inc., with and into our Business Manager/Advisor, each outstanding share of the capital stock of our Business Manager/Advisor will be converted into the right to receive 18,750 shares of our common stock, and a total of 10,312,500 of these shares will be deposited into the escrow account;

•                                          In the merger of IWEST Acquisition 2, Inc., with and into ISMC, each outstanding share of the capital stock of ISMC will be converted into the right to receive 620.656 shares of our common stock, and a total of 3,437,500 of these shares will be deposited into the escrow account;

•                                          In the merger of IWEST Acquisition 3, Inc., with and into INMC, each outstanding share of the capital stock of INMC will be converted into the right to receive 620.348 shares of our common stock, and a total of 3,437,500 of these shares will be deposited into the escrow account; and

•                                          In the merger of IWEST Acquisition 4, Inc., with and into IWMC, each outstanding share of the capital stock of IWMC will be converted into the right to receive 655.824 shares of our common stock, and a total of 3,437,500 of these shares will be deposited into the escrow account.

The total consideration to be given to the stockholders of the Service Providers will be subject to cash adjustments to reflect, in the aggregate, either positive or negative net working capital of the Service Providers as of the close of business on the closing date.  Positive net working capital (if it is greater than $10,000) will be reimbursed by a cash payment by us to our Sponsor and the PM Stockholder Agent in an amount equal to the excess over $10,000.  Negative net working capital (if it is below negative $10,000) will be paid to us by a cash payment from our Sponsor or the PM Stockholder Agent in an amount equal to the excess under negative $10,000.

Closing.  The Merger will be consummated and become effective on the closing date.

Appointment of IWEST Merger Agent, LLC,  as Representative of Certain Stockholders of the Property Managers.

Certain stockholders of our Property Managers have appointed IWEST Merger Agent, LLC, which we sometimes refer to as the PM Stockholder Agent, as their exclusive agent to act on their behalf with respect to the indemnification claims made by any of those stockholders against us and indemnification claims made by us against any of those stockholders, as well as for certain other purposes.

Ancillary Agreements.  In connection with the Merger, we have entered into, or intend to enter into as of closing, agreements with our Sponsor, the PM Stockholder Agent or the stockholders of the Property Managers including the following, each as described more fully below:

•                                          Registration Rights Agreement.  We will enter into a registration rights agreement with our Sponsor and the PM Stockholder Agent;

•                                          Escrow Agreement.  We will enter into an escrow agreement with our Sponsor, the PM Stockholder Agent and LaSalle Bank National Association, as the escrow agent; and

•                                          Consulting Agreements.  We have entered into non-compensated consulting agreements with Daniel L. Goodwin, Robert D. Parks and G. Joseph Cosenza, to be effective upon the closing of the Merger.

In addition, we and our Business Manager/Advisor or our Property Managers have entered into, or intend to enter into as of closing, new agreements, or amend existing agreements, with TIGI or Inland or certain individuals, including the following, each as more fully described below:

•                                          Employment Agreements.  We have entered into employment agreements with key individuals of our Business Manager/Advisor and Property Managers, that will become effective upon the closing of the Merger;

•                                          TIGI Letter Agreement.  We have entered into a letter agreement with TIGI;

•                                          Sublease.  We will enter into a sublease with our Sponsor;

•                                          IREA Letter.  We received a letter from Inland Real Estate Acquisitions, Inc., or IREA, relating to property acquisitions;

•                                          Amendments to Services Agreements.  Our Business Manager/Advisor will enter into amendments to various existing services agreements with Inland, which will be deemed assigned to us upon closing of the Merger;

•                                          Transition Property Due Diligence Services Agreement.  We will enter into a transition property due diligence services agreement with IREA;

•                                          Institutional Investor Relationships Services Agreement.  We will enter into an institutional investor relationships services agreement with Inland Institutional Capital Partners Corporation, which we refer to as Inland Capital Partners;

•                                          Legal Services Agreement.  We will enter into a legal services agreement with The Inland Real Estate Group, Inc., which we refer to as TIREG;

•                                          License Agreement Modification.  We will enter into a license agreement modification with TIREG; and

•                                          License Agreement (Property Management Corporations).  Each Property Manager will enter into a license agreement with TIREG.

Conduct of Business of the Service Providers Prior to Closing.  Each Service Provider will and our Sponsor and the PM Stockholder Agent will cause that Service Provider to:

•                                          conduct its business in the ordinary course, consistent with past practice;

•                                          not issue, sell, pledge or dispose of, or amend or modify the terms of any additional shares or equity interests of, or any options, warrants or rights of any kind to acquire any shares of the capital stock or other equity interests of, the Business Manager/Advisor and/or the Property Managers of any class or any securities convertible into or exchangeable for such equity interests;

•                                          not:  (i) incur or become contingently liable for any indebtedness; (ii) take any action which would adversely affect our status as a “real estate investment trust” under the Internal Revenue Code, which we refer to as the Code; (iii) sell or otherwise dispose of any of its assets, except in the ordinary course of business; or (iv) enter into any contract or violate any existing contract with respect to any of the foregoing;

•                                          use commercially reasonable efforts to preserve intact its business, organization and goodwill, keep available the services of its employees and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by the Merger Agreement;

•                                          confer with one or more of our representatives designated by the special committee when requested to report on operational matters and the status of ongoing operations of its business;

•                                          maintain, in full force and effect, with all premiums due thereon paid, policies of insurance covering its respective insurable assets and business in amounts and as to risks substantially as in effect as of the date of the Merger Agreement;

•                                          not declare, set aside or pay any non cash dividends or non cash distributions or purchase, redeem or otherwise acquire any shares or equity interests, except as may be permitted under the existing stockholder agreements between each Property Manager and its respective stockholders;

•                                          not acquire or agree to acquire by merging or consolidating, or by purchasing a portion of equity interests or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association, or other business organization or division thereof;

•                                          not: (i) acquire or agree to acquire any assets in excess of $25,000 individually or $100,000 in the aggregate, or make or agree to make any capital expenditures subject to certain exceptions; or (ii) incur, assume or suffer to exist any lien on any asset other than permitted liens;

•                                          not adopt, amend or terminate any employee benefit plan or employee arrangement or increase the salary, wage, rate of compensation, commission, bonus or other direct or indirect remuneration payable to those employees of the Service Providers and of our Sponsor who, upon the closing of the Merger, will become our employees or the employees of a surviving corporation, which we refer to as Service Employees, other than increases for individuals in the ordinary course of business consistent with past practice and not to exceed 10% of the sum of (i) the aggregate payroll costs of the Service Providers as of December 31, 2006 and (ii) the aggregate payroll costs of the Service Employees who are not employees of the Service Providers as of December 31, 2006 or increase the compensation or fringe benefits payable by any Service Provider to any former director or employee, in each case, other than as required by law, existing contractual obligations or in order to meet certain obligations;

•                                          not: (i) adopt a plan of complete or partial liquidation; (ii) adopt any amendment to its articles or certificates of incorporation, bylaws or other organizational documents; (iii) enter into any contract involving more than $25,000 annually or which is not terminable without penalty on less than six months notice; (iv) make any change in its management structure, including, without limitation, the hiring of additional management employees, out of the ordinary course of business; (v) waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other documents; (vi) engage in any conduct the nature of which is different than the business in which it is currently engaged; or (vii) enter into any agreement providing for acceleration of payment or performance or other consequences as a result of a change of control of it;

•                                          not make any change in accounting policies or procedures, except as required by generally accepted accounting principles, which we refer to as GAAP, or a governmental authority;

•                                          not: (i) make any material elections or change current elections with respect to taxes of any Service Provider; (ii) prepare or file any tax return required to be filed by or with respect to any Service Provider that is inconsistent with past practice or, on any such tax return, take any position or adopt any method that is inconsistent with positions taken or methods used in preparing or filing similar tax returns in prior periods; or (iii) settle any tax audit or dispute with respect to taxes of any Service Provider with any taxing or governmental authority;

•                                          not acquire any stock, loan or other debt or equity securities of or make any advances to another entity except for advances to us under existing agreements;

•                                          except as otherwise permitted in the Merger Agreement, not accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of the business consistent with past practice; and

•                                          not agree or commit to do any of the prohibited actions described above.

Conduct of Our Business Prior to Closing.  We have agreed that prior to the closing date of the Merger, our Board shall not authorize or cause:

•                                          any action that would adversely affect our status as a “real estate investment trust” under the Code; or

•                                          any action to reclassify, combine, split or subdivide any of our capital stock or to alter any stockholder rights.

Additional Agreements Contained in the Merger Agreement

General.  Our Business Manager/Advisor and our Property Managers have agreed to provide access to its property, personnel, books, assets, operations, offices, contracts, commitments and records, to furnish certain materials to us, and to notify us and the special committee of any event that has had or would reasonably be expected to have a material adverse effect on that Service Provider’s business, or has resulted in any representation or warranty of that Service Provider contained in the Merger Agreement becoming untrue or misleading, or any condition to the Merger not being satisfied.  Similarly, we have agreed to notify our Sponsor and the PM Stockholder Agent of any event that, to the actual knowledge of the special committee after reasonable inquiry of our executive officers, would reasonably be expected to have a material adverse effect on our business, or has resulted in any representation or warranty made by us becoming untrue or misleading, or any condition to the Merger not being satisfied.  Our Sponsor, Business Manager/Advisor and Property Managers have agreed to promptly deliver to us notice of all actions filed against their respective companies and any other notice in relation to a contract, license or any governmental authority that is reasonably likely to have an adverse effect on their ability to consummate the transaction contemplated by the Merger Agreement or perform respective obligations or satisfy respective conditions under the Merger Agreement; or have an adverse effect on the ownership of the equity interests in the Business Manager/Advisor or Property Managers; or have a Business Manager/Advisor or Property Manager material adverse effect.

The parties to the Merger Agreement have also agreed to keep confidential all confidential material of the other parties received in connection with the Merger for a period of one year after the closing date, subject to certain exceptions. The parties to the Merger Agreement have also agreed that, except as set forth on the unaudited balance sheet for the service providers dated as of the closing date and prepared in accordance with GAAP, which we refer to as the Closing Balance Sheet, no intercompany receivables and payables shall exist among the Service Providers, on the one hand, and any of TIGI, our Sponsor, the PM Stockholder Agent, any of the stockholders of the Property Managers or any of such parties’ affiliates, on the other hand, as of the closing, subject to certain exceptions.  Other than the Services Agreements and any other agreements entered into or amended in connection with the Merger and the transactions contemplated thereby, all other agreements or arrangements between any Service Provider, on the one hand, and any of TIGI, our Sponsor, the stockholders of the Property Managers or any affiliates of any of them, on the other hand, including any oral agreements or course of business practices or understandings if any, will terminate as of the closing date and be of no further force and effect, with no further liabilities on the part of any party to these agreements, subject to the liabilities reflected on the Closing Balance Sheet.

Stockholder Approval.  We have agreed to approve the Merger Agreement as the sole stockholder of each Acquisition Entity, and to use our commercially reasonable efforts to obtain the ratification of our entry into the Merger Agreement and the contemplated Merger by our stockholders. Each of our Sponsor, as sole stockholder of our Business Manager/Advisor, and each of Robert H. Baum, Daniel L. Goodwin, Robert D. Parks and G. Joseph Cosenza, which we refer to collectively as the Principal Stockholders, representing in the aggregate greater than 50% of the stockholdings of each of the Property Managers, has executed an irrevocable written consent in lieu of a stockholder meeting approving the Merger Agreement and the Merger.

Proxy Statement.  The Service Providers, our Sponsor and the PM Stockholder Agent have agreed (i) to furnish to us all information required by the Exchange Act and other applicable law or as we request in connection with the preparation of this proxy statement and any other filings required to be made by us prior to the closing; and (ii) that all such information furnished will be true and correct and complete in all material respects.

Employees.  After the closing of the Merger, TIGI or Inland shall make available to the Service Employees the opportunity to participate in employee benefit plans or programs substantially similar to those set forth in the Merger Agreement.  We, and our affiliates, will be solely responsible for certain employment obligations to the Service Employees in connection with the employee’s employment with us or one of our affiliates after the closing;

however, our Sponsor and the stockholders of the Property Managers, jointly and severally, shall be solely responsible for certain employment obligations in connection with any individual’s employment with the Service Providers on or before the closing.

Covenants Not to Solicit.  During the period from the closing date and until its second anniversary, which period we refer to as the Restricted Period, our Sponsor and the PM Stockholder Agent have agreed not to, and to cause each of their affiliates not to, directly or indirectly, hire or solicit to perform services (as an employee, consultant or otherwise) or take any actions which are intended to persuade any termination of the association of any Service Employee, subject to certain exceptions. Similarly, during the Restricted Period, we have agreed not to, and to cause our affiliates not to, directly or indirectly, hire or solicit to perform services (as an employee, consultant or otherwise) or take any actions which are intended to persuade any termination of the association of any employee of our Sponsor or its affiliates, subject to certain exceptions.

Pre-Closing Covenants Relating to Taxes.  Our Sponsor, the PM Stockholder Agent and, as applicable, TIGI agreed to prepare and file any tax returns for the Service Providers and all TIGI combined returns covering all tax periods ending on or before the closing date that are not part of any tax period that starts before and ends after the closing date. Our Sponsor and the PM Stockholder Agent also agreed to permit us to review and comment on each such tax return, other than any TIGI combined returns, prior to filing.

Post-Closing Covenants Relating to Taxes.  We agreed to prepare and file any tax returns for the Service Providers covering tax periods which begin after the closing date and those that begin before the closing date and end after the closing date. We agreed to permit our Sponsor and the PM Stockholder Agent to review and comment on tax returns relating to tax periods which begin before the closing date and end after the closing date prior to filing and we shall consider in good faith making any changes reasonably requested by our Sponsor or the PM Stockholder Agent, as the case may be.

Director and Officer Liability.  From and after the closing, and subject to our right to indemnification, we will indemnify and hold harmless, as and to the extent set forth in the applicable charter, bylaws and indemnity agreements, each individual who is, as of the date of the Merger Agreement, or who becomes prior to the closing, a director or officer of any of the Service Providers against any damages to which such director or officer is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to: (i) the fact that such individual is or was a director or officer of any of the Service Providers; or (ii) the Merger Agreement or any of the transactions contemplated by the Merger Agreement, whether asserted or arising before or after the closing; provided, however, that we shall not be obligated to indemnify or hold harmless any such director or officer in respect of any claim by us or any of our affiliates.

Estimated Service Payment.  On the second business day immediately preceding the closing date, we will pay to our Business Manager/Advisor and each of our Property Managers an amount estimated to equal the total fees, expenses and other amounts payable pursuant to our service agreements with our Business Manager/Advisor and our Property Managers through and including the closing date, which we refer to as the Estimated Service Payment.  Any over payment or underpayment will be reimbursed through an adjustment to net working capital.  If our Business Manager/Advisor receives an Estimated Service Payment more than ten days in advance of the date that such amount would have normally been paid by us in the ordinary course of business, our Sponsor will pay us simple interest at a rate of five percent per annum on such Estimated Service Payment for the period during which such payment was paid in advance.

Conditions to Closing

Conditions to Each Party’s Obligation.   The respective obligations of each party to effect the Merger and the other transactions contemplated by the Merger Agreement are subject to the fulfillment or waiver, at or prior to the closing, of the following conditions:

•                                          No order, statute, rule, regulation, injunction or decree shall have been enacted, entered or promulgated by any court of competent jurisdiction or governmental authority that is in effect and restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger;

•                                          No action by any governmental authority shall have been initiated or threatened to restrain, prohibit or invalidate the Merger;

•                                          All required statutory approvals, as described in the Merger Agreement, necessary to consummate the transactions shall have been obtained or satisfied; and

•                                          We shall have received an opinion from our legal counsel that the Merger will not adversely affect our status as a “real estate investment trust” under the Code.

Conditions to Our Obligation and that of the Acquisition Entities.  Our obligations and those of the Acquisition Entities to effect the Merger and the other transactions contemplated by the Merger Agreement are subject to our satisfaction or waiver (as authorized in writing by the special committee in its sole and absolute discretion), at or prior to the closing, of certain additional conditions, including the following:

•                                          The representations and warranties of our Sponsor, each Service Provider and the PM Stockholder Agent contained in the Merger Agreement shall be true and correct in all material respects;

•                                          Each of our Sponsor, each Service Provider and the PM Stockholder Agent shall have performed and complied in all material respects with all agreements and covenants required to be performed and complied with by it under the Merger Agreement;

•                                          We shall have received from each of our Sponsor, each Service Provider and the PM Stockholder Agent an officer certificate certifying as to such person, that the closing conditions have been satisfied;

•                                          Our stockholders shall have ratified the Merger;

•                                          The opinion of William Blair received as of the date of the Merger Agreement by the special committee and our Board (that the consideration to be paid by us for the Service Providers pursuant to the Merger Agreement is fair, from a financial point of view) shall not have been withdrawn or revoked;

•                                          Since the date of the Merger Agreement, there has not been any change or any event which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on our Business Manager/Advisor and our Property Managers;

•                                          Each of our Sponsor and the PM Stockholder Agent shall have executed and delivered to us a counterpart signature page to the registration rights agreement;

•                                          Each of our Sponsor, the PM Stockholder Agent and the escrow agent shall have executed and delivered a counterpart signature page to the escrow agreement;

•                                          The TIGI letter agreement executed and delivered to us concurrent with the execution of the Merger Agreement shall remain in full force and effect;

•                                          Our Sponsor shall have executed and delivered the sublease;

•                                          Each of Inland and our Business Manager/Advisor and Property Managers, as applicable, shall have executed and delivered the amendment to office and facilities management services agreement, the amendment to insurance and risk management services agreement, the amendment to computer services agreement, the amendment to personnel services agreement, the amendment to property tax services agreement, the amendment to communications services agreement, the amendment to the loan services agreement, the second amendment to the mortgage brokerage services agreement, the transition property due diligence services agreement, the institutional investor relationships services agreement, the legal services agreement, the license agreement modification and the license agreement (property management corporations);

•                                          We shall have received certificates issued by the secretaries of state of the respective states of incorporation or formation, as applicable, of our Sponsor and each Service Provider, certifying the good standing of such entities in such states as of a date within five days of the closing date;

•                                          We shall have received certificates executed by the respective secretaries or by assistant secretaries of our Sponsor and the Property Managers certifying as of the closing date: (i) all board and stockholder resolutions, as applicable, fully and properly executed, evidencing such entity’s authorization to execute, deliver and perform under the Merger Agreement and the ancillary agreements to which it is a party; and (ii) a true and complete copy of the organizational documents of the applicable Service Provider;

•                                          All required consents shall have been obtained;

•                                          Each of our Sponsor and the PM Stockholder Agent shall deliver to us a certificate certifying that the transactions contemplated by the Merger Agreement are exempt from withholding under Section 1445 of the Code;

•                                          We shall have received an opinion of Jenner regarding certain legal matters relating to the Service Providers; and

•                                          The irrevocable written consents executed by each of our Sponsor and the Principal Stockholders concurrent with the execution of the Merger Agreement shall remain in full force and effect.

Conditions to the Obligation of the Service Providers.   The obligations of the Service Providers to effect the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver by our Sponsor or the PM Stockholder Agent, as applicable (in their sole and absolute discretion), at or prior to the closing of the following additional conditions:

•                                          Our representations and warranties contained in the Merger Agreement shall be true and correct in all material respects, unless such representation or warranty becomes incorrect as a result, in whole or in part: (i) of any act (other than any act taken at the written direction of our Board or mandated by the Merger Agreement) or omission by our Sponsor, the PM Stockholder Agent or any Service Provider; or (ii) of any statement or omission which to the knowledge of the Service Providers as the date of the Merger Agreement was untrue;

•                                          We shall have performed and complied in all material respects with all agreements and covenants contained in the Merger Agreement, provided that this condition shall not be deemed to be unsatisfied if such failure to perform or comply with any covenant or agreement under the Merger Agreement is caused, in whole or in part, by: (i) any action or omission by our Sponsor, the PM Stockholder Agent or any Service Provider; or (ii) by any action or inaction by any member of our management (unless such action by management was at the written direction of the special committee);

•                                          The Service Providers shall have received from us an officer certificate certifying that the closing conditions have been satisfied;

•                                          The Service Providers shall have received certificates issued by the secretaries of state of the respective states of incorporation of us and the Acquisition Entities, certifying the good standing of such entities in such states;

•                                          The Service Providers shall have received certificates executed by the respective secretaries or by assistant secretaries of us and the Acquisition Entities certifying as of the closing date: (a) all board and stockholder resolutions, as applicable, fully and properly executed, evidencing each entity’s authorization to execute, deliver and perform under the Merger Agreement; and (b) copy of the organizational documents of each entity;

•                                          We and the escrow agent shall have executed and delivered the escrow agreement;

•                                          We shall have executed and delivered the registration rights agreement; and

•                                          We and the Acquisition Entities, as applicable, shall have executed and delivered each ancillary agreement to which it is a party.

Representations and Warranties

Our Representations and Warranties.   The Merger Agreement includes various customary representations and warranties made by us as to, among other things (as applicable):

•                                          our organization, good standing and power to enter into the Merger Agreement;

•                                          our capitalization and our ownership of the capital stock of each Acquisition Entity;

•                                          the duly authorized, validly issued, fully paid and non-assessable nature of the shares of our common stock to be issued in the Merger;

•                                          authorization of our entry into the transactions contemplated by the Merger Agreement and the issuance of additional shares of our common stock as consideration for the Merger;

•                                          no violation of any law, organizational documents of us or an Acquisition Entity, or any material contract to which we or an Acquisition Entity is a party or is bound;

•                                          accuracy of the information to be included in this proxy statement;

•                                          the accuracy of our filings with the SEC;

•                                          absence of certain changes;

•                                          brokers’ or finders’ fees; and

•                                          pending or threatened litigation.

Representations and Warranties of the Service Providers, our Sponsor and the PM Stockholder Agent.   The Merger Agreement includes various customary representations and warranties made by the Service Providers, our Sponsor and the PM Stockholder Agent as to, among other things (as applicable):

•                                          organization, good standing and power to enter into the Merger Agreement;

•                                          the capitalization of the Business Manager/Advisor and our Property Managers;

•                                          authorization of the transactions contemplated by the Merger Agreement;

•                                          no violation of any law applicable to our Sponsor, each Service Provider, the PM Stockholder Agent or any stockholder of our Property Managers; no violation of the organizational documents of our Sponsor and each Service Provider, or any contract or other agreement;

•                                          financial statements and internal controls of each Service Provider;

•                                          the absence of certain changes;

•                                          tax matters;

•                                          undisclosed liabilities;

•                                          pending or threatened litigation;

•                                          compliance with laws and permits;

•                                          insurance matters;

•                                          certain matters with respect to employees and employee benefits;

•                                          labor matters;

•                                          ownership and title or license to tangible and intangible property and assets owned or used by any of the Service Providers;

•                                          brokers’ or finders’ fees;

•                                          certain matters with respect to the Investment Company Act of 1940;

•                                          transactions with related parties;

•                                          certain matters with respect to the shares of the Service Providers to be converted in the constituent mergers;

•                                          title to assets and matters related to real property;

•                                          certain corporate information and documents provided to us;

•                                          certain contracts and leases;

•                                          projections;

•                                          to the actual knowledge of the Principal Stockholders, after reasonable inquiry of certain individuals, that certain of our representations and warranties are true and correct and each ancillary agreement are true and correct without regard to any knowledge qualifications contained is such representations and warranties;

•                                          to the knowledge of the Service Providers, the knowledge of our Sponsor and the PM Stockholder Agent, since December 31, 2005 there have been no discussions or negotiations with any third party relating to a change of control of us; and

•                                          the accuracy of certain sections of this proxy statement as of the date it is first mailed to our stockholders and as of the date of the our stockholders’ meeting.

Indemnification

Indemnification by our Sponsor, the PM Stockholder Agent and the Stockholders of our Property Managers. After closing, subject to certain limitations set forth in the Merger Agreement, our Sponsor, the PM Stockholder Agent and the stockholders of our Property Managers shall jointly and severally indemnify us, certain of our affiliates, successors and assigns and each of the respective officers, directors, employees and agents of the foregoing against any damages which arise out of:

•                                          the breach or inaccuracy of any of their representations or warranties in the Merger Agreement;

•                                          the breach of any of their covenants or agreements contained in or made pursuant to the Merger Agreement;

•                                          any claims arising out of or relating to (x) the Merger or the other transactions contemplated in the Merger Agreement with respect to or in connection with the allocation or distribution of the shares of our common stock among our Sponsor and the stockholders of our Property Managers pursuant to the Merger, (y) the purchase, directly or indirectly, prior to the closing, by a stockholder of our Property Managers or any other person of any equity interest in any Property Manager from another stockholder or (z) any untrue statement or omission of any fact in connection with the solicitation of votes or consents from the holders of equity of the Service Providers; and

•                                          any fraud, intentional misrepresentation or criminal acts committed by them on or prior to the closing.

The rights of the applicable indemnified parties to seek indemnification with respect to such representations and warranties, shall survive until the earlier of:  (i) 30 days after the receipt by us of the audit opinion of our independent registered public accounting firm covering our financial statements for the year ending December 31, 2008; or (ii) the second anniversary of the closing date; except that our rights to seek indemnification with respect to the following representations and warranties, survive until the expiration of the applicable statute of limitations with respect to the matters covered thereby:

•                                          tax matters;

•                                          litigation matters;

•                                          employment matters;

•                                          employee arrangements; labor matters;

•                                          legal compliance matters to the extent related to environmental matters; and

•                                          investment in securities,

and except that the following matters, and the rights of the applicable indemnified parties to seek indemnification with respect to such representations and warranties survive in perpetuity:

•                                          organization and qualification

•                                          capitalization;

•                                          authorization; and

•                                          title to assets.

Indemnification by Us.   Subject to the limitations set forth in the Merger Agreement including any items relating to taxes, we shall indemnify our Sponsor and the stockholders of our Property Managers and certain of their affiliates, successors and assigns and each of the respective officers, directors, employees and agents of the foregoing against any damages which arise out of:

•                                          the breach or inaccuracy of any representation or warranty by us in or pursuant to the Merger Agreement;

•                                          the breach of any covenant or agreement contained in or made pursuant to the Merger Agreement by us acting at the direction of our Board on or prior to the effective time of the Merger, or by us after the effective time of the Merger, or by the surviving entities in the Merger; and

•                                          any fraud, intentional misrepresentation or criminal acts committed by our Board or the surviving entities in the Merger.

All covenants and agreements of the parties in the Merger Agreement, and the rights of the parties to seek indemnification with respect to such covenants and agreements, will expire on the closing date, but covenants and agreements to be performed after the closing date will not expire until all related obligations have been fully discharged.

The indemnification obligations of the parties with respect to breaches of representations and warranties are also subject to the following limitations:

•                                          No party will have any liability for any damages with respect to breaches of representations or warranties until and only to the extent that the aggregate amount of damages that are indemnifiable exceeds $2.0 million.  However, this limitation does not apply to certain damages with respect to the perpetual representations or with respect to representations regarding broker’s or finder’s fees, issuance of securities, or with certain other items.

•                                          The maximum amount of damages which may be recovered from our Sponsor, the PM Stockholder Agent and the stockholders of our Property Managers shall be:  (i) in the case of a breach or inaccuracy of any representation or warranty relating to organization and qualifications, capitalization, authority, investment in securities, and title to assets, or in the case of damages pursuant to other sections of the Merger Agreement, an amount equal to the aggregate value of the shares of our common stock issued in the Merger; and (ii) in cases of certain representations or warranties, an amount limited to 55% of the aggregate value of the shares of our common stock.  In addition, the maximum amount of damages for which indemnity may be recovered by us or certain of our affiliates from any stockholder of our Property Managers (other than the Principal Stockholders) shall be an amount equal to the aggregate value of the shares of our common stock which such stockholder of our Property Managers has received in connection with the transactions contemplated by the Merger Agreement, except in the case of fraud or intentional misrepresentation by such Stockholder in connection with the transactions contemplated hereby.

•                                          The maximum aggregate amount of damages for which indemnity may be recovered from us shall be:  (i) in the case of a breach or inaccuracy of any representation or warranty relating to organization and qualification, capitalization, and authority, or in the case of damages not relating to other representations of the Merger Agreement, an amount equal to the aggregate value of the shares of common stock issued in the Merger; and (ii) in all other cases of a breach or inaccuracy of other representations or warranties, an amount equal to 55% of the aggregate value of the shares of our common stock issued in the Merger.

To the extent we or certain of our affiliates are entitled to indemnification we must first seek indemnification from the escrow account, and only after the distribution or allocation of the entire contents of the escrow account, shall we be entitled to seek indemnification directly from our Sponsor and the stockholders of our Property Managers.  For the purposes of the Merger Agreement consideration and indemnification provisions, our common shares are deemed to have a fair market value of $10.00 per share unless they are subsequently listed on a public exchange and are used by our Sponsor or the stockholders of our Property Managers to pay a claim, in which case the shares will be deemed to have a fair market value equal to the average of the closing sale prices of our common shares on the exchange for the 20 trading days prior to delivery of the shares to us.

To the extent a Service Provider indemnified party is entitled to indemnification, we shall be required to satisfy its indemnification obligations solely by payment in cash.  Our Sponsor and each of the stockholders of our Property Managers shall be entitled to satisfy their indemnification obligations by payment in cash, in the shares of our common stock issued in the Merger or in a combination thereof, in their sole discretion.

We will indemnify our Sponsor and the stockholders of our Property Managers and certain of their affiliates, successors and assigns and each of the respective officers, directors, employees and agents of the foregoing against all liability for taxes of the surviving corporations with respect to any post-closing tax period and any and all damages arising out of, resulting from or incident to the breach by us of any covenant contained in the tax section of the Merger Agreement.

The sole remedy for the parties, after the closing and except for claims seeking equitable relief, relating to the Merger or the other transactions contemplated by the Merger Agreement shall be pursuant to the indemnification and remedy provisions in the Merger Agreement.

Amendments and Waiver; Assignment; Termination

Amendments and Waivers.  No amendment, extension or waiver of any provision shall be valid unless in writing and signed by us, our Sponsor and the PM Stockholder Agent, as applicable, all in accordance with applicable law; however, the Merger Agreement may not be amended in any material respect following the ratification of our entry into the Merger Agreement and the Merger by our stockholders.

Prior to the closing date, we may extend the time for the performance of any of the obligations or other acts of our Sponsor, the PM Stockholder Agent or the Service Providers, may waive any inaccuracies in the representations and warranties of such parties and may waive compliance with any of the agreements or conditions contained in the Merger Agreement to be complied with or satisfied by those parties.

Prior to the closing date, our Sponsor and the PM Stockholder Agent may extend the time for the performance of any of the obligations or other acts of us or the Acquisition Entities, may waive any inaccuracies in the representations and warranties of such parties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, and may waive compliance with any of the agreements or conditions contained in the Merger Agreement to be complied with or satisfied by those parties.

Termination.   The Merger may be abandoned at any time prior to the closing date, before or after the approval by our stockholders, either by:

•                                          mutual written consent of our Sponsor and the PM Stockholder Agent (acting jointly) and us;

•                                          us, on the one hand, or our Sponsor and the PM Stockholder Agent, on the other hand, in the event the Merger has not been consummated on or before January 31, 2008, or such later date as may be mutually decided among us; but this right to terminate shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the closing to occur on or before January 31, 2008 or such later mutually decided date;

•                                          us, or our Sponsor and the PM Stockholder Agent, if any law makes the consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any governmental authority having competent jurisdiction enjoining the parties hereto from consummating the Merger shall have been entered and shall have become final and nonappealable; provided, however, that this right to terminate the Merger Agreement shall not be available to any party who fails to use commercially reasonable efforts to resist, resolve or lift, as applicable, such law, judgment, injunction, order or decree;

•                                          by us upon a material breach by our Sponsor, the PM Stockholder Agent or any Service Provider of any of their obligations under the Merger Agreement, which breach is not cured within 20 days after written notice of the breach has been provided to the breaching party; but if such breach is generally capable of being cured, but cannot reasonably be cured within 20 days of the notice, this right will be delayed as long as reasonably necessary to affect such cure, but not beyond January 31, 2008 or such later mutually agreed date, so long as the breaching party diligently pursues a cure; or

•                                          by our Sponsor and the PM Stockholder Agent, acting jointly, if there has been a breach of any representation, warranty, covenant or other agreement made by us or any of the Acquisition Entities or any such representation, warranty, covenant or other agreement contained in the Merger Agreement shall have become untrue after the date of the Merger Agreement and such breach or inaccuracy is not curable, or if curable, is not cured within 20 days after written notice of the breach has been provided to the breaching party; but if such breach is generally capable of being cured, but cannot reasonably be cured within 20 days of the notice, this right will be delayed as long as reasonably necessary to affect such cure, but not beyond January 31, 2008 or such later mutually agreed date, so long as the breaching party diligently pursues a cure. Our Sponsor and the PM Stockholder Agent will not have this right to terminate if the breach or inaccuracy was caused, in whole or in part, of an act, subject to exceptions in the Merger Agreement, or omission by TIGI, our Sponsor, the PM Stockholder Agent or any Service Provider, or of any statement or omission in our representations and warranties which to the knowledge of the Service Providers as of the date of the Merger Agreement was untrue.

Any termination of the Merger Agreement will relieve all parties of any liability or further obligation to any party under the Merger Agreement, other than with respect to the payment of expenses, confidentiality, public statements and indemnifications. No party will be relieved from liability for a willful breach of the Merger Agreement.

Expenses.  Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement shall be paid by the party incurring such expenses. The reasonable costs and expenses of our special committee, including reasonable fees and expenses of its counsel and financial advisors, and all fees and expenses in connection with filing, printing and distributing this proxy statement and solicitation, shall be paid by us.

If our Board: (i) publicly recommends against your ratification; and (ii) your ratification is not obtained at the Annual Meeting, then we shall pay to the Service Providers an amount equal to the actual, documented, out-of-pocket expenses incurred by the Service Providers to third parties in connection with the negotiation of the Merger Agreement, up to a maximum of $1.2 million.

Ancillary Agreements

Set forth below are  summaries of the material terms of the ancillary agreements to be executed and delivered in connection with the consummation of the Merger. The summaries set forth below are qualified in their entirety by reference to the respective agreements themselves.

Registration Rights Agreement.  We will enter into a registration rights agreement with our Sponsor and the PM Stockholder Agent substantially in the form attached hereto as Appendix C. We will grant to the stockholders of our Business Manager/Advisor and Property Managers certain registration rights with respect to our shares of common stock that they receive in the Merger, which we refer to herein as registrable securities. We are required to give the holders of these registration rights notice at least 20 days prior to the proposed date of a filing by us of a registration statement for the offer and sale of our common stock for any other selling stockholder, and provide those holders with the opportunity to have their shares of common stock included in the registration.  We are required, on demand by either our Sponsor, or by eligible holders other than our Sponsor who in the aggregate own at least one third of the total number of shares of common stock then included in the registrable securities, to prepare and file a registration statement on Form S-3 if the registration covers the resale of all the registrable securities or the anticipated aggregate offering price for such registration is equal to at least $50.0 million within 45 days of the demand. We will bear all expenses incident to our obligations under the registration rights agreement, other than any underwriting fees, discounts or commissions, or fees and disbursements of counsel to the holders of registrable securities. We have agreed to indemnify the holders of registrable securities and each person who controls any such person from and against any and all  loss, liability, charge, claim, damage and expense in connection with any untrue statement of a material fact contained in any registration statement, or prospectus relating to the sale of any of the registrable securities, or in any document filed by us in any jurisdiction in order to register or qualify any of the registrable securities under the securities or blue sky laws of any state, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, unless (x) such statement or omission was made in reliance upon and in conformity with written information furnished to us with respect to such holder by or on behalf of such person expressly for inclusion in any such registration statement, prospectus or document, as the case may be, or (y) such loss, liability, charge, claim, damage or expense arises out of such holder’s failure to comply with the terms and provisions of the registration rights agreement.

Escrow Agreement.  We, as well as the escrow agent, will enter into an escrow agreement with our Sponsor and the PM Stockholder Agent, substantially in the form attached hereto as Appendix D. At the closing of the Merger, our Sponsor and the PM Stockholder Agent will deposit 55% of the shares of our common stock to be issued to the stockholders of the Service Providers as consideration for the Merger into an escrow account. The escrow agreement provides procedures whereby we may request disbursement of escrowed shares for payment of the indemnification claims, or whereby we may object to all or any part of any disbursement to our Sponsor or the PM Stockholder Agent. The shares held in the escrow account may be released to our Sponsor and the PM Stockholder Agent upon the passage of two release dates. The first release date will occur on the first anniversary of the effective date of the escrow agreement, whereupon the escrow agent will disburse to our Sponsor and the PM Stockholder Agent the escrowed shares equal to 50% of the amount by which the value of escrow, as defined in the escrow agreement, as of the first release date, exceeds any amounts subject to pending indemnification claims made by us, with each escrowed share having a value equal to $10.00 or, if the escrowed shares are listed on a national securities exchange, the market price of such escrowed shares.  The second release date will occur on the earlier of the 30th day after receipt by us of an audit opinion from our independent registered public accounting firm covering our financial statements for the year ending December 31, 2008 and the second anniversary of the effective date of the escrow agreement, whereupon the escrow agent will disburse the entirety of the shares then held in escrow to our Sponsor and to the PM Stockholder Agent, less any amounts subject to pending indemnification claims by us, with each escrowed share having the same value as described for the first release date.

Consulting Agreements.  We have entered into consulting agreements, substantially in the form attached hereto as Appendix E, with Daniel L. Goodwin, Robert D. Parks and G. Joseph Cosenza, referred to herein as the consultants, who will each provide us with strategic and operational assistance for the term of their respective agreement including making recommendations and providing guidance to us as to prospective investment, financing, acquisition, disposition, development, joint venture and other real estate opportunities contemplated from time to time by us and our Board.  The consultants will also provide additional services as may be reasonably requested from time to time by our Board.

The term of each of these consulting agreements is contingent on and begins on the closing date of the Merger and, unless terminated earlier, continues until the third anniversary of the closing date.  Under the consulting agreements, a consultant may terminate his or her consulting agreement prior to the expiration of its term upon the disability of the consultant, a material breach by us of his or her consulting agreement, or upon a change in control. We may terminate any consulting agreement at any time.

The consultants will not receive any compensation for their services, but we will reimburse their expenses in fulfilling their duties under the consulting agreements. We agree to indemnify these consultants for damages resulting from their actions taken in accordance with their consulting agreement to the same extent to which we indemnify our directors for actions taken in their capacity as directors.

Employment Agreements.  We have entered into employment agreements contingent on and to be effective upon the closing of the Merger, substantially in the form attached hereto as Appendix F, with Michael J. O’Hanlon, Steven P. Grimes, Shane C. Garrison and Niall J. Byrne.  Mr. O’Hanlon will be our President and Chief Executive Officer, Mr. Grimes will be our Chief Operating Officer and Chief Financial Officer, Mr. Garrison will be the Chief Investment Officer, and Mr. Byrne will be our Vice President and President of the Property Managers.

Mr. O’Hanlon, age 55, joined our Sponsor as Senior Vice President, Director of Asset Management, in 2005.  As Director of Asset Management he is responsible for coordinating our Sponsor’s resources for the strategic direction and value enhancement of its portfolio of properties.  Mr. O’Hanlon has more than 30 years of industry experience in areas such as asset and property management, capital markets, joint ventures, loan restructuring, and real estate development and real estate brokerage.  He has extensive national experience and has worked on numerous different types of real estate in various regions of the country.  Prior to his current position, Mr. O’Hanlon was the Executive Vice President and Regional Managing Director at Grubb & Ellis Company in Chicago.  There he supervised all lines of business for Grubb & Ellis Company in the Midwest including the operations of five company offices and fifteen affiliate offices.  He has also held senior positions with Cushman & Wakefield, Balcor, as well as having been a Senior Credit Officer at Citibank.  He has a Master’s of Business Administration in Finance from Columbia University in New York and a Bachelor of Science in Accounting from Fordham University in New York.  He has been an active member of the Urban Land Institute and the International Council of Shopping Centers.

For the biography of Mr. Grimes, see “Our Executive Officers – Biographies of Our Executive Officers.”

Mr. Garrison, age 37, joined Inland US Management in 2004 from ECI Properties, where he was in charge of the company’s real estate portfolio which included industrial and retail properties. Previously he was the General Manager of the Midwest Region for Circuit City.  He has a Master’s of Business Administration in Real Estate Finance from DePaul University in Chicago, and a Bachelor of Science in Business Administration from Illinois State University. He is an active member of the Urban Land Institute and the International Council of Shopping Centers.

Mr. Byrne, age 50, is a Senior Vice President with our Property Managers.  He oversees the overall property management functions for our 300 plus property, 46 million square foot portfolio.  He is also involved in development, acquisitions and joint venture initiatives for us.  Mr. Byrne came to our Property Managers from American Landmark Properties Ltd., where he was Vice President of Asset Management for a large commercial and residential portfolio of properties.  Prior to joining American Landmark Properties, LTD., Mr. Byrne was a Senior Vice President/Director of Operations for Providence Management Company, LLC (PMC Chicago).  At PMC, he oversaw all aspects of property operations, daily management and asset management functions for an 8,000-unit multi-family portfolio, as well as a small commercial portfolio.  He also has over fifteen years real estate experience with Chicago based Habitat Company and with American Express/Balcor.  Mr. Byrne received his Bachelor of Science degree in Accounting from DePaul University.  He holds an Illinois CPA Certificate, is an active member of the International Council of Shopping Centers and has completed advanced course work in Property/Asset Management, Leasing, Marketing, and Development.  He also has five years public accounting experience.

The term of each of these employment agreements begins on the closing date and continues, unless earlier terminated, until December 31, 2007.  The employment agreements may be terminated: (i) by the employee or us for any reason effective upon 60 days prior written notice; or (ii) by us for cause, as defined in each of the employment agreements, effective without prior written notice to the employee unless we are terminating the employee’s employment for reasons relating to a failure to perform employee’s duties or any material breach of the employment agreement or other agreements where we are required to give the employee notice of our intention and allow employee 15 days to cure.

During 2007, the employee will receive a base salary.  We agreed to pay Mr. O’Hanlon, Mr. Grimes, Mr. Garrison and Mr. Byrne a base salary of $400,000, $300,000, $200,000 and $225,000, respectively, per year, pro-rated for the remainder of 2007.  In addition to a base salary for such period, our Sponsor will determine, in its sole discretion, and may pay each of Mr. O’Hanlon, Mr. Grimes, Mr. Garrison and Mr. Byrne a bonus for 2007.  Further, each employee will be eligible to participate in any retirement, pension, profit-sharing or other similar plans of us or our affiliates.  The employee will also be reimbursed for all ordinary and necessary business expenses incurred by employee in connection with the employee’s duties as described in the employment agreements.

Under each of the employment agreements, if employment is terminated by the employee or by us for any reason, we will pay or provide the employee’s: (i) base salary accrued through the termination; (ii) reimbursable expenses; (iii) pro-rata annual bonus, if any; and (iv) any benefits required to be paid or provided under applicable law.  The employee is not entitled to any other severance.

TIGI Letter Agreement.  TIGI, under the terms of the TIGI letter agreement, attached hereto as Appendix G and dated as of the date of the Merger Agreement, agrees to perform all of its actions and obligations under the Merger Agreement regarding access to information, notice of certain events, employee matters and tax matters as if it were a party to the Merger Agreement.  TIGI further covenants for itself and its affiliates to perform all actions and obligations to be performed under the Merger Agreement regarding access to information, notice of certain events and non-solicitation, as if it were a party to the Merger Agreement.

Agent Appointment Agreement.  Each of the Principal Stockholders has executed and delivered his respective agent appointment agreement.  Under the terms of the agent appointment agreement, substantially in the form attached hereto as Appendix H, IWEST Merger Agent, LLC is appointed as the agent for each of the stockholders of our Property Managers who has signed such an agreement.  The Property Managers have told us that they anticipate that all of their stockholders will sign such an agreement.  The PM Stockholder Agent is required to use commercially reasonable efforts to cause each stockholder of the Property Managers to execute an agent appointment agreement prior to closing.  The PM Stockholder Agent will act as the agent, representative and attorney-in-fact with full and exclusive power and authority to represent and bind such stockholders of our Property Managers with respect to all matters arising in connection with the Merger Agreement, the escrow agreement, the registration rights agreement and the Merger.  Such stockholders of our Property Managers irrevocably consent to any actions taken or decisions made by the PM Stockholder Agent as required or permitted under any of the foregoing agreements or any matters arising out of such agreements.  Any action taken by the PM Stockholder Agent in accordance with the agent appointment agreement is approved, ratified and confirmed in all respects as the act and deed of such stockholder of our Property Managers.  We are entitled to deal exclusively with the PM Stockholder Agent on all matters relating to the Merger with respect to the stockholders of our Property Managers.

Sublease.  At the closing, we will enter into a sublease, substantially in the form attached hereto as Appendix I, with our Sponsor, under which we will sublease from our Sponsor approximately 36,740 square feet at 2907 Butterfield Road, Oak Brook, Illinois.   The initial term of the sublease will be five years from the closing date, with one five-year extension option.  Base rent under the sublease during the initial term is $13.50 per square foot, or $41,333 per month, and will increase during any extension term based on the cumulative percentage increase of the consumer price index in each year of the initial term of the sublease.  We will also be obligated to pay a 37.33% pro rata share of all real estate taxes and expenses of managing, operating, maintaining, replacing and repairing the buildings leased under the prime lease.  Our Sponsor has agreed to reimburse us for the cost of up to $300,000 of tenant improvements to be constructed by us in the sublet premises, which amount, together with interest, will be amortized and paid as additional rent under the sublease based on a 60-month amortization schedule.

IREA Letter.  We received a letter from IREA, which is attached hereto as Appendix J.  The IREA letter formalizes the existing oral agreement between us and IREA.  In the IREA letter, IREA agrees, subject to its existing acquisition agreements, to make us aware of all the properties that IREA is acquiring, with the understanding that although we are primarily interested in retail and life-style centers, we may also be interested in commercial, office, net lease and residential properties and would be able to bid on them through IREA, if we so choose.

Amendments to Services Agreements.  Amendments to each of the existing service agreements with Inland, including the amendment to office and facilities management services agreement, the amendment to insurance and risk management services agreement, the amendment to computer services agreement, the amendment to personnel services agreement, the amendment to property tax services agreement, the amendment to communications services agreement, the amendment to the loan services agreement, and the second amendment to the mortgage brokerage services agreement, substantially in the forms attached as Appendices K-1 through K-8, respectively, will be executed as of the closing date. The amendments provide that either party can terminate without any fee or penalty, and that the services provided under the terms of the applicable services agreement are to be provided on a non-exclusive basis in that our Business Manager/Advisor shall be permitted to employ other parties to perform any one or more of the services and that the applicable counter party shall be permitted to perform any one or more of the services to other parties.  Our Business Manager/Advisor shall have the right to terminate the applicable services agreement, without cause, by providing not less than 180 days prior written notice.  If we have a change of control, the applicable counter party shall have the right to terminate the applicable services agreement, without cause, upon not less than 30 days prior written notice.

Transition Property Due Diligence Services Agreement with Inland Real Estate Acquisitions, Inc.  IREA will enter into a transition property due diligence services agreement with us substantially in the form attached hereto as Appendix L. In connection with our acquisition of new properties, IREA will, if requested, provide various services including to negotiate property acquisition transactions on our behalf and prepare suitability, due diligence, and preliminary and final pro forma analyses of properties proposed to be acquired.  We will pay all reasonable, third party out-of-pocket costs incurred by IREA in providing such services; pay an overhead cost reimbursement of $11,500 per transaction; and, to the extent these services are requested by us, pay $7,000 for due diligence expenses and a negotiated fee of $25,000 for negotiation expenses per transaction. The term of the agreement begins upon execution and continues for one year and automatically renews for one year periods until either party elects not to renew.  IREA may terminate the agreement at any time upon the failure by us to make payment for services, following a ten day cure period; a request by us for IREA to violate any applicable law, or to take action that would result in fraud being committed by or civil liability being imposed on IREA; or upon a change in control. We may terminate the transition property due diligence services agreement with ten days notice for cause, following a 30 day cure period, or for any reason with 60 days prior notice.

Institutional Investor Relationships Services Agreement.  We will enter into an institutional investor relationships services agreement with Inland Capital Partners substantially in the form attached hereto as Appendix M.  Under the terms of the agreement, Inland Capital Partners will secure institutional investor commitments by, among other things, assisting our management team with the refinement of our overall strategy for expanding our institutional investor relationships in exchange for advisory and client fees and reimbursement of project expenses.

The agreement is non-exclusive as to both parties.  The terms of the agreement reflect an oral agreement between the parties as of May 2006.  Although the agreement will not be signed until the closing date, the term of the agreement is four years from the effective date (May 3, 2006) and will be automatically renewed for consecutive three year terms unless terminated earlier.  We may terminate for cause upon ten days prior written notice, following a 30 day cure period, or without cause by providing not less than 180 days prior written notice.  If we experience a change in control, Inland Capital Partners may terminate the agreement upon 30 days written notice; otherwise, Inland Capital Partners may terminate the agreement at any time, without cause, by providing not less than 180 days prior written notice.  Inland Capital Partners may terminate the agreement or decline to provide a particular service under the agreement upon ten days written notice to us upon the occurrence of certain events.

Inland Capital Partners’ advisory fee will be $250 per hour for principals and $100 per hour for associates, plus expenses.  Project expenses include travel, overnight document delivery and out-of-pocket expenses and will be generally in the range of 10% of the advisory fee.  The client relations fee will be offset by any accrued advisory fee.  The client relations fee for Inland Capital Partners obtaining investor commitments will be 35 basis points for relationships with new investors of TIGI or Inland and 25 basis points for relationships with existing investors of TIGI or Inland.  If the agreement is terminated by either party, Inland Capital Partners will submit to us a schedule of investors who have been contacted on our behalf, along with a schedule of committed but un-invested capital, for which future success fees will become due upon funding.  Further, if a marketing effort fails to produce a partnership acceptable to us, any accrued and unpaid advisory fees will be due and payable by us.  As of the date of the agreement, we will only be responsible for potential fees to Inland Capital Partners with respect to certain identified projects, each of which may be terminated after six months of engagement with a 30 day notice resulting in no further fees due by us.

Legal Services Agreement.  TIREG will enter into a legal services agreement with us, substantially in the form attached hereto as Appendix N, where TIREG will provide us with certain legal services in connection with our real estate business.

The agreement is non-exclusive as to both parties.  The term of the agreement is four years from the closing date and will be automatically renewed for consecutive three year terms, unless terminated earlier.  We may terminate the agreement at any time for cause upon ten days prior written notice, following a 30 day cure period.  We may also terminate the agreement without cause by providing not less than 180 days prior written notice.

TIREG may terminate the agreement at any time after the first anniversary from the closing date by providing not less than 60 days prior written notice.  TIREG may also terminate the agreement, or decline to provide a certain service, upon ten days prior written notice to us upon the occurrence of certain events.  TIREG may also terminate the agreement upon written notice to us if we have a change in control.  We will promptly make payment to TIREG for services performed prior to the date of termination.

We will pay TIREG for legal services rendered under the agreement on the basis of actual time billed by attorneys and paralegals at TIREG’s hourly billing rate then in effect in increments of one-tenth of one hour.  The billing rate is subject to change on an annual basis, provided, however, that the billing rates charged by TIREG will not be greater than the billing rates charged to any other client and will not be greater than 90% of the billing rate of attorneys of similar experience and position employed by nationally recognized law firms located in Chicago, Illinois performing similar services.  We will also reimburse TIREG for reasonable, actual, out of pocket costs, expenses and charges incurred by TIREG with respect to rendering services under the agreement.

License Agreement Modification.  TIREG will enter into a license agreement modification with us, substantially in the form attached hereto as Appendix O, which modifies that certain license agreement entered into between us and TIREG as of March 5, 2003.  Under the terms of the license agreement modification, TIREG grants us the exclusive rights to use our name and logo, except TIREG can use the name and logo for certain limited marketing purposes.

License Agreement (Property Management Corporations).  TIREG will enter into a license agreement, substantially in the form attached hereto as Appendix P, with each of the Property Managers whereby it will grant to each Property Manager a non-exclusive, non-transferable, revocable, royalty-free right to use the trade name “Inland” in connection with the management services for us.

Contact Information

The contact information for each party to the Merger Agreement is as follows:

Our company and the Acquisition Entities:

Inland Western Retail Real Estate Trust, Inc.

c/o Special Committee of the Board of Directors

2901 Butterfield Road

Oak Brook, Illinois 60523

Telephone: (630) 218-8000

For our Sponsor, our Business Manager/Advisor, our Property Managers, and the PM Stockholder Agent:

c/o The Inland Real Estate Group, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Telephone: (630) 218-8000

Our Business

We are a real estate investment trust that was formed in 2003. We have primarily focused on acquiring, developing, operating and leasing multi-tenant shopping centers and single-user net lease properties. As of June 30, 2007, our portfolio consisted of 288 wholly-owned properties, 16 properties in which we have an interest of between 45% and 95%, and six development joint venture projects in which we have an investment, four of which we consolidate. As of June 30, 2007, our portfolio contained approximately 46 million square feet of leasable space. Our anchor tenants include nationally and regionally recognized grocers, discount retailers, financial companies, and other tenants who provide basic household goods and services. Of our total annualized revenue as of June 30, 2007, approximately 69% is generated by anchor or credit tenants, including American Express, Zurich Insurance Company, Best Buy, Ross Dress For Less, Bed Bath & Beyond, GMAC, Wal-Mart, Publix Supermarket, and several others. The term “credit tenant” is subjective and we apply the term to tenants who we believe have a substantial net worth.  We conduct our activities primarily from offices located in Illinois.

Business of our Property Managers and our Business Manager/Advisor

Each of our Property Managers was formed in 2003 and is a Delaware corporation owned primarily by individuals affiliated with Inland.

ISMC’s sole business has been to serve as property manager for certain of our investment properties located in the States of Alabama, California, Colorado, Delaware, Georgia, Kentucky, Louisiana, Mississippi, Oklahoma, Tennessee, Texas and Washington. ISMC conducts its property management activities primarily from offices located in Smyrna, Georgia; Huntsville, Alabama; and Knoxville, Tennessee.

INMC’s sole business has been to serve as property manager for certain of our investment properties located in the Northeast United States. INMC conducts its property management activities primarily from offices located in Oak Brook.

IWMC’s sole business has been to serve as property manager for certain of our investment properties located in the Western United States. IWMC conducts its property management activities primarily from offices located in Oak Brook.

Our Property Managers conduct their supervisory and back-office functions primarily from their principal executive offices, located in each case at 2901 Butterfield Road, Oak Brook, Illinois 60523. For more information with respect to our Property Managers’ business activities, including their compensation and types of fees earned, see the section titled “– Our Property Management Agreements” below.

Our Business Manager/Advisor is an Illinois corporation and a wholly-owned subsidiary of our Sponsor. Since its formation in 2003, our Business Manager/Advisor’s sole business has been to serve as our business manager and advisor responsible for overseeing our day-to-day operations, including property acquisition, maintaining stockholder books and records, providing stockholder services, administering our bookkeeping and accounting and legal functions and consulting with our Board on various business management issues. Our Business Manager/Advisor’s principal executive office is located in Oak Brook, Illinois. For more information with respect to our Business Manager/Advisor’s business activities, including its compensation and types of fees earned, see the section titled “– Our Advisory Agreement” below.

Our Property Management Agreements

Duties of our Property Managers.  Each property in our portfolio is managed by one of our Property Managers pursuant to a property management agreement whereby it furnishes property management services (such as rental, leasing, operation and management services), including preparing a monthly income report, budget variance report and annual operating budget, for each property in our portfolio.

For each property, the responsible Property Manager has authority to:

•                                          negotiate leases subject to the approval of our Board;

•                                          collect rents and other monies due from tenants;

•                                          pay various property-level expenses;

•                                          institute and prosecute actions to evict tenants and to recover rent and other sums due, and to settle, compromise, and release such actions or suits, or reinstate such tenancies; and

•                                          hire, supervise, discharge, and pay all labor required for the operation and maintenance of each property.

Compensation of our Property Managers.  For our Property Managers’ services, we pay a fee of 4.5% of gross operating income of each property managed by the Property Managers. For the calendar year ended December

31, 2006, we paid fees of $30.0 million to our Property Managers for property management.  We also reimburse our Property Managers for the salaries and expenses of their employees for due diligence activities performed on our behalf. See “Certain Relationships and Related Transactions” for a more detailed description of amounts we have paid to our Property Managers.

Indemnification.  We have agreed to indemnify the Property Managers for any losses incurred by that Property Manager in connection or in any way related to a property, including any liability for damage to a property and injuries to or death of any person on such property; provided, that the losses do not arise out of the willful misconduct, gross negligence or unlawful acts of the respective Property Manager.  In addition, we have agreed to indemnify our Property Managers for any losses and expenses involving any past, current or future allegation regarding treatment, depositing, storage, disposal or placement by any party, other than that Property Manager, of hazardous substances on any of our properties.  To date, no claims for indemnification have been made.

Additionally, with respect to each property, we are required to carry at our own expense public liability insurance, fire and extended coverage insurance, burglary and theft insurance, rental interruption insurance, flood insurance (if appropriate) and boiler insurance (if appropriate).

Separate Management Agreements.  There is a separate management agreement for each property in our portfolio for an initial term ending as of December 31 in the year in which the property was acquired, and each management agreement is subject to three successive three-year renewals. For certain agreements, we may terminate with 30 days prior written notice in the event of gross negligence or malfeasance by the applicable Property Manager. For other agreements we may terminate with 30 days prior written notice for any reason.  There are also three master property management agreements, one with each of our Property Managers.

Our Advisory Agreement

Duties of our Business Manager/Advisor. In accordance with our advisory agreement and through its supervision of the various service agreements with Inland, our Business Manager/Advisor generally has responsibility for furnishing advice, recommendations and providing services to us with respect to all aspects of our business.  This includes the following:

•                                          presenting to us opportunities to make investments in real properties and provide advice with respect to the making, acquiring, holding and disposition of investments and commitments of such investments;

•                                          managing our day-to-day investment operations;

•                                          serving as our investment advisor in connection with policy decisions to be made by our Board and furnish reports to our Board;

•                                          investigating, selecting and conducting relations with lenders, consultants, accountants, brokers, banks, builders, underwriters, appraisers and other third parties on our behalf;

•                                          cooperating with the management agent in connection with property management services;

•                                          upon our request, act, or obtain, the services of others to act as our attorney-in-fact or agent in fulfilling our obligations and managing our claims including foreclosing and otherwise enforcing mortgage and other liens and security interests securing investments;

•                                          assisting in negotiations on our behalf with investment banking firms and other institutions or investors in connection with the public or private sale of our securities;

•                                          maintaining title insurance or other assurance of title and customary fire, casualty and public liability insurance, with respect to real property;

•                                          investing and reinvesting our money upon request of our Board;

•                                          supervising the preparation, filing and distribution of returns and reports to governmental agencies and to investors and act on our behalf in connection with investor relations;

•                                          providing office space, equipment and personnel to carry out its services to us;

•                                          advising us of the operating results of our properties;

•                                          making reports to us of our performance of its services and furnish advice and recommendations with respect to other aspects of our business;

•                                          preparing all reports and returns required by the SEC, the Internal Revenue Service, or the IRS, and other state or federal governmental agencies;

•                                          undertaking and performing all services or other activities necessary and proper to carry out our investment objectives; and

•                                          communicating with stockholders on our behalf in accordance with applicable law and our charter and bylaws, and providing all of our stockholder service functions, subject to certain exceptions as provided in the advisory agreement.

Compensation of the Business Manager/Advisor.  For the services performed by our Business Manager/Advisor we are obligated to pay the following compensation:

•                                          an asset management fee of not more than 1% of our average invested assets to our Business Manager/Advisor. Average invested asset value is defined as the average of the total book value, including acquired intangibles, of our real estate assets plus our loans receivable secured by real estate, before reserves for depreciation, reserves for bad debt or other similar non-cash reserves. We compute the values at the end of each month for which the fee is being calculated. The fee is payable quarterly in an amount equal to ¼ of up to 1% of our average invested assets as of the last day of the immediately preceding quarter. Additionally, our Business Manager/Advisor and its affiliates are entitled to be reimbursed general and administrative costs relating to our administration and acquisition of properties;

•                                          a property disposition fee payable on sale of a property equal to the lesser of: (i) 3% of the contract sale price; or (ii) 50% of the customary commission that would be paid to third parties; and

•                                          an incentive fee equal to 15% of the net proceeds remaining from the sale of any property after our stockholders have first received: (i) a cumulative, non-compounded return equal to 10% on an annual basis on the original issue price paid for our shares reduced by the amount of prior distributions from the sale or financing of our properties; and (ii) a return of the original issue price paid for our shares reduced by the amount of prior distributions from the sale or financing of our properties. Although we have not paid any such fees to date, if we were to dispose of a property in the future, we would be obligated to pay these fees.

Our Business Manager/Advisor is required to reimburse us for the amount, if any, that the asset management fee paid and our total operating expenses (excluding items such as taxes, interest payments, depreciation and property acquisition costs) during any year exceed the greater of: (i) 2% of the average assets for that fiscal year; or (ii) 25% of our net income excluding gains from the sale of property. In addition, our Business Manager/Advisor must reimburse us the difference between the total amount of distributions to stockholders for that year and a 6% minimum annual return on the net investment of stockholders.

We can be charged by our Business Manager/Advisor an annual asset management fee of up to 1% of our average invested assets; however, our Business Manager/Advisor has historically charged us no more than 0.53% on an annual basis.  We compute the values at the end of each month for which the fee is being calculated. The fee is paid quarterly in an amount equal to ¼ of the estimated annual fee based on our average invested assets as of the last day of the immediately preceding quarter. Based upon the maximum allowable advisor asset management fee of 1% of our average invested assets, maximum fees of $74.9 million, $54.9 million and $15.0 million could have been charged for the years ended December 31, 2006, 2005 and 2004, respectively. However, we paid $39.5 million and $20.9 million for the years ended December 31, 2006 and 2005, respectively. Our Business Manager/Advisor waived all asset management fees for the year ended December 31, 2004.  Our Business Manager/Advisor has agreed to forego any fees allowable but not taken on an annual basis.  See “Certain Relationships and Related Transactions” for a more detailed description of amounts we have paid to our Business Manager/Advisor.

Term and Termination of the Advisory Agreement.  The advisory agreement provided for an initial term of one year and is renewable for successive one-year terms upon the mutual consent of the parties. It may be terminated by either party, by mutual consent of the parties or by a majority of the independent directors or our Business Manager/Advisor, as the case may be, upon 60 days written notice without cause or penalty.  The advisory agreement will terminate upon consummation of the Merger.

Indemnification.  We are currently required to indemnify and reimburse our Business Manager/Advisor and its affiliates, or collectively an indemnified party, to the fullest extent permitted by Maryland law, so long as: (i) the indemnified party determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests; (ii) the indemnified party was acting on our behalf or performing services for us; (iii) the liability or loss was not the result of negligence or misconduct on the part of the indemnified party; and (iii) the indemnification or agreement to be held harmless is recoverable only out of our assets and not from our stockholders.  We are not required to indemnify for losses, liabilities or expenses arising from an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the indemnified party; (ii) the claims have been dismissed with prejudice on the merits; or (iii) a court approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made.

Liability and Indemnification of our Business Manager/Advisor. Under the advisory agreement, we are also required to advance amounts to our Business Manager/Advisor and its affiliates for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if:

•                                          the legal action relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification;

•                                          the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and

•                                          the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to be entitled to indemnification.

The liability of our Business Manager/Advisor and its affiliates is limited to the fullest extent permitted by Maryland law. As a result, our Business Manager/Advisor and its affiliates will not be liable for monetary damages unless:

•                                          the person actually received an improper benefit or profit in money, property or services; and

•                                          the person is adjudged to be liable based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Our charter authorizes and directs us to indemnify or pay or reimburse reasonable expenses in advance of a final disposition of a proceeding, to the maximum extent permitted by Maryland law in effect from time to time, our agents which includes our Business Manager/Advisor or its affiliates.

We may, with the approval of our Board or any duly authorized committee thereof, provide such indemnification and advancement of expenses to our Business Manager/Advisor.  The indemnification and payment of expenses provided in our charter shall not be deemed exclusive of or limit in any way other rights to which our Business Manager/Advisor seeks indemnification or payment of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

Our charter further authorizes the purchase and maintenance of insurance on behalf of our Business Manager/Advisor or its affiliates against any liability asserted against it and incurred by it in such capacity, or arising out of its status as such, whether or not it is indemnified against such liability under the provisions of our charter.

Shares of our Stock and Other Amounts Potentially Payable with Respect to the Merger

In connection with the Merger, the stockholders of our Business Manager/Advisor and our Property Managers will receive our common stock.  The allocation of shares we are issuing in the Merger was determined by our Business Manager/Advisor and our Property Managers.  Immediately prior to the Merger, we will pay any fees accrued under such contractual arrangements for services rendered through the effective time of the Merger.

Interest of Certain Persons in Matters to be Acted Upon

Certain of our directors and officers have interests in connection with the Merger, our Property Managers and our Business Manager/Advisor that are different from, and may potentially conflict with, our interests.  In particular, all of our current executive officers and two of our current directors are also executive officers and/or directors of Inland.  We have entered into a non-compensated consulting agreement, that will become effective upon the closing, with Mr. Parks, our current chairman and director.  Mr. Parks and Ms. Gujral, our chief executive officer and a director, are stockholders of our Property Managers and TIGI, the ultimate owner of our Business Manager/Advisor.  Mr. Grimes, our current Treasurer and Principal Financial Officer, is a stockholder of one or more of our Property Managers.  As such, these individuals will receive shares of our common stock as consideration in the Merger.  Messrs. Parks, Grimes and Ms. Gujral will receive shares of our common stock valued at approximately $6.8 million, $380,000 and $1.3 million, respectively, as consideration in the Merger.

We have also entered into employment agreements with Messrs. O’Hanlon, Grimes, Garrison and Byrne that will become effective upon the closing.  See “– Ancillary Agreements – Employment Agreements” for a further discussion of these employment agreements.

Opinion of the Financial Advisor

William Blair acted as financial advisor to the special committee in connection with the Merger. As part of its engagement, the special committee requested that William Blair render an opinion as to whether the Merger consideration, to be paid by us was fair, from a financial point of view, to us and our stockholders. On August 14, 2007, William Blair delivered its oral opinion to the special committee and subsequently confirmed in writing that, as of August 14, 2007 and based upon and subject to the assumptions and qualifications stated in its opinion, the Merger consideration was fair, from a financial point of view, to us and our stockholders.

THE FULL TEXT OF WILLIAM BLAIR’S WRITTEN OPINION, DATED AUGUST 14, 2007, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT AND INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. WE ENCOURAGE YOU TO READ THE ENTIRE OPINION CAREFULLY TO LEARN ABOUT THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY WILLIAM BLAIR IN RENDERING ITS OPINION. WILLIAM BLAIR’S OPINION RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO US AND OUR STOCKHOLDERS OF

THE CONSIDERATION TO BE PAID BY US IN THE MERGER AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO YOU AS TO HOW YOU SHOULD VOTE WITH RESPECT TO THE MERGER AGREEMENT OR THE MERGER. WILLIAM BLAIR’S OPINION DID NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY US OR THE SPECIAL COMMITTEE OR THE BOARD TO ENGAGE IN THE MERGER OR OTHER BUSINESS STRATEGIES OR TRANSACTIONS CONSIDERED BY THE BOARD OR THE SPECIAL COMMITTEE, OR THE EFFECT OF ANY SUCH TRANSACTION, OR THE SPECIAL COMMITTEE’S AND THE BOARD’S DECISION TO PROCEED WITH THE MERGER. THE FOLLOWING SUMMARY OF WILLIAM BLAIR’S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

William Blair provided the opinion described above for the information and assistance of the special committee and the Board in connection with evaluating the Merger consideration. The terms of the Merger Agreement and the amount and form of the Merger consideration, however, were determined through negotiations between us and the Business Manager/Advisor and the Property Managers, and were unanimously approved by the special committee and the Board. Although William Blair provided financial advice to the special committee during such negotiations, William Blair did not recommend any specific exchange ratio or other form of consideration to us or that any specific exchange ratio or other form of consideration constituted the only appropriate consideration for the proposed Merger.  The William Blair opinion is addressed to the special committee and the Board for their use in evaluating the terms of the Merger Agreement and the amount and form of the Merger consideration.  The William Blair opinion is included in this proxy statement so you can assess the role of such opinion in the special committee’s and our Board’s development of its recommendation to you.

In connection with its opinion, William Blair examined or discussed, among other things:

•                                          the Merger Agreement dated August 14, 2007;

•                                          our audited historical financial statements and those of our Business Manager/Advisor and Property Managers for the two fiscal years ended December 31, 2005 and 2006;

•                                          our unaudited financial statements and those of our Business Manager/Advisor and Property Managers for the six months ended June 30, 2006, and 2007;

•                                          certain internal business, operating and financial information and forecasts of us, our Business Manager/Advisor and Property Managers, or the Forecasts, for fiscal years 2007 through 2012 prepared by our senior management and the senior management of our Business Manager/Advisor and Property Managers;

•                                          information regarding the strategic, financial and operational benefits anticipated from the Merger prepared by our senior management;

•                                          information regarding the amount and timing of cost savings and related expenses which our senior management expects will result from the Merger, or the Expected Cost Savings;

•                                          the pro forma impact of the Merger on funds from our operations per share (before and after taking into consideration any Expected Cost Savings);

•                                          information regarding publicly available financial terms of certain other business combinations William Blair deemed relevant;

•                                          our financial position and operating results and those of our Business Manager/Advisor and Property Managers compared with those of certain other publicly traded companies William Blair deemed relevant; and

•                                          certain other publicly available information of us and that of other publicly traded companies William Blair deemed relevant.

William Blair also held discussions with members of our senior management and the senior management of our Business Manager/Advisor and Property Managers to discuss the foregoing. William Blair also considered other matters, and conducted such other analyses, studies and investigations, which it deemed relevant to its inquiry, and appropriate under the circumstances for rendering its opinion, and took into account the accepted financial and investment banking procedures and considerations that it deemed relevant.   William Blair was not requested to, nor did William Blair, solicit the interest of other parties in a possible business combination transaction with us.

In rendering its opinion, William Blair assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William Blair for purposes of its opinion, including without limitation the Forecasts provided by our senior management and the senior management of our Business Manager/Advisor and Property Managers. William Blair did not make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of us, our Business Manager/Advisor or Property Managers. William Blair was advised by our senior management that the Forecasts and Expected Cost Savings examined by William Blair were reasonably prepared on bases reflecting the best estimates then available and judgments of our senior management and the senior management of our Business Manager/Advisor and Property Managers. In that regard, William Blair assumed, with the consent of the special committee, that (i) the Forecasts would be achieved in the amounts and at the times contemplated thereby and (ii) all of our material assets and liabilities (contingent or otherwise) and those of our Business Manager/Advisor and Property Managers were as set forth in each company’s respective financial statements or other information made available to William Blair. William Blair expressed no opinion with respect to the Forecasts or Expected Cost Savings or the estimates and judgments on which they were based. William Blair was not provided with, nor did it otherwise review, any of our forecasts or the forecasts of our Business Manager/Advisor or Property Managers for periods after fiscal year 2012.

William Blair’s opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for us or the effect of any other transaction in which we might engage. William Blair’s opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to William Blair as of August 9, 2007. Although subsequent developments may affect its opinion, William Blair does not have any obligation to update, revise or reaffirm its opinion. William Blair relied, as to all legal and accounting and tax matters, on advice of our advisors and the advisors to the special committee.  William Blair assumed that the executed Merger Agreement would conform in all material respects to, and the Merger would be consummated on, the terms described in the Merger Agreement reviewed by it, without any amendment or waiver of any material terms or conditions. William Blair did not express any opinion as to the impact of the Merger on our solvency or viability or that of our Business Manager/Advisor or Property Managers.

The following is a summary of the material financial analyses performed and material factors considered by William Blair to arrive at its opinion. William Blair performed certain procedures, including each of the financial analyses described below, and reviewed with the special committee and the Board the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by William Blair in this regard, it does set forth those considered by William Blair to be material in arriving at its opinion.

William Blair performed certain financial procedures, including each of the financial analyses described below in order to evaluate the fairness of the Merger consideration, from a financial point of view to us and our stockholders (other than our Business Manager/Advisor, Property Managers and their equityholders).  As contemplated by the Merger Agreement, we will issue approximately 37.5 million shares in the Merger.  William Blair evaluated each of the following analyses independently and on an aggregate basis in its assessment of the fairness of the proposed transaction.

Valuation of Our Business Manager/Advisor and Property Managers

Selected Public Company Analysis.  William Blair reviewed and compared certain financial information relating to our Business Manager/Advisor and Property Managers to corresponding financial information, ratios and public market multiples for certain publicly traded companies with operations in the real estate industry that William Blair deemed relevant. The following companies were selected by William Blair:

•                                          CB Richard Ellis Group, Inc.;

•                                          Jones Lang LaSalle, Inc.; and

•                                          Grubb & Ellis Company.

Among the information William Blair considered were earnings before interest, taxes, depreciation and amortization, or EBITDA, and net income. William Blair considered the enterprise value as a multiple of EBITDA for each company for the last twelve months, or LTM, for which results were publicly available and for the respective calendar year EBITDA estimates for 2007, and the share price as a multiple of earnings per share, or EPS, for each company for the LTM and for the respective calendar year EPS estimates for 2007 and 2008. The operating results and the corresponding derived multiples for our Business Manager/Advisor and Property Managers and each of the selected companies were based on each company’s most recent available publicly disclosed financial information, closing share prices as of August 9, 2007 and consensus Wall Street analysts’ EBITDA and EPS estimates for calendar years 2007 and 2008 where appropriate. William Blair noted that it did not have access to internal forecasts for any of the selected public companies, except our Business Manager/Advisor and the Property Managers.

William Blair then applied the summary imputed multiples for the publicly traded companies to our Business Manager/Advisor and Property Managers’ results to determine an implied enterprise value and an implied equity value for our Business Manager/Advisor and Property Managers.  Information regarding our Business Manager/Advisor and Property Managers’ operating results and public company valuation multiples from William Blair’s analysis of selected publicly traded companies is set forth in the following table:

	Combined Advisor
	and Property	Selected Public Company
($ in millions)	Managers	Valuation Multiples
Multiple	Results	Min		Mean		Median		Max
Enterprise Value/LTM EBITDA	$62.8	11.2	x	14.2	x	11.3	x	20.0	x
Enterprise Value/2007E EBITDA	$65.9	9.3	x	11.1	x	11.5	x	12.5	x

Equity Value/LTM Net Income	$37.6	17.0	x	17.6	x	17.6	x	18.2	x
Equity Value/2007E Net Income	$39.5	13.4	x	20.4	x	14.7	x	33.1	x
Equity Value/2008E Net Income	$41.2	11.4	x	14.3	x	13.8	x	17.6	x

William Blair determined a valuation range for our Business Manager/Advisor and Property Managers based on its analysis of selected publicly traded companies to be between $471 million and $1,308 million with a mean and median value of $736 million and $663 million, respectively.

Although William Blair analyzed the trading multiples of the selected companies at the date of its opinion and applied such multiples to our Business Manager/Advisor and Property Managers, none of the selected companies is identical to our Business Manager/Advisor and Property Managers. Accordingly, any analysis of the selected publicly traded companies necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the analysis of trading multiples of the selected publicly traded companies.

Selected M&A Transactions Analysis of Comparable Transactions.  William Blair performed an analysis of selected recent business combinations consisting of transactions announced subsequent to January 1, 1998 and focused primarily on the real estate industry. William Blair’s analysis was based solely on publicly available information regarding such transactions. The selected transactions were not intended to be representative of the entire range of possible transactions in the respective industries.  The transactions selected by William Blair were (target/acquiror):

•                                          Grubb & Ellis Company / NNN Realty Advisors, Inc.;

•                                          Trammell Crow Company / CB Richard Ellis Group, Inc.;

•                                          LNR Property Corporation / Cerberus Capital Management, L.P. and Blackacre Institutional Capital Management, LLC;

•                                          Insignia Financial Group, Inc. / CB Richard Ellis Group, Inc.;

•                                          Groupe Bourdais / Insignia Financial Group, Inc.;

•                                          CB Richard Ellis Services, Inc. / Blum Capital Partners, L.P.;

•                                          CNL Fund Advisors, Inc. / CNL American Properties, Inc.;

•                                          Security Capital U.S. Realty / Security Capital Group;

•                                          Jones Lang Wootton / LaSalle Partners, Inc.; and

•                                          Bishop Hawk, Inc. / Grubb & Ellis Company.

William Blair reviewed the consideration paid in the selected transactions in terms of the enterprise value of such transactions as a multiple of EBITDA of the target and the equity value as a multiple of net income of the target for the latest twelve months prior to the announcement of these transactions.  William Blair then applied the summary imputed multiples for the selected transactions to our Business Manager/Advisor and Property Managers’ results to determine an implied enterprise value and an implied equity value for our Business Manager/Advisor and Property Managers.  Information regarding our Business Manager/Advisor and Property Managers operating results and multiples from William Blair’s analysis of selected transactions is set forth in the following table:

	Combined Advisor
	and Property	Selected Transaction
($ in millions)	Managers	Valuation Multiples
Multiple	Results	Min		Mean		Median		Max
Enterprise Value/LTM EBITDA	$62.8	5.2	x	11.3	x	9.9	x	24.0	x
Equity Value/LTM Net Income	$37.6	9.1	x	15.7	x	13.6	x	30.8	x

William Blair determined a valuation range for our Business Manager/Advisor and Property Managers based on its analysis of selected transactions to be between $327 million and $1,507 million with a mean and median value of $649 million and $565 million, respectively.

Although William Blair analyzed the multiples implied by the selected transactions and applied such multiples to our Business Manager/Advisor and Property Managers, none of these transactions or associated companies is identical to the Merger of our Business Manager/Advisor and Property Managers. Accordingly, any analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of our Business Manager/Advisor and Property Managers versus the values of the companies in the selected transactions.

Selected M&A Transactions Analysis of REIT Internalization Transactions.  William Blair performed an analysis of selected recent REIT internalizations consisting of transactions announced subsequent to January 1, 1999 and focused primarily on the real estate industry. William Blair’s analysis was based solely on publicly available information regarding such transactions. The selected transactions were not intended to be representative of the entire range of possible transactions in the respective industries.  The transactions selected by William Blair were (target/acquiror):

•                                          Inland Retail Real Estate Advisory Services, Inc. / Inland Retail Real Estate Trust, Inc.;

•                                          Cedar Bay Realty Advisors, Inc. / Cedar Shopping Centers, Inc.;

•                                          Inland Commercial Property Management, Inc. / Inland Real Estate Corporation;

•                                          Starwood Financial Advisors, LLC / Starwood Financial Trust; and

•                                          CNL Restaurant Properties Inc. / CNL American Properties Fund, Inc.

William Blair reviewed the consideration paid in the selected transactions in terms of the enterprise value of such transactions as a multiple of EBITDA for the latest twelve months prior to the announcement of these transactions.  William Blair then applied the summary imputed multiple for the selected transactions to our Business Manager/Advisor and the Property Managers’ results to determine an implied enterprise value for our Business Manager/Advisor and Property Managers.  Information regarding our Business Manager/Advisor and Property Managers operating results and multiples from William Blair’s analysis of selected transactions is set forth in the following table:

Combined Advisor
	and Property	Selected Transaction
($ in millions)	Managers	Valuation Multiples
Multiple	Results	Min		Mean		Median		Max
Enterprise Value/LTM EBITDA	$62.8	3.9	x	7.3	x	7.8	x	10.7	x

William Blair determined a valuation range for our Business Manager/Advisor and Property Managers based on its analysis of selected transactions to be between $245 million and $671 million with a mean and median value of $459 million and $491 million, respectively.

Although William Blair analyzed the multiples implied by the selected transactions and applied such multiples to our Business Manager/Advisor and Property Managers, none of these transactions or associated companies is identical to the Merger of our Business Manager/Advisor and Property Managers. Accordingly, any analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of our Business Manager/Advisor and Property Managers versus the values of the companies in the selected transactions.

Discounted Cash Flow Analysis.  William Blair utilized the Forecasts to perform a discounted cash flow analysis of our Business Manager/Advisor and Property Managers’ projected future cash flows for the period commencing on January 1, 2007 and ending December 31, 2012. Using discounted cash flow methodology, William Blair calculated the present values of the projected free cash flows for our Business Manager/Advisor and Property Managers. In this analysis, William Blair assumed that our Business Manager/Advisor and Property Managers’ free cash flows would end in a final cash flow equal to between 6.5x and 8.5x the respective 2012 EBITDA and an annual assumed discount rate ranging from 8.0% to 12.0%. William Blair determined the appropriate discount range based upon an analysis of the weighted average cost of capital of the aforementioned public company analysis. William Blair aggregated (1) the present value of the free cash flows over the applicable forecast period with (2) the present value of the range of terminal values. The aggregate present value of these items represented the enterprise value range. The implied range of enterprise values for our Business Manager/Advisor and the Property Managers implied by the discounted cash flow analysis ranged from approximately $481 million to $667 million with a mean and median value of $568 million and $567 million, respectively.

Summary of the Aggregate Valuation for our Business Manager/Advisor and Property Managers

William Blair performed a selected public company analysis, selected M&A transaction analysis of comparable transactions and REIT internalization transactions and a discounted cash flow analysis to determine aggregate valuation ranges for our Business Manager/Advisor and Property Managers.  Based on its analysis and results as presented above, William Blair determined that a range of aggregate enterprise values for our Business Manager/Advisor and Property Managers ranged from $399 million to $990 million with a mean and median value of $609 million and $566 million, respectively.

Valuation of Our Shares

William Blair performed certain financial procedures, including each of the financial analyses described below to derive a value of our shares, on a per share basis.

Selected Public Company Analysis.  William Blair reviewed and compared certain financial information relating to us to corresponding financial information, ratios and public market multiples for certain publicly traded real estate investment trusts with operations in the real estate industry that William Blair deemed relevant.  The following companies were selected by William Blair:

•                                          Kimco Realty Corporation;

•                                          Developers Diversified Realty Corporation;

•                                          Regency Centers Corporation;

•                                          Federal Realty Investment Trust;

•                                          Weingarten Realty Investors;

•                                          Inland Real Estate Corporation; and

•                                          Cedar Shopping Centers, Inc.

Among the information William Blair considered were funds from operations, or FFO, per share, dividend yield, implied capitalization rate and square feet. William Blair considered the equity value as a multiple of FFO per share and dividend yield for each company for the last twelve months for which results were publicly available and the share price as a multiple of FFO for each company for the LTM and for the respective calendar year EPS estimates for 2007 and 2008. William Blair considered the enterprise value as a multiple of square feet and implied cap rate for each company for the last twelve months for which results were publicly available.

The operating results and the corresponding derived multiples for us and each of the selected companies were based on each company’s most recent available publicly disclosed financial information, closing share prices as of August 9, 2007 and consensus Wall Street analysts’ FFO estimates for calendar years 2007 and 2008 where appropriate. William Blair noted that it did not have access to internal forecasts for any of the selected public companies, except for ours.

William Blair then applied the summary imputed multiples for the publicly traded companies to our results to determine an implied equity value per share for us.  The derived enterprise values and equity values were divided by the total number of shares outstanding as of June 30, 2007 to determine our implied per share value.  Information regarding our operating results and public company valuation multiples from William Blair’s analysis of selected publicly traded companies is set forth in the following table:

		Selected Public Company
($ actual)	IWEST	Valuation Multiples
Valuation Metric	Results	Min		Mean		Median		Max
Equity Value/LTM FFO	$0.67	10.6	x	15.2	x	14.1	x	24.1	x
Equity Value/2007E FFO	$0.66	9.9	x	14.7	x	13.6	x	22.6	x
Equity Value/2008E FFO	$0.69	9.2	x	13.7	x	12.7	x	20.8	x
Equity Value/LTM Dividend Yield	$0.65	2.8%		4.8%		4.8%		7.3%
Enterprise Value/Square Feet (000s)	45,500	$74.25		$139.64		$126.65		$332.67
Enterprise Value/LTM Capitilization Rate	$1.15	3.60%		5.85%		6.31%		7.51%

William Blair determined a per share valuation range for us based on its analysis of selected publicly traded companies to be between $6.30 and $33.87 per share with a mean and median per share values of $11.27 and $9.30, respectively.

Although William Blair compared the trading multiples of the selected companies at the date of its opinion and applied such multiples to us, none of the selected companies is identical to us. Accordingly, any analysis of the selected publicly traded companies necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the analysis of trading multiples of the selected publicly traded companies.

Selected M&A Transactions Analysis.  William Blair performed an analysis of selected recent business combinations consisting of transactions announced subsequent to January 1, 2000 and focused primarily on the real estate industry. William Blair’s analysis was based solely on publicly available information regarding such transactions. The selected transactions were not intended to be representative of the entire range of possible transactions in the respective industries.  The transactions selected by William Blair were (target/acquiror):

•                                          Republic Property Trust / Liberty Property Trust;

•                                          Crescent Real Estate Equities Company / Morgan Stanley Real Estate Fund;

•                                          Beacon Capital Partners, LLC / Broadway Real Estate Partners, LLC;

•                                          New Plan Excel Realty Trust, Inc. / Centro Properties Group;

•                                          Columbia Equity Trust, Inc. / JP Morgan Asset Management;

•                                          Inland Retail Real Estate Trust, Inc / Developers Diversified Realty Corporation;

•                                          Equity Office Properties Trust / Blackstone Real Estate Partners, LP;

•                                          Reckson Associates Realty Corp. / SL Green Realty Corp.;

•                                          Glenborough Realty Trust Inc. / Morgan Stanley Real Estate Fund;

•                                          Sizeler Property Investors Inc. / Revenue Properties Co. Ltd.;

•                                          Pan Pacific Retail Properties, Inc. / Kimco Realty Corporation;

•                                          Heritage Property Investment Trust, Inc. / Centro Properties Group;

•                                          Kramont Realty Trust / Centro Properties Group, Watt Commercial Properties Inc;

•                                          Price Legacy Corp. / PL Retail LLC (Kimco Realty Corporation and DRA Advisors LLC);

•                                          Mid-Atlantic Realty Trust / Kimco Realty Corporation;

•                                          JDN Realty Corporation / Developers Diversified Realty Corporation;

•                                          IRT Property Co. / Equity One, Inc.;

•                                          Center Trust Inc. / Pan Pacific Retail Properties, Inc.;

•                                          United Investors Realty Trust / Equity One, Inc.; and

•                                          Bradley Real Estate, Inc. / Heritage Property Investment Trust, Inc.

William Blair reviewed the consideration paid in the selected transactions in terms of the equity value of such transactions as a multiple of FFO of the target for the latest twelve months prior to the announcement of these transactions. William Blair considered the enterprise value as a multiple of square feet and implied capitalization rate for each company for the target for the latest twelve months prior to the announcement of these transactions. William Blair then applied the summary imputed multiples for the selected transactions to our results to determine our implied equity value per share.  Information regarding our operating results and multiples from William Blair’s analysis of selected transactions is set forth in the following table:

		Selected Transaction
($ actual)	IWEST	Valuation Multiples
Valuation Metric	Results	Min		Mean		Median		Max
Equity Value/LTM FFO	$0.67	7.7	x	21.3	x	16.3	x	73.8	x
Enterprise Value/Square Feet (000s)	45,500	$67.27		$160.39		$133.63		$377.17
Enterprise Value/LTM Capitilization Rate	$1.15	1.47%		4.61%		4.60%		10.20%

William Blair determined a valuation range for us based on its analysis of selected transactions to be between $2.26 and $69.16 per share with a mean and median per share values of $15.47 and $13.58, respectively.

Although William Blair analyzed the multiples implied by the selected transactions and applied such multiples to us, none of these transactions or associated companies is identical to the Merger. Accordingly, any analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect our implied value versus the values of the companies in the selected transactions.

Discounted Cash Flow Analysis.  William Blair utilized the Forecasts to perform a discounted cash flow analysis of our projected future dividend per share for the period commencing on January 1, 2007 and ending December 31, 2012. Using discounted cash flow methodology, William Blair calculated the present values of our projected free cash flows per share. In this analysis, William Blair assumed that our FFO per share would end in a final FFO per share equal to between 15.0x and 17.0x the respective 2012 FFO per share and an annual assumed discount rate ranging from 7.0% to 9.0% with an assumed constant dividend yield of 6.32%. William Blair determined the appropriate discount range based upon an analysis of the weighted average cost of capital of the aforementioned public company analysis. William Blair aggregated (1) the present value of the dividends per share over the applicable forecast period with (2) the present value of the range of terminal values. The aggregate present value of these items represented the equity value per share range. The implied range of per share equity values for us implied by the discounted cash flow analysis ranged from approximately $9.78 to $11.35 per share.

Summary of Our Aggregate Valuation

William Blair performed a selected public company analysis, selected M&A transaction analysis and a discounted cash flow analysis to determine independent per share equity valuation ranges for us.  Based on its analysis and results as presented above, William Blair determined a mean and median per share value of $11.27 and $10.53, respectively with an approximate range of values from $9.00 to $12.00 per share.

Analysis Conclusion

In assessing its fairness opinion, William Blair compared the approximately 37.5 million shares to be issued in the Merger with the aggregate estimated value of our Business Manager/Advisor and Property Managers divided by our estimated per share value.

Based on the preceding analysis, the aggregate estimated value of our Business Manager/Advisor and Property Managers is $245 million to $1,507 million, and our estimated per share value is $9.00 to $12.00 per share.  The aggregate estimated value of our Business Manager/Advisor and Property Managers divided by our estimated per share value is a range of 20.4 million to 167.4 million shares.  This is an estimate of the aggregate value of our Business Manager/Advisor and Property Managers expressed in terms of the number of our shares.

Because the number of shares to be issued in the Merger was within the range of the aggregate value of our Business Manager/Advisor and Property Managers expressed in terms of the number of our shares, William Blair concluded that the Merger consideration was fair from a financial point of view to us and our stockholders (other than our Business Manager/Advisor, Property Managers and their equityholders).

Additional Analyses

In developing its fairness opinion, William Blair also performed certain financial analyses described below.

Internalization Formula Valuation.  Per our advisory agreement with our Business Manager/Advisor, dated December 28, 2004, William Blair calculated the number of shares that we could choose to issue to the holders of our Business Manager/Advisor and Property Managers in a merger transaction at our option beginning in September 2008 for our Business Manager/Advisor and May 2008 for the Property Managers.  The number of our shares to be distributed to the stockholders of our Business Manager/Advisor and Property Managers was calculated as 90% of the annualized net income of our Business Manager/Advisor and Property Managers divided by our annualized FFO per weighted average share.  Annualized net income was assumed to be 2007 projected  net income of our Business Manager/Advisor and Property Managers.  The implied number of shares for our Business Manager/Advisor and Property Managers implied by the internalization formula is approximately 54.1 million, as compared to the approximate 37.5 million shares to be issued in the Merger.

Accretion/Dilution Analysis.  William Blair analyzed certain pro forma effects resulting from the Merger, including the potential impact of the Merger on projected FFO per share of us following the Merger, with Expected Cost Savings. William Blair utilized our FFO for 2007 through 2012 according to the Forecasts provided by us. William Blair’s post-transaction pro forma analysis assumed 100% of our Business Manager/Advisor and Property Managers’ outstanding common stock was exchanged for approximately 37.5 million shares of our common stock. William Blair’s analysis indicated that the transaction would be $0.078 to $0.097 accretive on a per share basis to our 2008 through 2012 FFO when taking into consideration the Expected Cost Savings as a result of the Merger.

General

This summary is not a complete description of the analysis performed by William Blair but contains the material elements of the analysis. The preparation of an opinion regarding fairness is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the financial terms of the proposed Merger and add to the total mix of information available. The analyses were prepared solely for the purpose of William Blair providing its opinion and do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the Merger consideration. Rather, in reaching its conclusion, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. William Blair did not place particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to our Business Manager/Advisor, Property Managers or the Merger. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by such analyses.

William Blair is a nationally recognized firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of strategic combinations and acquisitions. William Blair participated in certain of the negotiations leading to the Merger Agreement.

The special committee hired William Blair based on its qualifications and expertise in providing financial advice to companies and its reputation as a nationally recognized investment banking firm. Pursuant to a letter agreement dated June 19, 2006, William Blair was paid a retainer fee of $100,000 and was paid $550,000 upon the delivery of its opinion, dated August 14, 2007, as to the fairness, from a financial point of view, of the Merger consideration to be paid by us. Furthermore, under the terms of the June 19, 2006, letter agreement, William Blair will be entitled to receive an additional fee of $350,000 upon consummation of the Merger. In addition, we have agreed to reimburse William Blair for certain of its out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection with its services and will indemnify William Blair against potential liabilities arising out of its engagement.

As described above, William Blair’s opinion to the special committee and to the Board was one of many factors taken into consideration by the special committee and the Board in making their determination to approve the Merger. The foregoing summary does not purport to be a complete description of the analyses performed by William Blair in connection with its fairness opinion and is qualified in its entirety by reference to the written opinion of William Blair attached as Appendix B to this proxy statement.

Accounting Treatment

The Merger consideration will be accounted for primarily as expense incurred in connection with terminating the property management agreements that we have with our Property Managers and the advisory agreement that we have with our Business Manager/Advisor, substantially all of which will be treated as an expense upon closing of the Merger.

Federal Tax Consequences

The following discussion summarizes the material federal income tax consequences in connection with the Merger to a stockholder of ours who is a U.S. citizen or resident or that is a tax exempt organization. Duane Morris LLP, our counsel, has reviewed the following discussion and believes that it fairly summarizes the federal income tax considerations that are likely to be material to our stockholders. Such discussion is based on current law. The discussion is not exhaustive of all possible tax considerations, nor does the discussion give a detailed description of any state, local, or foreign tax considerations. This discussion does not describe all of the aspects of federal income taxation that may be relevant to a stockholder in light of his or her particular circumstances or to certain types of stockholders (including insurance companies, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws. No ruling has been or will be requested from the IRS.

EACH STOCKHOLDER IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC CONSEQUENCES TO HIM OR HER OF THE OWNERSHIP OF COMMON STOCK IN AN ENTITY THAT HAS ELECTED TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF SUCH OWNERSHIP AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

General. We expect to continue to be taxed as a REIT for federal income tax purposes. We believe that we were organized, have operated and, assuming consummation of the Merger, will continue to operate after the Merger in such a manner as to meet the requirements for qualification and taxation as a REIT under the Code, and we intend to continue to operate in such a manner. No assurance, however, can be given that we will continue to operate in a manner so as to remain qualified as a REIT.

In the opinion of our counsel, assuming that (i) we are currently qualified to be taxed as a REIT under the Code; (ii) the assumptions and representations referred to below are true upon and following the Merger, including that we will not succeed to any earnings and profits of the Service Providers; and (iii) following the Merger, the surviving corporations will operate in accordance with the terms described herein, following the Merger, we should continue to qualify as a REIT for our current and subsequent taxable years. This analysis is based on certain assumptions relating to our organization and operation and that of our Business Manager/Advisor and each of our Property Managers and is conditioned upon certain representations made by us as to certain factual matters relating to the Merger and the intended manner of our operation after the Merger and the operation of the surviving corporations. The opinion is further conditioned upon us not otherwise being allocated more non-qualifying income than is consistent with the 95 percent gross income test. Our counsel is not aware of any facts or circumstances that are inconsistent with these assumptions and representations. Unlike a tax ruling, an analysis of counsel is not binding on the IRS, and no assurance can be given that the IRS will not challenge our status as a REIT for federal income tax purposes. Our qualification and taxation as a REIT has depended and will depend upon, among other things, our ability to meet on a continuing basis, through ownership of assets, actual annual operating results, receipt of qualifying real estate income, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below. See “– Failure to Qualify” below.

The following is a summary of material considerations concerning applicable Code sections that affect the Merger. These sections of the Code are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, which we refer to as the Treasury Regulations, and administrative and judicial interpretations thereof as currently in effect. There is no assurance that there will not be future changes in the Code, Treasury Regulations or administrative or judicial interpretations thereof that could adversely affect our ability to continue to qualify as a REIT or adversely affect the taxation of our stockholders or that could further limit the amount of income we may derive from the management and development activities to be performed after the Merger.

Built-in Gain Rules. Under the “Built-in Gain Rules” of Notice 88-19, 1988-1 C.B. 486, and Temporary Regulations issued thereunder, we will be subject to a corporate tax if we dispose of any of the assets acquired from our Business Manager/Advisor and any of our Property Managers in the Merger during the 10-year period beginning at the closing date, which we refer to as the restriction period. This tax is imposed at the top regular corporate rate (currently 35%) on the excess of (i) the lesser of (a) the fair market value at the closing date of the assets disposed of and (b) the selling price of such assets over (ii) our adjusted basis at the closing date in such assets, such excess being referred to as the built-in gain. We do not intend to dispose of any of the assets acquired in the Merger during the restriction period. However, on such a disposition, if the fair market value of the asset sold at the closing date exceeded the basis therein, we would be taxed at the time of the disposition on the resulting gain at the top corporate rate under the Built-in Gain Rules.

The results described above with respect to the recognition of built-in gain assume that we will make a certain election pursuant to the Built-in Gain Rules in accordance with Section 337(d) of the Code and the Treasury Regulations thereunder.

Qualified REIT Subsidiary. A REIT is permitted to have a wholly owned subsidiary, also referred to as a qualified REIT subsidiary, provided that such subsidiary satisfies certain conditions. A qualified REIT subsidiary is not treated as a separate entity for federal income tax purposes. Rather, all of the assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as if they were those of the REIT. Following the Merger, our Business Manager/Advisor and each of our Property Managers will be our qualified REIT subsidiaries, and the assets, liabilities and items of income of each will be treated as our assets, liabilities and items of income. Based on the foregoing, it is the opinion of our counsel that, following the Merger, each of our Business Manager/Advisor and each of our Property Managers will constitute a qualified REIT subsidiary.

Consequences of Merger on our Qualification as a REIT - Earnings and Profits Distribution Requirements. A REIT is not permitted to have accumulated earnings and profits attributable to a non-REIT year. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute such earnings and profits. In a corporate reorganization qualifying as a tax-free statutory merger, the acquired corporation’s earnings and profits are carried over to the surviving corporation, and any earnings and profits treated as having been acquired by a REIT through such a merger will be treated as accumulated earnings and profits of the REIT attributable to non-REIT years. Accordingly, any earnings and profits of our Business Manager/Advisor and/or any of our Property Managers will carry over to us and be treated as earnings and profits attributable to non-REIT years. If we do not make distributions in accordance with the rules set forth below, we could lose our status as a REIT for federal income tax purposes.

The amount of earnings and profits of our Business Manager/Advisor and each of our Property Managers acquired by us, which we refer to as acquired earnings, will be based on the earnings and profits of each immediately prior to the effective time.  Based on our Business Manager/Advisor’s intention to pay all of its undistributed earnings as a dividend immediately prior to the Merger and the law existing as of the date hereof, we believe that we should not receive or be deemed to receive any earnings and profits from the Merger.  Based on such assumptions, and the most reasonable interpretation of the existing law, it appears that our Business Manager/Advisor and each of our Property Managers will have no earnings and profits as of the effective time.

If it is later determined that our Business Manager/Advisor and/or each of our Property Managers had earnings and profits at the effective time, we could maintain our status as a REIT if we distribute an amount equal to the acquired earnings before the close of the current taxable year. Only those distributions which are sourced to the acquired earnings will be treated as reducing such earnings and profits. To distribute the acquired earnings, we must distribute (or be deemed to distribute) during 2007 the sum of all of our current earnings and profits and any accumulated earnings and profits, and then the amount of the acquired earnings. Because our distributions have exceeded our REIT taxable income (determined prior to the dividends paid deduction) in each year of our existence and are expected to exceed such amount in this year, we have no earnings and profits, either from current periods or from prior periods and therefore, all distributions should first reduce acquired earnings to the extent any exist. In addition, our Board intends to declare that all distributions will first reduce acquired earnings, and then will reduce subsequent earnings and profits. We believe that this approach should prevent us from losing our status as a REIT for federal income tax purposes due to the application of these rules.

The calculation of the amount of acquired earnings is subject to challenge by the IRS. The IRS may examine prior tax returns and propose adjustments to increase the taxable income of our Business Manager/Advisor and/or our each of our Property Managers thereby increasing the amount of the acquired earnings. If the IRS determines that we have not distributed all of the acquired earnings prior to the end of 2007, we will fail to qualify as a REIT for such year. However, we may make an additional distribution within 90 days of such determination by the IRS to distribute the acquired earnings and would be required to pay to the IRS an interest charge based on 50% of the amount not previously distributed. If such additional distribution is made, we would retain our REIT status for all periods from 2007 through the year of such distribution notwithstanding our failure to have timely distributed the acquired earnings.

Failure to Qualify.  If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable corporate alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions to stockholders in any year in which we fail to qualify as a REIT, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable to them as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Regulatory Matters

We are not aware of any license or regulatory permit which is material to our business, our Property Managers or our Business Manager/Advisor and which is likely to be adversely affected by the consummation of the Merger, or of any material approval or other action by any state, federal or foreign government agency that would be required prior to the consummation of the Merger, other than: (i) the filing of a certificate of merger with the Delaware Secretary of State with respect to each constituent merger and, with respect to the merger of IWEST Acquisition 1 with and into our Business Manager/Advisor, the acceptance for recording of articles of merger by the Illinois Secretary of State; and (ii) compliance with any applicable federal or state securities laws.

Past Contacts, Transactions or Negotiations

See pg. 14-23, “Merger – Background of the Merger” and “Merger – Reasons for the Merger.”

THE BOARD’S RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

FOR

THE RATIFICATION OF OUR ENTRY INTO THE MERGER AGREEMENT

AND APPROVAL OF THE CONTEMPLATED MERGER.

Vote Required

Provided a quorum is present, the affirmative vote of a majority of the votes cast on the matter at our Annual Meeting other than votes cast with respect to shares held by, or held by an affiliate of, our interested directors, TIGI, our Sponsor or certain stockholders of our Property Managers, is required to ratify our entry into the Merger Agreement and our approval of the Merger as set forth above. For purposes of the vote on the approval, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the vote, although, as mentioned, they will count toward the presence of a quorum.

ELECTION OF DIRECTORS

PROPOSAL NO. 2: ELECTION OF SEVEN INDIVIDUALS TO SERVE AS DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFY.

Our Board currently consists of seven individuals. Although we are not listed on the New York Stock Exchange, all of the directors would satisfy the definition of “independent” under the New York Stock Exchange’s listing standards, except for Robert D. Parks and Brenda G. Gujral.

The election of members of the Board is conducted on an annual basis. Each individual elected to the Board serves a one-year term and until his or her successor is elected and qualifies. Accordingly, the term of office of each of our current directors will expire at the Annual Meeting. At that meeting each current director will be nominated to stand for reelection as a director to hold office until our Annual Meeting to be held in 2008 and until his/her successor is elected and qualifies. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, should any nominee be unable or unwilling to accept the office of director, and if the Board shall designate a substitute nominee, the persons named as proxies will vote for the election of the substitute nominee designated by the Board, and if none, for such other persons as they shall determine. Each current director has been a director since 2003. Information regarding the business experience of each nominee is provided below based upon information furnished to us by the individuals named.

Nominees for Election as Directors

The following sets forth information with regard to the nominees for election to our Board.

NAME, POSITIONS WITH IWEST AND AGE	BUSINESS EXPERIENCE

FRANK A. CATALANO, JR. Director since 2003 Age 45

Frank A. Catalano, Jr. has been one of our directors since our inception on March 5, 2003. He has served as president of Catalano & Associates since 1999. Catalano & Associates is a real estate company that includes brokerage, property management and rehabilitation and leasing of office buildings. Mr. Catalano’s experience also includes mortgage banking. Since August 2007, he has been with HMC-Home Mortgages Co. From 2002 until August 2007, he was a vice president of American Home Mortgage Company. Prior to that, Mr. Catalano was a regional manager at Flagstar Bank. He also was president and chief executive officer of CCS Mortgage, Inc. from 1995 through 2000, when Flagstar Bank acquired it.

Mr. Catalano is a member of the Elmhurst, Illinois Chamber of Commerce and its past chairman of the board. He is also a member of the Elmhurst Jaycees, Elmhurst Hospital Board of Governors, Elmhurst Kiwanis and is currently the President of Elmhurst Historical Museum Commission. Mr. Catalano holds a mortgage broker’s license.

KENNETH H. BEARD Director since 2003 Age 67

Kenneth H. Beard has been one of our independent directors since our inception on March 5, 2003. He is president and chief executive officer of Midwest Mechanical Group, a mechanical construction and service company. From 1999-2002 he was president and chief executive officer of Exelon Services, a subsidiary of Exelon Corporation, where he had responsibility for financial performance including being accountable for creating business strategy, growing the business through acquisition, integrating acquired companies and developing infrastructure for the combined acquired businesses. Prior to that position, from 1974 to 1999, Mr. Beard was the founder, president and chief executive officer of Midwest Mechanical, Inc., a heating, ventilation and air conditioning company providing innovative and cost effective construction services and solutions for commercial, industrial, and institutional facilities. From 1964 to 1974, Mr. Beard was employed by The Trane Company, a manufacturer of heating, ventilating and air conditioning equipment having positions in sales, sales management and general management.

Mr. Beard holds an MBA and a BSCE from the University of Kentucky and is a licensed mechanical engineer. He is chairman of the foundation board of the Wellness House in Hinsdale, Illinois, a cancer support organization and serves on the Dean’s Advisory Council of the University of Kentucky, School of Engineering. Mr. Beard is a past member of the Oak Brook, Illinois Plan Commission (1981-1991) and a past board member of Harris Bank, Hinsdale, Illinois (1985-2004).

PAUL R. GAUVREAU Director since 2003 Age 67

Paul R. Gauvreau has been one of our directors since our inception on March 5, 2003. He is the retired chief financial officer, financial vice president and treasurer of Pittway Corporation, a New York Stock Exchange listed manufacturer and distributor of professional burglar and fire alarm systems and equipment, at which was employed from 1966 until its sale to Honeywell, Inc. in 2001. He was president of Pittway’s non-operating real estate and leasing subsidiaries through 2001. He was a financial consultant to Honeywell, Inc.; Genesis Cable, L.L.C.; and ADUSA, Inc. through 2004. He was a director and audit committee member of Cylink Corporation, a NASDAQ Stock Market listed manufacturer of voice and data security products from 1998 until its merger with Safenet, Inc. in February 2003.

Mr. Gauvreau holds an MBA from the University of Chicago and a BSC from Loyola University of Chicago. He is on the Board of Trustees and chairman of the finance committee of Benedictine University, Lisle, Illinois; and a member of the board of directors and vice president of the Children’s Brittle Bone Foundation, Pleasant Prairie, Wisconsin.

GERALD M. GORSKI Director since 2003 Age 64

Gerald M. Gorski has been one of our directors since July 1, 2003. He has been a partner in the law firm of Gorski and Good, Wheaton, Illinois, since 1978. Mr. Gorski’s practice is limited to governmental law. His firm represents numerous units of local government in Illinois and Mr. Gorski has served as a Special Assistant State’s Attorney and Special Assistant Attorney General in Illinois. He received a Bachelor of Arts degree from North Central College with majors in Political Science and Economics and a Juris Doctor degree from DePaul University Law School where he was placed on the Deans Honor List. Mr. Gorski serves as the Vice-Chairman of the Board of Commissioners for the DuPage Airport Authority. Further, Mr. Gorski has also served as Chairman of the Board of Directors of the DuPage National Technology Park. He has written numerous articles on various legal issues facing Illinois municipalities; has been a speaker at a number of municipal law conferences and is a member of the Illinois Bar Association, the Institute for Local Government Law and the International Municipal Lawyers Association.

BARBARA A. MURPHY	Barbara A. Murphy has been one of our directors since July 1, 2003. She is the Chairwoman of the DuPage Republican Party. Ms. Murphy

Director since 2003 Age 69

is also a member of the Illinois Motor Vehicle Review Board and a member of the Matrimonial Fee Arbitration Board. Ms. Murphy is a Milton Township Trustee and a committeewoman for the Milton Township Republican Central Committee. Ms. Murphy previously served as State Central Committeewoman for the Sixth Congressional District and has also served on the DuPage Civic Center Authority Board, the DuPage County Domestic Violence Task Force, and the Illinois Toll Highway Advisory Committee. Ms. Murphy is a founding member of the Family Shelter Service Board. As an active volunteer for Central DuPage Hospital, she acted as the “surgery hostess” (cared for families while a family member was undergoing surgery). Ms. Murphy was a department manager and buyer for J.W. Robinson’s and Bloomingdale’s and the co-owner of Daffy Down Dilly Gift Shop prior to retiring in 1981.

ROBERT D. PARKS Chairman and Director since our formation in 2003 Age 63

Robert D. Parks has been our Chairman of the Board and a director since our inception on March 5, 2003. He is a director of TIGI and one of its four original principals; chairman of the board of our Sponsor, the parent of our Business Manager/Advisor, a director of Inland Securities Corporation, and a director of Inland Investment Advisors, Inc. Mr. Parks is chairman of the board and a director of Inland American Real Estate Trust, Inc. and president, chief executive officer and a director of Inland Real Estate Corporation, a New York Stock Exchange listed company. He is also a director of Inland Real Estate Exchange Corporation. .

Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for Inland Real Estate Investment Corporation. He oversees and coordinates the marketing of all investments and investor relations

Prior to joining the Inland organization, Mr. Parks taught in Chicago’s public schools. He received his B.A. Degree from Northeastern Illinois University and his M.A. Degree from the University of Chicago. He is a registered Direct Participation Program Limited Principal with the National Association of Securities Dealers. He is a member of the Real Estate Investment Association, the Financial Planning Association, the Foundation for Financial Planning as well as a member of the National Association of Real Estate Investment Trusts.

BRENDA G. GUJRAL Chief Executive Officer since 2005 and Director since our formation in 2003 Age 64

Brenda G. Gujral, our chief executive officer since 2005 and a director since our inception on March 5, 2003, is also president, chief operating officer and a director of our Sponsor. She is president, chief operating officer and a director of Inland Securities Corporation - a member firm of the National Association of Securities Dealers (NASD). Ms. Gujral is a director of Inland Investment Advisors, Inc.; chairman of the board of Inland Real Estate Exchange Corporation; and president and a director of Inland American Real Estate Trust, Inc.

Ms. Gujral has been with the Inland organization for twenty-six years, becoming an officer in 1982. Prior to joining Inland, she worked for the Land Use Planning Commission establishing an office in Portland, Oregon, to implement land use legislation for that state. She is a graduate of California State University. She holds Series 7, 22, 39 and 63 licenses from the NASD and she is a licensed real estate salesperson. Ms. Gujral is a member of the National Association of Real Estate Investment Trusts, the Financial Planning Association, the Foundation for Financial Planning and the National Association for Female Executives.

THE BOARD’S RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

FOR

FRANK A. CATALANO, JR.,
KENNETH H. BEARD,
PAUL R. GAUVREAU,
GERALD M. GORSKI,
BARBARA A. MURPHY,
ROBERT D. PARKS and
BRENDA G. GUJRAL

ITS NOMINEES FOR ELECTION AS DIRECTORS

TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS

AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFY.

Vote Required

The vote of a majority of the shares of our stock entitled to vote, present in person or by proxy at a meeting at which a quorum is present, is necessary for the election of each of the seven directors to be elected at the Annual Meeting. There are no cumulative voting rights in the election of directors. For purposes of the election of directors, abstentions and broker non-votes will have the effect of votes against the proposal, although, as mentioned, they will count toward the presence of a quorum.

Board Meetings in 2006

Our Board met 15 times during 2006. Each director attended more than 75% of the total number of meetings of the Board and each Committee on which he or she served. We do not have a policy with regard to Board members’ attendance at annual stockholder meetings. However, each director attended the 2006 annual meeting.

Committees of the Board of Directors

Our bylaws provide that our Board may establish such committees as the Board believes appropriate. The Board will appoint the members of the committee in the Board’s discretion.

Our Board has established an Audit Committee comprised of Messrs. Beard, Gauvreau and Gorski. Mr. Gauvreau serves as the chair of the Audit Committee and qualifies as our “financial expert” under the SEC rules. Although we are not listed on the New York Stock Exchange, each of these three directors would satisfy the definition of “independent” under the New York Stock Exchange’s listing standards.

The Audit Committee is responsible for the engagement of our independent registered public accounting firm, reviewing the plans and results of the audit engagement with our independent registered public accounting firm, approving services performed by and the independence of our independent registered public accounting firm, considering the range of audit and non-audit fees, and consulting with our independent registered public accounting firm regarding the adequacy of our internal accounting controls. The Audit Committee held five meetings in 2006.

Our Board may establish such other committees as it deems necessary and appropriate. Although we do not have a standing nominating committee or compensation committee of the Board, the Board itself serves in those capacities. Although the Board is responsible for any compensation decisions, it does not act under a charter specifically for compensation purposes.

Compensation Committee Interlocks and Insider Participation

We have no Compensation Committee. As we have no employees, there are no compensation decisions to be made by a compensation committee. During the year ended December 31, 2006, none of our executive officers served as a director or a member of the compensation committee of any entity that has one or more executive officers serving as a member of our Board.  After consummation of the Merger, the Board intends to establish a Compensation Committee.

Nominating Committee

Our Board does not currently have a nominating committee nor is there a nominating committee charter. Rather, each member of our Board participates in the process of identifying and considering individuals for Board membership. Our Board believes its current process is effective since the current members of the Board are seasoned executives from a variety of backgrounds. If we were a listed company, each member of our Board would satisfy the independence requirements under the New York Stock Exchange’s listing standards, other than Messrs. Parks and Ms. Gujral. The Board will consider for recommendation to the Board nominations made by stockholders that comply with the procedures described below under the caption “Advance Notice Procedures for Making Director Nominations and Stockholder Proposals.”

Once one of the members of our Board has identified a possible nominee (whether through a recommendation from a stockholder or otherwise), the Board makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Board when the candidate is recommended, the Board’s own knowledge of the prospective candidate and information, if any, obtained by the Board’s inquiries. The preliminary determination is based primarily on the need for additional Board members to fill vacancies, expand the size of the Board or obtain representation in market areas without Board representation and the likelihood that the candidate can satisfy the evaluation factors described below. If the members of the Board determine that additional consideration is warranted, the Board may gather additional information about the candidate’s background and experience. The members of the Board then evaluate the prospective nominee against the following standards and qualifications:

•              Achievement, experience and independence;

•              Wisdom, integrity and judgment;

•              Understanding of the business environment; and

•              Willingness to devote adequate time to Board duties.

The members of the Board also consider such other relevant factors as they deem appropriate, including the current composition of the Board, the need for audit committee or other expertise and the evaluations of other candidates. In connection with this evaluation, the members of the Board determine whether to interview the candidate. If the members of the Board decide that an interview is warranted, one or more of those members, and others as appropriate, interview the candidate in person or by telephone. After completing this evaluation and interview, the full Board would nominate such candidates for election.

The nominees, which are the current directors, were not recommended to the Board by a security holder, third party search firm or any other source.

Audit Committee Report

The Audit Committee of the Board is responsible for providing independent, objective oversight of our accounting functions and internal controls. The Audit Committee is composed of three directors. Although we are not listed on the New York Stock Exchange, each of these three directors would satisfy the definition of “independent” under the New York Stock Exchange’s listing standards. The Audit Committee operates under a written charter approved by the Board. A copy of the charter is available on our website at www.inlandwestern.com.

Management is responsible for our internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and an audit of the effectiveness of our internal control over financial reporting as of December 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2006 audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures and the letters from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2006, filed with the SEC.

The members of the Audit Committee of our Board are:

Kenneth H. Beard
Paul R. Gauvreau
Gerald M. Gorski

Stockholder Communications

We have not adopted a formal process for stockholder communications with our Board. Every effort has been made to ensure that the views of stockholders are heard by our Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders are free to contact any director or executive officer directly by writing in care of us, or by writing to Ms. Roberta S. Matlin, our Vice President and Secretary, at 2901 Butterfield Road, Oak Brook, IL 60523, or by sending an email to Ms. Matlin at matlin@inlandgroup.com.  Stockholders can contact the Audit Committee directly by sending a letter to Mr. Paul Gauvreau, in care of us at 2901 Butterfield Road, Oak Brook, IL 60523.

All communications received as set forth in the preceding paragraph will be opened by the office of the Vice President for the sole purpose of determining the nature of the communications. Communications that constitute advertising, promotions of a product or service, or patently offensive material will not be forwarded to the directors. Other communications will be forwarded promptly to the addressee or addressees.

OUR EXECUTIVE OFFICERS

Our Affiliation with The Inland Real Estate Group of Companies, Inc.

TIGI, together with its subsidiaries and their affiliates, which we refer to collectively as Inland Affiliated Companies, is a fully integrated real estate company providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services.  We operate under the direction of our Board which is responsible for our business and management, and sets our policies and strategies.  IREIC, a subsidiary of TIGI, is our Sponsor and organizer.  Our Business Manager/Advisor is a wholly-owned subsidiary of our Sponsor and is responsible for the day-to-day management of our affairs and the implementation of the policies of our Board.  Inland Securities Corporation, an Inland Affiliated Company, was the Managing Dealer of our initial and subsequent public offering.  Inland Securities was formed in 1984 and is qualified to do business as a securities broker-dealer throughout the United States and is registered in Puerto Rico, Guam, and as of 2005 as a foreign broker-dealer in Ontario.  Since its formation, Inland Securities has provided the marketing function for distribution of the investment products sponsored by our Sponsor.  Inland Securities does not render such services to anyone other than Inland Affiliated Companies.  Our Property Managers, which are owned principally by individuals affiliated with Inland, are responsible for collecting rent, leasing and maintaining the individual properties we own.  IREA, also an Inland Affiliated Company, has extensive experience in acquiring real estate for investment and is responsible for acquiring properties.  Inland Risk and Insurance Management Services, Inc., is responsible for providing insurance coverage on our properties.  Inland Mortgage Corporation, Inland Mortgage Servicing Corporation and Inland Mortgage Investment Corporation, are responsible for the placing, negotiating and servicing of our mortgages.  Our senior management includes executives of the previously mentioned Inland Affiliated Companies, including our Sponsor.  In addition, we have agreements with our Business Manager/Advisor and the Property Managers to pay certain compensation to them and other Inland Affiliated Companies for services provided to us, of which the agreement with our Business Manager/Advisor will be terminated upon consummation of the Merger.  See “Certain Relationships and Related Transactions” below.

Biographies of our Executive Officers

Our executive officers are appointed by, and serve at the discretion of, the Board. They will continue to serve in their respective offices until they resign or their successors are elected and qualify. There is no family relationship between any of our executive officers and any of our directors or nominated directors. None of our executive officers has a written severance agreement with us. We have entered into employment agreements with Michael J. O’Hanlon, Steven P. Grimes, Shane C. Garrison, and Niall J. Byrne that will become effective upon the closing.  See “The Merger — Ancillary Agreements — Employment Agreements” for a further discussion of these employment agreements. The following sets forth information regarding our executive officers, with ages set forth as of January 1, 2007:

NAME, POSITIONS WITH IWEST AND AGE	BUSINESS EXPERIENCE

ROBERT D. PARKS Chairman and Director since our formation in 2003 Age 63	The biography of Mr. Parks is included above under “Election of Directors – Nominees for Election as Directors.”

ROBERTA S. MATLIN Vice President of Administration since our formation in 2003 and Secretary since August 2007

Roberta S. Matlin joined our Sponsor in 1984 as director of investor administration and currently serves as senior vice president of our Sponsor, directing its day-to-day internal operations. Ms. Matlin is a director of our Sponsor, a director and president of Inland Investment Advisors, Inc., and Intervest

Age 62

Southern Real Estate Corporation, and a director and vice president of Inland Securities Corporation. She is the president of Inland American Advisory Services, Inc. Since 2003, she has been our vice president of administration and since 2004, vice president of administration of Inland American Real Estate Trust, Inc. She was vice president of administration of Inland Real Estate Corporation from 1995 until 2000 and of Inland Retail Real Estate Trust, Inc. from 1998 until 2004. From June 2001 until April 2004, she was a trustee and executive vice president of Inland Mutual Fund Trust. Prior to joining the Inland organization, she worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin is a graduate of the University of Illinois. She holds Series 7, 22, 24, 39, 63 and 65 licenses from the National Association of Securities Dealers, Inc.

STEVEN P. GRIMES Treasurer and Principal Financial Officer since 2004 Age 40

Steven P. Grimes joined our Sponsor as chief financial officer of our Business Manager/Advisor, in February 2004. Since that time, Mr. Grimes has held the positions of our principal financial officer and treasurer. During his time as principal financial officer, Mr. Grimes has overseen the acquisition of over $7.7 billion in real estate assets and over $4.2 billion in financings and has led our Sarbanes-Oxley compliance efforts. Prior to joining the Inland organization, Mr. Grimes was a director with Cohen Financial, a mortgage brokerage firm, and was a senior manager with Deloitte in their Chicago-based real estate practice. Mr. Grimes received his B.S. Degree in Accounting from Indiana University and is a Certified Public Accountant (CPA). Mr. Grimes is a member of the AICPA and the Illinois CPA Society. Previously Mr. Grimes has served on accounting subcommittees of National Council of Real Estate Investment Fiduciaries and Pension Real Estate Association.

BRENDA G. GUJRAL Chief Executive Officer since 2005 and Director since our formation in 2003 Age 64	The biography of Ms. Gujral is included above under “Election of Directors – Nominees for Election as Directors.”

COMPENSATION PAID TO OUR DIRECTORS AND OFFICERS

Director Compensation

BASE COMPENSATION.  With the exception of Mr. Parks and Ms. Gujral, we pay each of our directors an annual fee of $15,000. In addition, with the exception of Mr. Parks and Ms. Gujral, each director receives $500 for attending in person, or $350 for attending by telephone, each meeting of our Board and $1,000 for attending, whether in person or via telephone, special meetings. Messrs. Beard, Gauvreau and Gorski are members of the Audit Committee and each receive $750 for attending an audit committee meeting in person or $500 for attending via telephone.  Messrs. Beard, Gauvreau and Gorski and Ms. Murphy are the members of the special committee and receive $1,000 for attending each meeting of the special committee.

INDEPENDENT DIRECTOR STOCK OPTION PLAN. We have an Independent Director Stock Option Plan under which non-employee directors, as defined under Rule 16b-3 of the Exchange Act are eligible to participate.  Only those directors who are not employees of TIGI or Inland are eligible to participate in this plan.

We have authorized and reserved a total of 75,000 shares of our common stock for issuance under our Independent Director Stock Option Plan. The number and type of shares which could be issued under the plan may be adjusted if we are the surviving entity after a reorganization or merger or if our stock splits or is consolidated or we are recapitalized. If this occurs, the exercise price of the options will be correspondingly adjusted.

Under our Independent Director Stock Option Plan, each non-employee director is entitled to be granted an option to acquire 3,000 shares as of the date they become a director and an option to acquire an additional 500 shares on the date of each annual stockholders’ meeting, commencing with the annual meeting in 2004, so long as the director remains a member of the Board on such date. The options for the initial 3,000 shares are all currently exercisable. The options granted as of each annual stockholders’ meeting become fully exercisable on the second anniversary of the date of grant.  Options granted will be exercisable at $8.95 per share. As of December 31, 2006, no options to acquire shares had been exercised or expired and options to acquire 22,500 shares were outstanding.

Options granted under the Independent Director Stock Option Plan are exercisable until the first to occur of:

•              the tenth anniversary of the date of grant,

•              the removal for cause of the director as a director, or

•              three months following the date the director ceases to be a director for any other reason except death or disability.

The options may be exercised by payment of cash or through the delivery of our common stock. They are generally exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is a director. However, if the option is exercised within the first six months after it becomes exercisable, any shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the option. Notwithstanding any other provisions of the Independent Director Stock Option Plan to the contrary, no option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Code.

No option may be sold, pledged, assigned or transferred by a director in any manner otherwise than by will or by the laws of descent or distribution.

Upon our dissolution, liquidation, reorganization, merger or consolidation as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our property, the Independent Director Stock Option Plan will terminate, and any outstanding unexercised options will terminate and be forfeited. However, holders of options may exercise any options that are otherwise exercisable immediately prior to the dissolution, liquidation, consolidation or merger. Additionally, our Board may provide for any or all of the following alternatives:

•                                          for the assumption by the successor corporation of the options previously granted or the substitution by the corporation for the options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices;

•                                          for the continuance of the Independent Director Stock Option Plan by such successor corporation in which event the Independent Director Stock Option Plan and the options will continue in the manner and under the terms so provided; or

•                                          for the payment in cash or common stock in lieu of and in complete satisfaction of the options.

The following table sets forth a summary of the compensation we paid to our directors during 2006:

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Frank A. Catalano, Jr.	30,200	—	350	—	—	—	30,550
Kenneth H. Beard	33,750	—	350	—	—	—	34,100
Paul R. Gauvreau	37,850	—	350	—	—	—	38,200
Gerald M. Gorski	34,950	—	350	—	—	—	35,300
Barbara A. Murphy	31,250	—	350	—	—	—	31,600
Robert D. Parks (1)	—	—	—	—	—	—	—
Brenda G. Gujral (1)	—	—	—	—	—	—	—

(1)  Mr. Parks and Ms. Gujral do not receive any fees or other remuneration for serving as our directors.

Report of Directors on Compensation

As discussed above, we have no employees and no Compensation Committee.

Compensation Discussion and Analysis

We have no employees and our executive officers do not receive any compensation in any form (either cash, equity awards or perquisites) from us for their services as our officers. Our executive officers are employees of one or more of the Inland Affiliated Companies with whom we have agreements to pay fees for services provided to us. The fees we pay to those entities are determined on an aggregate basis and we believe that the amount of fees do not directly determine the compensation ultimately paid to our executive officers (in their capacities as employees of one or more of the Inland Affiliated Companies, not in their capacities as executive officers of ours) by the relevant Inland Affiliated Company. Rather, our executive officers are compensated by the relevant Inland Affiliated Company, in part, for the services rendered by those individuals to us. We however have not been contacted by our Business Manager/Advisor or it affiliates with respect to, and have not had any input into, these compensation decisions. We pay our Business Manager/Advisor and its affiliates (which are Inland Affiliated Companies) fees for services provided to us by those entities, and those entities (none of which we own or control) determine how to use those fees for compensating their employees, among other uses. Such fees are described below under “Certain Relationships and Related Transactions.”

We do not own or control our Business Manager/Advisor and its affiliates. As such, we do not have any input into how they pay our executive officers in their capacities as employees or for services rendered for our business. Similarly, we do not know (or have control over) what the objectives of our Business Manager/Advisor and its affiliates are with respect to their compensation programs, what those compensation programs are designed to reward, what elements are included in those compensation programs, why those entities chose to pay each element included in their compensation programs, how those entities determine the amount (and, where applicable, the formula) for each element to pay, or how each compensation element and those entities’ decisions regarding that element fit into those entities’ overall compensation objectives and affect decisions regarding other elements. Further we do not currently have any policies, procedures or guidelines in place regarding employee compensation. We do not know what role if any our executive officers play in executive compensation decisions.  After consummation of the Merger, the Board intends to establish a Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Affiliates

Our charter restricts transactions between us and our Business Manager/Advisor, Sponsor and any director or their affiliates as follows:

•                                          Sales to Us.  We cannot purchase property from our Sponsor, Business Manager/Advisor, directors or any of their affiliates, unless a majority or our independent directors approves it as fair and reasonable for us.  The price to us can be no greater than the cost of the asset to our Sponsor, Business Manager/Advisor, director or their affiliate.  If the price to us is greater than such cost, there must be substantial, reasonable justification for the excess cost.  In no event will our cost for the property exceed its appraised value at the time we acquired it.

•                                          Sales to Sponsor, Business Manager/Advisor, Director or any Affiliate.  Our Sponsor, Business Manager/Advisor, directors or any of their affiliates will not acquire assets from us unless a majority of independent directors approves the transaction as being fair and reasonable to us.

•                                          Loans.  We cannot make loans to our Sponsor, Business Manager/Advisor, directors, or any of their affiliates, or to our wholly owned subsidiaries except where we obtain an appraisal of the underlying property from an independent expert and where the mortgage indebtedness will not exceed the property’s appraised value. Also, we may not borrow money from our Sponsor, Business Manager/Advisor, director or any of their affiliates, unless a majority of our independent  directors approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

•                                          Investments.  We cannot invest in joint ventures with our Sponsor, Business Manager/Advisor, directors or any of their affiliates, unless a majority of our independent directors approves the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint ventures. We cannot invest in equity securities of related parties unless a majority of our independent directors approves the transaction as being fair, competitive and commercially reasonable.

•                                          Other Transactions.  All other transactions between us and our Sponsor, Business Manager/Advisor, directors or any of their affiliates, require approval by a majority of our independent directors as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Services Provided by Affiliates of Our Business Manager/Advisor

During the offering periods, our Business Manager/Advisor and its affiliates were entitled to reimbursement for salaries and expenses of employees of our Business Manager/Advisor and its affiliates relating to our offerings.  In addition, an affiliate of our Business Manager/Advisor was entitled to receive selling commissions, a marketing contribution and due diligence expense allowance from us in connection with the offerings.  Such offering costs were offset against the stockholders’ equity accounts.  Such costs totaled $444.5 million at June 30, 2007 and December 31, 2006.  Pursuant to the terms of the offerings, our Business Manager/Advisor guaranteed payment of all public offering expenses (excluding sales commissions, marketing contribution and due diligence expense allowance) in excess of 5.5% of the gross proceeds of the offering or all organization and offering expenses (including selling commissions) which together exceed 15% of gross proceeds.  Offering costs did not exceed the 5.5% and the 15% limitations.

Our Business Manager/Advisor and its affiliates are entitled to reimbursement for general and administrative costs relating to our administration and acquisition of properties.  The costs of these services are included in general and administrative expenses.  During the three months ended June 30, 2007 and 2006, we incurred $1.5 million and $697,000, respectively, of these costs.  Costs of $3.1 million and $1.6 million were incurred during the six months ended June 30, 2007 and 2006, respectively.  Of these costs, $869,000 and $667,000 remained unpaid as of June 30, 2007 and December 31, 2006, respectively.

An affiliate of our Business Manager/Advisor provides investment advisory services to us related to our securities investments for an annual fee.  The fee is incremental based upon the aggregate amount of assets invested.  Based upon our assets invested at June 30, 2007, the fee was equal to 0.75% per annum (paid monthly) of aggregate assets invested.  We incurred fees totaling $570,000 and $483,000 for the three months ended June 30, 2007 and 2006, respectively, and $1.1 million and $885,000 for the six months ended June 30, 2007 and 2006, respectively.  As of June 30, 2007 and December 31, 2006, $376,000 and $362,000, respectively, of such costs remained unpaid.

An affiliate of our Business Manager/Advisor provides loan servicing to us for an annual fee.  Effective May 1, 2005, the agreement stipulated that if the number of loans being serviced exceeded one hundred, a monthly fee was charged in the amount of $190 per month, per loan being serviced.  Effective April 1, 2006, the agreement was amended so that if the number of loans being serviced exceeded one hundred, a monthly fee of $150 per month, per loan is charged. Effective May 1, 2007, the agreement was again amended so that if the number of loans being serviced exceeds two hundred a monthly fee of $125 per month, per loan is charged.  Such fees totaled $150,000 and $165,000 for the three months ended June 30, 2007 and 2006, respectively.  Fees totaled $321,000 and $361,000 for the six months ended June 30, 2007 and 2006, respectively.  As of June 30, 2007 and December 31, 2006, $6,000 and $24,000, respectively, remained unpaid.

We use the services of an affiliate of our Business Manager/Advisor to facilitate the mortgage financing that we obtain on some of the properties purchased.  We pay the affiliate 0.2% of the principal amount of each loan obtained on our behalf.  Such costs are capitalized as loan fees and amortized over the respective loan term as a component of interest expense.  For the three months ended June 30, 2007 and 2006, we paid loan fees totaling $196,000 and $339,000, respectively, to this affiliate.  For the six months ended June 30, 2007 and 2006, we paid loan fees totaling $785,000 and $773,000, respectively, to this affiliate.  As of June 30, 2007 and December 31, 2006, none remained unpaid.

Although our Business Manager/Advisor can charge us an asset management fee of up to 1% of our average invested assets, our Business Manager/Advisor has never charged us more than .53% of our average invested assets.  Average invested asset value is defined as the average of the total book value, including acquired intangibles, of our real estate assets plus our loans receivable secured by real estate, before reserves for depreciation, reserves for bad debt or other similar non-cash reserves.  We compute the average invested assets by taking the average of these values at the end of each month for which the fee is being calculated.  The fee is payable quarterly in an amount equal to ¼ of 1% of our average invested assets as of the last day of the immediately preceding quarter.  Based upon the maximum allowable advisor asset management fee of 1% of our average invested assets, maximum fees of $19.1 million and $18.7 million were allowed for the three months ended June 30, 2007 and 2006, respectively, and $38.7 million and $36.7 million for the six months ended June 30, 2007 and 2006, respectively.  We accrued actual fees to our Business Manager/Advisor totaling $9.5 million and $10.5 million for the three months ended June 30, 2007 and 2006, respectively, and $9.5 million and $20.0 million for the six months ended June 30, 2007 and 2006, respectively.  The Business Manager/Advisor elected not to be paid an advisor asset management fee for the three months ended March 31, 2007.  As of June 30, 2007 and December 31, 2006, $9.5 million and $9.0 million, respectively, remained unpaid.  The Business Manager/Advisor has agreed to forego any fees allowed but not taken on an annual basis.  For any year in which we qualify as a REIT, our Business Manager/Advisor must reimburse us for the following amounts, if any: (1) the amounts by which total operating expenses, the sum of the advisor asset management fee plus other operating expenses paid during the previous fiscal year exceed the greater of: (i) 2% of average assets for that fiscal year, or (ii) 25% of net income for that fiscal year; plus (2) an amount, which will not exceed the advisor asset management fee for that year, equal to any difference between the total amount of distributions to stockholders for that year and a 6% minimum annual return on the net investment of stockholders.  Our Business Manager/Advisor has not been required to reimburse us for any such amounts to date.

The Property Managers, entities owned principally by individuals who are affiliates of our Business Manager/Advisor, are entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services.  We incurred property management fees of $7.7 million and $7.3 million for the three months ended June 30, 2007 and 2006, respectively.  Fees of $16.3 million and $14.5 million were incurred for the six months ended June 30, 2007 and 2006, respectively.  As of June 30, 2007 and December 31, 2006, $2.4 million and none remained unpaid.

As of June 30, 2007, we were due funds from affiliates of $300,000 for costs paid by us on their behalf.

In 2005, we entered into a subscription agreement with Minto Builders (Florida), Inc., or MB REIT, an entity consolidated by one of our affiliates, Inland American Real Estate Trust, Inc., or Inland American, to purchase newly issued series C preferred shares at a purchase price of $1,276 per share for a total cost of $300.0 million.  Under the agreement, MB REIT had the right to redeem any series C preferred shares it issued to us with the proceeds of any subsequent capital contributed by Inland American at $1,276 per share.  MB REIT was required to redeem any and all outstanding series C preferred shares held by us by December 31, 2006 and did so during the fourth quarter of 2006, redeeming a total of $264.0 million we had invested.  The series C preferred shares, while outstanding, entitled us to an annual dividend equal to 7.0% on the face amount of the series C preferred shares, which was paid monthly.  We earned $4.6 million and $9.2 million in dividend income related to this investment during the three and six months ended June 30, 2006.

We entered into an arrangement with Inland American whereby we were paid to guarantee customary non-recourse carve out provisions of Inland American’s financings until such time as Inland American reached a net worth of $300.0 million.  The fee arrangement called for a fee of $50,000 annually for loans equal to and in excess of $50.0 million and $35,000 annually for loans less than $50.0 million.  We recorded fees totaling $47,000 and $98,000 for the three and six months ended June 30, 2006, all of which had been received as of that date.  We were released from all obligations under this arrangement during 2006.

In October 2005, an affiliate of ours acquired a freestanding office building leased to the General Services Administration (GSA) for the U.S. Joint Force Command. We provided the initial financing of approximately $24.3 million for the affiliate to acquire the property. The loan was repaid in full including accrued interest on December 6, 2005.

During 2004, our Sponsor advanced funds to us for a portion of distributions paid to our stockholders until funds available for distributions were sufficient to cover the distributions. Our Sponsor forgave $2.4 million of these amounts during the second quarter of 2004 and these funds were no longer due and were recorded as a contribution to capital in the accompanying consolidated financial statements. As of December 31, 2004, we owed funds to our Sponsor in the amount of $3.5 million for repayment of the funds advanced for payment of distributions. These funds were repaid in their entirety during 2005 and no funds were due to our Sponsor as of December 31, 2005. No funds were advanced during 2005 or 2006.

DESCRIPTION OF OUR SECURITIES

We are currently authorized to issue 650,000,000 shares of capital stock comprised of 640,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share. Our Board has fixed the close of business on [    ], 2007, as the record date for determining stockholders of record entitled to notice of, and to vote at, the Annual Meeting.  As of the record date, we have issued [          ] shares of common stock, reserved [          ] shares of common stock for issuance pursuant to the exercise of options or warrants granted by us and reserved an additional [          ] shares of common stock for issuance pursuant to our [          ] program. If the Merger is ratified by the stockholders, we will issue approximately 37,500,000 shares of common stock in accordance with the terms of the Merger Agreement.

Stockholders have no preemptive rights to purchase or subscribe for our securities, and our common stock is not convertible or subject to redemption at our option. Each share of common stock is entitled to one vote and shares do not have cumulative voting rights. Subject to the rights of the holders of any class of our capital stock having any preference or priority over our common stock, our common stockholders are entitled to distributions in such amounts as may be authorized by our Board and declared by us from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any of our assets remaining after payment in full of all creditors and provisions for any liquidation preferences on any outstanding preferred stock. We may, at the discretion of our Board, authorize the listing of our common stock on a national securities exchange or market.

Our Board, without further action by our stockholders, is authorized to issue up to 10,000,000 shares of preferred stock in one or more series and to determine and fix, as to any series, all the relative rights and preferences of shares including, without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, if any, voting rights, if any, dividend rights and preferences on liquidation.

All of the foregoing information about our securities will apply to the approximately 37,500,000 shares of our common stock to be issued if our stockholders ratify our entry into the Merger Agreement and the Merger, and the Merger is consummated.

The general effect of the proposed issuance of approximately 37,500,000 shares of our common stock in connection with the Merger upon the rights of existing security holders is that such existing holders will be diluted in proportion to the newly issued shares.

For additional information relating to our securities, please see “The Merger,” “Index to Financial Statements” and the following financial information sections in this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information as of August 1, 2007 regarding the number and percentage of shares beneficially owned by: (i) each director; (ii) each executive officer; (iii) all directors and executive officers as a group; and (iv) any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of August 1, 2007, no stockholder beneficially owned more than 5% of our outstanding shares.  As of August 1, 2007 we had over 115,000 stockholders of record and 450,546,425 shares of common stock outstanding.

	Number Of Shares
	Beneficially		Percent Of
Name and Address Of Beneficial Owner (1)	Owned (2)		Class

Robert D. Parks	180,825.2503	(3)	*

Brenda G. Gujral	—		*

Kenneth H. Beard	63,320.1958	(4)	*

Frank A. Catalano, Jr.	7,147.9662	(4)	*

Paul R. Gauvreau	115,731.8440	(4)	*

Gerald M. Gorski	6,375.2784	(4)	*

Barbara A. Murphy	4,000.0000	(4)	*

Roberta S. Matlin	325.8398		*

Steven P. Grimes	—		*

All Directors and Executive Officers as a group (9 persons)	377,726.3745	(3)	*

* Less than 1%

(1)   The address of each of the persons listed above is 2901 Butterfield Road, Oak Brook, IL  60523.

(2)   Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. However, any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.

(3)   Includes 20,000 shares owned by our Sponsor.  Mr. Parks is a control person of our Sponsor and disclaims beneficial ownership of the shares owned by our Sponsor.

(4)   Includes 4,000 shares issuable upon exercise of options granted under our independent director stock option plan, to the extent that such options are currently exercisable or will become exercisable within 60 days after the date of this table.

Equity Compensation Plan Information

The following table sets forth the following information as of December 31, 2006: (i) the number of shares of our common stock to be issued upon the exercise of outstanding options, warrants and rights, (ii) the weighted-average exercise price of such options, warrants and rights and (iii) the number of shares of our common stock remaining available for future issuance under our equity compensation plans, other than the outstanding options, warrants and rights described above.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))

Equity Compensation Plans Approved by Security Holders	—	—	—

Equity Compensation Plans Not Approved by Security Holders	22,500	$8.95	52,500

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of our outstanding shares, to file statements of beneficial ownership and changes in beneficial ownership of our shares with the SEC and to furnish us with copies of all statements they file. Based solely on a review of the forms we have received and on written representations from certain reporting persons that no such forms were required for them, we believe that during 2006 all Section 16 filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with by such persons.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2007

PROPOSAL NO. 3: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2007 FISCAL YEAR.

KPMG LLP has served as our independent registered public accounting firm since our formation in 2003, and our management believes that they are knowledgeable about our operations and accounting practices and are well qualified to act as our independent registered public accounting firm. Therefore, the Board, upon the recommendation of its audit committee, has appointed KPMG LLP to act as our independent registered public accounting firm to examine our consolidated financial statements for the 2007 fiscal year. Although our appointment of independent registered public accounting firm does not require your approval, we believe it is desirable to obtain your concurrence with our appointment.

One or more representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for 2006 and 2005, and fees for other services rendered by it:

	Fiscal Year 2006	Fiscal Year 2005
Audit Fees (1)	$882,700	$747,400
Audit Related Fees (2)	—	475,346
Tax Fees (3)	203,150	141,200
All Other Fees	—	—
Total Fees	$1,085,850	$1,363,946

(1)                                  Audit fees include the financial statement and internal controls over financial reporting audit fees.

(2)                                  Audit related fees include the review of documents and issuance of accountant’s consent related to documents filed with the SEC and audits related to Rule 3-14 of Regulation S-X.

(3)                                  Tax fees consist of fees for review of federal and state income tax returns.

The audit committee reviews and approves in advance the terms of and compensation for both audit and nonaudit services to be provided by KPMG LLP. This duty has been delegated to the Chairman of the audit committee with any such preapproval reported to the audit committee at its next regularly scheduled meeting. Approval of nonaudit services will be disclosed in periodic reports required by Section 13(a) of the Exchange Act. Prohibited Non-Audit Services shall be as set forth in the rules promulgated by the SEC, including:  (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment advisor or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

The audit committee approved 100% of the fees described above.

THE BOARD’S RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

FOR

THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2007 FISCAL YEAR.

Vote Required

Provided a quorum is present, the affirmative vote of a majority of the votes cast on the matter at our Annual Meeting is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2007 fiscal year. For purposes of the vote on the appointment, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the vote, although, as mentioned, they will count toward the presence of a quorum.

SELECTED HISTORICAL FINANCIAL DATA

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

For the six months ended June 30, 2007 and 2006 and the years ended December 31, 2006, 2005, 2004 and for the period from inception (March 5, 2003) to December 31, 2003

(Unaudited)

(In thousands, except per share amounts)

						For the
	For the Six					Period From
	Months Ended					Inception to
	June 30,		For the Years Ended December 31,			December 31,
	2007	2006	2006	2005	2004	2003
Statement of Operations Data:
Total revenues	$377,198	$344,468	$710,103	$518,055	$130,575	$745
Total operating income (loss)	97,774	99,590	195,638	159,232	47,092	(75)
Net income (loss) available to common shareholders	13,470	21,350	31,943	45,249	11,701	(173)
Net income (loss) per common share, basic and diluted (1)	0.03	0.05	0.07	0.13	0.12	(0.07)
Distributions declared	144,059	141,143	283,903	223,716	64,992	1,286
Distributions paid	143,875	141,258	283,769	211,327	54,542	358
Distributions declared per common share (1)	0.32	0.32	0.64	0.64	0.66	0.51

Other Data:
Funds from operations (1) (2)	134,674	145,984	289,747	232,853	57,713	19
Cash flows provided by operating activities	164,898	161,533	296,165	201,857	63,520	724
Cash flows used in investing activities	(342,689)	(549,028)	(523,058)	(3,942,227)	(3,243,055)	(133,425)
Cash flows provided by financing activities	118,523	273,637	155,797	3,797,993	3,356,378	197,082
Weighted average number of common shares, outstanding, basic and diluted	448,512	439,274	441,816	350,644	98,563	2,521

	At June 30,		At December 31,
	2007	2006	2006	2005	2004	2003
Balance Sheet Data:
Total assets	$8,224,754	$8,446,473	$8,328,274	$8,085,933	$3,955,816	$212.102
Mortgages and notes payable	4,364,535	4,327,309	4,313,223	3,941,011	1,783,114	29,627

The above selected financial data should be read in conjunction with the consolidated financial statements and related notes appearing in our annual report on Form 10-K filed with the SEC on March 1, 2007, our 10-K/A filed with the SEC on April 27, 2007 and our quarterly report on Form 10-Q filed with the SEC on August 10, 2007.  Certain reclassifications have been made to the information above with respect to the fiscal years 2006, 2005, 2004 and 2003 in order to conform the presentation of such fiscal year data to the format contained in our quarterly report on Form 10-Q for the quarter ended June 30, 2007.

(1)   Our net income and distributions per share are based upon the weighted average number of common shares outstanding.  Our distribution of current and accumulated earnings and profits for Federal income tax purposes is taxable to shareholders as ordinary income.  Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the shareholder’s basis in the shares to the extent thereof (a return of capital), and thereafter as taxable gain.  The distributions in excess of earnings and profits will have the effect of deferring taxation on the amount of the distribution until the sale of the stockholder’s shares.  The balance of the distribution constitutes ordinary income.  In order to maintain our qualification as a REIT, we must make annual distributions to shareholders of at least 90% of the REIT’s taxable income.  REIT taxable income does not include net capital gains.  Under certain circumstances, we may be required to make distributions in excess of cash available for distribution in order to meet the REIT distribution requirements.  Distributions are determined by our board of directors and are dependent on a number of factors, including the amount of funds available for distribution, our financial condition, any decision by the board of directors to reinvest funds rather than to distribute the funds, our need for capital expenditures, the annual distribution required to maintain REIT status under the Code and other factors the board of directors may deem relevant.

(2)          One of our objectives is to provide cash distributions to our shareholders from cash generated by our operations. Cash generated from operations is not equivalent to our net income from continuing operations as determined under GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts or NAREIT, an industry trade group, has promulgated a standard known as “Funds from Operations” or “FFO”, which it believes more accurately reflects the operating performance of a REIT such as us.  As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of operating properties, plus depreciation on real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest.  We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs.  FFO is not intended to be an alternative to “Net Income” as an indicator of our performance nor to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions.

						For the
	For the Six					Period From
	Months Ended					Inception to
	June 30,		For the Years Ended December 31,			December 31,
	2007	2006	2006	2005	2004	2003
Net income (loss)	$13,470	$21,350	$31,943	$45,249	$11,701	$(173)

Gain on contribution of investment properties	(11,796)	—	—	—	—	—

Depreciation and amortization related to investment properties, net of minority interests	132,566	124,565	257,804	187,604	46,012	192

Joint venture adjustments	434	69	—	—	—	—

Funds from operations	$134,674	$145,984	$289,747	$232,853	$57,713	$19

SELECTED HISTORICAL FINANCIAL DATA OF OUR BUSINESS MANAGER/ADVISOR

For the six months ended June 30, 2007 and 2006 and the years ended December 31, 2006, 2005, 2004 and for the period from inception (February 13, 2003) to December 31, 2003

(Unaudited)

(In thousands, except per share amounts)

						For the
	For the Six					Period From
	Months Ended					Inception to
	June 30,		For the Years Ended December 31,			December 31,
	2007	2006	2006	2005	2004	2003

Total revenues	$9,939	$20,514	$40,520	$22,536	$1,504	$—
Net income (loss)	5,606	11,948	23,644	12,558	(22)	—
Dividends declared	5,680	13,780	25,405	10,700	—	—

Cash flows provided by operating activities	5,377	7,196	19,806	10,755	20	197
Cash flows used in investing activities	—	—	—	—	(1)	(196)
Cash flows used in financing activities	(5,500)	(7,100)	(19,739)	(10,700)	—	—

Weighted shares outstanding basic and diluted	1	1	1	1	1	1

	At June 30,		At December 31,
	2007	2006	2006	2005	2004	2003

Total assets	$9,776	$11,207	$9,292	$3,503	$506	$201

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
OF OUR BUSINESS MANAGER/ADVISOR

(In thousands, except per share amounts)

Overview

Our Business Manager/Advisor was formed in 2003 and serves as our business manager and advisor.  Our Business Manager/Advisor earns an advisor fee based on our average invested asset value.  The fee rate is determined and set forth in the advisor agreement between our Business Manager/Advisor and us, which rate cannot exceed 1.0% annually of our average invested asset value.  Average invested asset value is defined in the advisor agreement as the average of the total book value, including acquired intangibles of our real estate assets plus our loans receivable secured by real estate, before reserves for depreciation, reserves for bad debt, or other similar non-cash reserves.  Our Business Manager/Advisor has agreed to forego any fees allowed but not taken on an annual basis.  The quarterly average invested asset value is computed by taking the average of the invested asset value at the end of each month within the quarter.    The fee is payable on a quarterly basis in an amount up to a maximum of 1/4 of 1.0% of our average invested assets as of the last day of the immediately preceding quarter.  Advisor fees are the primary source of income for our Business Manager/Advisor.

Significant Accounting Policies

Revenue Recognition

Our Business Manager/Advisor recognizes advisor fees in the period in which it performs the services.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

Our Business Manager/Advisor is included in the consolidated Federal and combined unitary state income tax returns of its ultimate parent company. Our Business Manager/Advisor accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes as though it is a separate taxable entity in accordance with its tax-sharing agreement with its ultimate parent company.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Investment in a Real Estate Investment Trust

Our Business Manager/Advisor has accounted for its investment in us using the equity method of accounting whereby it records its share of earnings as income from investment in real estate investment trust and records the dividends received as a reduction of its investment.

Results of Operations

Below is a discussion of the results from operations of our Business Manager/Advisor for the six month periods ended June 30, 2007 and 2006 and the years ended December 31, 2006, 2005, and 2004.

Substantially all of the revenue of our Business Manager/Advisor is derived from fees paid by us for business management and advisor services. The expenses of our Business Manager/Advisor are primarily comprised of general and administrative expenses related to its operations, such as rent, telephone, legal and accounting fees. Both income and expenses for our Business Manager/Advisor are proportional to and vary based on the number of properties owned by us. An increase in the number of properties we own will cause proportionate increases in average invested asset value and the advisor fee and, at the same time, such an increase in the number of properties we own will also increase expenses as more personnel are needed to provide business management and advisor services with respect to a greater number of properties, which increases the amount of rental space occupied and telephone usage.

Results of operations for the six month period ended June 30, 2007 as compared to June 30, 2006

The net income for the six months ended June 30, 2007 was $5,606 as compared to net income of $11,948 for the six months ended June 30, 2006.  The change in net income is described in more detail below.  The following tables include certain selected financial information for the six month periods ended June 30, 2007 and 2006.  This data should be read in conjunction with financial statements of our Business Manager/Advisor, including the notes thereto, included elsewhere in this proxy statement.

	For the six months Ended June 30,
	2007	2006
Total revenues	$9,939	$20,514
Total expenses	611	634
Net income before income taxes	9,328	19,880
Income tax expense	3,722	7,932
Net income	$5,606	$11,948

The following discussion relating to changes in the results of operations of our Business Manager/Advisor includes only certain of those line items within its statements of operations for which there was a material change between the six month periods ended June 30, 2007 and 2006.

For the six month period ended June 30, 2007, the total revenues of our Business Manager/Advisor decreased to $9,939 from $20,514 during the same period in 2006.  Based upon the maximum allowable annual advisor fee of 1%, an advisor fee of $38,762 and $36,684 was allowed for the six months ended June 30, 2007 and 2006, respectively.  Our Business Manager/Advisor elected to be paid an advisor fee of $9,500 for the six months ended June 30, 2007 and agreed to be paid an advisor fee of $20,000 for the six months ended June 30, 2006.  Our Business Manager/Advisor has also agreed to forego any advisor fees allowed but not taken on an annual basis.

Total expenses decreased from $634 to $611, a decrease of $23, for the six month period ended June 30, 2007, as compared to the same period in 2006.  The decrease was primarily attributable to a decrease in general and administrative expenses required to provide business and advisor services to us.

Results of operations for the year ended December 31, 2006 as compared to December 31, 2005

Net income for the year ended December 31, 2006 was $23,644 as compared to $12,558 for the year ended December 31, 2005. The change in net income is described in more detail below. The following tables include certain selected financial information for the fiscal years ended December 31, 2006 and 2005. This data should be read in conjunction with the financial statements of our Business Manager/Advisor, including the notes thereto, included elsewhere in this proxy statement.

	For the years ended December 31,
	2006	2005
Total revenues	$40,520	$22,536
Total expenses	1,179	1,641
Net income before income taxes	39,341	20,895
Income tax expense	15,697	8,337
Net income	$23,644	$12,558

The following discussion relating to changes in the results of operations of our Business Manager/Advisor includes only certain of those line items within its statements of income for which there was a material change between the years ended December 31, 2006 and 2005.

For the year ended December 31, 2006, the total income of our Business Manager/Advisor increased $17,984 to $40,520 from $22,536 during the year ended December 31, 2005.  Based upon the maximum allowable annual advisor fee of 1%, an advisor fee of $74,895 and $54,933 was allowed for the years ended December 31, 2006 and 2005, respectively.  Our Business Manager/Advisor elected to be paid an advisor fee of $39,500 and $20,925 for the years ended December 31 2006 and 2005, respectively.  Our Business Manager/Advisor has also agreed to forego any advisor fees allowed but not taken on an annual basis.

Total expenses decreased $462 from $1,641 to $1,179 for the year ended December 31, 2006, as compared to the same period in 2005. The decrease was primarily attributable to a decrease in employee salaries and benefits due to a decrease in the number of personnel as a result of our engaging a third party as our common stock transfer agent.

Results of operations for the year ended December 31, 2005 as compared to December 31, 2004

Net income for the year ended December 31, 2005 was $12,558 as compared to a net loss of $22 for the year ended December 31, 2004. The change in net income is described in more detail below. The following tables include certain selected financial information for the fiscal years ended December 31, 2005 and 2004. This data should be read in conjunction with the financial statements of our Business Manager/Advisor, including the notes thereto, included elsewhere in this proxy statement.

	For the years ended December 31,
	2005	2004
Total revenues	$22,536	$1,504
Total expenses	1,641	1,539
Net income (loss) before income taxes	20,895	(35)
Income tax expense (benefit)	8,337	(13)
Net income (loss)	$12,558	$(22)

The following discussion relating to changes in the results of operations of our Business Manager/Advisor includes only certain of those line items within its statements of income for which there was a material change between the fiscal years ended December 31, 2005 and 2004.

For the year ended December 31, 2005, the total income of our Business Manager/Advisor increased $21,032 to $22,536 from $1,504 for the year ended December 31, 2004.  Based upon the maximum allowable annual advisor fee of 1%, an advisor fee of $54,933 and $14,971 was allowed for years ended December 31, 2005 and 2004, respectively.  Our Business Manager/Advisor elected to be paid an advisor fee of $20,925 and none for the years ended December 31, 2005 and 2004, respectively.  Our Business Manager/Advisor has also agreed to forego any advisor fees allowed but not taken on an annual basis.

Total expenses increased from $1,539 to $1,641, an increase of $102, for the year ended December 31, 2005, as compared to the same period in 2004. The increase was primarily attributable to an increase in salaries and related benefits due to an increase in the number of personnel required to provide business and advisor services.

Liquidity and Capital Resources

Sources of cash to fund operations are fees with respect to business management and advisor services. Uses of cash are primarily general and administrative expenses.

It is the policy of our Business Manager/Advisor to pay dividends to its sole shareholder on a regular basis of all income earned by our Business Manager/Advisor. Cash represents funds intended to be distributed to the sole shareholder as dividends and payments of income tax liability. Cash and cash equivalents equaled $20 and $143 as of June 30, 2007 and December 31, 2006, respectively.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

Off-Balance Sheet Arrangements

None.

Contractual Obligations

None.

Market Information of Common Stock and Dividends

There is no established public trading market for the common stock of our Business Manager/Advisor. Our Sponsor is the Business Manager/Advisor’s sole shareholder, owning 1 shares of common stock. In connection with the Merger, each outstanding share of the Business Manager/Advisor’s 1 shares of common stock will be converted into the right to receive 18,750 shares of our common stock.  The Business Manager/Advisor declared and paid dividends totaling $5,680, $13,780, $25,405, $10,700 and none for the six month periods ended June 30, 2007 and 2006 and the years ended December 31, 2006, 2005, and 2004, respectively.  Dividends are paid when and as declared by the Business Manager/Advisor’s board of directors, typically on a quarterly basis when we remit a portion of the advisor fee.

SELECTED HISTORICAL FINANCIAL DATA OF OUR PROPERTY MANAGERS

For the six months ended June 30, 2007 and 2006 and the years ended December 31, 2006, 2005, 2004 and for the period from inception (February 13, 2003) to December 31, 2003

(Unaudited)

(In thousands, except per share amounts)

						For the
	For the Six					Period From
	Months Ended					Inception to
	June,		For the Years Ended December 31,			December 31,
	2007	2006	2006	2005	2004	2003

Total revenues	$19,544	$17,175	$35,477	$23,047	$5,385	$27
Net income	11,053	10,431	20,868	13,475	2,588	7
Dividends declared	10,577	9,500	20,513	11,756	2,586	—

Cash flows provided by operating activities	8,433	10,105	21,238	13,491	3,164	96
Cash flows used in investing activities	(59)	(230)	(226)	(268)	(118)	(7)
Cash flows used in financing activities	(10,577)	(9,500)	(20,513)	(13,380)	(879)	—

Weighted shares outstanding basic and diluted	30	30	30	30	36	36

	At June 30,		At December 31,
	2007	2006	2006	2005	2004	2003

Total assets	$3,338	$3,506	$3,135	$2,723	$2,415	$95

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OF THE PROPERTY MANAGERS

(In thousands, except per share amounts)

Overview

The Property Managers are Delaware corporations.  Inland Southwest Management, Corp. and Inland Northwest Management, Corp. were incorporated on November 10, 2003 and Inland Western Management, Corp. was incorporated on January 30, 2003.  The Property Managers manage commercial properties, most of which we own.  An additional corporation, Inland Pacific Management Corp. was incorporated on November 10, 2003 and was subsequently merged into Inland Western Management Corp. on January 24, 2005.  These corporations each own a 33.33% interest in Inland Holdco Management LLC.  These corporations are under common control and are presented on a combined consolidated basis for the purposes of this proxy statement.  The Property Managers managed a total of 312, 302, 271 and 111 commercial properties as of June 30, 2007, December 31, 2006, December 31, 2005 and December 31, 2004, respectively.  The Property Managers earn a property management fee based on the total revenue collected each month with respect to each property under management.  The fee rate paid to each Property Manager for all properties currently under management is 4.5% of such gross monthly revenue.  The management fee rate is determined and set forth in the management agreements for each of our properties managed by the Property Managers, which rate cannot exceed 4.5% pursuant to the Master Management Agreement between each Property Manager and us.  Property management fees are the significant source of revenue for the Property Managers.

Significant Accounting Policies

Revenue Recognition

The Property Managers recognize property management fees in the period in which services are performed.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Property and Equipment

Property and equipment are depreciated and amortized using the straight-line method over the following estimated useful lives or lease terms:

Useful Life
Computer and telephone equipment	3-5 years
Furniture and equipment	7 years
Leasehold improvements	15 years

Income Taxes

The Property Managers have elected to be and have at all times since inception been treated as an S corporation under the Internal Revenue Code.  Each Property Manager is not itself subject to federal income tax liability, or income tax liability in those states in which it operates which respect the S-Corporation election, and its items of taxable income, gain, deduction and loss pass through to and are reported by its stockholders.

Results of Operations

Below is a discussion of the results from operations of the Property Managers for the six month periods ended June 30, 2007 and 2006, and the years ended December 31, 2006, 2005, and 2004.

Substantially all of the revenue of the Property Managers is derived from fees paid by us for property management services. The expenses of the Property Managers are primarily comprised of payroll expenses for personnel, state and income taxes and administrative expenses related to the operations of the Property Managers. Both revenue and expenses for the Property Managers are proportional to and vary based on the number of properties managed. An increase in the number of properties managed increases revenues due to the proportionate increase in property management fees and also increases expenses as more corporate personnel are needed to oversee such additional properties.

Results of operations for the six month period ended June 30, 2007 as compared June 30, 2006

As of June 30, 2007, the Property Managers managed a total of 312 properties and as of June 30, 2006, the Property Managers managed a total of 302 properties.

Net income for the six months ended June 30, 2007 was $11,053 as compared to $10,431 for the six months ended June 30, 2006. The change in net income is described in more detail below. The following tables include certain selected financial information for the six month periods ended June 30, 2007 and 2006. This data should be read in conjunction with financial statements of the Property Managers, including the notes thereto.

	For the six months Ended June 30,
	2007	2006
Total revenues	$19,544	$17,175
Total expenses	8,491	6,744
Net income	$11,053	$10,431

The following discussion relating to changes in the results of operations of the Property Managers includes only certain of those line items within its statements of operations for which there was a material change between the six month periods ended June 30, 2007 and 2006.

For the six month period ended June 30, 2007, the revenues of the Property Managers increased $2,369 to $19,544 from $17,175 during the same period in 2006.  The increase was attributable to the increase in the number of properties managed by the Property Managers and the resulting proportionate increase in the management fees earned by the Property Managers.

Total expenses increased from $6,744 to $8,491 an increase of $1,747 for the six month period ended June 30, 2007, as compared to the same period in 2006. The increase was primarily attributable to the increase in payroll and related benefits due to the increase in the number of properties managed by the Property Managers in addition to increases in information technology expenses and professional fees.

Results of operations for the year ended December 31, 2006 as compared to December 31, 2005

As of December 31, 2006, the Property Managers managed a total of 302 properties and as of December 31, 2005, the Property Managers managed a total of 271 properties.

Net income for the year ended December 31, 2006 was $20,868 as compared to $13,475 for the year ended December 31, 2005.  The change in net income is described in more detail below.  The following tables include certain selected financial information for the years ended December 31, 2006 and 2005.  This data should be read in conjunction with the financial statements of the Property Managers, including the notes thereto.

	For the years ended
	December 31,
	2006	2005
Total revenues	$35,477	$23,047
Total expenses	14,609	9,572
Net income	$20,868	$13,475

The following discussion relating to changes in the results of operations of the Property Managers includes only certain of those line items within their statements of income for which there was a material change between the years ended December 31, 2006 and 2005.

For the year ended December 31, 2006, the revenues of the Property Managers increased to $35,477 from $23,047 during the year ended December 31, 2005.  The increase was attributable to the increase in the number of properties managed by the Property Managers and the resulting proportionate increase in the management fees earned by the Property Managers.

Total expenses increased from $9,572 to $14,609, an increase of $5,037, for the year ended December 31, 2006, as compared to the same period in 2005.  The increase was primarily attributable to the increase in payroll and related amounts due to the increase in the number of properties managed by the Property Managers.

Results of operations for the year ended December 31, 2005 as compared to December 31, 2004

As of December 31, 2005, the Property Managers managed a total of 271 properties and as of December 31, 2004, the Property Managers managed a total of 111 properties.

Net income for the year ended December 31, 2005 was $13,475 as compared to $2,588 for the year ended December 31, 2004. The change in net income is described in more detail below.  The following tables include certain selected financial information for the years ended December 31, 2005 and 2004.  This data should be read in conjunction with the financial statements of the Property Managers, including the notes thereto.

	For the years ended
	December 31,
	2005	2004
Total revenues	$23,047	$5,385
Total expenses	9,572	2,797
Net income	$13,475	$2,588

The following discussion relating to changes in the results of operations of the Property Managers includes only certain of those line items within its statements of income for which there was a material change between the years ended December 31, 2005 and 2004.

For the year ended December 31, 2005, the revenues of the Property Managers increased $17,662 to $23,047 from $5,385 during the year ended December 31, 2004.  The increase was attributable to the increase in the number of properties managed by the Property Managers and the resulting proportionate increase in the management fees earned by the Property Managers.

Total expenses increased $6,775 from $2,797 to $9,572, for the year ended December 31, 2005, as compared to the same period in 2004.  The increase was primarily attributable to the increase in payroll and related amounts due to the increase in the number of properties managed by the Property Managers.

Liquidity and Capital Resources

Fees with respect to the management of properties are the primary source of cash to fund operations. Uses of cash are primarily employee salaries and benefits, general and administrative expenses and professional fees.

Cash generated by operations increased from $13,491 for the year ended December 31, 2005 to $21,238 for the year ended December 31, 2006.  The increase was attributable the increase in the number of properties managed by the Property Managers.  Cash generated by operations increased from $3,164 for the year ended December 31, 2004 to $13,491 for the year ended December 31, 2005.  The increase was attributable to the increase in the number of properties managed by the Property Managers.

It is the policy of the Property Managers to pay dividends to its stockholders on a regular basis of all income earned by the Property Managers.  Cash and cash equivalents represents funds intended to be distributed to stockholders as dividends and related to reserves.  Cash and cash equivalents equaled $599 and $2,598 as of June 30, 2007 and December 31, 2006, respectively.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

Off-Balance Sheet Arrangements

None.

Contractual Obligations

The following table discloses aggregate information about our contractual obligations and the periods in which payments are due:

Payments Due by Period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-term obligations	$—	$—	$—	$—	$—
Capital (finance) lease obligations	—	—	—	—	—
Operating lease obligations	557	320	169	53	15
Purchase obligations	—	—	—	—	—
Other long-term liabilities	—	—	—	—	—
Total	$557	$320	$169	$53	$15

Market Information of Common Stock

If the Merger is consummated, Daniel L. Goodwin will be deemed to have direct or indirect control of 6.3% of our stock due to the combination of [1] stock purchased by him or his family, [2] stock received by him in the Merger, [3] stock purchased by Inland, of which he is considered to have share control, and [4] stock to be received by Inland as a result of the Merger, of which he is considered to have shared control.

In connection with the Merger, the stockholders of the Property Managers will receive 18,750 shares in the aggregate.

The Property Managers collectively declared and paid dividends totaling $10,577, $9,500, $20,513, $11,756 and $2,586 for the six month periods ended June 30, 2007 and 2006 and the years ended December 31, 2006, 2005 and 2004, respectively.  Dividends are paid when and as declared by the board of directors of each Property Manager. Each Property Manager has declared quarterly dividends equivalent to its net income for the preceding quarter less any appropriate reserves.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

For the six months ended June 30, 2007 and 2006 and the years ended December 31, 2006, 2005, 2004 and for the period from inception (March 5, 2003) to December 31, 2003

(Unaudited)

(In thousands, except for per share amounts)

The following table sets forth, for the periods and as of the dates indicated, our selected unaudited historical financial and pro forma financial data on a consolidated basis.  The selected pro forma financial data have been derived from our unaudited pro forma consolidated financial statements, included elsewhere in this proxy statement.  Pro forma and operating results for the six months ended June 30, 2007 are not necessarily indicative of results that may be expected for the entire year.  The information set forth below should be read in conjunction with our consolidated financial statements and notes thereto, and our “Management’s Discussion and Analysis of Financial Condition” and “Results of Operations,” incorporated by reference in this proxy statement and our unaudited pro forma financial statements included elsewhere in this proxy statement.

	For the Six						For the
	Months Ended						Period From
	June 30,		For the Years Ended December 31,				Inception to
	2007 Pro		2006 Pro				December 31,
	Forma (1)	2007	Forma (1)	2006	2005	2004	2003
Statement of Operations Data:
Total revenues	$376,223	$377,198	$717,274	$710,103	$518,055	$130,575	$745
Net operating income (loss)	112,758	97,774	249,533	195,638	159,232	47,092	(75)
Net income (loss) available to common shareholders	29,973	13,470	85,234	31,943	45,249	11,701	(173)
Net income (loss) per common share, basic and diluted	0.06	0.03	0.18	0.07	0.13	0.12	(0.07)
Distributions declared	—	144,059	—	283,903	223,716	64,992	1,286
Distributions paid	—	143,875	—	283,769	211,327	54,542	358
Distributions declared per common share	—	0.32	—	0.64	0.64	0.66	0.15

Other Data:
Funds from Operations (3)	153,514	134,674	352,392	289,747	232,853	57,713	19
Cash flows provided by operating activities	187,420	164,898	368,735	296,165	201,857	63,520	724
Cash flows used in investing activities	(342,689)	(342,689)	(523,058)	(523,058)	(3,942,227)	(3,243,055)	(133,425)
Cash flows provided by financing activates	118,523	118,523	155,797	155,797	3,797,993	3,356,378	197,082
Weighted average number of common shares outstanding, basic and diluted	486,012	448,512	479,316	441,816	350,644	98,563	2,521

	At June 30,		At December 31,
	2007 Pro		2006 Pro
	Forma (2)	2007	Forma	2006	2005	2004	2003
Balance Sheet Data:
Total assets	$8,216,114	$8,224,754	N/A	$8,328,274	$8,085,933	$3,955,816	$12,102
Mortgages payable	4,364,535	4,364,535	N/A	4,313,223	3,941,011	1,783,114	29,627

(1)   Pro forma to give effect to the combination of our Property Managers, Business Manager/Advisor and us as though it had occurred on January 1, 2006. Adjustments reflect the elimination of property management fees, advisor fees and certain salary expenses reimbursed by us and the recording of depreciation and amortization related to the property and equipment and intangible assets acquired.  The pro forma data also includes income and operating expenses for all the properties owned by us as if we had owned the properties as of January 1, 2006 for both the six month period ended June 30, 2007 and the year ended December, 31, 2006.

(2)   Pro forma to give effect to the combination of our Property Managers, Business Manager/Advisor and us as though it had occurred on June 30, 2007.  Adjustments reflect the effects of recording the Merger, the allocation of the purchase price to tangible and intangible assets and the elimination of intercompany receivables and certain other balances that we did not assume in the Merger or were distributed prior to the Merger.

(3)   Cash generated from operations is not equivalent to net operating income as determined under accounting principles generally accepted in the Unites States of America (GAAP).  Due to certain unique operating characteristics of real estate companies with the National Association of Real Estate Investment Trusts or NAREIT, an industry trade group, has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as our company.  As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization of real property, after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest.  We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO, whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs.  FFO is not intended to be an alternative to “Net Income” as an indicator of our performance nor to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions.  We use FFO to compare our performance to that of other REITs in our peer group. Additionally, we use FFO in conjunction with our acquisition policy to determine investment strategy.  FFO is calculated as follows:

	For the Six						For the
	Months Ended						Period From
	June 30,		For theYears Ended December 31,				Inception to
	2007 Pro		2006 Pro				December 31,
	Forma	2007	Forma	2006	2005	2004	2003

Net income (loss)	$29,973	$13,470	$85,234	$31,943	$45,249	$11,701	$(173)
Gain on contribution of investment properties	(11,796)	(11,796)	—	—	—	—	—
Depreciation and amortization related to investment properties, net of minority interests	134,725	132,566	265,277	257,804	187,604	46,012	192
Joint venture adjustments	612	434	1,881	—	—	—	—

Funds from operations	$153,514	$134,674	$352,392	$289,747	$232,853	$57,713	$19

HISTORICAL AND PRO FORMA PER SHARE DATA

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

For the six months ended June 30, 2007 and 2006 and the years ended December 31, 2006, 2005, 2004 and the period from inception (March 5, 2003) to December 31, 2003

(Unaudited)

(In thousands, except for per share amounts)

The following table sets forth, for the periods and as of the dates indicted, our selected unaudited historical financial and pro forma per share data on a consolidated basis.  The selected pro forma per share data have been derived from our unaudited pro forma consolidated financial statements, included elsewhere in this proxy statement.  Pro forma operating results for the six months ended June 30, 2007 are not necessarily indicative of results that may be expected for the entire year.  The information set forth below should be read in conjunction with our consolidated financial statements and notes thereto, and our “Management Discussion and Analysis of Financial Condition” and “Results of Operations,” incorporated by reference in this proxy statement, and our unaudited pro forma financial statements, included elsewhere in this proxy statement.

	For the Six						For the
	Months Ended						Period From
	June 30,		For the Years Ended December 31,				Inception to
	2007 Pro		2006 Pro				December 31,
	Forma (1)	2007	Forma (1)	2006	2005	2004	2003

Cash distributions declared per weighted average share	$0.32	$0.32	$0.64	$0.64	$0.64	$0.66	$0.15

Net income (loss) per weighted average share	$0.06	$0.03	$0.18	$0.07	$0.13	$0.12	$(0.07)

	At June 30,			At December 31,
	2007 Pro			2006 Pro
	Forma (2)		2007	Forma	2006	2005	2004	2003

Book value per outstanding share	$7.00	(3)	$7.58	N/A	$7.86	$8.40	$8.67	$8.71

(1)           Pro forma to give effect to the combination of our Property Managers, Business Manager/Advisor and us as though it had occurred on January 1, 2006. Adjustments reflect the elimination of property management fees, advisor fees and certain salary expenses reimbursed by us and the recording of depreciation and amortization related to the property and equipment and intangible assets acquired.  The pro forma data also includes income and operating expenses for all the properties owned by us as if we had owned the properties as of January 1, 2006 for both the six month period ended June 30, 2007 and the year ended December 31, 2006.

(2)           Pro forma to give effect to the combination of our Property Managers, Business Manager/Advisor and us as though it had occurred June 30, 2007.  Adjustments reflect the effects of recording the Merger, the allocation of the purchase price to tangible and intangible assets and the elimination of intercompany receivables and certain other balances that we did not assume in the Merger or were distributed prior to the Merger.

(3)           Based on pro forma stockholders’ equity at June 30, 2007, shown elsewhere in this proxy statement, and pro forma shares outstanding of 486,012 which includes 37,500 shares to be issued as consideration in the Merger.

MISCELLANEOUS AND OTHER MATTERS

Advance Notice Procedures for Making Director Nominations and Stockholder Proposals

Stockholder proposals for our annual meeting of stockholders to be held in 2008 will not be included in our proxy statement for that meeting unless the proposal is proper for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders and is received by our Vice President at our executive offices located in Oak Brook, Illinois, no later than [            ], 200[7]. Stockholders must also follow the procedures prescribed in SEC Rule 14a-8 under the Exchange Act.

If the requirements of our bylaws are not followed, the nomination or proposal presented at an annual meeting of stockholders will be out of order and will not be acted upon. Any stockholder desiring a copy of our bylaws will be furnished one without charge upon written request to our Vice President at our principal executive offices. A copy of our bylaws, as amended, is filed as Exhibit 3.2.1 in our annual report on Form 10-K/A for the year ended December 31, 2006, filed on April 27, 2007 and is available at the SEC Internet site (http://www.sec.gov).

Multiple Stockholders Sharing an Address

The rules of the SEC permit companies to provide a single copy of an annual report and proxy statement to households in which more than one stockholder resides. This process is known as householding. Stockholders who share an address and who have been previously notified that their broker, bank or other intermediary will be householding their proxy materials will receive only one copy of our proxy statement and Annual Report to Stockholders unless they have affirmatively objected to the householding notice.

Stockholders sharing an address who received only one set of these materials may request a separate copy which will be sent promptly at no cost by writing or calling our Investor Relations department at: Investor Relations, Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, IL 60523 or by contacting us by telephone at (630) 218-8000. For future annual meetings, a stockholder may request separate annual reports or proxy statements, or may request the householding of such materials, by contacting us as noted above.

Other Matters

As of the date of this proxy statement, the above are the only matters we are aware of that are to be acted upon at the Annual Meeting. If any other matter should properly come before the Annual Meeting for which we did not receive proper notice in accordance with the requirements of our bylaws, as presented above, the persons appointed by your proxy will vote on those matters in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with their discretion. The affirmative vote of the holders of a majority of the votes cast on any such other matter will be required for approval.

Information Incorporated by Reference

We file annual, quarterly and current reports and other information with the SEC. The SEC permits us to incorporate by reference certain information into this proxy statement. The following information is incorporated by reference into this proxy statement:

our two Current Reports on Form 8-K, filed August 17, 2007;

our Quarterly Report on Form 10-Q, filed on August 10, 2007;

our Current Report on Form 8-K, filed August 10, 2007;

our Current Report on Form 8-K, filed June 26, 2007;

our Current Report on Form 8-K, filed June 19, 2007;

our Current Report on Form 8-K, filed on June 11, 2007;

our Quarterly Report on Form 10-Q, filed on May 15, 2007;

our Current Report on Form 8-K, filed on May 2, 2007;

our Annual Report on Form 10-K/A, filed on April 27, 2007; and

our Annual Report on Form 10-K, filed on March 1, 2007.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this proxy statement and prior to the date of the 2006 annual meeting, shall be deemed to be incorporated by reference into this proxy statement.

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

By the order of the Board of Directors,

/s/ Roberta S. Matlin

Roberta S. Matlin
Vice President and Secretary

Oak Brook, Illinois

[ ______ ], 2007

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES, INCLUDING YOUR PROXIES AUTHORIZED VIA THE INTERNET OR VIA TOUCH-TONE TELEPHONE, WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. WE ENCOURAGE YOU TO COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, OR AUTHORIZE YOUR PROXY VIA THE INTERNET OR VIA TOUCH-TONE TELEPHONE, BEFORE THE ANNUAL MEETING, SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE ANNUAL MEETING.

Our 2006 Annual Report on Form 10-K to stockholders includes our financial statements for the fiscal year ended December 31, 2006, our Quarterly Report on Form 10-Q includes our financial statements for the period ended March 31, 2007 and Quarterly Report on Form 10-Q includes our financial statements for the period ended June 30, 2007. Only the financial statements included in the 2006 Annual Report and the 2007 Quarterly Reports are part of the material for the solicitation of proxies.

-------------------

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC. and SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Balance Sheet
as of June 30, 2007

(In thousands, except per share amounts)

			Business
		Property	Manager/	Pro Forma		Pro Forma
	IWEST (6)	Managers(6)	Advisor (6)	Adjustments		Total
Assets:
Net investment properties	$6,854,189	$—	$—	$—		$6,854,189
Cash and cash equivalents	168,483	396	20	(643	)(3)	156,370
				(8,103	)(4)
				(3,783	)(5)
Investment in marketable securities	280,701	—	—	—		280,701
Investment in unconsolidated joint ventures	174,577	—	—	—		174,577
Accounts and notes receivable	179,076	2,509	9,756	(11,897	)(1)	179,163
				(281	)(2)
Acquired lease intangibles and customer relationship value	487,794	—	—	—		487,794
Intangible assets	—	—	—	621	(3)	621
Goodwill	—	—	—	2,331	(3)	2,331
Other assets	79,934	434	—	—		80,368
Total assets	8,224,754	3,339	9,776	(21,755)		8,216,114

Liabilities:
Mortgages and notes payable	4,364,535	—	—	—		4,364,535
Accounts payable and accrued expenses	62,422	484	311	(11,897	)(1)	51,039
				(281	)(2)
Distributions payable	24,085	—	5,680	(5,680	)(4)	24,085
Acquired below market lease intangibles	129,232	—	—	—		129,232
Other financings	58,020	—	—	—		58,020
Other liabilities	70,384	—	3,783	(3,783	)(5)	70,384
Total liabilities	4,708,678	484	9,774	(21,641)		4,697,295
Minority interests	105,702					105,702
Commitments and contingencies
Total shareholders’ equity	3,410,374	2,855	2	375,857	(3)	3,413,117
				(373,548	)(3)
				(2,423	)(4)
Total liabilities and shareholders’ equity	$8,224,754	$3,339	$9,776	$(21,755)		$8,216,114

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC. and SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
as of June 30, 2007

(In thousands, except per share amounts)

The unaudited pro forma condensed consolidated balance sheet is presented as if the acquisition of the Business Manager/Advisor and the Property Managers had occurred on June 30, 2007. This unaudited pro forma condensed consolidated balance sheet is not necessarily indicative of what our actual financial position would have been at June 30, 2007, nor does it purport to represent our future financial position.

The purchase price for the Business Manager/Advisor and the Property Managers was determined based upon the number of shares to be exchanged and the share price of our shares determined at the date of signing, the date on which all principal terms of the merger were agreed to.  The consideration for the constituent mergers will be placed into an escrow fund established in connection with the Merger and will be allocated to the shareholders of the merged companies as follows:

•                  The 1 outstanding shares of the capital stock of our Business Manager/Advisor will be converted into the right to receive 18,750 shares of our common stock from the escrow fund; and

•                  The 30 outstanding shares of the capital stock of our Property Managers will be converted into the right to receive 18,750 shares of our common stock from the escrow fund.

The combined purchase price of the Business Manager/Advisor and the Property Managers will be allocated to the respective contractual agreements, which will be terminated and expensed in accordance with EITF Issue No. 04-1, Accounting for Preexisting Relationships between Parties to a Business Combination, and the remainder will be allocated to acquired assets, including intangible assets, based on their respective fair value.   Such assets will be depreciated and/or amortized over the estimated life of each asset.  The purchase price allocation was performed by an independent valuation firm with the purchase price being allocated to property and equipment and consulting agreements.  The allocation of these components is preliminary and is based on pro forma information and may vary from the final allocation at the time of the acquisitions.  Certain amounts included in the unaudited pro forma condensed consolidated balance sheet above may increase or decrease.  The merger consideration including estimated fees and costs paid and to be paid by us in connection with the proposed acquisition of the Business Manager/Advisor and the Property Managers and pro forma adjustments to the historical book values are as follows:

Purchase Price Allocation

The purchase price for the Business Manager/Advisor and Property Managers has been preliminarily allocated as follows:

	Business Manager/Advisor	Property Managers	Total

Number of shares issued	18,750	18,750	37,500

Share consideration based on $10.00 per share	$187,500	$187,500	$375,000
Estimated transaction costs and fees			1,500
Total purchase price			$376,500

The preliminary allocation of the purchase price to contract termination expense and assets, including intangible assets, acquired as a result of the acquisition of the Business Manager/Advisor and Property Managers is as follows:

Purchase price including estimated transaction costs and fees	$376,500

Purchase price allocated to:
Contract termination expense	$373,114
Property and equipment	434
Consulting agreements	621
Goodwill	2,331
Total purchase price allocation	$376,500

(1)             Represents the elimination of the accrued advisor and property management fees at June 30, 2007 as these fees will not be incurred by us as part of our ongoing operations.  The amounts due at June 30, 2007 are reflected as paid by us and distributed to the shareholders of the Business Manager/Advisor and Property Managers prior to the closing of the Merger in order to facilitate a tax free transaction.

(2)             Reimbursement for accrued business manager/advisor payroll costs and asset management and property management payroll costs are eliminated at June 30, 2007.  These costs are typically reimbursed by us and will be paid either directly or indirectly as part of ongoing operations.

(3)             Represents the merger consideration exchanged (including estimated transaction costs and fees) for the Business Manager/Advisor and Property Mangers and the related allocation of the purchase price.

(4)             The cash and cash equivalents of the Business Manager/Advisor and Property Managers will be distributed to their owners immediately prior to the closing of the  Merger

(5)             As a result of the Merger, the Business Manager/Advisor will be merged into an entity that will be a qualified REIT subsidiary that is not expected to pay federal or state income taxes.  The amount represents the elimination of tax liabilities which have been previously reflected in the historical financial statements of the Business Manager/Advisor as such amounts will not be assumed by us.

(6)             Reflects our historical condensed balance sheet and balance sheets of our Business Manager/Advisor and our Property Managers as of June 30, 2007.  Refer to our historical consolidated financial statements and notes thereto included in our quarterly report on Form 10-Q for the six months ended June 30, 2007 and elsewhere in this section of the proxy for historical balance sheets of our Business Manager/Advisor and Property Managers.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC. and SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Six Months Ended June 30, 2007

(In thousands, except per share amounts)

		Property		Joint	Pro Forma		Business
		Operations		Venture Pro	Total Before	Property	Manager/	Pro Forma		Pro Forma
	IWEST (13)	Pro Forma		Forma (10)	Merger	Managers (13)	Advisor (13)	Adjustments		Total

Revenues:
Rental income	$295,015	$7,349	(7)	$(7,768)	$294,596	$—	$—	$—		$294,596

Management fees	—	—		—	—	16,513	—	(16,276	)(2)	237

Advisor fees	—	—		—	—	—	9,500	(9,500	)(1)

Tenant recovery income	75,248	2,989	(7)	(3,680)	74,557	—	—	—		74,557

Other property income and expense reimbursements	5,819	—		(102)	5,717	2,984	439	(3,423	)(3)	5,717

Insurance captive income	1,116	—		—	1,116	—	—	—		1,116

Total revenues	377,198	10,338		(11,550)	375,986	19,497	9,939	(29,199)		376,223

Expenses:

Property operating expenses	68,917	2,742	(7)	(1,853)	69,806	8,491	—	(16,276 (2,984	)(2) )(3)	59,037

Real estate taxes	43,835	1,453	(7)	(1,961)	43,327	—	—	—		43,327

Depreciation and amortization	134,225	6,019	(8)	(3,860)	136,384	—	—	68	(6)	136,452

Provision for asset impairment	13,560	—		—	13,560	—	—	—		13,560

Insurance captive expenses	769	—		—	769	—	—	—		769

General & administrative expenses	8,618	—		—	8,618	—	611	(439 1,530	)(3) (5)	10,320

Advisor asset management fee	9,500	—		—	9,500	—	—	(9,500)	(1)

Total expenses	279,424	10,214		(7,674)	281,964	8,491	611	(27,601)		263,465

Operating income	97,774	124		(3,876)	94,022	11,006	9,328	(1,598)		112,758

Other income/(expense)	26,460	—		132	26,592	47	—	—		26,639

Interest expense	(110,764)	(1,878) (9)		3,218	(109,424)	—	—	—		(109,424)

Income tax expense	—	—		—	—	—	(3,722)	3,722	(4)

Net income	$13,470	$(1,754)		$(526)	$11,190	$11,053	$5,606	$2,124		$29,973

Net income per common share	$0.03									$0.06

Weighted average number of common shares outstanding, basic and diluted	448,512								(11)	486,012

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC. and SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Six Months Ended June 30, 2007

(In thousands, except per share amounts)

The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2007 includes our historical statement of operations and gives effect to (i) operations of properties which were not owned during the entire pro forma period as though they were acquired on January 1, 2006; (ii) operations of properties which were contributed to the MS Inland Fund, LLC joint venture as though they were contributed on January 1, 2006 and (iii) the Merger of the Business Manager/Advisor and the Property Managers as though they were acquired as of January 1, 2006.  The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of what our actual results of operations would have been for the six months ended June 30, 2007, nor does it purport to represent our future financial position.

(1)                            Represents the elimination of advisor fees which were accrued or paid by us to the Business Manager/Advisor during the six months ended June 30, 2007 and which will not be incurred by us as part of our on going operations.

(2)                            Represents the elimination of property management fees which were accrued or paid by us to the Property Managers during the six months ended June 30, 2007 and which will not be incurred by us as part of our ongoing operations.

(3)                            As part of our agreement with the Business Manager/Advisor, we are obligated to reimburse certain payroll costs and other expenses incurred by the Business Manager/Advisor.  These amounts were incurred in our operations and the operations of the Business Manager/Advisor during the six months ended June 30, 2007 and will be paid directly by us on an ongoing basis.  The adjustment represents the elimination of reimbursements.

(4)                            The Business Manager/Advisor accrued $3,722 in income taxes related to its operations, which will not be applicable to us after the combination as the business will be owned by a qualified REIT subsidiary and, therefore, will not be a taxable entity.

(5)                            Represents executive or officer level salaries which will be incurred by us on an ongoing basis pursuant to employment agreements or as full time employees, who were previously employed and paid by an affiliate of the Business Manager/Advisor.

(6)                            Represents depreciation and amortization of estimated purchase price allocated to property and equipment and intangible assets.  Property and equipment are depreciated over their expected useful life and the intangible assets are amortized over the term of the applicable agreement.

(7)                            Total pro forma adjustments for acquisitions consummated as of June 30, 2007 are reflected as though they were acquired January 1, 2006 or the date operations commenced.  The combined gross income and direct operating expense are based on information provided by the seller or from other sources for the following properties:

Bangor Parkade, Battle Ridge Pavilion, Central Texas Marketplace, The Centre at Laurel, College Station II, Coppell Town Center, Cost Plus World Market, Crockett Square, East Stone Commons, Gerry Centennial, Greenwich Center, Lake Worth Towne Crossing, Northwood Crossing, Old Time Pottery, Pacheco Pass Ph II, Pavilion at King’s Grant II, Riverpark Phase I & IIA, Rivery Town Crossing, Shops at Legacy, South Towne Crossing, Southlake / Grand Ave, Southlake Corners, Southpark Meadows Bldg. G, Southpark Meadows II, Suntree Square and Walters Crossing.

(8)                            Pro forma adjustments for acquisitions consummated as of June 30, 2007 relating to depreciation of buildings and improvements was calculated on a straight-line basis based upon estimated useful lives of 30 years for buildings and improvements and 15 years for site improvements.  The portion of the property purchase prices that were allocated to above or below market lease intangibles were amortized on a straight-line basis over the life of the related leases as a pro forma adjustment to rental income.  Other leasing costs, tenant improvements and in-place intangibles are amortized on a straight-line basis over the life of the related leases as a component of pro forma amortization expense.

(9)                            The pro forma adjustments for acquisitions consummated as of June 30, 2007 relating to interest expense of $1,878 was based on the actual interest rates, ranging from 4.7% to 5.6%.

(10)                      The pro forma adjustments for the MS Inland Fund, LLC joint venture consummated on April 27, 2007 are reflected as though the properties were contributed to the joint venture on January 1, 2006.  As a result, property related income, property operating expenses, real estate taxes, depreciation and amortization and interest expense of the contributed properties previously reflected in our consolidated statements of operations are replaced by our equity in earnings of an unconsolidated entity for the six months ended June 30, 2007.

(11)                      Pro forma weighted average shares are computed by adding 37,500 shares that will be issued as consideration in the Merger to historical weighted average shares.

(12)                      The amount allocated to contract termination expense of $373,114 will be expensed at the closing of the Merger.  Such amount has been excluded from the pro forma statement of operations since it is non-recurring.

(13)                      Reflects our historical condensed consolidated statement of operations and those of our Business Manager/Advisor and Property Managers for the six months ended June 30, 2007. Please refer to our historical condensed consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q, filed on May 10, 2007 and elsewhere herein this section of the proxy for historical statements of operations of our Business Manger/Advisor and Property Managers for the six months ended June 30, 2007.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC. and SUBSIDIARIES

Unaudited Pro Forma Condensed
Consolidated Statement of Operations
for the Year Ended December 31, 2006

(In thousands, except per share amounts)

	IWEST(13)	Property Operations Pro Forma		Joint Venture Pro Forma (10)	Pro Forma Total Before Merger	Property Managers (13)	Business Manager/ Advisor (13)	Pro Forma Adjustments		Pro Forma Total
Revenues:
Rental income	$572,868	$30,636	(7)	$(24,049)	$579,455	$—	$—	$—		$579,455
Management fees	—	—		—	—	30,046	—	(29,886	)(2)	160
Advisor fees	—	—		—	—	—	39,500	(39,500	)(1)
Tenant recovery income	125,437	9,078	(7)	(8,264)	$126,251	—	—	—		126,251
Other property income and expense reimbursements	11,798	—		(390)	$11,408	5,313	1,019	(6,332	)(3)	11,408
Total revenues	710,103	39,714		(32,703)	717,114	35,359	40,519	(75,718)		717,274

Expenses:
Property operating expenses	120,212	7,875	(7)	(5,126)	122,961	14,609	—	(29,886	)(2)	102,371
								(5,313	)(3)

Real estate taxes	79,894	5,819	(7)	(5,895)	79,818	—	—	—		79,818
Depreciation and amortization	259,884	19,279	(8)	(11,806)	267,357	—	—	136	(6)	267,493
General & administrative expenses	14,975	—		—	14,975	—	1,178	(1,019	)(3)	18,059
								2,925	(5)
Advisor asset management fee	39,500	—		—	39,500	—	—	(39,500	)(1)
Total expenses	514,465	32,973		(22,827)	524,611	14,609	1,178	(72,657)		467,741

Operating income	195,638	6,741		(9,876)	192,503	20,750	39,341	(3,061)		249,533

Other income/(expense)	59,403	—		36	59,439	118	—	—		59,557
Interest expense	(223,098)	(10,453	) (9)	9,695	(223,856)	—	—	—		(223,856)
Income tax expense	—	—		—	—	—	(15,697)	15,697	(4)	—

Net income	$31,943	$(3,712)		(145)	$28,086	$20,868	$23,644	$12,636		$85,234

Net income per common share	$0.07									$0.18

Weighted average number of common shares outstanding, basic and diluted	441,816								(11)	479,316

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC. and SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Year Ended December 31, 2006

(In thousands, except per share amounts)

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2006, includes our historical statement of operations and gives effect to (i) operations of properties which were not owned during the entire pro forma period as though they were acquired on January 1, 2006; (ii) operations of properties which were contributed to the MS Inland Fund, LLC joint venture as though they were contributed on January 1, 2006 and (iii) the Merger of the Business Manager/Advisor and the Property Managers as though they were acquired as of January 1, 2006.  The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of what our actual results of operations would have been for the year ended December 31, 2006, nor does it purport to represent our future financial position.

(1)                            Represents the elimination of advisor fees which were accrued or paid by us to the Business Manager/Advisor in 2006 and which will not be incurred by us as part of our on going operations.

(2)                            Represents the elimination of property management fees which were accrued or paid by us to the Property Managers in 2006 and which will not be incurred by us as part of our ongoing operations.

(3)                            As part of our agreement with the Business Manager/Advisor, we are obligated to reimburse certain payroll costs and other expenses incurred by the Business Manager/Advisor.  These amounts were incurred in our operations and the operations of the Business Manager/Advisor in 2006 and will be paid directly by us on an ongoing basis.  The adjustment represents the elimination of reimbursements.

(4)                            The Business Manager/Advisor accrued $15,697 in income taxes related to its operations, which will not be applicable to us after the combination as the business will be owned by a qualified REIT subsidiary and, therefore, will not be a taxable entity.

(5)                            Represents executive or officer level salaries which will be incurred by us on an ongoing basis pursuant to employment agreements or as full time employees, who were previously employed and paid by an affiliate of the Business Manager/Advisor.

(6)                            Represents depreciation and amortization of estimated purchase price allocated to property and equipment and intangible assets.  Property and equipment are depreciated over their expected useful life and the intangible assets are amortized over the term of the applicable agreement.

(7)                            Total pro forma adjustments for acquisitions consummated as of June 30, 2007 are reflected as though they were acquired January 1, 2006 or the date operations commenced.  The combined gross income and direct operating expense are based on information provided by the seller or from other sources for the following properties:

Bangor Parkade, Battle Ridge Pavilion, Central Texas Marketplace, The Centre at Laurel, College Station II, Coppell Town Center, Cost Plus World Market, Crockett Square, East Stone Commons, Gerry Centennial, Greenwich Center, Lake Worth Towne Crossing, Northwood Crossing, Old Time Pottery, Pacheco Pass Ph II, Pavilion at King’s Grant II, Riverpark Phase I & IIA, Rivery Town Crossing, Shops at Legacy, South Towne Crossing, Southlake / Grand Ave, Southlake Corners, Southpark Meadows Bldg. G, Southpark Meadows II, Suntree Square and Walters Crossing.

(8)                            Pro forma adjustments for acquisitions consummated as of June 30, 2007 relating to depreciation of buildings and improvements was calculated on a straight-line basis based upon estimated useful lives of 30 years for buildings and improvements and 15 years for site improvements.  The portion of the property purchase prices that were allocated to above or below market lease intangibles were amortized on a straight-line basis over the life of the related leases as a pro forma adjustment to rental income.  Other leasing costs, tenant improvements and in-place intangibles are amortized on a straight-line basis over the life of the related leases as a component of pro forma amortization expense.

(9)                            The pro forma adjustments for acquisitions consummated as of June 30, 2007 relating to interest expense of $10,453 was based on the actual interest rates, ranging from 4.7% to 5.6%.

(10)                      The pro forma adjustments for the MS Inland Fund, LLC joint venture consummated on April 27, 2007 are reflected as though the properties were contributed to the joint venture on January 1, 2006.  As a result, property related income, property operating expenses, real estate taxes, depreciation and amortization and interest expense of the contributed properties previously reflected in our consolidated statements of operations are replaced by our equity in earnings of an unconsolidated entity for the year ended December 31, 2006.

(11)                      Pro forma weighted average shares are computed by adding 37,500 shares that will be issued as consideration in the Merger to historical weighted average shares.

(12)                      The amount allocated to contract termination expense of $373,114 will be expensed at the closing of the Merger.  Such amount has been excluded from the pro forma statement of operations since it is non-recurring.

(13)                      Reflects our historical condensed consolidated statement of operations and those of our Business Manager/Advisor and Property Managers for the year ended December 31, 2006.  Please refer to our historical consolidated financial statements and notes thereto included in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2006 and refer to the audited financial statements of our Business Manager/Advisor and Property Managers for the year ended December 31, 2006 included elsewhere herein this section of the proxy.

Independent Auditors’ Report

The Board of Directors and Stockholder
Inland Western Retail Real Estate Advisory Services, Inc.:

We have audited the accompanying balance sheets of Inland Western Retail Real Estate Advisory Services, Inc. (the Company) (wholly owned by Inland Real Estate Investment Corporation) as of December 31, 2006 and 2005, and the related statements of income, changes in stockholder’s equity, and cash flows for each of the years in the three-year period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inland Western Retail Real Estate Advisory Services, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois

April 18, 2007

INLAND WESTERN RETAIL REAL ESTATE
ADVISORY SERVICES, INC.
(Wholly Owned by Inland Real Estate Investment Corp.)

Balance Sheets
December 31, 2006 and 2005

Assets	2006	2005
Current assets:
Cash and cash equivalents	$142,579	$75,982
Advisor fee receivable from IWRRETI	9,000,000	3,000,000
Due from IWRRETI	149,536	247,220
Miscellaneous receivable	—	1,091
Total current assets	9,292,115	3,324,293
Deferred tax asset	—	4,060
Investment in IWRRETI	—	175,091
Total assets	$9,292,115	$3,503,444

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable and accrued expenses	$4,888	$2,711
Due to IREIC	149,536	487,220
Dividend payable	5,500,000	—
Income taxes payable to TIGI	3,561,558	1,176,885
Total liabilities (all current)	9,215,982	1,666,816

Stockholder’s equity:
Common stock, no par value, 100,000 shares authorized, 1,000 shares issued and outstanding	1,000	1,000
Retained earnings	36,179,846	12,535,628
Cumulative dividends	(36,104,713)	(10,700,000)
Total stockholder’s equity	76,133	1,836,628
Total liabilities and stockholder’s equity	$9,292,115	$3,503,444

INLAND WESTERN RETAIL REAL ESTATE
ADVISORY SERVICES, INC.
(Wholly Owned by Inland Real Estate Investment Corp.)

Combined Consolidated Statements of Income
Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Revenues:
Advisor fees	$39,500,000	$20,925,000	$—
Reimbursement of salary and employee benefits	1,018,856	1,608,420	1,502,511
Total revenues	40,518,856	22,533,420	1,502,511

Expenses:
Salary and employee benefits	1,019,108	1,608,777	1,503,455
Depreciation expense	—	—	1,374
General and administrative expenses	159,680	32,686	34,557
Total expenses	1,178,788	1,641,463	1,539,386

Income (loss) before income from investment in real estate investment trust and income taxes	39,340,068	20,891,957	(36,875)
Income from investment in real estate investment trust	1,392	2,396	1,306
Income (loss) before income taxes	39,341,460	20,894,353	(35,569)
Provision for income taxes	15,697,242	8,336,790	(13,836)
Net income (loss)	$23,644,218	$12,557,563	$(21,733)

INLAND WESTERN RETAIL REAL ESTATE
ADVISORY SERVICES, INC.
(Wholly Owned by Inland Real Estate Investment Corp.)

Statements of Changes in Stockholders’ Equity
For the Years Ended December 31, 2006, 2005 and 2004

	Common				Total
	Shares	Common		Retained	Stockholder’s
	Issued	Stock	Dividends	Earnings	Equity

Balance at December 31, 2003	1,000	$1,000	$—	$(202)	$798
Dividends declared	—	—	—	—	—
Net loss	—	—	—	(21,733)	(21,733)
Balance at December 31, 2004	1,000	$1,000	$—	$(21,935)	$(20,935)

Dividends declared	—	—	(10,700,000)	—	(10,700,000)
Net income	—	—	—	12,557,563	12,557,563
Balance at December 31, 2005	1,000	$1,000	$(10,700,000)	$12,535,628	$1,836,628
Dividends declared	—	—	(25,404,713)	—	(25,404,713)
Net income	—	—	—	23,644,218	23,644,218
Balance at December 31, 2006	1,000	$1,000	$(36,104,713)	$36,179,846	$76,133

See accompanying notes to combined consolidated financial statements

INLAND WESTERN RETAIL REAL ESTATE
ADVISORY SERVICES, INC.
(Wholly Owned by Inland Real Estate Investment Corp.)

Statements of Cash Flows
For the Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Cash flows from operating activities:
Net income (loss)	$23,644,218	$12,557,563	$(21,733)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	—	—	1,374
Income from investment in real estate investment trust	(1,392)	(2,396)	(1,491)
Distributions received from investment in real estate investment trust	10,770	12,726	13,365
Deferred income tax	4,060	(1,852)	(2,280)
Changes in operating assets and liabilities:
Accrued advisor fee receivable	(6,000,000)	(3,000,000)	—
Miscellaneous receivable	1,091	10	88
Due from IWRRETI	97,684	37,717	6,078
Accounts payable and accrued expenses	2,177	343	2,368
Due to IREIC	(337,684)	(37,718)	33,922
Income taxes payable to TIGI	2,384,673	1,188,642	(11,557)
Net cash provided by operating activities	19,805,597	10,755,035	20,134

Cash flows from investing activities:
Purchase of office furniture	—	—	(13,565)
Proceeds from sale of office furniture	—	—	12,191
Net cash used in investing activities	—	—	(1,374)

Cash flows from financing activities:
Dividends paid	(19,739,000)	(10,700,000)	—
Net cash used in financing activities	(19,739,000)	(10,700,000)	—
Net increase in cash and cash equivalents	66,597	55,035	18,760
Cash and cash equivalents at beginning of year	75,982	20,947	2,187
Cash and cash equivalents at end of year	$142,579	$75,982	$20,947

Supplemental disclosure:
Income taxes paid to TIGI	$13,308,510	$7,150,000	$—

Noncash transactions:
Dividend of common stock	$165,713	$—	$—
Dividend declared	5,500,000	—	—

See accompanying notes to combined consolidated financial statements

INLAND WESTERN RETAIL REAL ESTATE
ADVISORY SERVICES INC.
(Wholly Owned by Inland Real Estate Investment Corp.)
Notes to Financial Statements
December 31, 2006, 2005 and 2004

(1)                     General Information and Significant Accounting Policies

Inland Western Retail Real Estate Advisory Services, Inc. (the Company) is a wholly owned subsidiary of Inland Real Estate Investment Corporation (IREIC). The Inland Group, Inc. (TIGI) is the ultimate parent. The Company was formed in 2003 to serve as advisor to Inland Western Retail Real Estate Trust, Inc. (IWRRETI), a real estate investment trust affiliated with IREIC.

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could subsequently differ from such estimates. A description of significant accounting policies follows:

(a)                      Advisor Fees

In connection with advising IWRRETI, the Company earns an advisory fee of not more than 1% annually of the real estate investment trust’s average assets. The Company records the advisory fee revenue as earned.

(b)                      Investment in a Real Estate Investment Trust

The Company accounts for its investment in IWRRETI using the equity method of accounting whereby it records its share of earnings as income from investment in real estate investment trust and records the dividends received as a reduction of its investment.

(c)                       Income Taxes

The Company is included in the consolidated federal and combined unitary state income tax returns of TIGI. As such, the Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes as though it is a separate taxable entity in accordance with its tax-sharing agreement with TIGI.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(d)                      Statement of Cash Flows

For purposes of the statement of cash flows, the Company considers interest-bearing deposits with maturity of three months or less at the date of purchase to be cash equivalents.

(e)                       Reimbursement of Salary and Employee Benefits

Reimbursements from IWRRETI for salary and employee benefits are accrued as revenue in the period the applicable expenditures are incurred.

(f)                         Recently Issued Accounting Pronouncements

In June 2006, the FASB issued Interpretation No. 48, Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109. This Interpretation defines a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognizing, classification, interest and penalties, accounting in interim periods, disclosure and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company does not expect a material impact to the financial statements.

(2)                     Related-Party Transactions

The Company has an advisory agreement with IWRRETI to provide services for day-to-day operations and the management of IWRRETI’s assets.  The advisory agreement had an initial term of one year and has been renewed for successive one-year terms upon consent of the parties.  It may be terminated by either party, by mutual consent of the parties or by a majority of the independent directors or the advisor upon 60 days’ written notice.

In connection with advising IWRRETI, the Company earns an advisory fee of not more than 1% annually of the real estate investment trust’s average assets. Average invested asset value is defined as the average of the total book value, including acquired intangibles, of IWRRETI’s real estate assets plus IWRRETI’s loans receivable secured by real estate, before reserves for depreciation, reserves for bad debt, or other similar noncash reserves. IWRRETI computes the average invested assets by taking the average of the values at the end of each month for which the fee is being calculated. The fee is payable quarterly in an amount equal to 0.25 of 1% of IWRRETI’s average assets as of the last day of the immediately preceding quarter. All amounts due as of December 31, 2006 have been collected in 2007. Based upon the maximum allowable advisor asset management fee of 1% of IWRRETI’s average invested assets, maximum fees of approximately $74,895,000, $54,933,000 and $14,971,000, were allowed for the years ended December 31, 2006, 2005 and 2004, respectively.  Advisor fee income of $39,500,000, $20,925,000 and $0 for 2006, 2005 and 2004, respectively, was derived from advisory services performed for IWRRETI.  The Company has agreed to forego any fees allowed but not taken during those periods.

For any year in which IWRRETI qualifies as a REIT, the Company must reimburse IWRRETI for the following amounts, if any: (1) the amounts by which total operating expenses of the REIT, the sum of the advisor asset management fee charged plus other operating expenses of the REIT, paid during the previous fiscal year exceed the greater of: (i) 2% of average assets of the REIT for that fiscal year, or (ii) 25% of net income of the REIT for that fiscal year; plus (2) an amount, which will not exceed the advisor asset management fee for that year, equal to any difference between the total amount of distributions to stockholders for that year and a 6% minimum annual return on the net investment of stockholders. The Company has not been required to reimburse IWRRETI for any such amounts to date.

Income from investment in real estate investment trust of $1,392, $2,396 and $1,306 for 2006, 2005 and 2004, respectively, was earned from the Company’s $200,000 original cash investment in common stock of IWRRETI. This investment in IWRRETI common stock was transferred to IREIC as a dividend in November 2006.

The Company is charged direct costs for specific legal, information technology services, and certain other administrative services performed by administrative departments of TIGI. Additionally, rent is allocated from IREIC and paid to TIGI. Such amounts totaled $115,066, $27,461 and $13,229 for the years ended December 31, 2006, 2005 and 2004, respectively. In the opinion of management, the aforementioned administrative costs and rent are believed to be reasonable; however, it is not necessarily indicative of the expense the Company may have incurred on its own account.

The Company is entitled to reimbursements for salaries and expenses of its employees relating to the offering and administration of IWRRETI. Such costs totaling $1,018,856, $1,608,420, $1,502,511 for 2006, 2005 and 2004, respectively, are included in reimbursement of salary and employee benefits, as well as salary and employee benefits in the accompanying statements of income. IREIC administers the salary function for the Company. As of December 31, 2006 and 2005, $149,536 and $247,220, respectively, of payroll reimbursements were due by the Company to IREIC. All amounts due to IREIC were paid in 2006.

(3)        Income Taxes

The Company is party to a tax sharing agreement which provides that income tax expense or benefit be reflected on a separate company basis. Income tax expense from operations consists of:

	Current	Deferred	Total
Year ended December 31, 2006	$15,697,242	$—	$15,697,242
Year ended December 31, 2005	$8,338,642	$(1,852)	$8,336,790
Year ended December 31, 2004	$(11,557)	$(2,279)	$(13,836)

Income tax expense is entirely attributable to income from continuing operations. Deferred income tax expense results entirely from the tax effects of temporary differences. The tax effects of temporary differences due to the income from the investment in IWRRETI that give rise to the deferred tax assets at December 31, 2006 and 2005 is $0 and $1,852, respectively.

Income tax expense from operations for the years ended December 31, 2006, 2005 and 2004, differs from “expected” tax expense (computed by applying the U.S. federal income tax rate of 35% and 35%, respectively, to pretax income) principally due to the effect of state and local income taxes (net of federal benefit). As of December 31, 2005, there was no valuation allowance, as management believed it was more likely than not that the deferred tax asset would be realized through future operations.

(4)                     Commitments and Contingencies

Pursuant to the terms of the offering of IWRRETI, the Company is required to pay organizational and offering expenses (excluding sales commissions, the marketing contribution, and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the offering (Gross Offering Proceeds) or all organization and offering expenses (including selling commissions), which together exceed 15% of Gross Offering Proceeds. As of December 31, 2006 and 2005, offering costs did not exceed the 15% and 5.5% limitations.

(5)                     Subsequent Events

On March 3, 2007, the Company paid dividends totaling $5,500,000 to IREIC.

INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC.
(Business Manager/Advisor)

Balance Sheet
June 30, 2007
(Unaudited)
(In thousands)

Assets
Cash and cash equivalents	$20
Advisor fee receivable from IWRRETI	9,500
Due from IWRRETI	256
Total assets	$9,776

Liabilities and Stockholder’s Equity
Liabilities:
Due to IREIC	$306
Accounts payable and accrued expenses	5
Dividend payable	5,680
Income taxes payable	3,783
Total liabilities	9,774

Stockholder’s equity:
Common stock, no par value, 100 shares authorized,
1 shares issued and outstanding	1
Retained earnings	41,786
Cumulative dividends	(41,785)
Total stockholder’s equity	2
Total liabilities and stockholder’s equity	$9,776

INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC.
(Business Manager/Advisor)

Income Statement
For the Six Months Ended June 30, 2007 and 2006
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2007	2006
Revenues:
Advisor fees	$9,500	$20,000
Reimbursement of salary and employee benefits	439	514
Total revenues	9,939	20,514

Expenses:
Salary and employee benefits	439	514
General and administrative expenses	172	120
Total expenses	611	634
Income before income taxes	9,328	19,880

Provision for income taxes	(3,722)	(7,932)
Net income	$5,606	$11,948

INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC.
(Business Manager/Advisor)

Statement of Changes in Stockholders’ Equity
For the Six Months Ended June 30, 2007
(Unaudited)
(In thousands)

	Number				Total
	of	Common		Retained	Stockholders’
	Shares	Stock	Dividends	Earnings	Equity

Balance at December 31, 2006	1	$1	$(36,105)	$36,180	$76

Dividends declared	—	—	(5,680)	—	(5,680)

Net income	—	—	—	5,606	5,606

Balance at June 30, 2007	1	$1	$(41,785)	$41,786	$2

INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC.
(Business Manager/Advisor)

Statement of Cash Flows
For the Six Months Ended June 30, 2007 and 2006
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2007	2006
Cash flows from operating activities:
Net income	$5,606	$11,948
Adjustments to reconcile net income to net cash
provided by operating activities:
Income from investment in real estate investment trust	—	(1)
Distributions received from investment in real
estate investment trust	—	6
Changes in operating assets and liabilities:
Accrued advisor fee receivable	(500)	(7,500)
Due from IWRRETI	(37)	(112)
Due to affiliate	87	(128)
Accounts payable	—	(2)
Income taxes payable	221	2,985
Net cash provided by operating activities	5,377	7,196

Cash flows from investing activities:	—	—

Cash flows from financing activities:
Dividends paid	(5,500)	(7,100)

Net decrease in cash and cash equivalents	(123)	96

Cash and cash equivalents at beginning of year	143	76

Cash and cash equivalents at end of period	$20	$172

Independent Auditors’ Report

The Board of Directors
Inland Southwest Management Corp.
Inland Western Management Corp.
Inland Northwest Management Corp:

We have audited the accompanying combined consolidated balance sheets of Inland Southwest Management Corp., Inland Western Management Corp., and Inland Northwest Management Corp. (collectively, the “Company”) as of December 31, 2006 and 2005, and the related combined consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined consolidated financial statements referred to above present fairly, in all material respects, the financial position of Inland Southwest Management Corp., Inland Western Management Corp., and Inland Northwest Management Corp. as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois

June 6, 2007

PROPERTY MANAGEMENT COMPANIES
Combined Consolidated Balance Sheets
December 31, 2006 and 2005

	2006	2005
Assets
Current assets:
Cash and cash equivalents	$2,598,281	$2,099,336
Accounts receivable — affiliates	94,154	255,132
Prepaid expense	—	17,256
Security deposit	8,061	6,922
Total current assets	2,700,496	2,378,646

Property and equipment, at cost:
Furniture and fixtures	329,033	202,821
Computers	192,443	159,414
Telephone equipment	10,983	9,871
Leasehold improvements	133,632	67,829
	666,091	439,935
Less accumulated depreciation	231,796	95,983
	434,295	343,952
Total assets	$3,134,791	$2,722,598

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$597,410	$548,081
Franchise tax payable	158,589	151,386
Total current liabilities	755,999	699,467
Stockholders’ equity	2,378,792	2,023,131
Total liabilities and stockholders’ equity	$3,134,791	$2,722,598

See accompanying notes to combined financial statements

PROPERTY MANAGEMENT COMPANIES
Combined Consolidated Statements of Income
For the Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Revenues:
Management fees	$30,046,069	$20,741,549	$5,370,242
Reimbursement of salary and employee benefits	5,312,801	2,267,891	—
Interest income	51,460	16,526	—
Other income	67,050	20,710	14,500
Total revenues	35,477,380	23,046,676	5,384,742

Expenses:
Salary and employee benefits	10,828,297	6,271,855	1,114,320
Depreciation and amortization	135,813	77,399	24,358
Computer charges	500,101	329,766	143,916
General and administrative	1,402,326	1,252,647	719,769
Rent expense	708,490	406,752	103,198
Franchise tax expense	590,228	374,341	65,993
Interest expense	547	—	—
Sub-management fee	443,367	858,438	624,776
Total expenses	14,609,169	9,571,198	2,796,330
Net income	$20,868,211	$13,475,478	$2,588,412

See accompanying notes to combined financial statements

PROPERTY MANAGEMENT COMPANIES
Combined Consolidated Statements of Stockholders’ Equity
For the Years Ended December 31, 2006, 2005 and 2004

			Additional		Total
	Common Stock		Paid-In	Retained	Stockholders’
	Shares	Amount	Capital	Earnings	Equity
Balance at January 1, 2004	36,000	$360	$—	$6,875	$7,235
Net income	—	—	—	2,588,412	2,588,412
Additional shares issued	2,135	22	133,800	—	133,822
Distributions declared	—	—	—	(2,586,000)	(2,586,000)
Balance at December 31, 2004	38,135	$382	$133,800	$9,287	$143,469
Net income	—	—	—	13,475,478	13,475,478
Merger with Inland Pacific
Management Corp.	(9,000)	(90)	5,851	(6,856)	(1,095)
Additional shares issued	540	5	161,743	—	161,748
Distributions declared	—	—	—	(11,756,469)	(11,756,469)
Balance at December 31, 2005	29,675	297	301,394	$1,721,440	$2,023,131
Net income	—	—	—	20,868,211	20,868,211
Distributions declared	—	—	—	(20,512,550)	(20,512,550)
Balance at December 31, 2006	29,675	$297	$301,394	$2,077,101	$2,378,792

See accompanying notes to combined financial statements

PROPERTY MANAGEMENT COMPANIES
Combined Consolidated Statements of Cash Flows
For the Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Cash flows from operating activities:
Net income	$20,868,211	$13,475,478	$2,588,412
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	135,813	77,399	24,358
Consulting services received in exchange for common stock	—	—	133,822
Changes in operating assets and liabilities:
Accounts receivable—affiliates	160,978	(252,813)	(1,249)
Prepaid expense	17,256	(17,256)	—
Security deposit	(1,139)	(6,922)	—
Accounts payable and accrued expenses	49,329	63,444	419,037
Franchise tax payable	7,203	151,386	—
Net cash provided by operating activities	21,237,651	13,490,716	3,164,380

Cash used in investing activities -
Purchase of property and equipment	(226,156)	(268,051)	(118,391)
Cash provided by (used in) financing activities:
Distributions to stockholders	(20,512,550)	(13,541,469)	(801,000)
Proceeds from issuance of common stock	—	161,748	—
Proceeds from merger with Pacific Management Corp.	—	101	—
Payment on notes payable	—	—	(78,336)
Net cash used in financing activities	(20,512,550)	(13,379,620)	(879,336)
Net increase (decrease) in cash and cash equivalents	498,945	(156,955)	2,166,653
Cash and cash equivalents:
Beginning of year	2,099,336	2,256,291	89,638
End of year	$2,598,281	$2,099,336	$2,256,291

Supplemental disclosure of non-cash financing activity:
Consulting services received in exchange for common stock	$—	$—	$133,822

See accompanying notes to combined financial statements

PROPERTY MANAGEMENT COMPANIES

Notes to Combined Consolidated Financial Statements

December 31, 2006, 2005 and 2004

(1)                     Summary of Significant Accounting Policies

(a)                      Organization

Inland Southwest Management Corp. and Inland Northwest Management Corp. are Delaware corporations and were incorporated on November 10, 2003.  Inland Western Management Corp. is also a Delaware corporation and was incorporated on January 30, 2003. Inland Southwest Management Corp., Inland Northwest Management Corp., and Inland Western Management Corp. are collectively referred to as the “Company”.  An additional corporation, Inland Pacific Management Corp., was incorporated on November 10, 2003 and was subsequently merged into Inland Western Management Corp. on January 24, 2005.  These corporations each own a 33.33% interest in Inland Holdco Management LLC (Holdco) and are under common control, and are presented on a combined basis for the purposes of these financial statements. Holdco owns a 100% interest in and consolidates three limited liability companies (LLCs); Inland Southwest Management LLC, Inland U.S. Management LLC, and Inland Pacific Property Services LLC. The effect of all intercompany balances and transactions have been eliminated in combination and consolidation.

The accompanying combined consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of the combined consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the combined consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could subsequently differ from such estimates. A description of significant accounting policies follows:

(b)                      Operations

The Company, through Holdco, is responsible for the management of 307 commercial properties comprising approximately 45,000,000 square feet of primarily retail and shopping center space owned by Inland Western Retail Real Estate Trust, Inc. (IWEST).  The LLCs manage properties based on geographic location. Holdco’s LLC’s earn property management fees equal to 4.50% of net rent collected.  The Company records the management fees as earned.

(c)                       Depreciation and Amortization

Depreciation and amortization of property and equipment is computed on the straight-line and accelerated methods for both financial statement and income tax purposes over estimated useful lives, as follows:

Useful Life
Computers and telephone equipment	3-5 years
Furniture and fixtures	7 years
Leasehold improvements	15 years

(d)                      Income Taxes

The corporations and LLC’s included in the combined consolidated financial statements are non-taxable entities.  In lieu of paying federal income taxes, the stockholders or members, are taxed on each corporation’s or LLC’s taxable income or loss. Accordingly, no provision for federal income taxes was recorded. The corporations and LLC’s remain liable for various state taxes on income and some state taxes in the form of franchise taxes.

(e)                       Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers interest-bearing deposits with a maturity of three months or less at the date of purchase to be cash equivalents.

(f)                         Reimbursement of Salary and Employee Benefits

Reimbursements from IWEST for salary and employee benefits are accrued as revenue in the period the applicable expenditures are incurred.

(2)                     Transactions with Affiliates

The Company has master management agreements with IWEST to provide property management services in connection with the rental, leasing, operation and management of IWEST’s properties.  There is a separate management agreement for each property for an initial term ending as of December 31 in the year in which the property is acquired, and each management agreement is subject to three successive three-year renewals, unless either party notifies the other in writing of its intent to terminate between 60 and 90 days prior to the expiration of the initial or renewal term (or by IWEST with cause upon 30 days prior written notice).

In connection with the property management services, the Company earns management fees equal to 4.5% of net rents. Such amounts totaled approximately $30,046,070, $20,741,550, and $5,370,240 for the years ended December 31, 2006, 2005 and 2004, respectively.  All related amounts have been received by the Company as of December 31, 2006 and 2005.

The Company also had agreements with affiliated Inland companies to pay sub-management fees at the market rate to sub-manage various properties. These agreements were all terminated prior to December 31, 2005. Such amounts totaled approximately $58,000 and $55,380 for the years ended December 31, 2005 and 2004, respectively.

The Company was charged direct costs for computer, payroll, legal and other services performed by administrative departments of The Inland Services Group, Inc. including Inland Payroll Servicing for payroll processing services, and the legal department of The Inland Real Estate Group, Inc., companies with common ownership. Such amounts totaled approximately $497,150, $293,880 and $593,400 for the years ended December 31, 2006, 2005 and 2004, respectively. In the opinion of management, the aforementioned administrative costs and legal fees are believed to be reasonable; however, it is not necessarily indicative of the expense the Company may have incurred if it received such services from providers not affiliated with The Inland Real Estate Group, Inc. The Company is entitled to reimbursements for certain property-level salaries incurred during 2006 and 2005.  For the years ended December 31, 2006 and 2005, reimbursement income from IWEST related to these salary expenses totaled $5,312,801 and $2,267,891, respectively.  No reimbursements were made during 2004.

The Company shares office space with an affiliate of The Inland Real Estate Group, Inc.  The Company reimburses the affiliate for the Company’s prorated share of expenses. For the years ended December 31, 2006, 2005 and 2004, the Company’s portion of rent expense was $313,070, $150,563 and $41,031 respectively.

(3)                     Lease Commitments

The Company leases facilities under agreements which expire through 2012.  As of December 31, 2006, the minimum aggregate future rental commitments under all noncancelable operating leases are as follows:

Amount
Year ending December 31,
2007	$176,568
2008	68,171
2009	20,004
2010	20,004
2011	20,004
Thereafter	15,003
$319,754

For the years ended December 31, 2006, 2005 and 2004, rent expense was $708,490, $406,752, and $103,198, respectively (including $313,070, $150,563, and $41,031 to a related party).

(4)                     Concentration of Credit Risk

The Company maintains cash balances in excess of those insured by the FDIC ($100,000). The Company holds its cash balances at a financial institution which is affiliated with the Company.

INLAND SOUTHWEST MANAGEMENT CORP.
INLAND NORTHWEST MANAGEMENT CORP.
INLAND WESTERN MANAGEMENT CORP.
(Property Managers)

Combined Consolidated Balance Sheet
June 30, 2007
(Unaudited)
(In thousands)

Assets
Current assets:
Cash and cash equivalents	$396
Accounts receivable	2,509
Security deposit	8
Total current assets	2,913

Property and equipment, at cost:
Furniture and fixtures	334
Computers	230
Telephone equipment	17
Leasehold improvements	143
724
Less accumulated depreciation	299
425
Total assets	$3,338

Liabilities and Members’ Equity
Current liabilities:
Accounts payable and accrued expenses	$427
Franchise tax payable	57
Total current liabilities	484

Stockholder’s equity	2,854

Total liabilities and stockholder’s equity	$3,338

INLAND SOUTHWEST MANAGEMENT CORP.
INLAND NORTHWEST MANAGEMENT CORP.
INLAND WESTERN MANAGEMENT CORP.
(Property Managers)

Combined Consolidated Statement of Income
For the Six Months Ended June 30, 2007 and 2006
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2007	2006

Revenues:
Management fees	$16,513	$14,562
Reimbursement of salary and employee benefits	2,984	2,586
Interest income	8	—
Other income	39	27
Total revenues	19,544	17,175

Expenses:
Salary and employee benefits	6,227	5,468
Depreciation and amortization	68	36
Computer charges	403	223
General and administrative	1,012	565
Rent expense	379	133
Franchise tax expense	196	101
Sub-management fees	206	218
Total expenses	8,491	6,744
Net income	$11,053	$10,431

INLAND SOUTHWEST MANAGEMENT CORP.
INLAND NORTHWEST MANAGEMENT CORP.
INLAND WESTERN MANAGEMENT CORP.
(Property Managers)

Combined Consolidated Statement of Stockholders’ Equity
For the Six Months Ended June 30, 2007
(Unaudited)
(In thousands)

	Number of Shares	Common Stock	Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Equity
Balance at December 31, 2006	30	$—	$301	$2,077	$2,378
Dividends declared	—	—	—	$(10,577)	(10,577)
Net income	—	—	—	11,053	11,053
Balance at June 30, 2007	30	$—	$301	$2,553	$2,854

INLAND SOUTHWEST MANAGEMENT CORP.
INLAND NORTHWEST MANAGEMENT CORP.
INLAND WESTERN MANAGEMENT CORP.
(Property Managers)

Combined Consolidated Statement Cash Flows
For the Six Months Ended June 30, 2007 and 2006
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2007	2006
Cash flows from operating activities:	$11,053	$10,431
Net income
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68	36
Changes in operating assets and liabilities:
Accounts recievable and prepaid expenses	(2,415)	(214)
Accounts payable and accrued expenses	(171)	(148)
Franchise tax payable	(101)	—
Net cash provided by operating activities	8,434	10,105

Cash used in investing activities:
Purchase of property and equipment	(59)	(230)
Cash used in financing activities:
Distribution to members	(10,577)	(9,500)

Net (decrease) increase in cash and cash equivalents	(2,202)	375

Cash and cash equivalents:
Beginning period	2,598	2,099
End of period	$396	$2,474

Appendix A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

DATED AS OF AUGUST 14, 2007

by and among

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.,

IWEST ACQUISITION 1, INC. ,

IWEST ACQUISITION 2, INC.,

IWEST ACQUISITION 3, INC.,

IWEST ACQUISITION 4, INC.,

INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC.,

INLAND SOUTHWEST MANAGEMENT CORP.,

INLAND NORTHWEST MANAGEMENT CORP.,

INLAND WESTERN MANAGEMENT CORP.,

INLAND REAL ESTATE INVESTMENT CORPORATION,

and

IWEST MERGER AGENT, LLC, as Agent for the Stockholders

A-i

A-ii

EXHIBITS

Exhibit A	-	Sample Closing Balance Sheet and Sample Closing Statement
Exhibit B	-	Form of Sublease Agreement by IREIC to IWEST
Exhibit C-1	-	Form of Transition Property Due Diligence Services Agreement
Exhibit C-2	-	Form of Amendment to Office and Facilities Management Services Agreement
Exhibit C-3	-	Form of Amendment to Insurance and Risk Management Services Agreement
Exhibit C-4	-	Form of Amendment to Computer Services Agreement
Exhibit C-5	-	Form of Amendment to Personnel Services Agreement
Exhibit C-6	-	Form of Amendment to Property Tax Services Agreement
Exhibit C-7	-	Form of Amendment to Communications Services Agreement
Exhibit C-8	-	Form of Amendment to Loan Services Agreement
Exhibit C-9	-	Form of Second Amendment to Mortgage Brokerage Services Agreement
Exhibit C-10	-	Form of Institutional Investor Relationships Services Agreement
Exhibit C-11		Form of Legal Services Agreement
Exhibit D	-	Form of Escrow Agreement
Exhibit E	-	Form of Opinion of Jenner & Block LLP
Exhibit F	-	Form of Registration Rights Agreement
Exhibit G	-	Form of Opinion of Duane Morris LLP
Exhibit H	-	Form of Agent Appointment Agreement
Exhibit I	-	Form of TIGI Letter Agreement
Exhibit J-1	-	Form of Amendment to License Agreement
Exhibit J-2		Form of Manager License Agreement for Inland Southwest
Exhibit J-3		Form of Manager License Agreement for Inland Northwest
Exhibit J-4		Form of Manager License Agreement for Inland Western

A-iii

SCHEDULES

Schedule 1.1(a)	Advisor Knowledge Persons
Schedule 1.1(b)	Manager Knowledge Persons
Schedule 1.1(c)	IREIC Knowledge Persons
Schedule 1.1(d)	Principal Stockholder Inquiry Persons
Schedule 2.1(a)(iv)	Directors and Officers of Advisor Surviving Corporation
Schedule 2.1(b)(iv)	Directors and Officers of Inland Southwest Surviving Corporation
Schedule 2.1(c)(iv)	Directors and Officers of Inland Northwest Surviving Corporation
Schedule 2.1(d)(iv)	Directors and Officers of Inland Western Surviving Corporation
Schedule 3.2(b)	Capitalization of IWEST
Schedule 3.4(c)	IWEST Required Consents
Schedule 3.5(a)	IWEST Proxy Statement Sections
Schedule 3.7	IWEST Brokers and Finders
Schedule 4.2(b)	Agreements or Options for Acquisition of Shares; Service Provider Subsidiaries
Schedule 4.3(c)	Service Provider Required Consents
Schedule 4.4	Service Provider Financial Statements
Schedule 4.5	Absence of Certain Changes or Events
Schedule 4.6	Tax Extensions and Audits
Schedule 4.10	Service Provider Insurance Policies
Schedule 4.11(a)	Employee Benefit Plans
Schedule 4.13(a)	Intellectual Property
Schedule 4.14	Brokers and Finders
Schedule 4.16	Related Party Transactions
Schedule 4.18(b)	Personal Property Leases
Schedule 4.18(c)	Leased Real Property
Schedule 4.20(a)	Contracts
Schedule 4.21	Projections
Schedule 4.22	Representations and Warranties of IWEST
Schedule 4.24(a)	Service Provider, IREIC and Agent Proxy Statement Sections
Schedule 5.1(i)	Conduct of Business Pending the Effective Time
Schedule 6.8(a)	Service Employees

A-iv

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of August 14, 2007 (this “Agreement”), is entered into by and among Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (“IWEST”), IWEST Acquisition 1, Inc., an Illinois corporation and wholly-owned subsidiary of IWEST (“Acquisition 1”), IWEST Acquisition 2, Inc., a Delaware corporation and wholly-owned subsidiary of IWEST (“Acquisition 2”), IWEST Acquisition 3, Inc., a Delaware corporation and wholly-owned subsidiary of IWEST (“Acquisition 3”), IWEST Acquisition 4, Inc., a Delaware corporation and wholly-owned subsidiary of IWEST (“Acquisition 4”), Inland Western Retail Real Estate Advisory Services, Inc., an Illinois corporation (the “Advisor”), Inland Southwest Management Corp., a Delaware corporation (“Inland Southwest”), Inland Northwest Management Corp., a Delaware corporation (“Inland Northwest”), Inland Western Management Corp., a Delaware corporation (“Inland Western”), Inland Real Estate Investment Corporation, a Delaware corporation (“IREIC”), and IWEST Merger Agent, LLC, as agent for the Stockholders (as defined herein) (the “Agent”).  Terms used herein are defined in Article I.

RECITALS

WHEREAS, the respective Boards of Directors of IWEST, based upon the recommendation of the IWEST Special Committee, each Acquisition Entity, the Advisor and each Manager, as applicable have approved and declared advisable, upon the terms and subject to the conditions of this Agreement:

(1)                                  The merger of Acquisition 1 with and into the Advisor, with the Advisor being the surviving corporation in the merger (the “Acquisition 1 Merger”) and becoming a wholly-owned subsidiary of IWEST;

(2)                                  The merger of Acquisition 2 with and into Inland Southwest, with Inland Southwest being the surviving corporation in the merger (the “Acquisition 2 Merger”) and becoming a wholly-owned subsidiary of IWEST;

(3)                                  The merger of Acquisition 3 with and into Inland Northwest, with Inland Northwest being the surviving corporation in the merger (the “Acquisition 3 Merger”) and becoming a wholly-owned subsidiary of IWEST; and

(4)                                  The merger of Acquisition 4 with and into Inland Western, with Inland Western being the surviving corporation in the merger (the “Acquisition 4 Merger”; and, together with the Acquisition 1 Merger, the Acquisition 2 Merger and the Acquisition 3 Merger, the “Mergers”) and becoming a wholly-owned subsidiary of IWEST;

WHEREAS, the respective Board of Directors of IWEST (based upon the recommendation of the IWEST Special Committee), each Acquisition Entity, the Advisor and each of the Managers, as applicable, have determined that the Mergers and the other transactions contemplated by this Agreement are in furtherance of and consistent with their respective business strategies and in the best interests of their respective stockholders;

WHEREAS, for federal income Tax purposes, it is intended that each of the Mergers shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, IWEST is entering into employment agreements (the “Employment Agreements”) and consulting agreements (the “Consulting Agreements”) with specified individuals concurrent with the execution of this Agreement, to become effective upon the Closing; and

WHEREAS, concurrent with the execution of this Agreement, each of IREIC, as sole stockholder of the Adviser, and the Principal Stockholders, as stockholders of each of the Manager Parents, have executed an irrevocable written consent in lieu of a stockholder meeting (the “Written Consents”) approving this Agreement and the Mergers contemplated hereby.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1         Definitions.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Acquisition Entity” or “Acquisition Entities” shall mean Acquisition 1, Acquisition 2, Acquisition 3 and Acquisition 4, individually or collectively, as the case may be.

“Action” shall mean any claim, suit, action, proceeding, Environmental Claim, arbitration or investigation.

“Advisory Agreement” shall mean that certain Second Amended and Restated Advisory Agreement, made as of December 28, 2004, as amended, between IWEST and the Advisor.

“Affiliate” shall mean, except as otherwise provided herein, with respect to any Person, any other Person which, at the time of determination, directly or indirectly controls, is controlled by or is under common control with, such Person.  For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person through the ownership of voting securities, by contract or otherwise.  For the avoidance of doubt, IWEST shall not be considered an Affiliate of any of TIGI, IREIC, the Stockholders or the Service Providers for purposes of this Agreement, and vice versa.

“Agent” shall mean the entity identified in the Preamble or any successor representative appointed by the Stockholders pursuant to the Agent Appointment Agreements.

“Agent Appointment Agreements” shall mean the agreements in the form attached hereto as Exhibit H.

“Ancillary Agreements” shall mean the Registration Rights Agreement, the Sublease Agreement, the Transition Property Due Diligence Services Agreement, the Amendment to Office and Facilities Management Services Agreement, the Amendment to Insurance and Risk Management Services Agreement, the Amendment to Computer Services Agreement, the Amendment to Personnel Services Agreement, the Amendment to Property Tax Services Agreement, the Amendment to Communications Services Agreement, the Second Amendment to the Mortgage Brokerage Services Agreement, the Amendment to Loan Services Agreement, the Institutional Relationships Services Agreement, the License Agreements, the Legal Services Agreement, the Escrow Agreement, the TIGI Letter Agreement, the Agent Appointment Agreements and any other agreement, instrument or document being or to be executed or amended and delivered under this Agreement by IWEST on the one hand and a Service Provider, the Agent and/or IREIC on the other hand, in each case as amended or restated as of the Closing.

“Business Day” shall mean any day other than a Saturday or a Sunday or a day on which banks located in Chicago, Illinois generally are authorized or required by law or regulation to close.

“Change of Control” shall mean (i) a reorganization, merger or consolidation involving a Person or direct or indirect sale, exchange, transfer or other disposition of all or substantially all of the consolidated assets of a Person, except where such reorganization, merger, consolidation or sale of assets is with or to a wholly-owned subsidiary of such Person; or (ii) the acquisition by any other Person or group of (a) beneficial ownership of 50 percent or more of the then outstanding voting power of such Person or (b) the ability to control the voting power of 50 percent or more of the then outstanding voting securities of such Person entitled to vote generally in the election of the board of directors of such Person.

“Commission” shall mean the United States Securities and Exchange Commission.

“Contract” shall mean any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, commitment, lease or other instrument, obligation, agreement or arrangement of any kind.

“Copyrights” shall mean United States and non-U.S. copyrights, copyrightable works and mask works (as defined in 17 U.S.C. §901), whether registered or unregistered, and pending applications to register the same.

“Damages” shall mean any and all costs, losses, Taxes, liabilities, obligations, lawsuits, deficiencies, claims, demands, penalties, fines, and expenses, including, without limitation, the reasonable fees and expenses of attorneys, accountants, environmental engineers or consultants, fees and expenses arising from environmental investigation, remediation or other response action, costs and expenditures required or incurred to comply with consent decrees, administrative orders, injunctions and other judicial equitable relief, and all amounts paid in investigation, defense or settlement of any of the foregoing.

“Environment” shall mean surface waters, groundwaters, sediment, soil, subsurface strata, ambient air and other environmental medium.

“Environmental Claims” shall mean any and all actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Hazardous Material or arising from any alleged injury or threat of injury to health or the Environment.

“Environmental Law” shall mean any Law with respect to the preservation of the Environment, including but not limited to any Law whatsoever relating to Hazardous Materials, drinking water, surface water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, noises, odors, air quality, air emissions, waste emissions or wells.  Without limiting the generality of the foregoing, the term will encompass each of the following statutes and the regulations promulgated thereunder, and any similar applicable state, local or foreign Law, each as amended: (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980; (b) the Solid Waste Disposal Act; (c) the Hazardous Materials Transportation Act; (d) the Toxic Substance Control Act; (e) the Clean Water Act, (f) the Clean Air Act; (g) the Safe Drinking Water Act; (h) the National Environmental Policy Act of 1969; (i) the Superfund Amendments and Reauthorization Act of 1986; (j) Title III of the Superfund Amendments and Reauthorization Act; (k) the Federal Insecticide, Fungicide and Rodenticide Act; (l) the provisions of the Occupational Safety and Health Act of 1970 relating to the handling of and exposure to Hazardous Materials and similar substances; and (m) the National Environmental Policy Act.

“Environmental Permit” shall mean with respect to a specified Person, any permit, approval, identification number, license, or other authorization required, necessary or useful to operate the business of such Person under any applicable Environmental Law.

“Equity Interests” shall mean (a) with respect to a corporation, as determined under the laws of the jurisdiction of organization of such entity, shares of capital stock (whether common, preferred or treasury); (b) with respect to a partnership, limited liability company, limited liability partnership or similar Person, as determined under the laws of the jurisdiction of organization of such entity, units, interests, or other partnership or limited liability company interests; or (c) any other equity ownership.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder.

“ERISA Affiliate” shall mean each corporation, trade or business which is treated as a single employer with any Service Provider under Section 414 of the Code or Section 4001(a) of ERISA.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means United States generally accepted accounting principles, in effect on the date hereof, consistently applied.

“Governmental Authority” shall mean any United States or other international, national, state or local government, any political subdivision thereof or any other governmental, judicial, public or statutory instrumentality, authority, body, agency, department, bureau, commission or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, or any arbitrator with authority to bind a party at law.

“Hazardous Materials” shall mean each and every element, compound, chemical, containment, pollutant, material, waste or other substance that is defined, determined or identified as hazardous, toxic or a contaminant under any Environmental Law or the release of which is prohibited under any Environmental Law.  Without limiting the generality of the foregoing, the term will include, without limitation: (a) “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, or Title III of the Superfund Amendments and Reauthorization Act and regulations promulgated thereunder, each as amended; (b) “hazardous waste” as defined in the Solid Waste Disposal Act and regulations promulgated thereunder, each as amended: (c) “hazardous materials” as defined in the Hazardous Material Transportation Act and the regulations promulgated thereunder, each as amended; (d) ”chemical substance or mixture” as defined in the Toxic Substances Control Act and regulation promulgated thereunder, each as amended; (e) petroleum products and by products; (f) asbestos; (g) PCBs; and (h) mold.

“HoldCo” means Inland Holdco Management LLC.

“Intellectual Property” shall mean Copyrights, Patent Rights, Software, Trademarks and Trade Secrets or any other proprietary rights known or unknown.

“IRS” shall mean the United States Internal Revenue Service.

“IWEST Material Adverse Effect” shall mean any fact, occurrence, condition, circumstance, change, effect or development that, individually or in the aggregate with all other facts, occurrences, conditions, circumstances, changes, effects and developments, that is or could reasonably be expected to be materially adverse to the equity, business, properties, assets, liabilities, profits, financial condition or results of operations of IWEST and its Subsidiaries, taken as a whole; provided, however, that IWEST Material Adverse Effect shall not be deemed to include any fact, occurrence, condition, circumstance, change, effect or development arising from or related to any act (other than any act taken at the written direction of the Board of Directors of IWEST or mandated by this Agreement) or omission of the Service Providers, their Affiliates, employees, officers or other related parties who have provided services to IWEST or its Subsidiaries in any capacity.

“IWEST Special Committee” shall mean the Special Committee of the Board of Directors of IWEST formed in connection with the contemplation of the Mergers, the members of which currently are Kenneth H. Beard, Paul R. Gauvreau, Gerald M. Gorski, and Barbara A. Murphy.

“Judgments” shall mean any judgments, injunctions, orders, decrees, writs, rulings, settlements, or awards of any court or other judicial authority or any other Governmental Authority.

“Knowledge of IREIC” shall mean the actual knowledge of the individuals listed on Schedule 1.1(c), including the facts of which each such individual, in the reasonable prudent exercise of his or her duties, should be aware.

“Knowledge of IWEST Special Committee” or similar language shall mean the actual knowledge of Kenneth H. Beard, Paul R. Gauvreau, Gerald M. Gorski, and Barbara A. Murphy, after such person has reasonably inquired of the executive officers of IWEST.

“Knowledge of the Service Providers” shall mean, with respect to (i) the Advisor, the actual knowledge of the individuals listed on Schedule 1.1(a), including the facts of which each such individual, in the reasonable prudent exercise of his or her duties, should be aware and (ii) the Managers, the actual knowledge of the individuals listed on Schedule 1.1(b), including the facts of which each such individual, in the reasonable prudent exercise of his or her duties, should be aware.

“Laws” shall mean all laws, including Environmental Laws, statutes, by-laws, ordinances, rules, regulations, common law or Judgments of any Governmental Authority.

“Licenses” shall mean all Contracts or agreements (including any licenses, outstanding decrees, orders, judgments, permits, covenants not to sue, agreements not to assert rights, settlement agreements or stipulations) to which a Service Provider is a party or otherwise bound (whether between such Service Provider and an independent Person, or between such Service Provider or an Affiliate of such Service Provider or TIREG, on the one hand, and TIREG, on the other hand), which contain provisions (a) granting or providing to such Service Provider rights in any Intellectual Property, (b) granting to third Persons, TIGI and/or an Affiliate of such Service Provider or TIGI any rights owned by such Service Provider in any Intellectual Property or (c) restricting such Service Provider’s right to use any Intellectual Property.

“Liens” shall mean all liens, mortgages, easements, charges, assignments, pledges, restrictions, claims, security interests, options or other encumbrances of any nature.

“Management Agreements” shall mean, individually or collectively, as the case may be, (a) that certain Master Management Agreement, entered into as of November 11, 2003, by and between IWEST and Inland Southwest, as the same has been and may be amended from time to time, together with all separate Management Agreements between Subsidiaries of IWEST and Inland Southwest entered into pursuant thereto; (b) that certain Master Management Agreement, entered into as of November 11, 2003, by and between IWEST and Inland Northwest, as the same has been and may be amended from time to time, together with all separate Management Agreements between Subsidiaries of IWEST and Inland Northwest entered into pursuant thereto; and (c) that certain Master Management Agreement, entered into as of September 13, 2003, by and between IWEST and Inland Western, as the same has been and may be amended from time to time, together with all separate Management Agreements between Subsidiaries of IWEST and Inland Western entered into pursuant thereto.

“Manager” or “Managers” shall mean Inland Southwest, Inland Northwest and Inland Western, each of their Subsidiaries and any Person, a majority of whose stock or other Equity Interests are owned, directly or indirectly, by Inland Southwest, Inland Northwest and Inland Western, individually or collectively, as the case may be.

“Manager Parents” shall mean Inland Southwest, Inland Northwest and Inland Western, excluding their Subsidiaries.

“Patent Rights” shall mean United States and non-U.S. patents, provisional patent applications, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, industrial designs, inventions (whether or not patentable or reduced to practice) or improvements thereto.

“Permit” shall mean, with respect to a specified Person, any permit, license, consent, order, authorization, Environmental Permit or approval of any Governmental Authority that is required to enable such Person to carry on its business as presently conducted.

“Permitted Liens” shall mean (a) Liens for or in respect of Taxes not yet due and payable or which are being contested in good faith for which adequate reserves have been set up in accordance with GAAP; (b) the rights of lessors and lessees under leases executed in the ordinary course of business; (c) Liens of mechanics, warehousemen, carriers, workers, repairmen and other similar Liens arising or incurred in the ordinary course of business, securing obligations not yet due or payable or being contested in good faith by appropriate proceedings for which adequate reserves have been set up in accordance with GAAP; (d) Liens in connection with purchase money obligations incurred in the ordinary course of business; and (e) Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Post-Closing Tax Period” shall mean any Tax Period beginning after the Closing Date and the portion of any Straddle Period beginning after the Closing Date.

“Pre-Closing Tax Period” shall mean any Tax Period ending on or before the Closing Date and the portion of any Straddle Period ending on and including the Closing Date including operations through the Closing Date.

“Principal Stockholders” shall mean each of Robert H. Baum, G. Joseph Cosenza, Daniel L. Goodwin and Robert D. Parks.

“Property Acquisition Agreement” shall mean the property acquisition agreement dated February 11, 2005 between Inland Real Estate Acquisitions, Inc., IWEST, and the Advisor, and any amendments, supplements, or modifications thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Services Agreements” means the Loan Services Agreement, the Mortgage Brokerage Services Agreement, the Computer Services Agreement, the Software and Consulting Shared Services Agreement, the Software License Agreement, the License Agreements, the Transition Property Due Diligence Services Agreement, the Office and Facilities Management Services Agreement, the Insurance and Risk Management Services Agreement, the Personnel Services Agreement, the Property Tax Services Agreement, the Communications Services Agreement, the Institutional Investor Relationships Services Agreement, and the Property Acquisition Agreement, in each case as amended or restated as of the Closing.

“Service Provider” or “Service Providers” shall mean the Advisor and each Manager, individually or collectively, as the case may be.

“Service Provider Material Adverse Effect” or “Service Provider Material Adverse Change” shall mean, with respect to any Service Provider, any fact, occurrence, condition, circumstance, change, effect or development that, individually or in the aggregate with all other facts, occurrences, conditions, circumstances, changes, effects and developments, that is or could reasonably be expected to be materially adverse to the equity, business, properties, assets, liabilities, profits, financial condition or results of operations of such Service Provider.

“Software” shall mean any and all: (a) computer programs, including any and all software implementation of algorithms, models and methodologies whether in source code or object code, and (b) all documentation, including user manuals and training materials, relating to any of the foregoing.

“Stockholder Agreements” shall mean collectively, the Inland Southwest Management Corp. Shareholders Agreement, the Inland Northwest Management Corp. Shareholders Agreement and the Inland Western Management Corp. Amended and Restated Shareholders Agreement, between the respective Manager Parent and each of its respective Stockholders.

“Stockholders” shall mean the stockholders of the Manager Parents.

“Straddle Period” shall mean any Tax Period beginning before and ending after the Closing Date.

“Subsidiary” or “Subsidiaries” of any Person shall mean any corporation, partnership, limited liability company, association, trust, joint venture or other entity or organization of which such Person, either alone or through or together with any other Subsidiary, owns, directly or indirectly, more than 50% of the stock or other Equity Interests, the holder of which is generally entitled to vote for the election of the board of directors, managers or other governing body of the entity or organization which such Person so owns.

“Tax Period” shall mean any period prescribed by any taxing or other Governmental Authority for which a Tax Return (or a TIGI Combined Return) is required to be filed or a Tax is required to be paid.

“Tax Returns” shall mean any report, return (including information return), schedule, election, document, estimated tax filing, declaration or other filing required to be supplied to any taxing or other Governmental Authority with respect to Taxes, including any amendments thereto, but not including any TIGI Combined Return.

“Taxes” shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service and use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments and (ii) any liability for the payment of amounts determined by reference to amounts described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group.

“TIGI” means The Inland Group, Inc., a Delaware corporation.

“TIGI Combined Return” shall mean a TIGI Tax Return for any Taxes imposed by a federal, state, local or foreign Tax authority for which TIGI or any Affiliate of TIGI other than the Advisor files with the Advisor on a consolidated, combined or unitary basis.

“TIREG” means The Inland Real Estate Group, Inc., an Illinois corporation.

“Trademarks” means United States, state and non-U.S. trademarks, service marks, trade names, Internet domain names, moral rights, designs, logos, slogans and general intangibles of like nature, whether registered or unregistered, and pending registrations and applications to register the foregoing, and all goodwill of the business associated therewith.

“Trade Secrets” means confidential ideas, trade secrets, know-how, concepts, methods, processes, formulae, technology, algorithms, models, reports, data, customer lists, supplier lists, mailing lists, business plans, or other proprietary information.

SECTION 1.2                          Other Defined Terms.

The terms set forth below shall have the meanings ascribed to them in the corresponding sections of this Agreement:

Term	Section
Acquisition 1	Preamble
Acquisition 1 Effective Time	Section 2.1(e)(i)
Acquisition 1 Merger	Recitals
Acquisition 2	Preamble
Acquisition 2 Effective Time	Section 2.1(e)(ii)
Acquisition 2 Merger	Recitals
Acquisition 3	Preamble
Acquisition 3 Effective Time	Section 2.1(e)(iii)
Acquisition 3 Merger	Recitals

Acquisition 4	Preamble
Acquisition 4 Effective Time	Section 2.1(e)(iv)
Acquisition 4 Merger	Recitals
Advisor	Preamble
Advisor Audited Financial Statements	Section 4.4(a)
Advisor Shares	Section 2.2(a)
Advisor Surviving Corporation	Section 2.1(a)(i)
Advisor Unaudited Financial Statements	Section 4.4(a)
Agent	Preamble
Agreement	Preamble
Amendment to Advisor License Agreement	Section 7.2(r)
Arbitrated Claim	Section 10.4
Arbitration Answer	Section 10.4(c)
Arbitration Claimants	Section 10.4(c)
Arbitration Demand	Section 10.4(c)
Arbitration Reply	Section 10.4(c)
Arbitration Respondents	Section 10.4(c)
Audited Financial Statements	Section 4.4(a)
Certificates	Section 2.5(a)
Closing	Section 2.1(e)
Closing Balance Sheet	Section 2.7(d)
Closing Date	Section 2.1(e)
Closing Statement	Section 2.7(d)
Code	Recitals
Confidential Material	Section 6.7(a)
Consulting Agreements	Recitals
Converted Shares	Section 2.2(d)
DGCL	Section 2.1(b)(i)
Director and Officer Indemnified Parties	Section 6.15(a)
Dissenting Shares	Section 2.4(a)
Effective Time	Section 2.1(e)(iv)
Employee Arrangements	Section 4.12(a)
Employee Benefit Plans	Section 4.11(a)
Employment Agreements	Recitals
Employment Obligations	Section 6.8(c)
Escrow Agent	Section 2.2(g)
Escrow Agreement	Section 7.2(i)
Escrowed Shares	Section 2.5(b)
Estimated Service Payment	Section 6.16
IBCA	Section 2.1(a)(i)
Indemnified Party	Section 9.2(c)(i)
Indemnifying Party	Section 9.2(c)(i)
Inland Northwest	Preamble
Inland Northwest Shares	Section 2.2(c)
Inland Northwest Surviving Corporation	Section 2.1(c)(i)
Inland Southwest	Preamble

Inland Southwest Shares	Section 2.2(b)
Inland Southwest Surviving Corporation	Section 2.1(b)(i)
Inland Western	Preamble
Inland Western Shares	Section 2.2(d)
Inland Western Surviving Corporation	Section 2.1(d)(i)
IREIC	Preamble
IWEST	Preamble
IWEST Deductible	Section 9.3(b)
IWEST Disclosure Schedule	Section 10.2(c)
IWEST Form 10-K	Section 3.6(a)
IWEST Indemnified Parties	Section 9.2(a)
IWEST Preferred Stock	Section 3.2(a)
IWEST Required Consents	Section 3.4(c)
IWEST Required Statutory Approvals	Section 3.4(c)
IWEST SEC Filings	Section 3.6(a)
IWEST/Service Provider Agreements	Section 4.20(a)(i)
IWEST Shares	Section 2.2(a)
IWEST Stockholders’ Meeting	Section 6.2(a)
IWEST Stockholders’ Ratification	Section 6.2(a)
Leased Real Property	Section 4.18(c)
Letter of Transmittal	Section 2.5(a)
License Agreements	Section 7.2(q)
Manager Audited Financial Statements	Section 4.4(a)
Manager License Agreements	Section 7.2(r)
Manager Stockholders’ Approval	Section 6.2(b)
Manager Unaudited Financial Statements	Section 4.4(a)
Material Contracts	Section 4.20(a)
Mergers	Recitals
Net Working Capital	Section 2.7(c)
New Material Contracts	Section 4.20(c)
Other Filings	Section 6.4(a)
Outside Date	Section 8.1(b)(i)
Paid Taxes	Section 6.9(c)
Providing Party	Section 6.7(a)
Proxy Statement	Section 3.4(c)
Receiving Party	Section 6.7(a)
Registration Rights Agreement	Section 7.3(p)
Representatives	Section 6.7(a)
Required Consents	Section 4.3(c)
Required Statutory Approvals	Section 4.3(c)
Required Supplemental Financial Statements	Section 6.14(b)
Review Period	Section 2.7(e)
Service Employees	Section 6.8(a)
Service Provider Deductible	Section 9.3(a)
Service Provider Disclosure Schedule	Section 10.2(d)
Service Provider Financial Statements	Section 4.4(a)

Service Provider Required Consents	Section 4.3(c)
Service Provider Required Statutory Approvals	Section 4.3(c)
Settlement Accountant	Section 2.7(f)
Statement of Objections	Section 2.7(e)
Stockholder Indemnified Parties	Section 9.2(b)
Sublease Agreement	Section 7.2(g)
Supplemental Financial Statements	Section 6.14(b)
Surviving Entities	Section 2.1(d)(i)
Tax Claim	Section 6.9(e)
Third Party Claims	Section 9.2(c)(ii)
TIGI Letter Agreement	Section 7.2(j)
Unaudited Financial Statements	Section 4.4(a)
Unaudited Supplemental Financial Statement	Section 6.14(a)
Welfare Plan	Section 4.11(d)
Written Consents	Recitals

ARTICLE II
CLOSING; THE MERGERS

SECTION 2.1                          The Mergers.

(a)   The Acquisition 1 Merger.

(i)            Generally.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Illinois Business Corporation Act of 1983, as amended (the “IBCA”), at the Acquisition 1 Effective Time, Acquisition 1 shall be merged with and into the Advisor.  Following the Acquisition 1 Effective Time, the separate corporate existence of Acquisition 1 shall cease and the Advisor shall continue as the surviving corporation in the merger (the “Advisor Surviving Corporation”) and a wholly-owned subsidiary of IWEST.

(ii)           Effect of the Merger.  At the Acquisition 1 Effective Time, the effect of the Acquisition 1 Merger shall be as provided in the applicable provisions of the IBCA and as set forth in this Agreement.  Without limiting the generality of the foregoing, at the Acquisition 1 Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Advisor and Acquisition 1 shall vest in the Advisor Surviving Corporation, and all debts, liabilities and duties of Advisor and Acquisition 1 shall become the debts, liabilities and duties of the Advisor Surviving Corporation.

(iii)          Articles of Incorporation; Bylaws.  At the Acquisition 1 Effective Time, (a) the Bylaws of Acquisition 1 as in effect immediately prior to the Acquisition 1 Effective Time shall be the Bylaws of the Advisor Surviving Corporation until thereafter changed or amended as provided therein by applicable Law; and (b) the Articles of Incorporation of the Advisor Surviving Corporation shall be amended in their entirety to be identical to the Articles of Incorporation of Acquisition 1, except that the name of the corporation shall remain that of the Advisor Surviving Corporation and the provision with respect to the incorporator shall be deleted.

(iv)          Directors and Officers.  The individuals slated to be directors and officers of the Advisor Surviving Corporation will be the individuals set forth on Schedule 2.1(a)(iv) hereto and shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

(b)   The Acquisition 2 Merger.

(i)            Generally.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the Delaware General Corporation Law, as amended (“DGCL”), at the Acquisition 2 Effective Time, Acquisition 2 shall be merged with and into Inland Southwest.  Following the Acquisition 2 Effective Time, the separate existence of Acquisition 2 shall cease and Inland Southwest shall continue as the surviving corporation in the merger (the “Inland Southwest Surviving Corporation”) and a wholly-owned subsidiary of IWEST.

(ii)           Effect of the Merger.  At the Acquisition 2 Effective Time, the effect of the Acquisition 2 Merger shall be as provided in the applicable provisions of the DGCL and as set forth in this Agreement.  Without limiting the generality of the foregoing, at the Acquisition 2 Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Inland Southwest and Acquisition 2 shall vest in the Inland Southwest Surviving Corporation, and all debts, liabilities and duties of Inland Southwest and Acquisition 2 shall become the debts, liabilities and duties of the Inland Southwest Surviving Corporation.

(iii)          Certificate of Incorporation; Bylaws.  At the Acquisition 2 Effective Time, (a) the Bylaws of Acquisition 2 as in effect immediately prior to the Acquisition 2 Effective Time shall be the Bylaws of the Inland Southwest Surviving Corporation until thereafter changed or amended as provided therein by applicable Law; and (b) the Certificate of Incorporation of the Inland Southwest Surviving Corporation shall be amended in their entirety to be identical to the Certificate of Incorporation of Acquisition 2, except that the name of the corporation shall remain that of the Inland Southwest Surviving Corporation and the provision with respect to the incorporator shall be deleted.

(iv)          Directors and Officers.  The individuals slated to be the directors and officers of the Inland Southwest Surviving Corporation will be the individuals set forth on Schedule 2.1(b)(iv) hereto and shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

(c)   The Acquisition 3 Merger.

(i)            Generally.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the DGCL, at the Acquisition 3 Effective Time, Acquisition 3 shall be merged with and into Inland Northwest.  Following the Acquisition 3 Effective Time, the separate existence of Acquisition 3 shall cease and Inland Northwest shall continue as the surviving corporation in the merger (the “Inland Northwest Surviving Corporation”) and a wholly-owned subsidiary of IWEST.

(ii)           Effect of the Merger.  At the Acquisition 3 Effective Time, the effect of the Acquisition 3 Merger shall be as provided in the applicable provisions of the DGCL and as set forth in this Agreement.  Without limiting the generality of the foregoing, at the Acquisition 3 Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Inland Northwest and Acquisition 3 shall vest in the Inland Northwest Surviving Corporation, and all debts, liabilities and duties of Inland Northwest and Acquisition 3 shall become the debts, liabilities and duties of the Inland Northwest Surviving Corporation.

(iii)          Certificate of Incorporation; Bylaws.  At the Acquisition 3 Effective Time, (a) the Bylaws of Acquisition 3 as in effect immediately prior to the Acquisition 3 Effective Time shall be the Bylaws of the Inland Northwest Surviving Corporation until thereafter changed or amended as provided therein by applicable Law; and (b) the Certificate of Incorporation of the Inland Northwest Surviving Corporation shall be amended in their entirety to be identical to the Certificate of Incorporation of Acquisition 3, except that the name of the corporation shall remain that of the Inland Northwest Surviving Corporation and the provision with respect to the incorporator shall be deleted.

(iv)          Directors and Officers.  The individuals slated to be directors and officers of the Inland Northwest Surviving Corporation will be the individuals set forth on Schedule 2.1(c)(iv) hereto and shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

(d)   The Acquisition 4 Merger.

(i)            Generally.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the

DGCL, at the Acquisition 4 Effective Time, Acquisition 4 shall be merged with and into Inland Western.  Following the Acquisition 4 Effective Time, the separate existence of Acquisition 4 shall cease and Inland Western shall continue as the surviving corporation in the merger (the “Inland Western Surviving Corporation”; and, together with the Advisor Surviving Corporation, the Inland Southwest Surviving Corporation and the Inland Northwest Surviving Corporation, the “Surviving Entities”) and a wholly-owned subsidiary of IWEST.

(ii)           Effect of the Merger.  At the Acquisition 4 Effective Time, the effect of the Acquisition 4 Merger shall be as provided in the applicable provisions of DGCL and as set forth in this Agreement.  Without limiting the generality of the foregoing, at the Acquisition 4 Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Inland Western and Acquisition 4 shall vest in the Inland Western Surviving Corporation, and all debts, liabilities and duties of Inland Western and Acquisition 4 shall become the debts, liabilities and duties of the Inland Western Surviving Corporation.

(iii)          Certificate of Incorporation; Bylaws.  At the Acquisition 4 Effective Time, (a) the Bylaws of Acquisition 4 as in effect immediately prior to the Acquisition 4 Effective Time shall be the Bylaws of the Inland Western Surviving Corporation until thereafter changed or amended as provided therein by applicable Law; and (b) the Certificate of Incorporation of the Inland Western Surviving Corporation shall be amended in their entirety to be identical to the Certificate of Incorporation of Acquisition 1, except that the name of the corporation shall remain that of the Inland Western Surviving Corporation and the provision with respect to the incorporator shall be deleted.

(iv)          Directors and Officers.  The individuals slated to be the directors and officers of the Inland Western Surviving Corporation will be the individuals set forth on Schedule 2.1(d)(iv) hereto and shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

(e)       Closing; Effective Time of the Mergers.  The consummation (the “Closing”) of the Mergers shall take place at the offices of Sidley Austin LLP Chicago, Illinois, at 5:00 p.m. local time on the last Business Day of the calendar month in which all of the conditions to Closing (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall have been satisfied or waived, or at such other time, place and date as IWEST, IREIC and the Agent may mutually agree.  The date on which the Closing occurs is referred to as the “Closing Date.” At the Closing, the parties hereto shall cause:

(i)            the Acquisition 1 Merger to be consummated by filing articles of merger with the Secretary of State of Illinois, in such form as required by,

and executed in accordance with the relevant provisions of, the IBCA (the later of the date and time specified in such certificate of merger and the date and time of such filing, being the “Acquisition 1 Effective Time”);

(ii)           the Acquisition 2 Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the later of the date and time specified in such certificate of merger and the date and time of such filing, being the “Acquisition 2 Effective Time”);

(iii)          the Acquisition 3 Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the later of the date and time specified in such certificate of merger and the date and time of such filing, being the “Acquisition 3 Effective Time”); and

(iv)          the Acquisition 4 Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the later of the date and time specified in such certificate of merger and the date and time of such filing, being the “Acquisition 4 Effective Time”; each of the Acquisition 1 Effective Time, the Acquisition 2 Effective Time, the Acquisition 3 Effective Time and the Acquisition 4 Effective Time are generically referred to herein as the “Effective Time”).

It is the intention of the parties that each of the events set forth in this Section 2.1 shall occur simultaneously.

SECTION 2.2                          Conversion of Service Provider Shares.

At the applicable Effective Time, by virtue of the applicable Merger and without any action on the part of IWEST, the Service Providers, the Acquisition Entities or their respective stockholders:

(a)       Each share of common stock, no par value per share, of the Advisor (“Advisor Shares”) issued and outstanding immediately prior to the Acquisition 1 Effective Time (other than any shares held in the treasury of the Advisor or any Subsidiary of the Advisor, which shall be canceled and extinguished without any conversion thereof) shall be converted into 18,750 duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $0.001 per share of IWEST (“IWEST Shares”).

(b)      Each share of common stock, par value $0.01 per share, of Inland Southwest (“Inland Southwest Shares”) issued and outstanding immediately prior to the Acquisition 2 Effective Time (other than any shares held in the treasury of Inland Southwest or any Subsidiary of Inland Southwest, which shall be canceled and extinguished without any conversion thereof and other than Dissenting Shares) shall be converted into 620.656 IWEST Shares.

(c)       Each share of common stock, par value $0.01 per share, of Inland Northwest (“Inland Northwest Shares”) issued and outstanding immediately prior to the Acquisition 3 Effective Time (other than any shares held in the treasury of Inland Northwest or any Subsidiary of Inland Northwest, which shall be canceled and extinguished without any conversion thereof and other than Dissenting Shares) shall be converted into 620.348 IWEST Shares.

(d)      Each share of common stock, par value $0.01 per share, of Inland Western (“Inland Western Shares”; and together with the Advisor Shares, the Inland Southwest Shares and the Inland Northwest Shares, the “Converted Shares”) issued and outstanding immediately prior to the Acquisition 4 Effective Time (other than any shares held in the treasury of Inland Western or any Subsidiary of Inland Western, which shall be canceled and extinguished without any conversion thereof and other than Dissenting Shares) shall be converted into 655.824 IWEST Shares.

(e)       No fractional IWEST Shares shall be issued by IWEST pursuant to the Mergers.  All fractional IWEST Shares that IREIC or any Stockholder would otherwise be entitled to receive pursuant to the Mergers (for each Stockholder, taking into account all IWEST Shares such Stockholder is entitled to receive pursuant to all of the Mergers) shall be rounded up to the nearest whole number of IWEST Shares.

(f)       IWEST Shares issued in the Mergers shall be subject to the restrictions and entitled to the registration and other rights set forth in the Registration Rights Agreement and shall bear the legend set forth in Section 6.11 of this Agreement.  As of the applicable Effective Time, all Converted Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing such Converted Shares shall cease to have any rights with respect thereto, except the right to receive the IWEST Shares, subject in each case to the terms and conditions of this Agreement and the Escrow Agreement.

(g)      Notwithstanding the preceding subsections of this Section 2.2, at the Effective Time, certificates representing fifty-five percent (55%) of all IWEST Shares (rounded up to the nearest whole Share on a holder by holder basis) issued to IREIC and each Stockholder pursuant to the Mergers shall be delivered or caused to be delivered by IREIC and such Stockholders (or by the Agent on behalf of the Stockholders) directly to LaSalle Bank, N.A., as escrow agent (the “Escrow Agent”), to be held in escrow and released therefrom pursuant to the terms of the Escrow Agreement.

(h)      Notwithstanding any other provision in this Agreement, in no event shall the IWEST Shares issued by IWEST to IREIC and the Stockholders in connection with the Mergers exceed 37,500,000 IWEST Shares in the aggregate, except for any additional IWEST Shares (but not more than 200 IWEST Shares in the aggregate) issued as a result of rounding up of IWEST Shares pursuant to Section 2.2(e) above.

SECTION 2.3                          Conversion of Acquisition Entity Shares.

At the applicable Effective Time, by virtue of each Merger and without any action on the part of the Service Providers, the Acquisition Entities or IWEST:

(a)           Each share of common stock, no par value, of Acquisition 1 issued and outstanding immediately prior to the Acquisition 1 Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Advisor Surviving Corporation;

(b)           Each share of Acquisition 2 common stock issued and outstanding immediately prior to the Acquisition 2 Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Inland Southwest Surviving Corporation;

(c)           Each share of Acquisition 3 common stock issued and outstanding immediately prior to the Acquisition 3 Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Inland Northwest Surviving Corporation; and

(d)           Each share of Acquisition 4 issued and outstanding immediately prior to the Acquisition 4 Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Inland Western Surviving Corporation.

SECTION 2.4                          Appraisal Rights.

(a)           Notwithstanding any provision of this Agreement to the contrary, Inland Southwest Shares, Inland Northwest Shares and Inland Western Shares outstanding immediately prior to the applicable Effective Time held by Stockholders (i) who have not voted in favor of adopting this Agreement and approval of the applicable Merger or consented thereto in writing and (ii) who have properly demanded appraisal for such Inland Southwest Shares, Inland Northwest Shares or Inland Western Shares in accordance with the DGCL (the “Dissenting Shares”), shall not be converted into or represent the right to receive IWEST Shares as provided in Section 2.2 of this Agreement unless such Stockholder fails to perfect or withdraws or otherwise loses such Stockholder’s right to appraisal. To the extent provided under Section 262 of the DGCL, Stockholders that perfect their right to appraisal shall be entitled to receive payment of the fair value of such Dissenting Shares held by them from Inland Southwest Surviving Corporation, Inland Northwest Surviving Corporation or Inland Western Surviving Corporation, as applicable, in accordance with Section 262 of the DGCL, unless such Stockholder withdraws or otherwise loses such Stockholder’s right to appraisal. If after the applicable Effective Time a Stockholder who has demanded appraisal fails to perfect or withdraws or loses his right to appraisal, such Inland Southwest Shares, Inland Northwest Shares or Inland Western Shares shall no longer be considered Dissenting Shares and be deemed to have been converted as of the applicable Effective Time into a right to receive IWEST Shares as provided in Section 2.2 of this Agreement, and, following receipt from such Stockholder of a Letter of Transmittal, (i) certificates representing fifty-five percent (55%) of the number of IWEST Shares for which appraisal rights have been withdrawn or lost or not perfected (rounded up to the nearest whole share) shall be placed into the Escrow Fund by the Stockholder, or by the Agent on behalf of the Stockholder, which shares placed in the Escrow Fund shall be governed by the terms of the Escrow Agreement, and (ii) a number of IWEST Shares equal to forty-five percent (45%) of the number of IWEST Shares for which appraisal rights have been withdrawn or lost or not perfected (rounded down to the nearest whole share) shall be delivered to the Agent (for further delivery to the Stockholder) by IWEST. Each of Inland Southwest, Inland Northwest and Inland Western shall give prompt notice to IWEST of each demand for appraisal received by it, and IWEST shall have the right to participate in negotiations and proceedings regarding such demand. None of Inland Southwest, Inland Northwest or Inland Western shall, except with prior written consent of IWEST, settle, offer to settle or voluntarily make any payment regarding such demand. Each holder of Dissenting Shares who is entitled to payment of the fair value of such Dissenting Shares shall receive payment therefor only after surrender to IWEST of the certificate or certificates representing the Dissenting Shares.

(b)           To the extent permitted by law, on behalf of each Stockholder who has executed on or after the date hereof an Agent Appointment Agreement, the Agent hereby irrevocably waives and disclaims any and all rights to appraisal that such Stockholder may have under applicable law. For the avoidance of doubt, each of the Principal Stockholders hereby irrevocably waives and disclaims any and all rights to appraisal that such Principal Stockholder may have under applicable law.

(c)           IREIC (as sole stockholder of the Advisor) hereby irrevocably waives and disclaims any and all rights to appraisal that it may have under applicable law.

SECTION 2.5                          Exchange of Certificates.

(a)           Letter of Transmittal. Promptly after the date hereof, IWEST will deliver to IREIC and to the Agent, for delivery to each Stockholder, (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to shares covered thereby shall pass, only upon proper delivery thereof to IWEST of the certificate representing such shares (the “Certificates”), and such letter shall be in customary form and include such other documents as are required pursuant to the instructions thereto (“Letter of Transmittal”) and (ii) instructions for use in surrendering such securities in exchange for the right to receive IWEST Shares, as contemplated by and subject to the terms of this Agreement.

(b)           Exchange Procedures. Upon surrender and delivery to IWEST of any Certificates by means of a Letter of Transmittal, upon or after the Closing, each holder of Converted Shares shall be entitled to receive, and IWEST shall thereupon deliver to IREIC or the Agent, for the benefit of the Stockholder, in exchange therefor (i) certificates representing fifty-five percent (55%) of the total number of IWEST Shares which such holder has the right to receive pursuant to Section 2.2 (rounded up to the nearest whole share) to be deposited into the Escrow Fund (the “Escrowed Shares”) and (ii) a number of IWEST Shares equal to forty-five percent (45%) of the total number of IWEST Shares which such holder has the right to receive pursuant to Section 2.2 (rounded down to the nearest whole share). Any Certificates so surrendered shall forthwith be canceled.

(c)           Transfer of IWEST Shares. If IWEST Shares are to be issued to any Person other than the Person in whose name a Certificate surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that any applicable transfer Taxes have been paid by the holder of the Certificate.

(d)           No Further Transfer of Converted Shares. Subsequent to the applicable Effective Time, there shall be no further transfer of Certificates on the records of the applicable Service Providers, and if Certificates are presented to such Service Providers for transfer, they shall be canceled against delivery of IWEST Shares as provided for herein, subject to the provisions of this Section 2.5 and Section 2.2 hereof. Until surrendered as contemplated by Section 2.5(b), each Certificate shall be deemed at any time after the applicable Effective Time to represent only the right to receive upon such surrender IWEST Shares as provided for herein, and not any Equity Interest in, or right to any dividends or other distributions from, the applicable Service Provider.

(e)           No Further Rights in Converted Shares. The IWEST Shares paid upon the surrender and delivery of the documentation described in Section 2.5(b) hereof shall be deemed to be full satisfaction of all rights pertaining to the Converted Shares represented thereby.

(f)            Contribution of Additional Shares. If, for any reason, the aggregate number of IWEST Shares deposited into the Escrow Fund in connection with the Closing is less than fifty-five percent (55%) multiplied by the total number of IWEST Shares issued by IWEST at the Effective Time pursuant to the Mergers, IREIC and/or the Agent, on behalf of one or more of the Principal Stockholders, shall deposit within five (5) Business Days of the Effective Time into the Escrow Fund a certificate or certificates representing an additional number of IWEST Shares, such that fifty-five percent (55%) of the aggregate number of IWEST Shares which IREIC and the Stockholders have the right to receive pursuant to the Mergers shall have been deposited into the Escrow Fund, rounded up to the nearest whole share.

SECTION 2.6                          Appointment of Agent.

(a)           Pursuant to the Agent Appointment Agreements, the Agent shall serve as the agent, representative and attorney-in-fact (with full power of substitution) of each Stockholder who has signed an Agent Appointment Agreement, with the full and exclusive power and authority to represent and bind each such Stockholder with respect to all matters arising under and pursuant to this Agreement and the transactions contemplated hereby. The Agent shall use its commercially reasonable efforts to cause each Stockholder to execute an Agent Appointment Agreement prior to the Closing. As of the date hereof, the Agent has entered into an Agent Appointment Agreement with each of the Principal Stockholders, and each Principal Stockholder has duly executed and delivered his respective Agent Appointment Agreement.

(b)           IWEST shall be entitled to deal exclusively with the Agent on all matters relating to this Agreement with respect to or that otherwise concern any Stockholder (or the Stockholders as a group) or his or her rights under this Agreement or in connection with the transactions contemplated hereby, including Article IX hereof, and shall be entitled to rely conclusively (without further evidence of any kind) on any document executed or purported to be executed by the Agent on behalf of any Stockholder, and on any other action taken or purported to be taken by the Agent on behalf of any Stockholder, as fully binding upon the Stockholder or the Stockholders as a group.

(c)           Except as otherwise provided herein, including in Article IX, IWEST, the Acquisition Entities and the Service Providers shall have no liability for any liabilities, fees, costs or other expenses incurred (i) by the Agent or (ii) in connection with the execution of any Agent Appointment Agreement.

SECTION 2.7                          Adjustments to Reflect Net Working Capital.

(a)           Adjustments to Reflect Positive Net Working Capital. In the event Net Working Capital (as defined below) is greater than $10,000, IWEST shall, within five (5) Business Days of the final determination thereof, pay and deliver to IREIC and the Agent, on behalf of the Stockholders, cash equal to the amount by which Net Working Capital exceeds $10,000. Any amounts paid by IWEST pursuant to this Section 2.7(a) shall be allocated among IREIC and the Stockholders (by the Agent) on a pro rata basis in accordance with the number of IWEST Shares received by IREIC and the Stockholders pursuant to Section 2.2 unless IREIC and the Agent agree to a different allocation.

(b)           Adjustments to Reflect Negative Net Working Capital. In the event Net Working Capital is below negative $10,000, IREIC or the Agent shall, within five (5) Business Days of the final determination thereof, pay and deliver to IWEST cash equal to the amount by which Net Working Capital is below negative $10,000.

(c)           Definition of Net Working Capital; Valuation of Shares. For the purposes of this Agreement, “Net Working Capital” shall mean the aggregate difference in current assets and current liabilities of the Service Providers (on a consolidated basis) as reflected on the Closing Balance Sheet of the Service Providers prepared in accordance with GAAP.

(d)           Preparation of Closing Balance Sheet and Closing Statement. As soon as practicable, but in no event later than thirty (30) days after the Closing Date, IREIC and the Agent shall prepare and deliver to IWEST an unaudited balance sheet for the Service Providers (on a consolidated basis) dated as of the close of business on the Closing Date and prepared in accordance with GAAP (collectively, the “Closing Balance Sheet”), together with a statement (the “Closing Statement”) calculating the aggregate Net Working Capital of the Service Providers (on a consolidated basis), in each case, as of the close of business on the Closing Date on a basis consistent (including the basis of calculation of individual line items and the determination of allowances and reserves) with the sample Closing Balance Sheet and sample Closing Statement attached as Exhibit A hereto, and all of the methods and practices used in the preparation thereof. IWEST shall give IREIC and the Agent full access at all reasonable times to the books, records and other materials of the Surviving Entities and the personnel of the Surviving Entities to the extent that they relate to the Surviving Entities and preparation of the Closing Balance Sheet and the Closing Statement, including such historical financial information relating to the Surviving Entities as IREIC and the Agent shall reasonably request.

(e)           Examination and Objection by IWEST. Upon receipt of the Closing Balance Sheet and the Closing Statement, IWEST shall have thirty (30) days (the “Review Period”) to review such statement and the related computations of Net Working Capital. On or prior to the last day of the Review Period, IWEST may object to the Closing Balance Sheet, the Closing Statement and/or the computations of Net Working Capital or adjustments by delivering to IREIC and the Agent a written statement from IWEST setting forth in reasonable detail objections thereto (the “Statement of Objections”). If IWEST does not deliver a Statement of Objections in accordance with this Section 2.7(e) within the Review Period, the Closing Balance Sheet and the Closing Statement (and related computations of Net Working Capital) shall be deemed to have been accepted and shall be final and binding on the parties. If IWEST delivers a Statement of Objections to IREIC and the Agent within the Review Period, IWEST, IREIC and the Agent shall use good faith efforts to resolve such objections by written agreement, and any objections that are resolved by a written agreement between IWEST, IREIC and the Agent shall be final and binding on the parties hereto and all holders of Converted Shares.

(f)            Resolution of Disputes. If IWEST, IREIC and the Agent fail to reach a written agreement with respect to all of the matters set forth in any Statement of Objections, then the matters still in dispute shall, not later than thirty (30) days after the delivery of such Statement of Objections (or, if earlier, the date on which either IWEST, on the one hand, or IREIC and the Agent, on the other hand, affirmatively terminates discussions in writing with respect to the Statement of Objections), be submitted for resolution to such accounting firm agreed to by IWEST, IREIC and the Agent (the “Settlement Accountant”) who, acting as an expert and not an arbitrator, shall resolve the matters in dispute and adjust the Closing Balance Sheet and the Closing Statement to reflect such resolution; provided, however, that the Settlement Accountant may not determine an amount of Net Working Capital for any of the Service Providers in excess of that claimed by IREIC or the Agent, as applicable, or less than that claimed by IWEST. The Settlement Accountant shall make such determination (based solely on the presentations by IWEST, IREIC, and the Agent as to whether any disputed matter has been determined in a manner consistent with GAAP consistently applied) within sixty (60) days following the submission of the matter to the Settlement Accountant for resolution, and such determination shall be final and binding upon the parties hereto and all holders of Converted Shares. In the event any dispute is submitted to the Settlement Accountant for resolution as provided herein, the fees, charges and expenses of the Settlement Accountant shall be paid one half by IWEST, on the one hand, and one half by IREIC and the Stockholders, on the other hand. Each of IWEST, IREIC and the Agent shall execute a reasonably acceptable engagement letter, if requested to do so by the Settlement Accountant.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF IWEST

IWEST hereby represents and warrants to the Service Providers, IREIC and the Agent (on behalf of the Stockholders), as of the date hereof and as of the Closing Date (or, if made as of a specified date, as of such date), as follows:

SECTION 3.1                          Organization and Qualification.

IWEST is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Each of Acquisition 1, Acquisition 2, Acquisition 3 and Acquisition 4 is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each of IWEST and each Acquisition Entity has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted except where the failure to have such power and authority would not reasonably be expected to have an IWEST Material Adverse Effect. Each of IWEST and each Acquisition Entity is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have an IWEST Material Adverse Effect.

SECTION 3.2                          Capitalization.

(a)           The authorized capital stock of IWEST consists of 640,000,000 IWEST Shares and 10,000,000 shares of preferred stock, par value $.001 per share (“IWEST Preferred Stock”). As of June 1, 2007, 449,194,910 IWEST Shares were issued and outstanding, all of which are validly issued, fully paid and non-assessable and free of preemptive rights. As of the date hereof, no shares of IWEST Preferred Stock were issued and outstanding. All outstanding Equity Interests of each Acquisition Entity are owned by IWEST and are validly issued, fully paid and non-assessable.

(b)           To the Knowledge of the IWEST Special Committee, except as contemplated by this Agreement, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, agreements, arrangements, rights (including preemptive rights) or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement or commitment of any character, obligating IWEST to issue, deliver or sell, or cause to be issued, delivered or sold, additional IWEST Shares or obligating IWEST to grant, extend or enter into any such agreement or commitment. To the Knowledge of the IWEST Special Committee, there are no voting trusts, proxies or other agreements or understandings to which IWEST is a party or by which IWEST is bound with respect to the voting of any IWEST Shares. To the Knowledge of the IWEST Special Committee, except as contemplated by this Agreement or as set forth in Schedule 3.2(b), there are no registration rights held by any individual or entity with respect to any securities of the IWEST (whether such securities are currently outstanding or issuable in the future).

SECTION 3.3                          Issuance of Securities.

The IWEST Shares to be issued in connection with the Mergers, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

SECTION 3.4                          Authority; No Conflicts; Approvals.

(a)           Each of IWEST and each Acquisition Entity has full corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and, subject to the approval of IWEST as sole stockholder of each Acquisition Entity of this Agreement and the Mergers and the filing of the applicable Articles of Merger or Certificates of Merger, to consummate the transactions contemplated hereby and thereby (it being understood and agreed that the approval by the stockholders of IWEST of this Agreement and the transactions contemplated hereby is not required by Law but is a condition to completion of the Mergers as set forth in Section 7.2(d)). The execution and delivery by each of IWEST and each Acquisition Entity of this Agreement and each Ancillary Agreement to which it is a party, and the consummation by IWEST and such Acquisition Entity of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action and no other proceedings on the part of IWEST or such Acquisition Entity are necessary to authorize the execution and delivery of this Agreement and such Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby, except for obtaining the approval of IWEST as sole stockholder of each Acquisition Entity of this Agreement and the Mergers and the filing of the applicable Articles of Merger or Certificates of Merger. This Agreement has been, and each Ancillary Agreement to which IWEST or any Acquisition Entity is a party when executed and delivered will be, duly and validly executed and delivered by IWEST and such Acquisition Entity or Acquisition Entities, as applicable, and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto or thereto, constitutes or will constitute, as applicable, a legal, valid and binding agreement of IWEST or such Acquisition Entity or Acquisition Entities, as applicable, enforceable against IWEST or such Acquisition Entity or Acquisition Entities, as applicable, in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, (ii) general equitable principles, and (iii) to the extent this Agreement or such Ancillary Agreement contains indemnification provisions for violations of federal or state securities laws, as enforceability of such provisions may be limited under federal and state securities laws.

(b)           The execution and delivery by each of IWEST and each Acquisition Entity of this Agreement and each Ancillary Agreement to which it is a party does not and will not, and the consummation by IWEST and such Acquisition Entity of the transactions contemplated hereby and thereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the assets of IWEST or any Acquisition Entity under any of the terms, conditions or provisions of, (i) the organizational documents of IWEST or any Acquisition Entity, (ii) to the Knowledge of the IWEST Special Committee, subject to obtaining the IWEST Required Statutory Approvals and the approval of IWEST as sole stockholder of each Acquisition Entity of this Agreement and the Mergers, any Law applicable to IWEST, any Acquisition Entity or any of their respective properties, or (iii) to the Knowledge of the IWEST Special Committee, and except for the IWEST Required Consents, any material Contract to which IWEST or any Acquisition Entity is a party or by which IWEST, any Acquisition Entity or any of their respective assets or properties is bound, except as to each of (i) (ii) and (iii) to the extent that such breach or default of would not reasonably be expected to have an IWEST Material Adverse Effect.

(c)           To the Knowledge of the IWEST Special Committee, except for (i) the filing by IWEST of a proxy statement relating to the IWEST Stockholders’ Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”) with the Commission pursuant to the Exchange Act, (ii) any required filings by or on behalf of IWEST to effect the Mergers, (iii) any required filings by or on behalf of IWEST under applicable blue sky Laws (the filings and approvals referred to in clauses (i) through (iii) are collectively referred to as the “IWEST Required Statutory Approvals”), and (iv) the IWEST Stockholders’ Ratification (it being understood and agreed that the approval by the stockholders of IWEST of this Agreement and the transactions contemplated hereby is not required by Law but is a condition to completion of the Mergers as set forth in Section 7.2(d)) and the approval of IWEST as sole stockholder of each Acquisition Entity of this Agreement and the Mergers, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority or any other Person is required to be made, obtained or given by or on behalf of IWEST or any Acquisition Entity the absence of which would have an IWEST Material Adverse Effect or prevent or materially delay the consummation by IWEST or any Acquisition Entity of the transactions contemplated hereby and thereby or the performance by IWEST or any Acquisition Entity of its obligations under this Agreement and the Ancillary Agreements to which it is party, other than such declarations, filings, registrations, notices, authorizations, consents or approvals set forth on Schedule 3.4(c) hereto (the “IWEST Required Consents”).

SECTION 3.5                          Proxy Statement.

The sections of the Proxy Statement set forth on Schedule 3.5(a) hereto, will not, as of (a) the time it is first mailed to the stockholders of IWEST and (b) the date of the IWEST Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Special Committee, the remainder of the Proxy Statement (excluding those sections of the Proxy Statement set forth on Schedule 4.24(a) hereto) will not, as of (a) the time it is first mailed to the stockholders of IWEST and (b) the date of the IWEST Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the IWEST Special Committee, the Proxy Statement will, as of (x) the time it is first mailed to stockholders of the IWEST and (y) the date of the IWEST Stockholders’ Meeting, comply as to form in all material respects with the applicable requirements of the Exchange Act and other applicable Laws. The representations and warranties contained in this Section 3.5 will not apply to statements included in or omissions from the Proxy Statement based upon information furnished in writing, or failed to be so furnished, to IWEST or any Acquisition Entity by the Agent, TIGI, the Service Providers, IREIC or any Stockholder specifically for use therein.

SECTION 3.6                          Disclosure; Financial Statements; Absence of Certain Changes.

(a)           To the Knowledge of the IWEST Special Committee, each of IWEST’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “IWEST Form 10-K”) and each other report or document filed after December 31, 2006 and until the Closing by IWEST with the Commission under the Exchange Act other than the Proxy Statement (the IWEST Form 10-K and such other reports or documents, other than the Proxy Statement, the “IWEST SEC Filings”), (i) at the time it was filed with the Commission (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), complied in all material respects with the requirements of the Exchange Act and (ii) did not at the time it was filed with the Commission (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)           To the Knowledge of the IWEST Special Committee, the consolidated financial statements (including, in each case, any notes thereto) contained in the IWEST SEC Filings have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), and each fairly presents, in all material respects, the consolidated financial position of IWEST and its consolidated Subsidiaries as of the respective dates set forth therein and the results of operations and cash flows for the respective periods indicated therein, subject, in the case of unaudited statements, to normal or recurring year-end adjustments.

(c)           To the Knowledge of the IWEST Special Committee, since December 31, 2006 there has not been any IWEST Material Adverse Effect.

SECTION 3.7                          Brokers and Finders.

Except as set forth on Schedule 3.7 hereto, the IWEST Special Committee, on behalf of IWEST, has not retained, paid or become obligated to pay any fee to any broker, finder or other for or on account of the transactions contemplated by this Agreement.

SECTION 3.8                          Litigation.

To the Knowledge of the IWEST Special Committee, there are no Actions pending or threatened against or investigations with respect to IWEST, that, if determined in a manner adverse to IWEST would, individually or in the aggregate, reasonably be expected to result in an IWEST Material Adverse Effect or otherwise reasonably be expected to prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement to which it is a party. To the Knowledge of the IWEST Special Committee, IWEST is not subject to any Judgment, settlement order, agreement or other arrangement which would, individually or in the aggregate, reasonably be expected to result in an IWEST Material Adverse Effect or otherwise reasonably be expected to prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement to which it is a party.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF IREIC, THE SERVICE PROVIDERS AND THE AGENT

Except as set forth in the Service Provider Disclosure Schedules (as defined in Section 10.2) attached hereto and delivered by the Service Providers, each of IREIC, the Agent (on behalf of the Stockholders) and each Service Provider hereby represents and warrants to IWEST, as of the date hereof and as of the Closing Date (or, if made as of a specified date, as of such date), as follows:

SECTION 4.1                          Organization and Qualification.

Each of IREIC and each Service Provider is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has requisite corporate or company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not reasonably, individually or in the aggregate, be expected to have a Service Provider Material Adverse Effect. Each of IREIC and each Service Provider is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably, individually or in the aggregate, be expected to have a Service Provider Material Adverse Effect.

SECTION 4.2                          Capitalization.

(a)           The authorized capital stock of the Advisor consists of 100,000 Advisor Shares, of which 1,000 shares are issued and outstanding and no shares are held as treasury shares or reserved for any purpose. The Advisor Shares constitute all of the issued and outstanding Equity Interests of the Advisor. All of the issued and outstanding Advisor Shares are owned by IREIC and are validly issued, fully paid and non-assessable, free of preemptive rights with respect thereto and have been issued in compliance with all applicable federal and state securities laws. The authorized capital stock of Inland Southwest consists of 11,000 Inland Southwest Shares, of which 10,070 shares are issued and outstanding and no shares are held as treasury shares or reserved for any purpose. All of the issued and outstanding Inland Southwest Shares are validly issued, fully paid and non-assessable, free of preemptive rights with respect thereto and have been issued in compliance with all applicable federal and state securities laws. The authorized capital stock of Inland Northwest consists of 11,000 Inland Northwest Shares, of which 10,075 shares are issued and outstanding and no shares are held as treasury shares or reserved for any purpose. All of the issued and outstanding Inland Northwest Shares are validly issued, fully paid and non-assessable, free of preemptive rights with respect thereto and have been issued in compliance with all applicable federal and state securities laws. The authorized capital stock of Inland Western consists of 10,000 Inland Western Shares, of which 9,530 shares are issued and outstanding and no shares are held as treasury shares or reserved for any purpose. All of the issued and outstanding Inland Western Shares are validly issued, fully paid and non-assessable, free of preemptive rights with respect thereto and have been issued in compliance with all applicable federal and state securities laws. IREIC has good and marketable title to, and is the record and beneficial owner of all Advisor Shares, free and clear of any Liens. As of the Closing, each Stockholder will have good and marketable title to and will be the record beneficial owner of its Inland Southwest Shares, Inland Northwest Shares and Inland Western Shares as applicable, free and clear of any Liens.

(b)           Except as provided in this Agreement, no Person has any agreement or option or any right or privilege capable of becoming an agreement, option or right for the acquisition of (i) Advisor Shares or (ii) Inland Southwest Shares, Inland Northwest Shares or Inland Western Shares. There are no outstanding subscriptions, options, warrants, calls, agreements rights or convertible or exchangeable securities or any other commitments of any character or other instruments giving any Person the right to acquire any shares of capital stock, or other Shares Interests in, any Service Provider or giving any Person any right or privilege (whether preemptive or contractual) capable of becoming an agreement or option to acquire such shares. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights for which any Service Provider has any liability or obligation. There are no voting trusts, proxies or other agreements or understandings to which IREIC or any Stockholder is party with respect to the voting of any Equity Interests of any Service Provider. No Service Provider owns, directly or indirectly, any capital stock or other Equity Interest in any corporation, partnership, business association, joint venture or other entity. Neither the Advisor nor any of the Manager Parents has any Subsidiaries. There are no issued or outstanding bonds, indentures, notes or other indebtedness having the right to vote (or convertible into securities that have the right to vote) on any matters on which stockholders of any Service Provider may vote. There are no other Equity Interests in any Service Provider outstanding or reserved.

SECTION 4.3                          Authority; No Conflicts; Approvals.

(a)           Each of IREIC, the Service Providers and the Agent has the requisite corporate or limited liability company power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and (subject to obtaining the Manager Stockholders’ Approval, as defined in Section 6.2(b), below, and the Written Consent of IREIC as the sole stockholder of the Advisor, each of which is being delivered concurrent with the execution of this Agreement) to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of IREIC, each Service Provider and the Agent of this Agreement and each Ancillary Agreement to which it is a party, and the consummation by IREIC, such Service Provider and the Agent of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate or limited liability company action and no other proceedings on the part of IREIC, such Service Provider, the Agent or any Stockholder is necessary to authorize the execution and delivery of this Agreement and such Ancillary Agreements or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and each Ancillary Agreement to which IREIC, any Service Provider or the Agent (on behalf of the Stockholders) is a party when executed and delivered will be, duly and validly executed and delivered by IREIC, such Service Provider or the Agent (on behalf of the Stockholders), as applicable, and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto or thereto, constitutes or will constitute, as applicable, a valid and binding agreement of IREIC, such Service Provider and the Agent (on behalf of the Stockholders), as applicable, enforceable against IREIC, such Service Provider or the Agent (on behalf of the Stockholders), as applicable, in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, (ii) general equitable principles, and (iii) to the extent this Agreement or such Ancillary Agreement contains indemnification provisions for violations of federal or state securities laws, as enforceability of such provisions may be limited under federal and state securities laws.

(b)           The execution and delivery by IREIC, each Service Provider and the Agent (on behalf of the Stockholders) does not and will not, and the consummation by IREIC, each Service Provider and the Agent (on behalf of the Stockholders) of this Agreement and each Ancillary Agreement to which it is a party of the transactions contemplated hereby and thereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the assets of any Service Provider under any of the terms, conditions or provisions of (i) the organizational documents of IREIC and each Service Provider, (ii) any Law applicable to IREIC, any Service Provider, the Agent or any Stockholder or any of their respective assets or properties, or (iii) except for the Service Provider Required Consents, any Contract to which IREIC, any Service Provider, the Agent or any Stockholder is a party or by which IREIC, any Service Provider, the Agent or any Stockholder or their respective assets or properties may be bound, except as to each of (i), (ii) and (iii) to the extent that such breach or default would not reasonably be expected to have a Service Provider Material Adverse Effect.

(c)           Except for (i) any required filings by or on behalf of the Service Providers to effect the Mergers under the law of the applicable jurisdiction (the “Service Provider Required Statutory Approvals”; and, together with the IWEST Required Statutory Approvals, the “Required Statutory Approvals”), (ii) the notices, authorizations, consents or approvals set forth on Schedule 4.3(c) hereto (the “Service Provider Required Consents”; and, together with the IWEST Required Consents, the “Required Consents”), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority or any other Person is necessary for the execution and delivery by each of IREIC, each Service Provider and the Agent (on behalf of the Stockholders) of this Agreement and the Ancillary Agreements to which it is party or the consummation by IREIC, such Service Provider or the Agent (on behalf of the Stockholders) of the transactions contemplated hereby and thereby.

(d)           Each of IREIC, as the sole stockholder of the Advisor, and the Principal Stockholders, as stockholders of each of the Manager Parents, has the requisite power and authority to execute the Written Consents and no other proceedings on the part of IREIC or such Principal Stockholder is necessary to authorize the execution and delivery of the Written Consents. The execution and delivery by IREIC and the Principal Stockholders of the Written Consents does not and will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under (i) the organizational documents of IREIC, (ii) any Law applicable to IREIC or any Principal Stockholder or any of their respective assets or properties, or (iii) any Contract to which IREIC, or any Principal Stockholder is a party or by which IREIC or any Principal Stockholder or their respective assets or properties may be bound.

SECTION 4.4                          Financial Statements; Internal Controls.

(a)           Attached as Schedule 4.4 are (i) audited balance sheets for each Manager at December 31, 2005 and 2006 (provided such entities were in existence as of such date) and audited statements of income, changes in owners’ equity and cash flow for the fiscal years ended December 31, 2005 and 2006 (or such shorter periods as such entities have been in existence) (such financial statements, including the footnotes contained therein, the “Manager Audited Financial Statements”), (ii) unaudited balance sheets for each Manager at June 30, 2007 and unaudited statements of income for the six months ending on June 30, 2007 (the “Manager Unaudited Financial Statements”), (iii) an audited balance sheet for the Advisor at December 31, 2005 and 2006 and audited statements of income, changes in owners’ equity and cash flow for the fiscal years ended December 31, 2005 and 2006 (such financial statements, including the footnotes contained therein, the “Advisor Audited Financial Statements”; and, together with the Manager Audited Financial Statements, the “Audited Financial Statements”), and (iv) an unaudited balance sheet for the Advisor at June 30, 2007 and unaudited statements of income and changes in owners’ equity and cash flow for the six months ended June 30, 2007 (the “Advisor Unaudited Financial Statements”; and together with the Manager Unaudited Financial Statements, the “Unaudited Financial Statements”). The Audited Financial Statements and Unaudited Financial Statements are collectively referred to herein as the “Service Provider Financial Statements.” The Service Provider Financial Statements of each Service Provider (including, in each case, any notes thereto if required by GAAP) have been prepared in accordance with GAAP and fairly present, in all material respects, the financial condition of such Service Provider as of the respective dates and the results of operations and cash flows of such Service Provider for the respective periods then ended, as applicable, subject, in the case of unaudited statements, to normal or recurring year-end immaterial adjustments.

(b)           No Service Provider has any significant deficiencies in the design or operation of its internal controls which could adversely affect its ability to record, process, summarize and report financial data with respect to such Service Provider and (ii) no Service Provider has identified any fraud, whether or not material, that involves management or other employees of such Service Provider who have a significant role in such Service Provider’s internal controls. There have been no significant changes in the internal controls of any Service Provider or in other factors with respect to any Service Provider’s operations that could significantly affect internal controls with respect to such Service Provider subsequent to the date of its most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

SECTION 4.5                          Absence of Certain Changes or Events.

Since December 31, 2006, there has not been any change or any event which would, individually or in the aggregate, reasonably be expected to have a Service Provider Material Adverse Effect. In addition to the foregoing, since December 31, 2006, except as otherwise permitted by this Agreement, each Service Provider has conducted in all material respects its business in the ordinary course consistent with past practice. Since December 31, 2006, except as otherwise permitted by this Agreement, no Service Provider has (a) permitted or suffered any Lien on any portion of its properties except for Permitted Liens, (b) experienced material damage, destruction or casualty loss to any part of its properties or assets or (c) taken any action that, if taken without the consent of IWEST during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1 of this Agreement.

SECTION 4.6                          Taxes.

(a)           Each Service Provider has timely filed (taking into account any extensions) or will timely file with the appropriate taxing or other Governmental Authority all material Tax Returns required to be filed through the Closing Date. TIGI has timely filed (taking into account any extensions) or will timely file with the appropriate taxing or other Governmental Authority all material TIGI Combined Returns required to be filed through the Closing Date. Such Tax Returns and TIGI Combined Returns, as applicable, are complete, correct and accurate in all material respects. No Service Provider has requested any extension of time within which to file any such Tax Returns. Each Service Provider has delivered to IWEST complete and accurate copies of all of such Service Provider’s federal, state and local Tax Returns for all open Tax Periods. TIGI has not delivered and will not deliver to IWEST, the TIGI Combined Returns, but has provided the Advisor’s schedules to the TIGI Combined Returns.

(b)           All Taxes for which each Service Provider is or may be liable, in respect of Tax Periods or portions thereof ending on or before the Closing Date, shall have been paid, or an adequate reserve for Tax liability (in conformity with GAAP) has been established therefor on the face of the applicable most recent balance sheet included as part of the Service Provider Financial Statements. All Taxes that each Service Provider has been required to collect or withhold have been duly collected or withheld and, to the extent required, have been or will be duly paid to the proper taxing or other Governmental Authority.

(c)           No material deficiencies for Taxes of any Service Provider have been claimed, proposed or assessed by any taxing or other Governmental Authority. There are no pending or, to the Knowledge of the Service Providers, threatened audits, suits, proceedings, Actions, investigations or claims for or relating to any liability in respect of Taxes of any Service Provider, and there are no matters under discussion with any taxing or other Governmental Authority with respect to Taxes of any Service Provider. As of the date hereof, with respect to any Tax Return for a Tax Period beginning on or after January 1, 2004, neither TIGI, with respect to any TIGI Combined Return, nor any Service Provider has been audited or notified that any taxing or other Governmental Authority intends to audit its Tax Returns or the TIGI Combined Returns, as the case may be, for any other Tax Periods. No extension of a statute of limitations relating to Taxes is in effect with respect to any Service Provider. No written claim has ever been made by an authority in a jurisdiction where any Service Provider does not file Tax Returns that the applicable entity is or may be subject to taxation in that jurisdiction.

(d)           The only material elections with respect to Taxes affecting any Service Provider as of the date hereof are federal and state S corporation elections for the Manager Parents and the election by TIGI to file consolidated federal and combined state income tax returns. None of the Service Providers has made an election, or is required to treat any of its assets as owned by another person except to the extent such Service Provider is disregarded as an entity separate from its owner for federal income Tax purposes. None of the Service Providers is required to treat any of its assets as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code or under any comparable provision of state or local Tax law.

(e)           There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of any Service Provider. None of the Surviving Entities shall be required to include in a Tax Period ending after the Closing Date taxable income attributable to income that accrued in a prior Tax Period but was not recognized in any prior Tax Period as a result of the installment method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state or local Tax law. Except for the interests of Inland Southwest, Inland Northwest and Inland Western in Holdco, which is treated as a partnership for federal, state, local and foreign Tax purposes, no Service Provider is or has been a party to any joint venture, partnership or other arrangement or Contract that could be treated as a partnership for federal, state or local Tax purposes. Each of Inland U.S. Management LLC, Inland Southwest Property Management LLC and Inland Pacific Property Services LLC has, at all times since its inception, been properly disregarded as an entity separate from its owner for federal income Tax purposes.

(f)            Other than the Advisor’s liability under Treasury Regulation 1.1502-6 with respect to any TIGI Combined Return, no Service Provider, or any predecessor, has ever been liable (whether by contract, as transferee or successor, by law or otherwise) for the Taxes of any other person or entity, including under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law. None of the Service Providers has been, nor has any predecessor of the Service Providers been, a member of any affiliated group of corporations within the meaning of Section 1504 of the Code (or any similar provision of state, local or foreign law) other than the affiliated group or groups of which it is currently a member.

(g)           Each of the Manager Parents has made a valid election under Section 1362 of the Code to be treated as an “S corporation” and has at all times since the date it was organized qualified as an “S corporation” for purposes of Subchapter S of the Code. With respect to all states which for state Tax purposes allow a corporation to be treated as an “S corporation” or similar entity entitled to special Tax treatment, all elections for such treatment have been properly and validly made in such states and each of the Manager Parents has complied at all times with all applicable requirements and filing procedures for such treatment.

SECTION 4.7                          No Undisclosed Liabilities.

None of the Service Providers had, at December 31, 2006, and none of the Service Providers has incurred since such date, any liability (including unasserted claims, whether known or unknown) whether absolute, accrued, contingent or otherwise except for (a) any liabilities accrued or reserved against or disclosed in the Service Provider Financial Statements or reflected in the notes thereto, (b) any liabilities that were incurred in the ordinary course of business, (c) any liabilities for fees, expenses and costs relating to the transactions described in this Agreement and the Ancillary Agreements, (d) any liabilities with respect to violations or alleged violations of Environmental Law to the extent such liabilities are also liabilities of IWEST or (e) any liabilities that would not, individually or in the aggregate, reasonably be expected to result in a Service Provider Material Adverse Effect.

SECTION 4.8                          Litigation.

(a)           There are no Actions pending or, to the Knowledge of the Service Providers, threatened against any of the Service Providers or IREIC or any of their respective properties or assets which, if adversely determined, would, individually or in the aggregate, reasonably be expected to adversely affect (i) such party’s ability to consummate the transactions contemplated by this Agreement (including those transactions contemplated by the Ancillary Agreements), perform its obligations under this Agreement or satisfy the conditions precedent applicable to it and contained in this Agreement or (ii) the ownership of its Equity Interests in any Service Provider.

(b)           There are no pending or, to the Knowledge of the Service Providers, threatened investigations or Actions, in each case against any Service Provider or any of its properties or assets (tangible or intangible) that, if determined in a manner adverse to such Service Provider, would, individually or in the aggregate, reasonably be expected to result in a material liability of such Service Provider. No Service Provider is subject to any Judgment, settlement order, agreement or other arrangement which would, individually or in the aggregate, reasonably be expected to result in a material liability of such Service Provider or otherwise reasonably be expected to prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement.

SECTION 4.9                          Compliance with Laws and Permits.

(a)           Each of IREIC and the Agent (on behalf of the Stockholders) is in compliance with all Laws and Permits applicable to it, except for violations which would not reasonably be expected to adversely affect (i) in any material respect such party’s ability to consummate the transactions contemplated by this Agreement, perform its obligations under this Agreement or satisfy the conditions precedent applicable to it and contained in this Agreement or (ii) the ownership of its Equity Interests in any Service Provider.

(b)           No Service Provider is in violation of or has been given written or oral notice of or been charged with any violation of any Law or Permit, except for violations which would not, individually or in the aggregate, reasonably be expected to result in a material liability to such Service Provider. Each Service Provider possesses all necessary Permits to operate its business, and all such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Service Provider Material Adverse Effect. No material Permits will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement or any Ancillary Agreement. No investigation or review by any Governmental Authority is pending, or, to the Knowledge of the Service Providers, threatened, which could result in the revocation or impairment of any material Permit. Complete and correct copies of all material Permits have heretofore been delivered to IWEST by the Service Providers.

SECTION 4.10                    Insurance.

Schedule 4.10 sets forth a list of all policies of insurance maintained, owned or held by on or behalf of the Service Providers. Each policy set forth on Schedule 4.10 is in full force and effect, and the Service Providers (or the party or parties obtaining insurance on their behalf) are not delinquent in the payment of any premiums thereon, and no written notice of cancellation or termination has been received with respect to any such policy. No Service Provider has received written notice within the last 18 months from any insurance company, agent, broker or board of underwriters of any conditions, defects or inadequacies that would adversely affect the insurability of, or cause any increase in the premiums for the policies set forth on Schedule 4.10 that have not been cured or repaired to the satisfaction of the party issuing the notice. The Service Providers shall keep such insurance or comparable insurance in full force and effect through the Closing Date.

SECTION 4.11                    Employment Matters—Benefit Plans.

(a)           Schedule 4.11(a) lists each employee benefit plan (as defined in Section 3(3) of ERISA) and all plans, programs, policies or arrangements, including, but not limited to, pension, bonus, deferred compensation, incentive compensation, unit purchase, supplemental retirement, severance or termination pay, thrift, savings, option, salary continuation, vacation, supplemental unemployment benefit, profit-sharing, or retirement plan, maintained, or contributed to (or required to be contributed to), by or for the benefit of Service Employees, whether or not such plan is funded, formal or informal, or legally binding or not (collectively, the “Employee Benefit Plans”). Each Service Provider furnished to IWEST (i) true and complete copies of all Employee Benefit Plans (or in the case of unwritten Employee Benefit Plans, descriptions thereof), including, without limitation, with respect to each Employee Benefit Plan, all amendments to the Employee Benefit Plans, and any trust or other funding arrangement, (ii) Forms 5500 for each Employee Benefit Plan for the two most recent plan years, (iii) the most recently completed actuarial valuation for each Employee Benefit Plan for which an actuarial report is required by ERISA or for financial reporting purposes, and (iv) the most recent summary plan description for each Employee Benefit Plan for which a summary plan description is required by ERISA.

(b)           None of the Employee Benefit Plans is a “pension plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”).

(c)           None of the Service Providers or any ERISA Affiliate has incurred any liability for any penalty or tax under Sections 4971, 4972, 4975, 4976, 4979, or 4980 of the Code or Section 502 of ERISA.

(d)           Each of the Employee Benefit Plans that is a “group health plan” (as defined in Code Section 5000(b)) has at all times been in compliance with the provisions of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and any similar applicable state laws. No Employee Benefit Plan that is a “welfare plan” (as defined in Section 3(1) of

ERISA) (a “Welfare Plan”) provides or promises post-retirement health or life benefits to current employees or retirees of the Service Providers, except to the extent required under any applicable state law or under Section 601 of ERISA. Each Welfare Plan contains a procedure for amendment and termination of such plan.

(e)           Full payment of all amounts has been made to each Employee Benefit Plan which are required to be made as contributions thereto, under applicable Law or under any Employee Benefit Plan or any agreement relating to an Employee Benefit Plan as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. Each Service Provider has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided to IWEST.

(f)            The execution and delivery of, and performance of the transactions contemplated by, this Agreement and the Ancillary Agreements will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Benefit Plan or individual Contract or agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee of any Service Provider.

(g)           Each Employee Benefit Plan has been administered in accordance with its terms and all applicable Law, including ERISA and the Code. The terms of each Employee Benefit Plan are in material compliance with the requirements of ERISA, the Code and all other applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to have a Service Provider Material Adverse Effect, no event has occurred and, to the Knowledge of the Service Providers, there exists no condition or set of circumstances in connection with which any Service Provider could be subject to any liability in excess of $25,000 (other than for benefit liabilities contemplated by each Employee Benefit Plan) under the terms of, or with respect to, such Employee Benefit Plans, ERISA, the Code or any other applicable Law.

(h)           No suit, administrative proceeding, Action or other litigation has been brought, or to the Knowledge of the Service Providers is threatened, against or with respect to any such Employee Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

(i)            None of the assets of any Service Provider is, or may reasonably be expected to become, the subject of any Lien arising under ERISA or Section 412(n) of the Code and no Service Provider has any liability, contingent or otherwise with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) maintained by an ERISA Affiliate.

SECTION 4.12                    Employee Arrangements; Labor Matters.

(a)           None of the Service Providers is a party to or bound by any written employment or consulting Contract or agreement, any collective bargaining agreement or other labor agreement (collectively, “Employee Arrangements”).

(b)           With respect to each Service Provider, there are no (i) unfair labor practice charges or complaints pending or, to the Knowledge of the Service Providers, threatened against it before any Governmental Authority or arbitrators, (ii) grievances pending or, to the Knowledge of the Service Providers, threatened against it, (iii) labor strike, slowdown, work stoppage or lockout actually pending or, to the Knowledge of the Service Providers, threatened against it or (iv) charges pending against it before agencies of any state or locality responsible for the prevention of unlawful employment practices. To the Knowledge of the Service Providers, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of any Service Provider.

(c)           Each Service Provider is and has been in material compliance with all applicable Laws regarding employment and employment practices, including without limitation those Laws relating to terms and conditions of employment, wages and hours, occupational safety, health and workers compensation.

(d)           To the Knowledge of the Service Providers, no employee of any of the Service Providers (as of the date of this Agreement) has given written notice to such Service Provider of any intention to terminate employment with such Service Provider, either as a result of the Mergers or otherwise.

SECTION 4.13                    Intellectual Property.

(a)           Schedule 4.13(a) sets forth a true and complete list of the material Intellectual Property owned or licensed by each Service Provider. Each Service Provider’s use of any Intellectual Property in its business as now conducted does not infringe, misappropriate, dilute or violate any valid and asserted Intellectual Property rights of any other Person. The Intellectual Property owned or licensed by the Service Providers (together with the Intellectual Property used pursuant to the Ancillary Agreements, the Intellectual Property owned or licensed by IWEST or available for use by or provided to such Service Providers as of the Closing) is sufficient for the conduct of the business of the Service Providers as currently conducted.

(b)           Each License is in full force and effect and is a legal, valid, binding and enforceable obligation or right of the parties thereto. No Service Provider, or, to the Knowledge of the Service Providers, any other party to such License, is in breach of or in default under, and no event has occurred which with notice or lapse of time, or both, would become a breach of or a default under such License or permit the termination or modification of any terms under any License. There is no outstanding or, to the Knowledge of the Service Providers, threatened dispute or disagreement with respect to any License and no License is subject to any Action to revoke same. The execution, delivery and performance by IREIC, each Service Provider and the Agent (on behalf of the Stockholders) of this Agreement and each Ancillary Agreement to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not result in the loss or impairment of, or give rise to any right of any third Person to terminate any rights of any Service Provider to own any of its Intellectual Property or any rights of any Service Provider under any Licenses to which it is a party or enjoys rights thereunder, nor require the consent of any Governmental Authority or third Person in respect of any such Intellectual Property. Correct and complete executed copies of all Licenses have been furnished to IWEST.

(c)           To the Knowledge of the Service Providers, no third party has infringed, misappropriated or violated any rights of any Service Provider in or to any Intellectual Property owned by such Service Provider. None of the Service Providers has brought or threatened a claim against any third Person, TIGI or any Affiliate thereof (A) alleging infringement, misappropriation, dilution or any other violation of such Service Provider’s Intellectual Property or the Intellectual Property that is the subject of a License, or (B) challenging any third Person’s, TIGI’s or any Affiliate’s ownership or use of, or the validity, enforceability or registerability of, any Intellectual Property and, to the Knowledge of the Service Providers, there is no reasonable basis for a claim regarding any of the foregoing.

SECTION 4.14                    Brokers and Finders.

None of IREIC, any Service Provider, the Agent (on behalf of the Stockholders) nor any of their respective Affiliates has retained, paid or become obligated to pay any fee to any broker, finder or other intermediary in connection with the transactions contemplated by this Agreement.

SECTION 4.15                    Investment Company Act.

No Service Provider is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, nor an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended.

SECTION 4.16                    Related Party Transactions.

(a)           Except for ordinary course trade payables, expense reimbursement obligations and any obligation of the Service Providers to pay dividends or make distributions, there is no outstanding indebtedness between any Service Provider, on the one hand, and TIGI, IREIC, any Stockholder or any officer, director, employee or Affiliate of TIGI, IREIC or any Stockholder, on the other;

(b)           Except in the case of ownership of less than 5% of a company listed or traded on a national securities exchange or quoted on an interdealer quotation system, none of TIGI, IREIC or any Stockholder, nor any officer, director, manager, member or Affiliate of TIGI, IREIC or any Stockholder provides, directly or indirectly, or owns, in whole or in part, any Person that provides, directly or indirectly, to any Service Provider, any assets, services or facilities used by any Service Provider in the conduct of its business (other than from another Service Provider) except for services of a type and nature provided in the Ancillary Agreements;

(c)           No Service Provider provides or causes to be provided any assets, services or facilities to TIGI, IREIC, any Stockholder or any officer, director, manager, member, employee or Affiliate of TIGI, IREIC or any Stockholder (other than to another Service Provider or IWEST);

(d)           No Service Provider beneficially owns, directly or indirectly, any investment in or issued by TIGI, IREIC or any Affiliate of TIGI or IREIC (other than in another Service Provider); and

(e)           Other than for services of the type and nature provided in the Services Agreements, and except for dividends and distributions paid to the Stockholders (and IREIC in the case of the Advisor), no Service Provider made any payment to TIGI, IREIC, any Stockholder or any officer, director, manager, member, employee or Affiliate of TIGI, IREIC or any Stockholder (other than IWEST and its Subsidiaries) since December 31, 2006 other than compensation to employees of the Service Providers.

SECTION 4.17                    Investment in Securities.

(a)           Not more than thirty-three (33) persons who hold Converted Shares are not “accredited investors” within the meaning of Rule 501 under the Securities Act, as presently in effect.

(b)           IREIC understands, and each of the Stockholders will understand at or prior to the Closing, that (i) no federal or state agency has passed upon the IWEST Shares to be issued in connection with the Mergers or made any finding or determination as to the fairness of the investment therein by holders of Converted Shares or the terms of the offer and the sale thereof pursuant to this Agreement and (ii) each holder of Converted Shares must bear the economic risk of its investment in the IWEST Shares to be issued in connection with the Mergers for an indefinite period of time because such shares will not be registered under the Securities Act or any state securities laws, and, therefore, cannot be sold or transferred unless either they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registrations is available.

(c)           IREIC and each of the Stockholders are acquiring the IWEST Shares to be issued in connection with the Mergers for their own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(a)(11) of the Securities Act) thereof in violation of applicable securities laws, or with any present intention of selling or distributing any such shares in violation of applicable securities laws.

(d)           IREIC and each of the Stockholders, together with any appointed purchaser representative, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the IWEST Shares to be issued in connection with the Mergers.

(e)           Each holder of Converted Shares will be given the opportunity to examine all documents provided by, conduct due diligence and ask questions of, and to receive answers from, IWEST and its representatives concerning the risks related to an investment in the IWEST Shares.

(f)            Each holder of Converted Shares will be informed that the IWEST Shares have not been registered under the Securities Act, or any applicable state securities laws, and, except as provided in Section 6.11, no holder of Converted Shares may sell, transfer or otherwise dispose of such IWEST Shares for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

SECTION 4.18                    Title to Assets; Sufficiency of Assets; Real Property and Related Matters.

(a)           The Service Providers have good, valid and marketable title to, or a valid and enforceable license or leasehold interest in, (a) all of their properties and assets (tangible and intangible) reflected in the Service Provider Financial Statements, except as indicated in the notes thereto and except for properties and assets disposed of in the ordinary course of business, and (b) all of the properties and assets purchased by a Service Provider since the date of such financial statements, except for properties and assets disposed of in the ordinary course of business, in each case subject to no Lien, other than Permitted Liens.

(b)           No Service Provider is a party to any Contract, lease or similar agreement under which it is a lessee of any personal property.

(c)           Schedule 4.18(c) contains a list of all real property leases to which any Service Provider is a party (the “Leased Real Property”). No Service Provider owns any real property. The Leased Real Property, together with any and all easements appurtenant to such real property granted to any Service Provider thereunder, if any, include all of the real property used or held for use in connection with the business of such Service Provider as now conducted. Each Service Provider holds the leasehold interests in the Leased Real Property listed as held by it free and clear of all Liens other than Permitted Liens.

(d)           None of the Service Providers currently owns, leases or licenses any material tangible assets. Upon consummation of the Mergers, IWEST will, directly or indirectly, own (or have access through the Services Agreements and the Licenses) to all material tangible and intangible assets, if any, which had been used by the Service Providers to provide services to IWEST since January 1, 2007.

(e)           With respect to the Leased Real Property:

(i)            There are no Contracts granting to any party or parties the right of use or occupancy of any portion of the Leased Real Property.

(ii)           No Service Provider has any outstanding options or rights of first refusal to purchase any Leased Real Property or any portion thereof or interest therein.

(iii)          To the Knowledge of the Service Providers, there are no pending or contemplated proceedings to modify or amend any building code or zoning or land use Laws or regulations which would reasonably be expected to have a Service Provider Material Adverse Effect with respect to the present use of the Leased Real Property by any Service Provider.

(iv)          To the Knowledge of the Service Providers, there are no pending audits or disputes with respect to the Leased Real Property related to common area management, Taxes or any other fees or charges involving amounts in excess of $25,000.

(v)           To the Knowledge of the Service Providers, the improvements to, or which constitute a portion of, the Leased Real Property are in good condition and repair, ordinary wear and tear excepted. To the Knowledge of the Service Providers, all building systems located on or which constitute a portion of the Leased Real Property are in good operating condition.

SECTION 4.19                    Corporate Documents.

Each of the Service Providers has furnished to IWEST for its examination: (i) copies of each Service Provider’s certificate or articles of incorporation and bylaws (as applicable) or other organizational documents; and (ii) minute books containing all records of the proceedings, consents, actions, and meetings of the stockholders, the board of directors or managing committees, as applicable, and any committees thereof for each Service Provider. The books and records of the Service Providers are complete and accurate in all material respects and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

SECTION 4.20                    Contracts.

(a)           Schedule 4.20(a) contains, as of the date of this Agreement, a true and correct list of all written Contracts of the following types to which any Service Provider is a party or by which any of the assets of any Service Provider are bound or affected (collectively, the “Material Contracts”):

(i)            any Contract to which both IWEST and any Service Provider is a party including, but not limited to, the Advisory Agreement and the Management Agreements and any other Contracts, agreements or arrangements between IWEST and any Service Provider (the “IWEST/Service Provider Agreements”); provided, that the Service Providers shall not be required to list in the Service Provider Disclosure Schedule the separate management agreements with respect to particular properties owned by IWEST or its Affiliates, even though such separate management agreements shall constitute Material Contracts;

(ii)           any note, mortgage, indenture or other obligation or agreement or other instrument for or relating to indebtedness for borrowed money, or any capitalized lease obligations, or any guarantee of third-party obligations, of more than $25,000 individually, or under which a Lien has been imposed on any Service Provider’s assets, tangible or intangible, other than Permitted Liens;

(iii)          joint venture or partnership agreements in which any Service Provider is a member, partner or other participant, any agreements or arrangements including a sharing of profit or loss, or any agreements or arrangements that are treated as partnerships for Tax purposes, other than Holdco;

(iv)          Contracts by their terms expressly prohibiting, restricting or otherwise limiting the ability of any Service Provider or, after the Mergers, IWEST and its Affiliates, to compete with any Person, engage in its business or operate in any geographical area;

(v)           other than this Agreement and other than the Stockholder Agreements, any stock purchase agreements, asset purchase agreements and other acquisition or divestiture agreements relating to the acquisition, lease or disposition by any Service Provider of assets and properties or any Equity Interest of such Service Provider;

(vi)          any Contract involving aggregate annual payments reasonably expected to be in excess of $25,000 to be made by or to any Service Provider after the date of this Agreement;

(vii)         any Employee Arrangements;

(viii)        any Contract that requires making capital expenditures in excess of $25,000;

(ix)           leases with respect to Leased Real Property;

(x)            Licenses, Software license or telecommunication services agreements (excluding material shrinkwrap, clickwrap and commercially available off-the-shelf Software licenses); provided, that this clause shall cover any material licenses acquired or used by any Service Provider pursuant to a volume purchase agreement, enterprise license agreement, or similar arrangement by which such Service Provider is permitted to acquire rights to use multiple licenses;

(xi)           Contracts, other than the Stockholder Agreements and the Services Agreements, between any Service Provider, on the one hand, and any of IREIC, any Stockholder or any Affiliate thereof, on the other hand; and

(xii)          any material Contract involving the provision of services by any Service Provider to any Person, other than IWEST and its Affiliates.

(b)           Each Service Provider has furnished to IWEST or its representatives true and complete copies of the Material Contracts (or, where applicable, representative forms thereof), as in effect on the date of this Agreement. There are no oral Contracts to which any Service Provider is a party or by which any of the assets of any Service Provider are bound or affected that would be a “Material Contract” if in written form.

(c)           Each Material Contract and all Contracts that may be entered into by any Service Provider after the date hereof and before the Closing which, but for the date on which such Contract was entered into, would otherwise be a Material Contract (the “New Material Contracts”), is or will be in full force and effect and is or will be a legal, valid, binding and enforceable obligation of the Service Provider party thereto and, to the Knowledge of the Service Providers, each other party thereto, subject in each case to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). No Service Provider or, to the Knowledge of the Service Providers, any other party to such Scheduled Contract or New Material Contract, is in breach of or in default under, and, to the Knowledge of the Services Providers, no event has occurred which with notice or lapse of time, or both, would become a breach of or a default under, such Material Contract or New Material Contract or permit the termination, modification or acceleration of any obligations under any Material Contract or New Material Contract. No party has repudiated any terms of any Material Contract or New Material Contract, and there are no negotiations of, rights to renegotiate or attempts to renegotiate any amounts paid or payable by or to any Service Provider under any Material Contract or New Material Contract, and no party has made any demand for such renegotiation. No Material Contract contains, and no New Material Contract will contain, any provision providing that the other party may terminate, or receive any additional or accelerated benefit under, such Material Contract or New Material Contract as a result of the consummation of the transactions contemplated by this Agreement.

SECTION 4.21                    Projections.

The projections prepared by the Service Providers and furnished to IWEST are attached hereto as Schedule 4.21. The projections attached hereto as Schedule 4.21 have been prepared in good faith. However, no representation or warranty is made by any Service Provider, IREIC or the Agent (on behalf of the Stockholders) that the results set forth in such projections or the assumptions underlying such projections will in fact be realized.

SECTION 4.22                    Representations and Warranties of IWEST.

To the actual knowledge of the Principal Stockholders after reasonable inquiry of the individuals set forth on Schedule 1.1(d) hereto, the representations and warranties of IWEST contained in (i) Article III of this Agreement (excluding, for the avoidance of doubt, Section 3.5 of this Agreement) and (ii) each Ancillary Agreement (in the form attached hereto as an exhibit on the date hereof), if any, are true and correct (without regard to any knowledge qualifications contained in such representations and warranties) as of the date of this Agreement.

SECTION 4.23                    Change of Control of IWEST.

To the Knowledge of the Service Providers, the Knowledge of IREIC and the Agent, since December 31, 2005, there have been no inquiries or proposals by, or negotiations or discussions of any character with, any third party relating to an actual or potential (i) acquisition of a majority of the voting power of IWEST, (ii) a merger, consolidation or other business combination, in which an unaffiliated third party would acquire voting control of IWEST or (iii) sale of all or substantially all of the assets of IWEST.

SECTION 4.24                    Proxy Statement.

The sections of the Proxy Statement set forth on Schedule 4.24(a) hereto, will not, as of (a) the time it is first mailed to stockholders of the IWEST and (b) the date of the IWEST Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. To the actual knowledge of the Principal Stockholders after reasonable inquiry of the individuals set forth on Schedule 1.1(d) hereto, the remainder of the Proxy Statement (excluding those sections of the Proxy Statement set forth on Schedule 3.5(a) hereto) will not, as of (a) the time it is first mailed to stockholders of the IWEST and (b) the date of the IWEST Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V
CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME

SECTION 5.1                          Conduct of Business of Each Service Provider.

From the date hereof and prior to the Closing or earlier termination of this Agreement, except as IWEST (with the prior written authorization of the IWEST Special Committee, which authorization will not be unreasonably withheld or delayed) shall otherwise agree in writing or as otherwise specifically permitted by this Agreement, each Service Provider will, and IREIC and the Agent will cause each Service Provider to:

(a)           conduct its businesses conducted in the ordinary course of business, consistent with past practice and substantially as presently operated and, as to the Advisor, consistent with the requirements of the Advisory Agreement, and as to each Manager, consistent with the requirements of the applicable Management Agreement;

(b)           not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares or Equity Interests of, or any options, warrants or rights of any kind to acquire any shares of the capital stock or other Equity Interests of, a Service Provider of any class or any debt or equity securities convertible into or exchangeable for such stock or Equity Interests or amend or modify the terms or conditions of any of the foregoing;

(c)           not (i) incur or become contingently liable for any indebtedness, (ii) take any action which would adversely affect IWEST’s status as a “real estate investment trust” under the Code, (iii) sell or otherwise dispose of any of its assets, except in the ordinary course of business or (iv) enter into any Contract or violate any existing Contract with respect to any of the foregoing;

(d)           use commercially reasonable efforts to preserve intact its business, organization and goodwill, keep available the services of its employees and preserve the goodwill and business relationships with all lessees, suppliers, distributors, customers and others having business relationships with it and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

(e)           confer with one or more representatives of IWEST designated by the IWEST Special Committee when requested to report on operational matters and the status of ongoing operations of its business;

(f)            maintain, in full force and effect, with all premiums due thereon paid, policies of insurance covering its respective insurable assets and business in amounts and as to risks substantially as in effect as of the date hereof;

(g)           not declare, set aside or pay any non cash dividends or non cash distributions or purchase, redeem or otherwise acquire any shares or Equity Interests, except as may be permitted under the Stockholder Agreements;

(h)           not acquire or agree to acquire by merging or consolidating, or by purchasing a portion of Equity Interests or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association, or other business organization or division thereof;

(i)            not (i) acquire or agree to acquire any assets in excess of $25,000 individually or $100,000 in the aggregate, or make or agree to make any capital expenditures except as set forth on Schedule 5.1(i) or (ii) incur, assume or suffer to exist any Lien on any asset other than Permitted Liens;

(j)            not adopt, amend or terminate any Employee Benefit Plan or Employee Arrangement or increase the salary, wage, rate of compensation, commission, bonus or other direct or indirect remuneration payable to any Service Employee, other than increases for individuals in the ordinary course of business consistent with past practice not to exceed 10% of the sum of (i) the aggregate payroll costs of the Service Providers as of December 31, 2006 and (ii) the aggregate payroll costs of the Service Employees who are not employees of the Service Providers as of December 31, 2006 or increase the compensation or fringe benefits payable by any Service Provider to any former director or employee, in each case, other than as required by law, existing contractual obligations or in order to meet the obligations of Section 6.8(b);

(k)           not (i) adopt a plan of complete or partial liquidation; (ii) adopt any amendment to its Articles or Certificates of Incorporation, bylaws or other organizational documents; (iii) enter into any Contract involving more than $25,000 annually or which is not terminable without penalty on less than six months notice; (iv) make any change in its management structure, including, without limitation, the hiring of additional management employees out of the ordinary course of business; (v) waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, Contract or other documents; (vi) engage in any conduct the nature of which is different than the business in which it is currently engaged; or (vii) enter into any agreement providing for acceleration of payment or performance or other consequences as a result of a change of control of it;

(l)            not make any change in accounting policies or procedures, except as required by GAAP or a Governmental Authority;

(m)          not (i) make any material elections or change current elections with respect to Taxes of any Service Provider, (ii) prepare or file any Tax Return required to be filed by or with respect to any Service Provider that is inconsistent with past practice or, on any such Tax Return, take any position or adopt any method that is inconsistent with positions taken or methods used in preparing or filing similar Tax Returns in prior periods or (iii) settle any Tax audit or dispute with respect to Taxes of any Service Provider with any taxing or Governmental Authority;

(n)           not acquire any stock, loan or other debt or equity securities of another entity (including an Affiliate of the Service Provider) except for advances to IWEST under the Advisory Agreement or Management Agreements;

(o)           except as permitted under Section 6.16, not accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of the business consistent with past practice; and

(p)           not agree or commit to do any of the prohibited actions in the foregoing clauses (a) through (o).

SECTION 5.2                          Conduct of Business of IWEST.

From the date hereof and prior to the Closing or earlier termination of this Agreement, except as IREIC or the Agent, as the case may be, shall agree in writing or as otherwise specifically permitted by this Agreement (which agreement will not be unreasonably withheld or delayed), the Board of Directors of IWEST shall not authorize or cause:

(a)           any action that would adversely affect IWEST’s status as a “real estate investment trust” under the Code; or

(b)           any action to reclassify, combine, split or subdivide any of IWEST’s capital stock or to alter any stockholder rights with respect thereto.

ARTICLE VI
ADDITIONAL AGREEMENTS

SECTION 6.1                          Access to Information; Notice of Certain Events.

Each Service Provider shall provide IWEST and its accountants, counsel, financial advisors and other representatives (including counsel and financial and other advisors to the IWEST Special Committee) reasonable access, during normal business hours throughout the period prior to the Closing or earlier termination of this Agreement, to all properties, personnel, books, assets, operations, offices, Contracts, commitments and records (including, but not limited to Tax Returns other than TIGI Combined Returns and other than any forms K-1 with respect to the Property Managers; provided, that TIGI shall provide all Tax information with respect thereto that is relevant to IWEST in preparing the Advisor’s Tax Returns after the Closing Date (including tax basis schedules), of such Service Provider, and shall furnish promptly to IWEST (a) a copy of each report, schedule and other document filed or received pursuant to the requirements of federal or state securities laws or federal tax laws or filed with the Commission during such period, and (b) such other information concerning their respective businesses, properties, Contracts, personnel and other aspects of such Service Provider as shall be reasonably requested, provided that no investigation pursuant to this Section 6.1 shall affect any representation or warranty made herein, or rights to indemnification hereunder, or the conditions to the obligations of the respective parties hereto to consummate the transactions contemplated hereby or thereby. At the Closing, each Service Provider shall retain possession of all files, books, Contracts, commitments and records (including, but not limited to copies of Tax Returns, but excluding any federal forms K-1’s or equivalent state forms from such Tax Returns and the TIGI Combined Returns; provided, that TIGI shall provide all Tax information that will be relevant to IWEST in preparing the Advisor’s Tax Returns after the Closing Date (including tax basis schedules)), of such Service Provider; provided, that following the Closing IREIC and the Agent shall continue to have reasonable access to such files, books, Contracts, commitments and records.

IREIC, each Service Provider and the Agent shall promptly advise IWEST and the IWEST Special Committee in writing of any change or the occurrence of any event after the date of this Agreement that, individually or in the aggregate, (i) has had or would reasonably be expected to have a Service Provider Material Adverse Effect or (ii) has resulted in any of the representations and warranties in Article IV of this Agreement becoming untrue, false or misleading, or in any of the conditions to the Mergers set forth in Article VII not being satisfied, provided that notification shall not be deemed to amend or modify the representations and warranties made herein for any purpose under this Agreement.

IWEST shall promptly advise IREIC and the Agent in writing of any change or the occurrence of any event after the date of this Agreement that, individually or in the aggregate, to the Knowledge of IWEST Special Committee: (i) has had or would reasonably be expected to have a IWEST Material Adverse Effect or (ii) has resulted in any of the representations and warranties in Article III of this Agreement becoming untrue, false or misleading, or in any of the conditions to the Mergers set forth in Article VII not being satisfied, provided that notification shall not be deemed to amend or modify the representations and warranties made herein for any purpose under this Agreement.

In furtherance and not in limitation of the foregoing, IREIC, the Service Providers and the Agent shall promptly deliver to IWEST: (a) notice of all Actions filed against any Service Provider; and (b) all notices or other written communications delivered to, or received from, any party under any Contract or License or any Governmental Authority, that, in any of the foregoing instances, would, or is reasonably likely to: (i) have an adverse effect on any Service Provider’s ability to consummate the transactions contemplated by this Agreement, perform its obligations under this Agreement or satisfy the conditions precedent applicable to it and contained in this Agreement; (ii) have an adverse effect on the ownership of the Equity Interests in any Service Provider; or (iii) have a Service Provider Material Adverse Effect.

SECTION 6.2                          Stockholder Approvals; Stockholder Ratification.

(a)           On the Part of IWEST. At a meeting of IWEST stockholders called for such purpose and for which notice has properly been given (together with any adjournments or postponements thereof, the “IWEST Stockholders’ Meeting”), IWEST shall, subject to the duties of the Board of Directors and the IWEST Special Committee to IWEST’s stockholders under applicable Law, seek and use its commercially reasonable efforts to obtain the ratification of the IWEST Board of Directors’ decision to enter into this Agreement and the Mergers by the holders of a majority of the votes cast at the IWEST Stockholders’ Meeting (if a quorum is present at such meeting) by IWEST’s stockholders other than TIGI, IREIC, each Principal Stockholder or any of their Affiliates (the “IWEST Stockholders’ Ratification”). Each of IWEST and IREIC (through one or more of its Affiliates) will use their respective commercially reasonable efforts to (i) solicit proxies in favor of the IWEST Stockholders’ Ratification and (ii) hold the IWEST Stockholders’ Meeting, in each case as promptly as practicable following clearance by the Commission of the Proxy Statement and, in the case of IWEST, subject to the duties of the Board of Directors and the IWEST Special Committee to IWEST’s stockholders under applicable Law. IWEST will use its commercially reasonable efforts to ensure that all proxies solicited in connection with the IWEST Stockholders’ Meeting are solicited in compliance in all material respects with all applicable Laws. Subject to the duties of the Board of Directors of IWEST and the IWEST Special Committee to IWEST’s stockholders under applicable Law, IWEST shall include in the Proxy Statement the recommendation of its Board of Directors and the members of the IWEST Special Committee that the stockholders vote to ratify IWEST’s entry into this Agreement and the contemplated Mergers. IWEST, as sole stockholder of each Acquisition Entity, shall prepare, execute and deliver a written consent to adopt this Agreement on the date hereof.

(b)           On the Part of the Service Providers. The approval of the Mergers, by means of the Written Consents, by the holders of the requisite number of issued and outstanding shares of each Manager Parent, pursuant to such Manager Parent’s Certificate of Incorporation and bylaws (the “Manager Stockholders’ Approval”) has been delivered concurrent with the execution of this Agreement to each of the Managers as of the date hereof. IREIC, as sole stockholder of the Advisor, has prepared, executed and delivered a Written Consent to adopt this Agreement as of the date hereof. All documents that the Service Providers are responsible for filing with the Commission in connection with the transactions contemplated herein will comply as to form and substance with the applicable requirements of the Exchange Act and other applicable Law.

SECTION 6.3         Expenses.

Whether or not the transactions contemplated by this Agreement and the Ancillary Agreements are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses. For the avoidance of doubt, (i) the reasonable costs and expenses of the IWEST Special Committee, including reasonable fees and expenses of its counsel and financial advisors, and all fees and expenses in connection with filing, printing and distributing the Proxy Statement and proxy solicitations, shall be paid by IWEST and (ii) the reasonable costs and expenses of the Service Providers, including the expenses of their counsel and financial advisors, shall be paid by the Service Providers and included in the calculation of Net Working Capital.

Notwithstanding the foregoing, in the event that the Board of Directors of IWEST (i) publicly announces a change of its recommendation and recommends against the IWEST

Stockholder Ratification and (ii) the IWEST Stockholder Ratification is not obtained at the IWEST Stockholders Meeting, then IWEST shall pay to the Service Providers an amount equal to the actual, documented, out-of-pocket expenses incurred by the Service Providers to third parties in connection with the negotiation of this Agreement, up to a maximum of $1,200,000.

SECTION 6.4                          Proxy Statement.

(a)           As promptly as practicable after the execution of this Agreement, IWEST shall prepare and file with the Commission the Proxy Statement. IWEST shall prepare and file with the Commission any filings other than the Proxy Statement (the “Other Filings”) required to be made by IWEST prior to the Closing, as and when required or requested by the Commission. IWEST and the Service Providers will use their commercially reasonable efforts to respond as promptly as practicable to any comments made by the Commission with respect to the Proxy Statement and any Other Filings. Each Service Provider, IREIC or the Agent shall furnish to IWEST all information required by the Exchange Act and other applicable Law or as IWEST may reasonably request in connection with the preparation of the Proxy Statement and any Other Filings required to be made by IWEST. All information furnished by the Service Providers, IREIC or the Agent to IWEST for use in the Proxy Statement and any Other Filings will be true and correct in all material respects.

(b)           If at any time prior to the Closing, any event or circumstance relating to any Service Provider, or its respective officers or directors, the disclosure of which is required so that the Proxy Statement is not misleading, should be discovered by IREIC, the Agent or any Service Provider, which is not disclosed in the Proxy Statement or any Other Filing, IREIC, such Service Provider or the Agent, as the case may be, shall promptly inform IWEST, together with specific details of such event or circumstance. All documents that the Service Providers are responsible for filing with the Commission in connection with the transactions contemplated herein will comply as to form and substance with the applicable requirements of the Exchange Act and other applicable Law.

SECTION 6.5                          Agreement to Cooperate.

Subject to the terms and conditions herein provided, each of the parties hereto shall cooperate and use its respective commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate the Mergers as soon as practicable following the date of this Agreement, including using commercially reasonable efforts to identify and obtain necessary or appropriate waivers, consents and approvals and to effect all necessary registrations, filings and submissions (including the Required Statutory Approvals, Required Consents, Proxy Statement and Other Filings). Without limiting the foregoing, prior to the Closing, IREIC, the Agent and the Service Providers agree not to, and to cause their respective officers, directors, managers, members, employees, representatives, counsel and advisors not to, solicit, discuss or negotiate with any Person (other than IWEST) a sale or transfer of the assets, business or Equity Interests of any of the Service Providers.

SECTION 6.6                          Public Statements.

The parties hereto shall consult with each other prior to issuing any press release or making any other public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or public statement prior to review and approval by IWEST, IREIC and the Agent, except that prior review and approval shall not be required if, in the reasonable judgment of counsel to the party seeking to issue such press release or make such public statement, prior review and approval would prevent the timely dissemination of such release or statement in violation of applicable Law, except that in such case the issuing party shall use its commercially reasonable efforts to consult with the other party before issuing such release or making such public statement.  Required approvals under this Section 6.6 shall not be unreasonably withheld or delayed.

SECTION 6.7                          Confidentiality.

(a)           As used herein, “Confidential Material” means, with respect to the parties hereto, information, whether oral, written or otherwise, furnished by a party hereto (the “Providing Party”) or any of the Providing Party’s directors, officers, partners, Affiliates, employees, agents, attorneys, advisors, accountants, consultants or representatives (collectively, “Representatives”) to another party hereto (the “Receiving Party”) or any of the Receiving Party’s Representatives, and all reports, analyses, compilations, studies and other material prepared by the Receiving Party or any of its Representatives (in whatever form maintained whether documentary, computer storage or otherwise) containing, reflecting or based upon, in whole or in part, any such information.  The term “Confidential Material” does not include information which: (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party, any of its Representatives or anyone to whom the Receiving Party or any of its Representatives transmit any Confidential Material in violation of this Agreement; (ii) is or becomes known or available to the Receiving Party on a non-confidential basis from a source (other than the Providing Party or one of its Representatives) who is not, to the actual knowledge of the Receiving Party, prohibited from transmitting information to the Receiving Party or its Representatives by a contractual, legal, fiduciary or other obligation; or (iii) is contained in the IWEST SEC Filings.

(b)           Subject to paragraph (c) below or except as required by applicable Laws, for the period ending one (1) year after the Closing Date, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or its Representatives, in whole or in part, and will not be used by the Receiving Party or its Representatives, directly or indirectly, for any purpose other than in connection with this Agreement or any Ancillary Agreement and the transactions contemplated hereby or evaluating, negotiating or advising with respect to these matters.  Moreover, the Receiving Party agrees to transmit Confidential Material to its Representatives only if and to the extent that the Representatives need to know the Confidential Material for purposes of the transactions contemplated hereby and are informed by the Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section 6.7. In any event, the Receiving Party will be responsible for any actions by its Representatives which are not in accordance with the provisions hereof.  Notwithstanding the foregoing, from and after the Closing Date, IWEST shall only be subject to this Section 6.7 with respect to Confidential

Material of or pertaining to TIGI, the Stockholders, IREIC and their respective Affiliates, but excluding the Service Providers from the definition of Affiliate for these purposes.

(c)           In the event that the Receiving Party, any of its Representatives or anyone to whom the Receiving Party or its Representatives supply the Confidential Material is requested or required by law, rule, regulation, statute or legal or judicial process, by court order, administrative order or by any government or agency or department thereof (including, without limitation, by oral questions, interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand, any informal or formal investigation by any Governmental Authority or otherwise in connection with any legal process) to disclose any Confidential Material, the Receiving Party agrees, provided such is legally permissible: (i) to promptly notify the Providing Party of the existence, terms and circumstances surrounding a request; (ii) to consult with the Providing Party on the advisability of taking available legal steps to resist or narrow the request; and (iii) if disclosure of the information is required, to furnish only that portion of the Confidential Material which, in the reasonable opinion of the Receiving Party’s counsel, the Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Material; provided that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with cooperating with the request.

(d)           In the event of the termination of this Agreement, promptly upon request from the Providing Party, the Receiving Party shall, except to the extent prohibited by applicable Law, deliver to the Providing Party, or destroy, all tangible Confidential Material as directed by the Providing Party without retaining any copies, extracts or other reproductions thereof in whole or in part. Any destruction shall be certified in writing to the Providing Party by an authorized officer of the Receiving Party. Notwithstanding the foregoing, the Receiving Party and one Representative designated by the Receiving Party shall be permitted to retain one permanent file copy of each document constituting Confidential Material, which shall remain subject to the terms of this Section 6.7, except that: (i) the one-year limitation in Section 6.7(b) will not apply; and (ii) the Confidential Material may be used only in connection with litigation arising from the transactions contemplated by this Agreement or any Ancillary Agreement.

SECTION 6.8                          Employee Matters.

(a)           The Service Providers have provided to IWEST a true and correct list as of the date hereof setting forth those individuals who are (i) currently employees of the Service Providers or (ii) employees of IREIC who are intended to become employees of IWEST or a Surviving Entity upon Closing.  Except as set forth on Schedule 6.8(a), all of the individuals on such list are intended to become employees of IWEST or a Surviving Entity upon Closing (the “Service Employees”) and IWEST or a Surviving Entity will offer to employ each such individual commencing as of the Closing Date.  Prior to the Closing, each Service Provider will take appropriate actions with respect to each of its employees that is not a Service Employee to (i) transfer such employee to an entity other than a Service Provider or IWEST or (ii) terminate such employee’s employment.

(b)           Immediately following the Closing, TIGI or one or more of its Affiliates shall make available to Service Employees the opportunity to participate in employee benefit plans or programs substantially similar to those set forth in Schedule 4.11(a).  Such participation will be subject to the terms and conditions set forth in the employee benefit plan or program made available and TIGI (or its Affiliate, as appropriate) reserves the right to modify, amend or terminate any of these plans or programs at any time, with or without notice.

(c)           Notwithstanding anything contained in this Agreement or the Ancillary Agreements, IWEST and its Affiliates shall be solely responsible for any and all wages, commissions, salaries, bonus, compensation, retention payments, taxes, retirement plan contributions, deferred compensation, awards, vacation pay, paid time off, sick pay, holiday pay, severance pay, disability benefits, tuition reimbursement and benefit plan or program contributions, premium payments and related expenses approved, incurred, earned or accrued by any Service Employee and their eligible dependents and beneficiaries and all other like obligations and payments (the “Employment Obligations”) to Service Employees in connection with any individual’s employment (or termination or constructive termination of employment) with IWEST or one of its Affiliates after the Closing.  Each of IREIC and the Stockholders, jointly and severally, shall be solely responsible for any and all Employment Obligations to Service Employees (provided that an accrual on the Closing Balance Sheet shall satisfy any such Employment Obligation to the extent such Employment Obligation has been so accrued) in connection with any individual’s employment (or termination or constructive termination of employment) with the Service Providers on or before the Closing.

SECTION 6.9                          Tax Matters.

(a)           Any Tax sharing agreement or similar arrangement, agreement or practice between or among TIGI or IREIC, on the one hand, and any Service Provider, on the other hand, or the Service Providers and any other Person will be terminated prior to the Effective Time and shall have no further effect for any taxable year.

(b)           The following provisions govern the Tax Return and TIGI Combined Return filing responsibility of IREIC and the Agent with respect to Pre-Closing Tax Periods:

(i)            IREIC and the Agent and, as applicable, TIGI shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns of the Service Providers and all TIGI Combined Returns (in each case, taking into account extensions thereto) for all Pre-Closing Tax Periods that are not part of a Straddle Period, and TIGI and the Agent or other appropriate parties will pay or cause to be paid any Taxes with respect thereto as and when due.  The parties agree that they will treat the Advisor as if it ceased to be a member of the affiliated group (within the meaning of Code Section 1504) having TIGI as parent and any comparable or similar group of state, local or foreign laws or regulations, as of the close of business on the Closing Date.

(ii)           Except for any TIGI Combined Returns, IREIC and the Agent will allow IWEST a reasonable opportunity to review such Tax Returns other than any individual Schedule K-1s (including any amended return) five (5) business days prior to their being filed to the extent that they relate to any Service Provider and shall consider in good faith making any changes reasonably requested by IWEST.  With respect to TIGI Combined Returns, IREIC will provide Tax information with respect thereto that is relevant to IWEST in preparing the Advisor’s Tax Returns (including, for example, Tax basis information).  Except as required due to a change in law, without the consent of IWEST (as authorized by the IWEST Special Committee), which consent shall not be unreasonably withheld, IREIC and the Agent will take no position on any Tax Return or TIGI Combined Return that relates to any Service Provider that would be inconsistent with prior positions taken by such Service Provider and which could affect a Post-Closing return of a Service Provider.

(c)           IWEST shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns of the Service Providers that relate to Post-Closing Tax Periods and Straddle Periods.  All Tax Returns prepared pursuant to this Section 6.9(c) that relate to Straddle Periods shall be prepared on a basis consistent with past practice unless (i) otherwise required by law or (ii) consented to by IREIC or the Agent, as the case may be.  IWEST shall permit IREIC and the Agent or their advisors, as the case may be, to review each such Tax Return that relates to a Straddle Period prior to filing and shall consider in good faith making any changes reasonably requested by IREIC or the Agent, as the case may be.  IREIC or the Agent, as applicable, shall pay, pursuant to Section 9.5, IWEST the excess of (i) any Taxes payable by or with respect to any Service Provider to the extent attributable to a Pre-Closing Tax Period over (ii) the sum of (A) the amount of such Taxes previously paid by IREIC or the Agent, as applicable plus (B) the amount of such Taxes otherwise paid by the Service Providers on or prior to the Closing Date plus (C) any such Taxes accrued or reserved for on the Service Providers’ closing balance sheets and which are specifically included in the calculation of Net Working Capital (collectively, the “Paid Taxes”).  IREIC or the Agent, as applicable, shall pay, pursuant to Section 9.5, such excess to IWEST within twenty (20) days after written demand thereof is made by IWEST (but in any case not earlier than five (5) days before the date on which the Taxes for the relevant Tax Period are required to be paid to the relevant taxing or other Governmental Authority).  If the amount of any Paid Taxes exceeds the amount of such Taxes actually paid with respect to a Pre-Closing Tax Period, IWEST shall pay to IREIC or the Agent, as applicable, the amount of such excess within twenty (20) days after the Tax Return reporting to the final liability for such Taxes is required to be filed with the relevant Taxing authority.  In the case of a Tax that is contested in accordance with the provisions of Section 6.9(e) payment of the Tax to the appropriate Governmental Authority shall not be considered to be due earlier than the date a final determination to such effect is made by the appropriate Governmental Authority or court.

(d)           For purposes of this Agreement, in the case of any Taxes that are imposed on a periodic basis over a Straddle Period, the portion of such Tax that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the Tax Period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period; provided, that in the case of any Tax based upon income or receipts, the portion allocable to the Pre-Closing Tax Period shall include operations through the Closing Date (i.e., with respect to operations, based on an interim closing of the books on the Closing Date).

(e)           If a claim shall be made by any Governmental Authority or any third party with respect to Taxes, which, if successful, might result in an indemnity payment to an Indemnified Party pursuant to Section 9.5, the Indemnified Party or the Indemnifying Party, as the case may be, shall promptly and in any event no more than twenty (20) days following receipt of such claim, give written notice to the Indemnifying Party or the Indemnified Party, as the case may be, of such claim (a “Tax Claim”); provided, however, that the failure of the Indemnified Party to give such notices shall only relieve the Indemnifying Party from its indemnification obligations hereunder to the extent it is actually prejudiced by such failure.  With respect to any Tax Claim relating to a Tax Period ending on or prior to the Closing Date, IREIC or Agent shall control all proceedings and may make all decisions in connection with such Tax Claim (including selection of counsel) at its own expense if IREIC or the Agent, as applicable, acknowledge in writing without qualification their indemnification obligations hereunder.  However, if the resolution of any portion of such Tax Claim would increase the Taxes of IWEST or of the Service Providers for a Tax Period after the Closing Date by more than $100,000 in the aggregate, IREIC or the Agent must obtain the consent of IWEST (as authorized by the IWEST Special Committee).  IREIC or the Agent, as applicable, and IWEST shall jointly control all proceedings in connection with any Tax Claim relating to Taxes of the Service Providers for a Straddle Period.  IWEST shall control all proceedings and make all decisions in connection with any Tax Claim relating to a Tax Period beginning after the Closing Date.  Except as otherwise provided, a party shall promptly notify the other party if it decides not to control the defense or settlement of any Tax Claim which it is entitled to control pursuant to this Agreement, and the other party shall thereupon be permitted to defend and settle such proceeding without prejudice.

(f)            IREIC and the Agent, on the one hand, and IWEST, on the other hand, shall cooperate fully, as and to the extent reasonably requested by the other, in connection with the filing of Tax Returns and TIGI Combined Returns pursuant to this Section 6.9 and any audit, litigation or other proceeding with respect to Taxes.  Such cooperation shall include, without limitation, the furnishing or making available of records, books of account or other materials of the Service Providers necessary or helpful for the defense against assertions of any taxing or other Governmental Authority as to any Tax Returns and any TIGI Combined Returns.  IWEST and IREIC and the Agent shall, at their own expense, maintain such Tax information or Tax records relating to the Service Providers as are regularly maintained by such party or as may be required by law to be maintained.  Such Tax records or Tax information shall be made available upon written request within ten (10) Business Days of such request.  If the requesting party, in its reasonable judgment, shall determine that it is necessary that any such Tax records or Tax information be made available before ten (10) Business Days from such request, the other party shall use commercially reasonable efforts to make such Tax records or Tax information available (or cause such Tax records or Tax information to be made available) within such shorter period, but in no event upon less than two (2) Business Days’ prior written notice from the requesting party.  The non-requesting party shall, upon request by the requesting party, promptly furnish the requesting party with a copy of such Tax records or Tax information.

(g)           Any income tax refunds that are received by IWEST or the Service Providers, and any amounts credited against Taxes to which IWEST or the Service Providers become entitled, that relate to Pre-Closing Tax Periods shall be for the account of the stockholders of the Service Providers, and IWEST shall pay over to IREIC with respect to the Advisor and the Agent on behalf of any Managers any such refund or the amount of any such credit within fifteen (15) days after receipt of such refund or use of such credit.  Notwithstanding the foregoing, any cash refunds less any associated costs from the carryback of losses of the Service Providers shall be for the account of IWEST to the extent that such losses are attributable to a Tax Period beginning after the Closing Date (or the portion of any Straddle Period that begins after the Closing Date).

(h)           IREIC and the Agent shall deliver to IWEST at closing a certificate certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code.

(i)            Each Service Provider, IREIC and the Agent shall, promptly upon IWEST’s request, make available to IWEST all data and information in the possession of the Service Providers, IREIC or the Agent or any of its assets, which is determined to be necessary or helpful for diligence purposes or to monitor its compliance with real estate investment trust income and asset tests and other requirements relating to the status of the real estate investment trust as a real estate investment trust under the Code.

SECTION 6.10       Intercompany Accounts and Arrangements.

(a)           Other than those receivables and payables reflected on the Closing Balance Sheet, as of the Closing, no intercompany receivables and payables (whether or not then due) shall exist between any Service Provider, on the one hand, and any of TIGI, IREIC, the Stockholders, the Agent or any Affiliates of any of them, but excluding the Service Providers from the definition of Affiliate for these purposes, on the other hand.

(b)           Other than the Service Agreements and any other agreements entered into or amended in connection with the Mergers and the transactions contemplated thereby, all other agreements or arrangements between any Service Provider, on the one hand, and any of TIGI, IREIC, the Stockholders or any Affiliates of any of them, on the other hand, including any oral agreements or course of business practices or understandings, if any, will terminate as of the Closing Date and be of no further force and effect, with no further liabilities on the part of any party thereto, other than any liabilities reflected on the Closing Balance Sheet.

SECTION 6.11                    Restrictive Legends and Stop Transfer Orders.

(a)           Each certificate representing the IWEST Shares delivered pursuant to this Agreement shall bear the following legend, together with any other legends that may be required by state or federal securities law:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE

TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM OR UPON DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

(b)           Stop Transfer Instructions.  In order to ensure compliance with the restrictions referred to herein, IWEST may, subject to the terms of the Registration Rights Agreement, issue appropriate “stop-transfer” instructions to its transfer agent with respect to the IWEST Shares delivered pursuant to this Agreement.

(c)           Refusal to Transfer.  IWEST will not be required: (i) to transfer on its books any IWEST Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or applicable Law, or (ii) to treat as owner of such IWEST Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such IWEST Shares have been so transferred.

(d)           Removal of Legend and Transfer Restrictions.  Any legend endorsed on a certificate pursuant to Section 6.11(a) and the stop transfer instructions with respect to such IWEST Shares shall be removed and IWEST shall cause such certificate to be cancelled and shall issue a certificate without such legend to the holder thereof (i) if such IWEST Shares are registered under the Securities Act and if the proposed transfer thereof is consistent with the plan of distribution in the prospectus with respect to such registration or (ii) if such holder provides IWEST with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for IWEST, to the effect that a sale, transfer or assignment of such IWEST Shares is in compliance with the Securities Act.

SECTION 6.12                    Post-Closing Access.

In connection with any financial or tax audit, lawsuit or similar proceeding involving IREIC, any Service Provider, any Stockholder or any of their respective Affiliates or other investigation of IREIC, any Service Provider or any Stockholder, or any of their respective Affiliates for any matter relating to any period prior to the Closing Date, IWEST shall, upon request, permit IREIC and the Agent and their representatives to have reasonable access to the books and records of the respective Surviving Entity.  IWEST shall not dispose of such books and records during the ten (10) year period beginning with the Closing Date or any longer period as mandated by applicable Law without consent of either IREIC, with respect to the Advisor Surviving Corporation, or the Agent, with respect to each respective Manager Surviving Corporation, which consent shall not be unreasonably withheld.  Following the expiration of such ten year period, IWEST may dispose of such books and records at any time upon giving sixty (60) days prior written notice to either IREIC or the Agent; provided, however, that if either IREIC or the Agent informs IWEST in writing during such sixty (60) day period of its desire to maintain such books and records, then IWEST shall transfer such books and records to either IREIC or the Agent, as applicable.

SECTION 6.13                    Non-Solicitation.

(a)           In consideration of the benefits of this Agreement to IREIC and its Affiliates and to the Stockholders and in order to induce IWEST to enter into this Agreement, IREIC and the Agent (on behalf of the Stockholders) hereby covenants and agrees that, from and after the Closing Date and until the second anniversary of the Closing Date, without the prior consent of IWEST, it shall not, and shall cause its Affiliates not to, directly or indirectly, as an officer, director, employee, partner, stockholder, member, proprietor, consultant, joint venturer, investor or in any other capacity, hire or solicit to perform services (as an officer, employee, consultant or otherwise) or take any actions which are intended to persuade any termination of association of any Service Employee with any of IWEST or the Surviving Entities; provided, however, that general solicitations of employment published in a journal, newspaper or other publication of general circulation or listed on any internet job site and not specifically directed towards a Service Employee shall not be deemed to constitute solicitation for purposes of this Section 6.13.

(b)           Each of IREIC and its Affiliates and the Agent (on behalf of the Stockholders) specifically acknowledges and agrees that the time and activity restrictions set forth in Section 6.13(a) are reasonable and properly required for the protection of IWEST and the businesses being acquired.

(c)           In consideration of the benefits of this Agreement to IWEST and in order to induce IREIC and the Agent to enter into this Agreement, IWEST hereby covenants and agrees that, from and after the Closing Date and until the second anniversary of the Closing Date, without the prior consent of IREIC, it shall not, and shall cause its Affiliates not to, directly or indirectly, as an officer, director, employee, partner, stockholder, member, proprietor, consultant, joint venturer, investor or in any other capacity, hire or solicit to perform services (as an officer, employee, consultant or otherwise) or take any actions which are intended to persuade any termination of association of any employee of (i) IREIC or (ii) any Affiliates of IREIC; provided, however, that general solicitations of employment published in a journal, newspaper or other publication of general circulation or listed on any internet job site and not specifically directed towards such employees shall not be deemed to constitute solicitation for purposes of this Section 6.13.

(d)           IWEST specifically acknowledges and agrees that the time and activity restrictions set forth in Section 6.13(c) are reasonable and properly required for the protection of the TIGI and its Affiliates.

(e)           Each of IREIC, the Agent and their Affiliates and IWEST further agrees that if any of the provisions of this Section 6.13 is found by any court of competent jurisdiction (or legally empowered agency) to be in violation of applicable Law or unenforceable for any reason whatsoever, then it is the intention of IREIC, the Agent and each of their Affiliates and IWEST that such provision or provisions be deemed to be automatically amended to the extent necessary to comply with applicable Law and permit enforcement.  If any of the provisions of this Section 6.13 shall be deemed by any court of competent jurisdiction (or legally empowered agency) to be wholly or partially invalid, such determination shall not affect the binding effect of the other provisions of this Section 6.13.  IWEST and

IREIC, the Agent and each of their Affiliates agree that a monetary remedy for breach under this Section 6.13 shall be inadequate, and will be impracticable and extremely difficult to prove, and further agree (i) that a breach of Section 6.13(a) will cause IWEST irreparable harm, and that, in addition to any other rights or remedies available to IWEST, IWEST is entitled to temporary and permanent injunctive relief without the necessity of proving actual damages, with a bond or other form of security not being required and specifically waived hereby; and (ii) that a breach of Section 6.13(c) will cause IREIC and its Affiliates irreparable harm, and that, in addition to any other rights or remedies available to IREIC and the Agent, IREIC and the Agent are entitled to temporary and permanent injunctive relief without the necessity of proving actual damages, with a bond or other form of security not being required and specifically waived hereby.

SECTION 6.14                    Delivery of Financial Statements.

(a)           For each fiscal quarter ending on or after June 30, 2007 and on or before the Closing Date, IREIC and the Agent shall cause the Service Providers to deliver to IWEST, within forty-five (45) days after the last day of such fiscal quarter(s) balance sheets for the Service Providers as at the last day of such fiscal quarter(s) and unaudited consolidated statements of income, changes in owners’ equity and cash flows for such quarter(s) and the year-to-date period then ended (each, an “Unaudited Supplemental Financial Statement”).

(b)           If necessary or required to permit IWEST to comply with applicable Law in connection with obtaining the IWEST Stockholders’ Ratification or otherwise, and to the extent not previously provided by the Service Providers pursuant to this Agreement, IREIC and the Agent shall cause each Service Provider to deliver to IWEST, at such Service Provider’s expense, audited and unaudited balance sheets and audited statements of income, changes in owners’ equity, and cash flows for the periods required by applicable Law (the “Required Supplemental Financial Statements”; and, together with the Unaudited Supplemental Financial Statements, the “Supplemental Financial Statements”), together with a report without qualification or exception with respect thereto in the case of audited financial statements.

SECTION 6.15                    Director and Officer Liability.

(a)           From and after the Closing, and subject to IWEST’s right to indemnification pursuant to Article IX, IWEST will indemnify and hold harmless, as and to the extent set forth in the applicable charter, bylaws and indemnity agreements in effect on the date of this Agreement each individual who is now, or who becomes prior to the Closing, a director or officer of any of the Service Providers (the “Director and Officer Indemnified Parties”) against any Damages to which such Director and Officer Indemnified Party is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that such individual is or was a director or officer of any of the Service Providers or (ii) this Agreement or any of the transactions contemplated by this Agreement, whether asserted or arising before or after the Closing; provided, however, that IWEST shall not be obligated to indemnify or hold harmless any such Director and Officer Indemnified Party pursuant hereto in respect of any claim by any Service Provider, IWEST or any of IWEST’s Affiliates.

(b)           The provisions of this Section 6.15 will survive the Closing and are intended to be for the benefit of, and will be enforceable by, each Director and Officer Indemnified Party and his or her heirs and representatives.

SECTION 6.16                    Estimated Service Payment.

(a)           On the second Business Day immediately preceding the Closing Date, IWEST shall pay or cause to be paid (by wire transfer of immediately available funds) to each Service Provider an amount equal to the total fees, expenses and other amounts payable (but not previously paid) to such Service Provider pursuant to the IWEST/Service Provider Agreements (as estimated in good faith by IWEST) through and including the Closing Date (the “Estimated Service Payment”).

(b)           To the extent that the Advisor receives an Estimated Service Payment more than ten (10) days in advance of the date that such amount would have normally been paid by IWEST in the ordinary course of business in accordance with past practice, IREIC will pay simple interest to IWEST at a rate of five percent (5%) per annum on such Estimated Service Payment for the period during which such Estimated Service Payment has been so paid in advance.  Such interest payment shall be made by IREIC within five (5) business days after the date such payment would have otherwise been paid by IWEST.

ARTICLE VII
CONDITIONS

SECTION 7.1                          Conditions to Each Party’s Obligations.

The respective obligations of each party to effect the Mergers and the other transactions contemplated hereby shall be subject to the fulfillment or waiver, at or prior to the Closing, of the following conditions:

(a)           No order, statute, rule, regulation, injunction or decree shall have been enacted, entered or promulgated by any court of competent jurisdiction or Governmental Authority that is in effect and restrains, enjoins or otherwise prohibits or makes illegal the consummation of any of the Mergers or any of the other transactions contemplated hereby;

(b)           No Action by any Governmental Authority shall have been initiated or threatened to restrain, prohibit or invalidate any of the Mergers;

(c)           All Required Statutory Approvals shall have been obtained or satisfied; and

(d)           IWEST shall have received an opinion of Duane Morris LLP or other nationally recognized tax counsel (in substantially the form attached as Exhibit G hereto) that the Mergers will not adversely affect the status of IWEST as a “real estate investment trust” under the Code.

SECTION 7.2                          Conditions to Obligations of IWEST and the Acquisition Entities.

The obligations of IWEST and the Acquisition Entities to effect the Mergers and the other transactions contemplated hereby shall be subject to the satisfaction or waiver by IWEST (as authorized in writing by the IWEST Special Committee in its sole and absolute discretion), at or prior to the Closing, of the following additional conditions:

(a)           The representations and warranties of IREIC, each Service Provider and the Agent contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties as are qualified by materiality or Service Provider Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date (other than such representations and warranties that are expressly made as of an earlier date which need only be true and correct in all material respects or true and correct, as the case may be, as of such earlier date).

(b)           Each of IREIC, each Service Provider and the Agent shall have performed and complied in all material respects with all agreements and covenants required to be performed and complied with by it under this Agreement at or prior to Closing;

(c)           IWEST shall have received from each of IREIC, each Service Provider and the Agent a certificate signed by such Person or an officer of such Person in his capacity as such, dated the Closing Date, certifying as to such Person, that the conditions set forth in paragraphs (a) and (b) of this Section 7.2 have been satisfied;

(d)           IWEST shall have obtained the IWEST Stockholders’ Ratification;

(e)           The opinion of William Blair & Company received as of the date of this Agreement by the IWEST Special Committee and by the Board of Directors of the Company (that the consideration to be paid by IWEST for the Service Providers pursuant to this Agreement is fair, from a financial point of view) shall not have been withdrawn or revoked;

(f)            Since the date of this Agreement, there has not been any change or any event which would, individually or in the aggregate, reasonably be expected to have a Service Provider Material Adverse Effect;

(g)           IREIC shall have executed and delivered the Sublease Agreement, substantially in the form attached as Exhibit B hereto (the “Sublease Agreement”);

(h)           One or more Affiliates of TIGI shall have executed and delivered the Transition Property Due Diligence Services Agreement, the Amendment to Office and Facilities Management Services Agreement, the Amendment to Insurance and Risk Management Services Agreement, the Amendment to Computer Services Agreement, the Amendment to Personnel Services Agreement, the Amendment to Property Tax Services Agreement, the Amendment to Communications Services Agreement, the Amendment to the Loan Services Agreement, the Second Amendment to the Mortgage Brokerage Services Agreement, the Institutional Investor Relationships Services Agreement, and the Legal Services

Agreement each substantially in the forms attached as Exhibits C-1 through C-11 hereto, respectively;

(i)            Each of IREIC, the Agent and the Escrow Agent shall have executed and delivered a counterpart signature page to the Escrow Agreement, substantially in the form attached as Exhibit D hereto (the “Escrow Agreement”);

(j)            TIGI shall have executed and delivered to IWEST the signature page to a letter agreement, substantially in the form attached as Exhibit I hereto (the “TIGI Letter Agreement”) concurrent with the execution of this Agreement and the TIGI Letter Agreement shall remain in full force and effect;

(k)           IWEST shall have received certificates issued by the secretaries of state of the respective states of incorporation or formation, as applicable, of IREIC and each Service Provider, certifying the good standing of such Persons in such states as of a date within five (5) days of the Closing Date;

(l)            IWEST shall have received certificates executed by the respective secretaries or by assistant secretaries of IREIC and the Manager Parents certifying as of the Closing Date (i) all board and stockholder resolutions, as applicable, fully and properly executed, evidencing such Person’s authorization to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party and (ii) a true and complete copy of the organizational documents of the applicable Service Provider;

(m)          All Required Consents set forth on Schedule 4.3(c) shall have been obtained;

(n)           Each of IREIC and the Agent shall deliver to IWEST a certificate certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code;

(o)           IWEST shall have received an opinion of Jenner & Block LLP regarding the Service Providers substantially in the form attached as Exhibit E hereto;

(p)           Each of IREIC and the Agent (on behalf of the Stockholders) shall have executed and delivered to IWEST a counterpart signature page to the Registration Rights Agreement, substantially in the form attached as Exhibit F hereto (the “Registration Rights Agreement”);

(q)           TIREG shall have executed and delivered the Amendment to the License Agreement, substantially in the form attached as Exhibit J-1 hereto (the “Amendment to License Agreement”) and the Manager License Agreements, substantially in the forms attached as Exhibits J-2 through J-4 hereto (the “Manager License Agreements” and with the Amendment to License Agreement, collectively the “License Agreements”); and

(r)            The irrevocable Written Consents executed by each of IREIC and the Principal Stockholders concurrent with the execution of this Agreement shall remain in full force and effect.

SECTION 7.3                          Conditions to Obligations of the Service Providers.

The obligations of the Service Providers to effect the Mergers and the other transactions contemplated hereby shall be subject to the satisfaction or waiver by IREIC or the Agent, as applicable (in their sole and absolute discretion), at or prior to the Closing of the following additional conditions:

(a)           The representations and warranties of IWEST contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties as are qualified by materiality or IWEST Material Adverse Effect, which representations and warranties so qualified shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date (other than such representations and warranties that are expressly made as of an earlier date which need only be true and correct in all material respects or true and correct, as the case may be, as of such earlier date), provided that this condition shall not be deemed to be unsatisfied if such representation or warranty under this Agreement becomes incorrect as a result in whole or in part, (i) of any act (other than any act taken at the written direction of the Board of Directors of IWEST or mandated by this Agreement) or omission by IREIC, the Agent or any Service Provider or (ii) of any statements or omissions in the representations and warranties of IWEST which, to the Knowledge of the Service Providers as of the date of this Agreement, was untrue;

(b)           IWEST shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement required to be performed by it at or prior to the Closing, provided that this condition shall not be deemed to be unsatisfied if such failure to perform or comply with any covenant or agreement under this Agreement is caused, in whole or in part, by (i) any action or omission by IREIC, the Agent or any Service Provider or (ii) by any action or inaction by any member of management of IWEST (unless such action by management was at the written direction of the IWEST Special Committee);

(c)           The Service Providers shall have received from IWEST a certificate, signed by an officer of IWEST certifying that the conditions set forth in paragraphs (a) and (b) of this Section 7.3 have been satisfied;

(d)           The Service Providers shall have received certificates issued by the secretaries of state of the respective states of incorporation of IWEST and the Acquisition Entities, certifying the good standing of such Persons in such states as of a date within five (5) days of the Closing Date;

(e)           The Service Providers shall have received certificates executed by the respective secretaries or by assistant secretaries of IWEST and the Acquisition Entities certifying as of the Closing Date: (a) all board and stockholder resolutions, as applicable, fully and properly executed, evidencing each Person’s authorization to execute, deliver and perform this Agreement and (b) a true and complete copy of the organizational documents of each Person;

(f)            Each of IWEST and the Escrow Agent shall have executed and delivered to IREIC and the Agent a counterpart signature page to the Escrow Agreement;

(g)           IWEST shall have executed and delivered to IREIC and the Agent a counterpart signature page to the Registration Rights Agreement; and

(h)           IWEST and the Acquisition Entities, as applicable, shall have executed and delivered each Ancillary Agreement to which it is a party.

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

SECTION 8.1                          Termination.

This Agreement may be terminated, and the Mergers contemplated hereby may be abandoned, at any time prior to the Closing, by action taken by the IWEST Special Committee (in the case of IWEST and the Acquisition Entities) or by IREIC and the Agent (in the case of the Service Providers), before or after IWEST Stockholders’ Ratification:

(a)           By mutual consent of (i) IREIC and the Agent (acting jointly) and (ii) IWEST;

(b)           By either (i) IREIC and the Agent (acting jointly) or (ii) IWEST if:

(i)            the Mergers have not been consummated on or before January 31, 2008 or such later date as may be mutually agreed in writing to by (i) IREIC and the Agent (acting jointly) and (ii) IWEST (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date; or

(ii)           there shall be any Law that makes consummation of the Mergers illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining the parties hereto from consummating the Mergers shall have been entered and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party who fails to use commercially reasonable efforts to resist, resolve or lift, as applicable, such Law, judgment, injunction, order or decree;

(c)           Unilaterally by IWEST, if there has been a breach of any representation, warranty, covenant or other agreement made by IREIC, the Service Providers or the Agent or any such representation, warranty, covenant or other agreement contained herein shall have become untrue after the date of this Agreement and such breach or inaccuracy is not curable, or if curable, is not cured within twenty (20) days after written notice thereof is given by IWEST; provided, however, that if the breach is generally capable of being cured, but cannot reasonably be cured within twenty (20) days of notice, IWEST’s right to terminate will be delayed as long as reasonably necessary to effect the cure, but not longer than the Outside Date, so long as the breaching party diligently pursues a cure to the breach; and

(d)           Unilaterally by IREIC and the Agent, acting jointly, if there has been a breach of any representation, warranty, covenant or other agreement made by IWEST or any of the Acquisition Entities or any such representation, warranty, covenant or other agreement contained herein shall have become untrue after the date of this Agreement and such breach or inaccuracy is not curable, or if curable, is not cured within twenty (20) days after written notice thereof is given by IREIC and the Agent; provided, however, that if the breach is generally capable of being cured, but cannot reasonably be cured within twenty (20) days of notice, IREIC’s and the Agent’s joint right to terminate will be delayed as long as reasonably necessary to effect the cure, but not longer than the Outside Date, so long as the breaching party diligently pursues a cure to the breach; and provided, further, there shall be no right to terminate if such breach or inaccuracy was the result in whole or in part, (i) of any act (other than any act taken at the written direction of the Board of Directors of IWEST or mandated by this Agreement) or omission by TIGI, IREIC, the Agent or any Service Provider or (ii) of any statements or omissions in the representations and warranties of IWEST which, to the Knowledge of the Service Providers as of the date of this Agreement, was untrue.

SECTION 8.2                          Effect of Termination.

No termination of this Agreement pursuant to Section 8.1 shall be effective until written notice thereof is given to the non-terminating party hereto specifying the provision hereof pursuant to which such termination is made.  If validly terminated pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no further obligation on the part of any party hereto or their respective officers, directors, stockholders or representatives (except as set forth in this Section 8.2 and Sections 6.3 (Expenses), Section 6.6 (Public Statements), Section 6.7 (Confidentiality) and Article IX (Survival and Remedy; Indemnification)); provided, however, that nothing in this Section 8.2 shall relieve any party to this Agreement from liability for any willful breach of this Agreement (it being understood and agreed that in determining whether IWEST has willfully breached this Agreement only such actions or inactions taken pursuant to instruction of the IWEST Special Committee shall be considered).

SECTION 8.3                          Amendment.

This Agreement may not be amended except by an instrument in writing signed on behalf of IWEST (as authorized by the IWEST Special Committee) and each of IREIC and the Agent and in compliance with applicable Law; provided, however, this Agreement may not be amended in any material respect following the IWEST Stockholders’ Ratification.

SECTION 8.4                          Waiver.

(a)           At any time prior to the Closing, IWEST (as authorized by the IWEST Special Committee in its sole and absolute discretion) may (i) extend the time for the performance of any of the obligations or other acts of IREIC, the Agent or the Service Providers hereunder, (ii) waive any inaccuracies in the representations and warranties of such Persons contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein to be complied with or satisfied by such Persons.  Any agreement on the part of IWEST to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of IWEST.

(b)           At any time prior to the Closing, IREIC and the Agent acting jointly may (i) extend the time for the performance of any of the obligations or other acts of IWEST and the Acquisition Entities hereunder, (ii) waive any inaccuracies in the representations and warranties of such Persons contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein to be complied with or satisfied by such Persons.  Any agreement on the part of IREIC or the Agent to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of IREIC and the Agent.

ARTICLE IX
SURVIVAL AND REMEDY; INDEMNIFICATION

SECTION 9.1                          Survival.

(a)           The covenants and agreements to be performed prior to or at the Closing contained in this Agreement shall expire at the Closing. The covenants and agreements to be performed after the Closing (including, without limitation, this Article IX) shall not expire until all obligations have been fully discharged with respect thereto.

(b)           The representations and warranties of IWEST contained in this Agreement shall survive until the earlier of (i) thirty (30) days after the receipt by IWEST (and written notice thereof to IREIC and the Agent) of the audit opinion of IWEST’s independent registered public accounting firm covering the financial statements of IWEST for the year ending December 31, 2008 or (ii) the second anniversary of the Closing Date; provided, that the representations and warranties contained in Section 3.1 (Organization and Qualification), Section 3.2 (Capitalization) and Section 3.4(a) (Authority) shall survive in perpetuity.

(c)           The representations and warranties of IREIC, the Agent (on behalf of the Stockholders) and the Service Providers contained in this Agreement shall survive until the earlier of (i) thirty (30) days after the receipt by IWEST of the audit opinion of IWEST’s independent registered public accounting firm covering the financial statements of IWEST for the year ending December 31, 2008 or (ii) the second anniversary of the Closing Date; provided, that (i) the representations and warranties contained in Section 4.6 (Taxes), Section 4.11 (Employment Matters - Benefit Plans), Section 4.12 (Employee Arrangements; Labor Matters), Section 4.8 (Litigation), Section 4.9 (Compliance with Laws and Permits) (but only to the extent such representations relate to Environmental Claims, Environmental Laws and Environmental Permits) and Section 4.17 (Investment in Securities) shall survive until the expiration of the applicable statute of limitations (with extensions), and (ii) the representations and warranties contained in Section 4.1 (Organization and Qualification), Section 4.2 (Capitalization), Section 4.3(a) (Authority) and Section 4.18(a) (Title to Assets) shall survive in perpetuity.

(d)           If written notice of a claim has been given in accordance with this Agreement prior to the expiration of the applicable representations, warranties, covenants or agreements, then the applicable representations, warranties, covenants or agreements shall survive as to such claim, until such claim has been finally resolved.

SECTION 9.2                          Indemnification.

(a)           By IREIC, the Agent and the Stockholders. Except for any items related to Taxes, which shall be governed by Section 9.5, from and after Closing and subject to the limitations set forth in this Article IX, IREIC, the Agent and the Stockholders shall jointly and severally indemnify, save and hold harmless IWEST and the Acquisition Entities and (without duplication) their Affiliates, successors (including the Surviving Entities) and assigns and each of the respective officers, directors, employees and agents of the foregoing (collectively, the “IWEST Indemnified Parties”) from and against any and all Damages which arise out of, result from or are incident to (and without regard to any materiality qualifications contained therein, including, without limitation, a Service Provider Material Adverse Effect):

(i)            the breach or inaccuracy of any representation or warranty made by IREIC, the Service Providers, the Agent or the Stockholders in or pursuant to this Agreement (including in or pursuant to any certificate);

(ii)           the breach of any covenant or agreement contained in or made pursuant to this Agreement by IREIC, the Service Providers, the Agent or the Stockholders (including the Principal Stockholders);

(iii)          any claims arising out of or relating to (x) the Mergers or the other transactions contemplated hereby with respect to or in connection with the allocation or distribution of the IWEST Shares among IREIC and the Stockholders pursuant to the Mergers, (y) the purchase, directly or indirectly, prior to the Closing, by a Stockholder or any other Person of any equity interest in any Manager Parent from another stockholder or (z) any untrue statement or omission, or alleged untrue statement or omission, of any fact in connection with the solicitation of votes or consents from the holders of equity of the Service Providers (except for the items provided in writing by IWEST set forth on Schedule 3.5(a)); and

(iv)          any fraud, intentional misrepresentation or criminal acts committed by IREIC, the Service Providers, the Agent or the Stockholders (including the Principal Stockholders) on or prior to the Closing.

(b)           By IWEST.  From and after Closing, and subject to the limitations set forth in this Article IX, IWEST shall indemnify, save and hold harmless, IREIC and the Stockholders and (without duplication) their Affiliates, successors and assigns and each of the respective officers, directors, employees and agents of the foregoing (collectively, the “Stockholder Indemnified Parties”) against any and all Damages which arise out of, result from or are incident to (and without regard to any materiality qualifications contained therein, including, without limitation, an IWEST Material Adverse Effect):

(i)            the breach or inaccuracy of any representation or warranty by the IWEST in or pursuant to this Agreement (including in or pursuant to any certificate);

(ii)           the breach of any covenant or agreement contained in or made pursuant to this Agreement by (x) IWEST (acting at the direction of its Board of Directors) on or prior to the Effective Time, (y) IWEST after the Effective Time or (z) the Surviving Entities; and

(iii)          any fraud, intentional misrepresentation or criminal acts committed by the Board of Directors of IWEST or the Surviving Entities.

(c)           Procedures.

(i)            Except as otherwise provided in this Agreement, any Party seeking any indemnification under this Section 9.2 (an “Indemnified Party”) shall give the party from whom indemnification is being sought (an “Indemnifying Party”) notice (and also to the Agent in the case of claims by an IWEST Indemnified Party) of any matter which such Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement as soon as reasonably practicable after the party potentially entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 9.2.  With respect to any claims for indemnification under this Section 9.2 by a Stockholder Indemnified Party, IREIC or the Agent as applicable shall have sole and exclusive authority to act for and in the name of the Indemnified Party. With respect to any claims for indemnification under this Section 9.2 by an IWEST Indemnified Party, IWEST shall have sole and exclusive authority to act for and in the name of the Indemnified Party.

(ii)           The liability of an Indemnifying Party under this Section 9.2 with respect to Damages arising from claims of any third party which are subject to the indemnification provided for in this Section 9.2 (“Third Party Claims”) shall be governed by and contingent upon the following additional terms and conditions.  If an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within twenty (20) days after the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 9.2 except to the extent the Indemnifying Party is materially and irreparably prejudiced by such failure.  The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it acknowledges, without qualification, its indemnification obligations hereunder and gives notice of its intention to do so to the Indemnified Party within thirty (30) days after the receipt of such notice from the Indemnified Party; provided, however, that if there exists a material conflict of interest (other than one that is of a monetary nature) that would make it inappropriate for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the

Indemnified Party shall be entitled to retain its own counsel, at the expense of the Indemnifying Party, provided that the Indemnifying Party shall not be obligated to pay the reasonable fees and expenses of more than one separate counsel for all Indemnified Parties, taken together (except to the extent that local counsel are necessary or advisable for the conduct of such action or proceeding, in which case the Indemnifying Party shall also pay the reasonable fees and expenses of any local counsel).  If the Indemnifying Party shall not assume the defense of any Third Party Claim or litigation resulting therefrom, the Indemnified Party may defend against the claim or litigation in any manner as it deems appropriate at the expense of the Indemnifying Party and may settle the claim or litigation on any reasonable terms as it deems appropriate at the expense of the Indemnifying Party; provided, however, that in settling any action in respect of which indemnification is payable under this Article IX, it shall act reasonably and in good faith and shall not settle any action with an Affiliate or related party without providing fifteen (15) days advance written notice of the Third Party Claim to the Indemnifying Party.  In the event the Indemnifying Party exercises the right to undertake the defense against any Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party and make available to the Indemnifying Party all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party.  Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party all witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party.

(iii)          The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, (a) settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include an unconditional, duly authorized, fully executed and acknowledged (by a duly registered notary public) written release by the claimant or plaintiff of the Indemnified Party from all liability in respect of the Third Party Claim, (b) settle or compromise any Third Party Claim if the settlement imposes equitable remedies or material obligations on the Indemnified Party other than financial obligations for which such Indemnified Party will be indemnified hereunder, subject to the limits set forth in Section 9.3; or (c) settle or compromise any Third Party Claim if the result is to admit civil or criminal liability or culpability on the part of the Indemnified Party or that gives rise to criminal liability with respect to the Indemnified Party.  No Third Party Claim which is being defended in good faith by the Indemnifying Party in accordance with the terms of this

Agreement shall be settled or compromised by the Indemnified Party without the prior written consent of the Indemnifying Party.

SECTION 9.3                          Limitations.

Except as otherwise provided herein:

(a)           No amount of Damages shall be payable pursuant to Section 9.2(a) until, and then only to the extent that, the aggregate amount of Damages that are indemnifiable under Section 9.2(a) exceeds $2,000,000 (the “Service Provider Deductible”); provided, however, that the Service Provider Deductible shall not apply to Damages arising out of, resulting from or incident to breaches of the representations, warranties or covenants set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Capitalization), Section 4.3(a) (Authority) and Section 4.14 (Brokers and Finders), Section 9.2(a)(ii), Section 9.2(a)(iii), and Section 9.2(a)(iv).  For the avoidance of doubt, it is acknowledged and agreed that the Service Provider Deductible shall be calculated in the aggregate with respect to all claims for indemnification pursuant to Section 9.2(a)(i).

(b)           No amount of Damages shall be payable pursuant to Section 9.2(b) until, and then only to the extent that, the aggregate amount of Damages that are indemnifiable under Section 9.2(b) exceeds $2,000,000 (the “IWEST Deductible”); provided, however, that the IWEST Deductible shall not apply to Damages arising out of, resulting from or incident to breaches of the representations, warranties or covenants set forth in Section 3.1 (Organization and Qualification), Section 3.2 (Capitalization), Section 3.3 (Issuance of Securities), Section 3.4(a) (Authority), Section 3.7 (Brokers and Finders), Section 9.2(b)(ii) and Section 9.2(b)(iii).  For the avoidance of doubt, it is acknowledged and agreed that the IWEST Deductible shall be calculated in the aggregate with respect to all claims for indemnification pursuant to Section 9.2(b)(i).

(c)           The maximum aggregate amount of Damages for which indemnity may be recovered pursuant to Section 9.2(a) shall be (i) in the case of a breach or inaccuracy of any representation or warranty contained in Section 4.1 (Organization and Qualifications), Section 4.2 (Capitalization), Section 4.3(a) (Authority), Section 4.17 (Investment in Securities) and Section 4.18(a) (Title to Assets), or in the case of Damages pursuant to Section 9.2(a)(ii), Section 9.2(a)(iii) and Section 9.2(a)(iv), an amount equal to the aggregate value of the IWEST Shares issued in connection with this Agreement, and (ii) in all other cases of a breach or inaccuracy of a representation or warranty contained in Section 9.2(a)(i), an amount equal to fifty-five percent (55%) of the aggregate value of the IWEST Shares issued in connection with this Agreement.  In addition, notwithstanding anything in this Agreement to the contrary, the maximum amount of Damages for which indemnity may be recovered by any IWEST Indemnified Party from any Stockholder (other than the Principal Stockholders) shall be an amount equal to the aggregate value of the IWEST Shares which such Stockholder has received in connection with the transactions contemplated by this Agreement, except in the case of fraud or intentional misrepresentation by such Stockholder in connection with the transactions contemplated hereby.

(d)           The maximum aggregate amount of Damages for which indemnity may be recovered pursuant to Section 9.2(b) shall be (i) in the case of a breach or inaccuracy of any representation or warranty contained in Section 3.1 (Organization and Qualification), Section 3.2 (Capitalization), and Section 3.4(a) (Authority), or in the case of Damages pursuant to Section 9.2(b)(ii) or Section 9.2(b)(iii), an amount equal to the aggregate value of the IWEST Shares issued in connection with this Agreement, and (ii) in all other cases of a breach or inaccuracy of a representation or warranty contained in Section 9.2(b)(i), an amount equal to fifty-five percent (55%) of the aggregate value of the IWEST Shares issued in connection with this Agreement.

(e)           To the extent an IWEST Indemnified Party is entitled to indemnification pursuant to Section 9.2(a), such IWEST Indemnified Party shall be required first to seek indemnification from the Escrow Fund, to the extent of the contents of the Escrow Fund available for distribution, and only after the distribution or allocation of the entire contents of the Escrow Fund available for distribution in accordance with the Escrow Agreement shall such IWEST Indemnified Party be entitled to seek indemnification directly from IREIC and the Stockholders.

(f)            To the extent a Service Provider Indemnified Party is entitled to indemnification pursuant to Section 9.2(b), IWEST shall be required to satisfy its indemnification obligations hereunder solely by payment in cash.  IREIC and each of the Stockholders shall be entitled to satisfy their indemnification obligations hereunder by payment in cash, in IWEST Shares or in a combination thereof, in their sole discretion.  For purposes of this Article IX, IWEST Shares shall be deemed to have a fair market value of $10.00 per IWEST Share; provided that if the IWEST Shares are listed on a national securities exchange, each IWEST Share shall be deemed to have a fair market value equal to the average of the closing sale prices of an IWEST Share on such exchange for the twenty (20) trading days prior to delivery thereof to IWEST as payment hereunder.

(g)           If an Indemnified Party recovers Damages from an Indemnifying Party under Section 9.2, the Indemnifying Party shall be subrogated, to the extent of such recovery, to the Indemnified Party’s rights against any third party, other than a third party with whom the Indemnified Party has a material business agreement or arrangement, with respect to such recovered Damages subject to the subrogation rights of any insurer providing insurance coverage under one of the Indemnified Party’s policies and except to the extent that the grant of subrogation rights to the Indemnifying Party is prohibited by the terms of the applicable insurance policy.

(h)           The amount of any Damages owed to any Indemnified Party hereunder shall be net of any insurance, indemnity, contribution or other payments or recoveries of a like nature with respect thereto actually recovered (it being agreed that, promptly after the realization of any such reductions of Damages pursuant hereto, such party shall reimburse the Indemnifying Party for such reduction in Damages for which such party was indemnified prior to the realization of such reductions of Damages).

(i)            The amount of Damages for which indemnification is provided under this Article IX shall take account of any after Tax effect realized by the Indemnified Party arising from the payment of such Damages when and as such Tax cost or benefit is actually realized through a reduction or increase in Taxes otherwise due.

SECTION 9.4                          Exclusive Remedy.

Each party hereby acknowledges and agrees that, from and after the Closing and except for claims seeking equitable relief, its sole remedy relating to the Mergers or the other transactions contemplated by this Agreement shall be pursuant to the indemnification provisions of this Article IX.  In furtherance of the foregoing, each party hereby waives, from and after the Closing, to the fullest extent permitted by applicable Law, any and all other rights, claims, and causes of action it may have against the other Parties or their respective Representatives and Affiliates relating to the Mergers or the other transactions contemplated by this Agreement, other than in connection with the performance of the Services Agreements, the Employment Agreements and the Consulting Agreements, and other than claims seeking equitable relief; provided, however, that nothing in this Section 9.4 shall constitute a waiver of any remedy a Party may have with respect to any right, claim, or cause of action arising out of fraud, intentional misrepresentations or omissions or any other matter that cannot be waived as a matter of law.

SECTION 9.5                          Tax Indemnification.

Notwithstanding anything in this Agreement to the contrary:

(a)           To the extent of aggregate value of the IWEST Shares issued in connection with this Agreement, from and after the Closing, IREIC and the Agent shall jointly and severally indemnify, save and hold harmless the IWEST Indemnified Parties from and against any and all Damages that arise out of, result from, or are incident to: (i) Taxes of the Service Providers with respect to all Pre-Closing Tax Periods, (ii) Taxes of any person with whom any of the Service Providers, or their Affiliates or any predecessor or affiliate thereof joins or has ever joined in filing any affiliated, consolidated, combined or unitary Tax Return (or any TIGI Combined Return) for any Pre-Closing Tax Period, (iii) any real property transfer or gains Tax, use Tax, stamp Tax, stock transfer Tax or other similar Tax imposed on the transactions contemplated by this Agreement and (iv) the breaches of representations and warranties set forth in Section 4.6 and the covenants set forth in Sections 5.1(c)(ii), 5.1(m), and 6.9, in each case without regard to any materiality qualifications.

(b)           After the Closing Date, IWEST shall indemnify, save and hold harmless the Stockholder Indemnified Parties from and against: (i) all liability for Taxes of any Surviving Corporation for any Post-Closing Tax Period; and (ii) any and all Damages arising out of, resulting from or incident to the breach by IWEST of any covenant contained in Section 6.9, without regard to any materiality qualifications.

(c)           The Indemnified Parties shall not have any right to indemnification pursuant to this Section 9.5 to the extent that the Indemnifying Parties’ liability for Taxes or Damages is less than $100,000 in the aggregate.  For avoidance of doubt, the limitations set forth in Section 9.3 shall not apply to indemnification under this Section 9.5.

ARTICLE X
GENERAL PROVISIONS

SECTION 10.1       Notices.

All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally; (ii) one business day following deposit with a recognized overnight courier service that obtains a receipt, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to IWEST, to:

Inland Western Retail Real Estate Trust, Inc.
c/o Special Committee of the Board of Directors
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention:	Paul R. Gauvreau

with copies (which shall not constitute notice) to:

Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attention:	Thomas A. Cole
Paul L. Choi
Fax: (312) 853-7036

and:

Duane Morris LLP
227 West Monroe, Suite 3400
Chicago, Illinois 60606
Attention:	David J. Kaufman
Fax: (312) 499-6701

If to IREIC, the Service Providers or the Agent:

c/o The Inland Real Estate Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention:	Robert H. Baum
Fax: (630) 218-8034

with copies (which shall not constitute notice) to:

The Inland Real Estate Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention:	Elliot B. Kamenear
Fax: (630) 218-4900

and:

Jenner & Block LLP
330 North Wabash Avenue
Chicago, Illinois 60611
Attention:	Arnold S. Harrison
Donald E. Batterson
Fax: (312) 923-2702

SECTION 10.2       Interpretation.

(a)           For purposes of this Agreement, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (ii) the word “or” is not exclusive and (iii) the words “herein”, “hereof”, “here by”, “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and the Exhibits and Schedules attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.

(b)           The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement.

(c)           The IWEST disclosure schedule (the “IWEST Disclosure Schedule”) to this Agreement shall be arranged in sections and subsections corresponding to the numbered and lettered sections contained in Article III. The disclosures in any section or subsection of the IWEST Disclosure Schedule shall qualify other sections and subsections in Article III only to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

(d)           The disclosure schedule of the Service Providers, IREIC and the Agent (the “Service Provider Disclosure Schedule”) to this Agreement shall be arranged in sections and subsections corresponding to the numbered and lettered sections contained in Article IV. The disclosures in any section or subsection of the Service Provider Disclosure Schedule shall qualify other sections and subsections in Article IV only to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

SECTION 10.3       Applicable Law.

Except as to corporation law matters concerning the Acquisition 2 Merger, the Acquisition 3 Merger and the Acquisition 4 Merger, which are governed by the Laws of Delaware, this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois, without regard to its conflict of laws principles.

SECTION 10.4       Arbitration.

All disputes under this Agreement among the parties to this Agreement and claims pursuant to Article IX of this Agreement which are not resolved within thirty (30) days of an Indemnified Party’s sending of a notice of claim with respect thereto (each an “Arbitrated Claim”), shall be resolved by binding arbitration, and each party hereto hereby waives any right it may otherwise have to such a resolution of any Arbitrated Claim by any means other than arbitration pursuant to this Section 10.4. As a minimum set of rules in the arbitration, the parties agree as follows:

(a)           The place of the arbitration shall be Chicago, Illinois. The arbitration must be held in the English language in accordance with the Streamlined Arbitration Rules and Procedures of JAMS in effect on the date hereof, except as modified by this Agreement. The arbitration shall be governed by the Illinois Code of Civil Procedure.

(b)           The arbitration will be held before a single arbitrator selected by the (i) IWEST Special Committee and (ii) IREIC and/or the Agent, as applicable. If the respective parties in interest cannot agree on an arbitrator within fourteen (14) days of the delivery of an Arbitration Demand, JAMS will appoint such arbitrator. The arbitrator will be knowledgeable regarding commercial transactions similar in nature to the transactions contemplated by this Agreement.

(c)           Any party or parties initiating arbitration (the “Arbitration Claimants”) will give to the other party or parties (the “Arbitration Respondents”) notice of their intention to arbitrate (the “Arbitration Demand”). The Arbitration Demand will contain a notice regarding the nature of the claim. The Arbitration Respondents will file an answering statement (the “Arbitration Answer”) within fourteen (14) days after the Arbitration Demand. The Arbitration Answer will contain a statement setting forth in reasonable detail the Arbitration Respondents’ responses and defenses to the Arbitrated Claim. If the Arbitration Respondents assert a counterclaim, (i) the Arbitration Respondents shall send it with the Arbitration Answer and such counterclaim must include a statement setting forth in reasonable detail the nature of the counterclaim, the amount involved, if any, and the remedy sought, and (ii) the Arbitration Claimants will file a reply statement (the “Arbitration Reply”) as soon as is reasonably practicable, but in no event later than fourteen (14) days, after the counterclaim. The Arbitration Reply will contain a statement setting forth in reasonable detail the Arbitration Claimants’ responses and defenses to the counterclaim. If no Arbitration Answer or Arbitration Reply is given within the stated time, the claim or the counterclaim will be assumed to be denied. Failure to file an Arbitration Answer or Arbitration Reply will not operate to delay the arbitration.

(d)           Unless the parties to the arbitration agree otherwise, the arbitrator may order depositions only for good cause and each party to the Arbitrated Claim may make such document requests and other discovery (other than depositions) as permitted in accordance with the Streamlined Arbitration Rules and Procedures of JAMS in effect on the date hereof.

(e)           The arbitration hearings will be conducted over a period not to exceed thirty (30) days commencing as of the date of the first hearing. The arbitrator shall make a final decision on the Arbitrated Claim within thirty (30) days of the final hearing. The arbitrator may make such orders with regard to scheduling, allocation of hearing time, or otherwise as he or she deems appropriate to achieve compliance with these time limitations. The parties have included the foregoing provisions limiting the scope and extent of the arbitration with the intention of providing for prompt, economic and fair resolution of any dispute submitted to arbitration.

(f)            The Arbitration Claimants, on the one hand, and the Arbitration Respondents, on the other, will, as an initial matter, equally bear the costs and fees of the arbitration, if applicable, but the arbitrator shall award such costs in inverse proportion as the Arbitration Claimants, on the one hand, and the Arbitration Respondents, on the other, may prevail on the matters resolved by the arbitrator (based on the variance of their respective proposed Arbitration Demand, Arbitration Answer and/or Arbitration Reply, as applicable, from the determination of the arbitrator), which proportionate allocations shall be determined by the arbitrator at the time the determination of the arbitrator is rendered on the merits of the matters submitted.

(g)           The arbitrator shall enter a written award specifying the basis for his or her decision, including findings of fact and conclusions of law, the basis for the Damages award and a breakdown of the Damages awarded, and the basis for any other remedy. Any Party dissatisfied with the award may invoke the JAMS Optional Arbitration Appeal Procedure (based on the rules therefor in effect at the time of this Agreement). Such JAMS Optional Arbitration Appeal shall be limited to whether there are any erroneous conclusions of law, or any findings of fact not supported by substantial evidence. The appellate arbitral panel may vacate, modify, correct, or affirm the award in whole or in any part. The award (as modified, corrected, or affirmed by the appellate arbitral panel, or if no such JAMS appeal is taken, as originally rendered by the arbitrator) will be considered as a final and binding resolution of the disagreement.

(h)           Any arbitration proceeding will be conducted on a confidential basis, and any confidential material disclosed during any such proceeding will be kept confidential by the parties to such proceeding and by the arbitrator.

(i)            The arbitrator’s discretion to fashion remedies hereunder will be no broader or narrower than the legal and equitable remedies available to a court before which such Arbitrated Claim may have been brought but for this Section 10.4, unless the parties expressly state elsewhere in this Agreement that parties will be subject to broader or narrower legal and equitable remedies than would be available under the law governing this Agreement.

(j)            The arbitral award will be the exclusive remedy of the parties for all claims, counterclaims, issues or accountings presented or pleaded to the arbitrator. The award will include interest from the date of the Arbitrated Claim until the award is fully paid, computed at the then-prevailing U.S. prime rate, plus five percent (5%). Any additional costs, fees or expenses incurred in enforcing the arbitral award (or successfully resisting it) will be borne by the party against which enforcement is sought if such award is successfully enforced (or borne by the party seeking to enforce such award if the resisting party successfully resists its enforcement). Any party may enforce an arbitral award in any court of competent jurisdiction.

SECTION 10.5       Entire Agreement.

This Agreement and the Exhibits referred to herein and the documents delivered pursuant hereto and the Disclosure Schedules, contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all other prior agreements, understandings or letters of intent between or among the parties hereto.

SECTION 10.6       Severability.

In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or provisions or the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein, unless such a construction would be unreasonable.

SECTION 10.7       Further Assurances.

The parties hereto shall use their commercially reasonable efforts to do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 10.8       Enforcement of this Agreement.

The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default and to other equitable relief, including, without limitation, specific performance, with a bond or other form of security not being required and specifically waived by the parties.

SECTION 10.9       Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 10.10     Successors and Assigns.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by any Party hereto without the prior written consent of the other Parties hereto.

SECTION 10.11     No Presumption Against Drafter.

Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto, and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 10.12     Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

SECTION 10.13     Facsimile Signatures.

A facsimile signature on the signature pages hereto shall for all purposes be deemed an original and shall bind the signor as if such facsimile were an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers or agents thereunto duly authorized as of the date first written above.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.		INLAND WESTERN MANAGEMENT CORP.

By:	/s/ Steven P. Grimes	By:	/s/ Thomas P. McGuinness
Its:	Principal Financial Officer	Its:	President

INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC.		IWEST MERGER AGENT, LLC, as Agent for the Stockholders

By:	/s/ Brenda G. Gujral	By:	/s/ Daniel L. Goodwin
Its:	Vice President	Its:	President

INLAND SOUTHWEST MANAGEMENT CORP.		INLAND REAL ESTATE INVESTMENT CORPORATION

By:	/s/ Thomas P. McGuinness	By:	/s/ Roberta S. Matlin
Its:	President	Its:	Senior Vice President

INLAND NORTHWEST MANAGEMENT CORP.

By:	/s/ Thomas P. McGuinness
Its:	President

IWEST ACQUISITION 1, INC.		IWEST ACQUISITION 3, INC.

By:	/s/ Steven P. Grimes	By:	/s/ Steven P. Grimes
Its:	Vice President	Its:	Vice President

IWEST ACQUISITION 2, INC.		IWEST ACQUISITION 4, INC.

By:	/s/ Steven P. Grimes	By:	/s/ Steven P. Grimes
Its:	Vice President	Its:	Vice President

Appendix B

[Letterhead of William Blair & Company]

August 14, 2007

Special Committee of the Board of Directors

Board of Directors

Inland Western Retail Real Estate Trust, Inc
2901 Butterfield Road
Oak Brook, IL 60523

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to Inland Western Retail Real Estate Trust, Inc (the “Company”) of the proposed Merger Consideration (as defined below) to be paid by the Company pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger dated August 14, 2007, (the “Merger Agreement”) by and among the Company, Inland Western Retail Real Estate Advisory Services, Inc. (the “Advisor”) and Inland Southwest Management Corp., a Delaware corporation (“Inland Southwest”), Inland Northwest Management Corp., a Delaware corporation (“Inland Northwest”), Inland Western Management Corp., a Delaware corporation (“Inland Western”), (collectively, the “Property Managers”).  Pursuant to the terms of and subject to the conditions set forth in the Merger Agreement, Advisor and Property Managers will be merged with wholly-owned subsidiaries of the Company (the “Merger”), whereby Advisor and Property Managers will survive and become wholly-owned subsidiaries of the Company.  As contemplated by the Merger Agreement, the Company will issue approximately 37.5 million shares (the “Merger Consideration”) in the Merger.  The terms of the Merger are more fully set forth in the Merger Agreement and capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement.

In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) the Merger Agreement dated August 14, 2007; (b) audited historical financial statements of the Company, Advisor and Property Managers for the two years ended December 31, 2005 and 2006; (c) June 30, 2006 and 2007; (d) certain internal business, operating and financial information and forecasts of the Company, Advisor and Property Managers (the “Forecasts”), for fiscal years 2007 through 2012 prepared by the senior management of the Company, Advisor and Property Managers; (e) information regarding the strategic, financial and operational benefits anticipated from the Merger prepared by the senior management of the Company; (f) information regarding the amount and timing of cost savings and related expenses which senior management of the Company expect will result from the Merger (the “Expected Cost Savings”); (g) the pro forma impact of the Merger on the funds from operations per share of the Company (before and after taking into consideration any Expected Cost Savings); (h) information regarding publicly available financial terms of certain other business combinations we deemed relevant; (i) the financial position and operating results of IWEST, Advisor and Property Managers compared with those of certain other publicly traded companies we deemed relevant; and (j) certain other publicly available information on the Company and other publicly traded companies we deemed relevant.  We have also held discussions with members of the senior management of the Company, Advisor and Property Managers to discuss the foregoing, and also have considered other matters, and have conducted such other analyses, studies and investigations, which we deemed relevant to our inquiry, and appropriate under the circumstances for rendering our opinion, and took into account the accepted financial and investment banking procedures and considerations that we deemed relevant.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information provided or publicly available to us or otherwise reviewed or discussed with us for purposes of this opinion including without limitation the Forecasts provided to us and we have not assumed responsibility or liability therefor.  We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company, Advisor or Property Managers nor have any such valuations or appraisals been provided to us.  We have been advised by the senior management of the Company that the Forecasts and the Expected Cost Savings examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company, Advisor and Property Managers.  In that regard, we have assumed, with your consent, that: (i) the Forecasts will be achieved and the Expected Cost Savings will be realized in the amounts and at the times contemplated thereby; (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us; (iii) all material assets and liabilities (contingent or otherwise) of Advisor are as set forth in Advisor financial statements or other information made available to us; and (iv) all material assets and liabilities (contingent or otherwise) of Property Managers are as set forth in the Property Managers financial statements or other information made available to us.  We express no opinion with respect to the Forecasts or Expected Cost Savings or the estimates and judgments on which they are based.  Our opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage.  Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter.  It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion.  We express no opinion herein as to the legal, accounting or tax aspects of the Merger or the Merger Consideration and we have relied as to all legal, accounting and tax matters on advice of advisors, including counsel of the Company and of the Special Committee to the Board of Directors of the Company (the “Special Committee”).  We have assumed that the Merger will be consummated substantially on the terms described in the Merger Agreement, without any amendment or waiver of any material terms or conditions. We are not expressing any opinion as to the impact of the Merger on the solvency or viability of the Company, Advisor or Property Managers or the ability of the Company, Advisor or Property Managers to pay its obligations when they become due.

William Blair & Company has been engaged in the investment banking business since 1935.  We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions.  We have acted as the investment banker to the Special Committee in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon consummation of the Merger.  In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

Our investment banking services and our opinion were provided for the use and benefit of the Special Committee and the Board of Directors in connection with its consideration of the transaction contemplated by the Merger Agreement.  Our opinion is limited to the fairness, from a financial point of view, to the Company of the Merger Consideration to be paid by the Company in connection with the Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger.  We express no opinion as to the fairness of the Merger Consideration to Advisor or Property Managers or its stockholders and this opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Merger.  It is understood that this opinion, and any written materials provided by William Blair & Company, will be for the confidential use of the Special Committee and the Board of Directors and will not be reproduced, summarized, described,  relied upon or referenced to or disclosed, furnished or given to any other person or party for any purpose without William Blair & Company’s prior written consent, except that the opinion may be included in its entirety in a proxy statement mailed to the stockholders by the Company with respect to the Merger.

Based upon and subject to the foregoing, it is our opinion, as investment bankers, that, as of the date hereof, the Merger Consideration to be paid by the Company is fair, from a financial point of view, to the Company and its stockholders (other than Advisor, Property Managers and their equityholders).

Very truly yours,

/s/ William Blair & Company, LLC
WILLIAM BLAIR & COMPANY, L.L.C.

Appendix C

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into effective as of the __ day of __________, 2007, by and among Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (the “IWEST”), Inland Real Estate Investment Corporation, a Delaware corporation (“IREIC”) and IWEST Merger Agent. LLC, as agent for the stockholders of the Management Companies (as defined herein) that are listed on Schedule A hereto (the “Management Company Stockholders”; each of IREIC and the Management Company Stockholders being hereinafter referred to as a “Stockholder” and collectively the “Stockholders”).

Reference is made to that certain Agreement and Plan of Merger, dated as of August 14, 2007 (the “Merger Agreement”), by and among IWEST, IREIC, Inland Southwest Management Corp. (“Inland Southwest”), Inland Northwest Management Corp. (“Inland Northwest”), Inland Western Management Corp. (“Inland Western” and together with Inland Southwest and Inland Northwest, the “Management Companies”), Inland Western Retail Real Estate Advisory Services, Inc. (the “Advisor”), certain acquisition subsidiaries of IWEST and IWEST Merger Agent LLC, as agent.  Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Merger Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to the Merger Agreement, IWEST acquired from IREIC all of the outstanding equity securities of the Advisor, and IWEST acquired from the Stockholders all of the outstanding equity securities of the Management Companies, for shares of common stock, par value $.001 per share, of IWEST (the “Common Stock”).

WHEREAS, pursuant to the Merger Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Stockholders are being granted registration rights with respect to their shares of Common Stock.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

1.             (a)           Piggyback Registration.  If IWEST shall file a registration statement pertaining to an underwritten offering of the Common Stock (other than a registration statement on Form S-4, Form S-8, or any successor form) with the Securities and Exchange Commission (the “Commission”) while any Registrable Securities (as hereinafter defined) are outstanding, IWEST shall give all holders of any Registrable Securities (each, an “Eligible Holder” and collectively, the “Eligible Holders”) at least 20 days prior written notice of the filing of such registration statement.  If requested by an Eligible Holder in writing within 10 days after receipt of any such notice, IWEST shall, at IWEST’s sole expense (other than the fees and disbursements of counsel for the Eligible Holders, and the underwriting discounts and commissions, if any, payable in respect of the Registrable Securities sold by any Eligible Holder), register all or, at each Eligible Holder’s option, any portion of the Registrable Securities of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges or inter-dealer quotation systems, if any, on which IWEST’s common stock is being sold or quoted, and will use its reasonable best efforts through its officers, directors, independent public accountants, and counsel to cause such registration statement to become effective as promptly as practicable, if not automatically effective upon the filing thereof.  Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise IWEST that, in the opinion of the managing underwriter, the giving of such notice could adversely affect the offering of the Common Stock proposed to be sold by IWEST, no such notice shall be required and the Eligible Holders shall not have any right to participate in such underwritten offering; provided that this sentence shall not apply if the subject underwritten offering includes holders of IWEST Common Stock.  In addition, if the managing underwriter of any such offering shall advise IWEST that, in the opinion of the managing underwriter, the distribution of all or a portion of the Registrable Securities requested to be included in the registration concurrently with the securities of non-Eligible Holders to be registered by IWEST exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, IWEST will include in such registration first, the securities that were initially proposed to be registered by or on behalf of IWEST, second, the Registrable Securities requested to be included in such registration on a pro rata basis among the holders of such Registrable Securities on the basis of the number of shares which are owned at the time of the filing of the registration statement, and third, other securities requested to be included in such registration on a pro rata basis among the holders of such other equity securities on the basis of the number of shares which are owned by each such holder. As used herein, “Registrable Securities” shall mean the shares of Common Stock which were issued pursuant to the Merger Agreement (including any securities issuable or issued with respect thereto) and which have not been previously sold to the public pursuant to a registration statement or pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that Registrable Securities shall be deemed not to include Common Stock issued pursuant to the Merger Agreement to the extent that, with respect to any holder thereof, all such securities held by the holder may be sold in a single day pursuant to and in accordance with Rule 144 promulgated under the Securities Act.

(b)           Demand Registration.  If at any time after the first anniversary of this Agreement, IWEST shall receive a written request from (x) IREIC or (y) Eligible Holders (other than IREIC) who in the aggregate own at least one third of the total number of shares of Common Stock then included in the Registrable Securities (excluding for this clause (y) the Registrable Securities held by IREIC) (the “Requisite Holders”) to register the sale of all or part of such Registrable Securities, IWEST shall, as promptly as practicable, and in any event not later than forty-five (45) days after such request, at IWEST’s sole cost and expense (other than the fees and disbursements of counsel for the Eligible Holders, and the underwriting discounts and commissions, if any, payable in respect of the Registrable Securities sold by the Eligible Holders), prepare and file with the Commission a registration statement on Form S-3 for only the Eligible Holders, so long as either (i) such registration covers the resale of all of the Registrable Securities or (ii) the anticipated aggregate offering price contemplated by such registration is at least $50,000,000.  Within five business days after receiving any request contemplated by this Section 1(b), IWEST shall give written notice to all the other Eligible Holders, advising each of them that IWEST is proceeding with such registration and offering to include therein all or any portion of any such other Eligible Holder’s Registrable Securities, provided that IWEST receives a written request to do so from such Eligible Holder within twenty (20) days after receipt by such Eligible Holder of such registration notice from IWEST.  In the event that Form S-3 is unavailable for such a registration, IWEST shall use such other form as is available for such a registration, subject to the provisions below.  IWEST shall use its reasonable best efforts to have the registration statement declared effective by the Commission as soon as practicable.  If at any time after the first anniversary of this Agreement, Form S-3 is not available for any registration of Registrable Securities hereunder, IWEST shall (A) register the sale of the Registrable Securities on another appropriate form and (B) undertake to register the Registrable Securities on Form S-3 as soon as such form is available (a “Replacement Registration”), provided that IWEST shall maintain the effectiveness of the registration statement then in effect until such time as the Replacement Registration covering the Registrable Securities has been declared effective by the Commission so long as the anticipated aggregate offering price contemplated by such registration is at least $50,000,000.  Notwithstanding any provision to the contrary contained herein, IWEST shall not be obligated to effect more than a total of two (2) registrations on any form during the term of this Agreement, and IWEST shall not be obligated to file any registration statement within six (6) months of the effectiveness of the previous registration statement.

(c)            In the event of a registration pursuant to the provisions of this Section 1, IWEST shall use its reasonable best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as an Eligible Holder who has shares which were included in such Section 1 registration may reasonably request; provided, however, that IWEST shall not be required to qualify to do business in any state by reason of this Section 1(c) in which it is not otherwise required to qualify to do business.

(d)           IWEST shall keep effective any registration or qualification contemplated by this Section 1 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Registrable Securities covered thereby.  IWEST shall keep each registration statement referred to in Section 1(b) hereof effective at all times until the earlier of: (i) the date as of which all Eligible Holders named therein may sell all of their Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto) or (ii) the date on which the Eligible Stockholders named therein shall have sold to the public all the Registrable Securities.

(e)            In the event of a registration pursuant to the provisions of this Section 1, promptly after each document is filed with the Commission IWEST shall furnish to each Eligible Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents as any Eligible Holder may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

(f)            In the event of a registration pursuant to the provisions of this Section 1, promptly after effectiveness IWEST shall furnish each Eligible Holder of any Registrable Securities so registered with a notice that (i) the registration statement has become effective under the Securities Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor has the Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order and (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, comply as to form with the Securities Act and the rules and regulations thereunder, and with the rules and regulations of any applicable state or blue sky authority.  Such notice shall also state the jurisdictions in which the Registrable Securities have been registered or qualified for sale pursuant to the provisions of Section 1(c) hereof.

(g)           In the event of a registration pursuant to the provisions of this Section 1, IWEST will bear all reasonable expenses in connection with such filing (other than underwriting discounts and commissions and the fees and disbursements of counsel for the Eligible Holders), including, without limitation, all registration, filing, listing and qualifications fees, transfer agent fees, printers and accounting fees, fees relating to any blue sky survey and other documents relating to the performance of and compliance by IWEST with this Agreement and the fees and disbursements of counsel for IWEST.

(h)           IWEST agrees that until all the Registrable Securities have been sold under a registration statement or pursuant to Rule 144 under the Securities Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Registrable Securities to sell such securities under Rule 144.  IWEST shall furnish to each holder of Registrable Securities, promptly upon request, any information as may be reasonably requested to permit such holders to sell such securities pursuant to Rule 144 without registration, including a written statement by IWEST that it has complied with the reporting requirements of the Securities Exchange Act of 1934 necessary for such holder to sell such securities pursuant to Rule 144.

(i)             IWEST shall promptly notify the Eligible Holders of the Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and shall promptly prepare and furnish to them such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.  The Eligible Holders agree to discontinue offers and sales of the Registrable Securities from and after such notice until delivery of such prospectus supplement or amendment.

(j)             If requested by the underwriter for any underwritten offering under Section 1(a) in which Registrable Securities are included or the underwriter for any underwritten offering of Registrable Securities on behalf of Eligible Holders of Registrable Securities pursuant to a registration requested under Section 1(b) hereof, IWEST and such Eligible Holders will enter into an underwriting agreement with such underwriter for such offering, which shall be reasonably satisfactory in substance and form to IWEST and IWEST’s counsel, such Eligible Holder of Registrable Securities and the underwriter, and such agreement shall contain such representations and warranties by IWEST and such Eligible Holder of Registrable Securities (provided, however, that the representations and warranties required of an Eligible Holder shall only relate to a description of such Eligible Holder, its holding of IWEST capital stock and its relationship with IWEST) and such other terms and provisions as are customarily contained in an underwriting agreement with respect to secondary distributions solely by selling stockholders, including, without limitation, indemnities substantially to the effect and to the extent provided in Section 2 hereof.

(k)            In the case of a registration requested under Section 1(b), the holders of a majority of the Registrable Securities initially included in such registration shall have the right to select the investment banker(s) and manager(s), if any, to administer any underwritten offering pursuant to such registration, subject to IWEST’s approval of such person(s), which approval shall not be unreasonably withheld.

(l)             Following the effective date of any registration statement filed pursuant to this Agreement and subject to the limitations set forth herein, IWEST shall be entitled, from time to time, to notify (the “Blackout Notice”) in writing the Eligible Holders to discontinue offers or sales of shares pursuant to such registration statement for Registrable Securities for the period of time stated in the notice (the “Blackout Period”), if IWEST determines, in its reasonable judgment, that the disclosure required in connection with the offers and sales of the Registrable Securities could materially damage IWEST’s ability to successfully complete an acquisition, corporate reorganization, securities offering or other voluntary transaction undertaken by IWEST (which information IWEST would not be required to disclose at such time other than in connection with the Eligible Holders’ registration statement) that is material to IWEST.  No single Blackout Period shall extend longer than sixty (60) consecutive calendar days; provided, that IWEST shall use its reasonable best efforts to keep the length of any Blackout Period as short as practicable given the then existing circumstances, and in the aggregate Blackout Periods shall not exceed one hundred twenty (120) days in any consecutive twelve (12) month period.  The Eligible Holders hereby agree to discontinue offers and sales of such shares registered pursuant to this Agreement during any Blackout Period.

(m)           Each Eligible Holder who holds at the time of the request one percent or more of the capital stock of IWEST hereby agrees not to sell, transfer or otherwise dispose, or effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of IWEST, or any securities convertible into or exchangeable or exercisable for such securities, during the ninety (90) day period beginning on the effective date of any registration pursuant to Section 1(a) or Section 1(b) for a public offering to be underwritten on a firm commitment basis in which Registrable Securities are included (except as part of such underwritten registration), unless (i) the underwriters managing the registered public offering otherwise agree or request a shorter holdback period in connection with such offering, (ii) such holder has entered into an obligation to sell, transfer or otherwise dispose of equity securities of IWEST pursuant to the terms of an agreement entered into prior to the date of notice to the Eligible Holders with respect to a registration pursuant to Section 1(a) or prior to the date of the demand for registration by the Requisite Holders with respect to a registration pursuant to Section 1(b), or (iii) such holder transfers such equity securities pursuant to a bona fide gift of such securities or pursuant to a transaction consummated for purposes of estate planning, where the transferee has represented that it is acquiring such shares for investment purposes and without an intent to engage in a public distribution thereof and agrees to be bound by the terms of the restrictions contained in this Section 1.  Notwithstanding the foregoing, the holders of Registrable Securities shall be entitled to transfer any Registrable Securities to an Affiliate (as defined in the Merger Agreement) of such holder during the referenced ninety (90) day period, provided, however, that such transfer complies with applicable securities laws (as supported by the receipt of a legal opinion to that effect) and that any such transferee agrees to be bound by the terms of this provision and to enter into a similar agreement with the managing underwriter on its own behalf.

(n)           Other than the Eligible Holders, IWEST will not, and will not agree to, allow the holders of any securities of IWEST to include any of their securities in any registration statement demanded under Section 1(b) hereof, or any amendment or supplement thereto, without the consent of a majority of the Eligible Holders.

2.             Indemnification.  (a)  Subject to the conditions set forth below, IWEST agrees to indemnify and hold harmless each Eligible Holder and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 2, but not be limited to, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities or (B) in any application or other document or communication (in this Section 2 collectively called an “Application”) executed by or on behalf of IWEST or based upon written information furnished by or on behalf of IWEST filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, unless in each case (x) such statement or omission was made in reliance upon and in conformity with written information furnished to IWEST with respect to such Eligible Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any Application, as the case may be, or (y) such loss, liability, charge, claim, damage or expense arises out of such Eligible Holder’s failure to comply with the terms and provisions of this Agreement.  The foregoing agreement to indemnify shall be in addition to any liability IWEST may otherwise have, including liabilities arising under this Agreement.

If any action is brought against any Eligible Holder or any controlling persons of such person (an “Indemnified Party”) in respect of which indemnity may be sought against IWEST pursuant to the foregoing paragraph, such Indemnified Party shall promptly notify IWEST in writing of the institution of such action (but the failure so to notify shall not relieve IWEST from any liability except if IWEST is materially prejudiced by such failure) and IWEST shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such Indemnified Party), provided that the Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by IWEST in connection with the defense of such action or IWEST shall not have promptly employed counsel reasonably satisfactory to such Indemnified Party, or such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other Indemnified Parties which are different from or additional to those available to IWEST, in any of which events such fees and expenses shall be borne by IWEST and IWEST shall not have the right to direct the defense of such action on behalf of the Indemnified Party.  Anything in this Section 2 to the contrary notwithstanding, IWEST shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld or delayed.  IWEST shall not, without the prior written consent of each Indemnified Party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any Indemnified Party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each Indemnified Party from all liability and obligations in respect of such action.  IWEST agrees promptly to notify Eligible Holders of the commencement of any litigation or proceedings against IWEST or any of its officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, final prospectus, registration statement, or amendment or supplement thereto, or any Application relating to any sale of any Registrable Securities.

(b)           Each Eligible Holder agrees to indemnify and hold harmless IWEST, each director of IWEST, each officer of IWEST who shall have signed any registration statement covering Registrable Securities held by such Eligible Holder, each other person, if any, who controls IWEST within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act to the same extent as the foregoing indemnity from IWEST to such Eligible Holder in Section 2(a) hereof, but only with respect to (i) statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any Application, in reliance upon and in conformity with written information furnished to IWEST with respect to such Eligible Holder by or on behalf of such Eligible Holder, expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any Application, as the case may be and (ii) such Eligible Holder's breach of this Agreement.  If any action shall be brought against IWEST or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus or any amendment or supplement thereto, or in any Application, or such failure to comply with the terms of this Agreement, and in respect of which indemnity may be sought against such Eligible Holder pursuant to this Section 2(b), such Eligible Holder shall have the rights and duties given to IWEST, and IWEST and each other person so indemnified shall have the rights and duties given to the Indemnified Parties, by the provisions of Section 2(a).

(c)           To provide for just and equitable contribution, if (i) an applicable indemnified party makes a claim for indemnification pursuant to Section 2(a) or 2(b) hereof (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such cases, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or otherwise, then IWEST (including for this purpose any contribution made by or on behalf of any director of IWEST, any officer of IWEST who signed any such registration statement, and any controlling person of IWEST), as one entity, and the Eligible Holders of the Registrable Securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an Eligible Holder), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of IWEST and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses.  The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by IWEST or by such Eligible Holders, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission.  IWEST and Eligible Holders agree that it would be unjust and inequitable if the respective obligations of IWEST and the Eligible Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Eligible Holders were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 2(c).  In no case shall any Eligible Holder be responsible for a portion of the contribution obligation imposed on all Eligible Holders in excess of its pro rata share based on the number of shares of Common Stock owned by him or it and included in such registration as compared to the number of shares of Common Stock owned by all Eligible Holders and included in such registration.  No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.  For purposes of this Section 2(c), each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Eligible Holder and each person, if any, who controls IWEST within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of IWEST who shall have signed any such registration statement, and each director of IWEST shall have the same rights to contribution as IWEST, subject in each case to the provisions of this Section 2(c).  Anything in this Section 2(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent.  This Section 2(c) is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

(d)           In no event and under no circumstances shall an Eligible Holder provide indemnification or contribution payments in excess of the net proceeds received by such Eligible

Holder as a result of the sale of the Registrable Securities pursuant to the applicable registration statement.

3.             Registration Procedures.  Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, IWEST will use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof, but subject to the provisions of this Agreement and, pursuant thereto, IWEST will, as expeditiously as reasonably possible, use its reasonable best efforts to:

(a)           prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective;

(b)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement effective for a period required by this Agreement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)           cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by IWEST are then listed;

(d)           provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(e)           in the event Eligible Holders who hold a majority of the Registrable Securities select an underwriter or underwriters to sell Registrable Securities in a registration under Section 1(b), IWEST shall enter into and perform its obligations under such customary agreements (including underwriting agreements in customary form) and take all such other customary and commercially reasonable actions as the holders of a majority of the Registrable Securities being sold or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(f)            make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of IWEST reasonably required in order to allow such seller of Registrable Securities to perform a customary due diligence review of IWEST, and cause IWEST’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(g)           advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

(h)           IWEST will take all other reasonable actions that the Eligible Holders who hold a majority of the Registrable Securities or underwriters, if any, may reasonably request to expedite and facilitate the disposition by such Eligible Holders or the underwriters, as applicable, of the Registrable Securities pursuant to a registration statement filed pursuant hereto.

Notwithstanding the foregoing, it is agreed and understood that IWEST shall not be obligated to include in any registration statement filed pursuant to Section 1 those Registrable Securities owned by any Eligible Holder who has failed to provide to IWEST the information concerning such Eligible Holder and their intended method of distribution required to be included in such registration statement and required to be furnished by the Eligible Holder.

4.             Miscellaneous.

(a)           Remedies.  In the event of a breach by IWEST of its obligations under this Agreement, each Eligible Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

(b)           Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented and the obligations hereunder may not be waived, unless such amendment, modification, supplement or waiver is in writing and signed by IWEST and Eligible Holders who hold a majority of the Registrable Securities.  No waiver of any term, condition or provision shall operate as a waiver of any other term, condition or provision of this Agreement, and no waiver of any term, condition or provision shall operate as a continuing waiver, except to the extent specifically stated in such waiver.

(c)           Notices.  All notices and other communications provided for or permitted hereunder shall be made in accordance with the provisions of the Merger Agreement.

(d)           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of the Registrable Securities subject to the terms hereof.

(e)           Assignment of Registration Rights.  The rights of the Eligible Holders hereunder, including the right to have IWEST register Registrable Securities pursuant to this Agreement, will be automatically assigned by the Eligible Holders to transferees or assignees (including by way of dividend or distribution) of all or any portion of the Registrable Securities, but only if (i) the transferring or assigning Eligible Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to IWEST within a reasonable time after such transfer or assignment, or if such transfer or assignment is by way of dividend or distribution, a copy of the respective board resolution and the agreement of the transferee or assignee is furnished to IWEST within a reasonable time after such dividend or distribution, (ii) IWEST is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (iii) such transfer or assignment was not made pursuant to any registration statement or Rule 144, (iv) at or before the time IWEST received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with IWEST to be bound by all of the provisions contained herein, and (v) such transfer is made in accordance with any applicable requirements of the Merger Agreement, any Ancillary Agreement (as defined in the Merger Agreement) thereto and securities laws, rules and regulations.  Any transferee or assignee of an Eligible Holder under this Section 4(e) shall be deemed an “Eligible Holder” for all purposes of this Agreement, and shall be entitled to all rights of, and subject to all obligations (including indemnification obligations) of, an Eligible Holder hereunder, upon compliance with this Section 4.  Nothing contained herein is intended to release any assignor or transferor of any of its obligations arising or accruing prior to satisfaction of such conditions.

(f)            Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois without reference to its conflicts of law provisions.

(i)            Fees and Expenses.  Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party or parties shall be entitled to receive from the non-prevailing party or parties thereto reimbursement for all reasonable attorneys' fees and all costs.  The “prevailing party” means the party in whose favor a judgment, decree, or final order is rendered.

(j)            Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance is held invalid, illegal or unenforceable, the validity, legality and enforceability of any other provisions contained herein shall not be affected or impaired thereby.

(k)           No Conflicting Agreements.  IWEST shall not hereafter enter into any agreement with respect to its securities which violates the rights granted to the holders of Registrable Securities in this Agreement.

(l)            Entire Agreement.  This Agreement, the Merger Agreement (including all schedules and exhibits thereto) and the Ancillary Agreements contemplated thereby are intended by the parties hereto as a final expression of their agreement and are intended to be a complete and exclusive statement of the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises warranties or undertakings, other than those set forth or referred to herein, concerning the registration rights granted by IWEST pursuant to this Agreement.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.  If there is conflict between any of the terms, conditions or covenants contained in this Agreement and another agreement between the parties, the terms, conditions or covenants in this Agreement shall control.

                (m)          Facsimile Signatures.  A facsimile signature on the signature pages hereto shall for all purposes be deemed an original and shall bind the signor as if such facsimile were an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:
Title:

STOCKHOLDERS:

INLAND REAL ESTATE INVESTMENT CORPORATION

By:
Title:

IWEST MERGER AGENT, LLC, as Agent for the Management Company Stockholders:

By:
Title:

[Signature Page to Registration Rights Agreement]

Schedule A

Appendix D

FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of this ____ day of ___________, 2007 (the “Effective Date”), by and among INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation (“IREIC”); INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation (“IWEST”); IWEST MERGER AGENT, LLC, in its capacity as agent (the “Agent”) for the Stockholders (as defined below); and LASALLE BANK, N.A., as escrow agent (“Escrow Agent”).

RECITALS:

A.            IREIC, IWEST and the Agent are parties to that certain Agreement and Plan of Merger, dated as of August 14, 2007 (the “Merger Agreement”), by and among IWEST, IREIC, IWEST Acquisition 1, Inc., IWEST Acquisition 2, Inc., IWEST Acquisition 3, Inc., IWEST Acquisition 4, Inc., Inland Western Retail Real Estate Advisory Services, Inc., Inland Southwest Management Corp., Inland Northwest Management Corp. and Inland Western Management Corp.

B.            Pursuant to Section 2.2(g) and Section 2.5(f) of the Merger Agreement, the Escrowed Shares (as defined in Section 2 below) are, contemporaneously with the execution of this Agreement, being delivered to and deposited by IREIC and the Agent into an escrow fund established with the Escrow Agent (including any additional IWEST Shares placed into such escrow fund pursuant to the Merger Agreement, and as the contents thereof may be reduced from time to time in accordance with this Agreement and the Merger Agreement, the “Escrow Fund”) for the sole purpose of securing the obligations of IREIC, the Agent (on behalf of the Stockholders) and each Stockholder, if any, with respect to indemnification under Sections 9.2(a) and 9.5(a) of the Merger Agreement, in each case, for the term of this Agreement.

C.            IREIC, IWEST, the Agent and Escrow Agent have agreed to execute and enter into this Agreement (i) to memorialize their agreements with respect to the deposit, administration and disbursement of the Escrowed Shares, and (ii) (as to the parties hereto other than Escrow Agent) in satisfaction of the closing condition set forth in Section 7.2(i) and Section 7.3(g) of the Merger Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Incorporation of Recitals; Defined Terms; Term.  The foregoing Recitals are, by this reference, incorporated into the body of this Agreement as if set forth herein in their entirety.  Capitalized terms used but not defined in this Agreement, but defined in the Merger Agreement, shall have the meanings given to them in the Merger Agreement, a copy of which has been delivered to Escrow Agent solely in order to enable it to reference such definitions.  The term of this Agreement (the “Term”) shall commence as of the Effective Date and shall expire and terminate upon the disbursement of the last of the Escrowed Shares (as defined in Section 2 below) from the Escrow Fund.

2.             Deposit of Escrowed Shares.  The IWEST Shares directly delivered to and deposited with Escrow Agent by IREIC and the Agent contemporaneously with the execution of this Agreement are to be held, administered and disbursed in accordance and compliance with the terms and provisions of this

Agreement.  All IWEST Shares so deposited (as such number of shares may be increased or reduced from time to time in accordance with this Agreement and the Merger Agreement) shall sometimes herein be referred to as the “Escrowed Shares.”  Escrow Agent is authorized to and shall accept later deposits of Converted Shares (as defined in the Merger Agreement) for which appraisal rights have been withdrawn or lost or not perfected (if any) as contemplated by the Merger Agreement to be held, administered and disbursed in accordance and compliance with the terms and provisions of this Agreement, which IWEST Shares shall also be “Escrowed Shares.”

3.             Dividends and Interest; Voting.  All dividends and distributions in respect of the Escrowed Shares (“Earnings”) are intended to be and shall be paid directly by IWEST to IREIC and the Stockholders, as the case may be. If the Escrow Agent shall receive any Earnings in respect of the Escrowed Shares prior to the termination of this Agreement, then the Escrow Agent shall promptly distribute and disburse such Earnings to IREIC and the Agent (for further distribution to the Stockholders), as applicable.  However, stock dividends made to effect stock splits or similar events shall be retained by the Escrow Agent as part of the Escrow Fund.  All voting rights with respect to Escrowed Shares may be exercised by IREIC or the respective Stockholder, as the case may be, in accordance with their ownership thereof, and the Escrow Agent shall from time to time execute and deliver to IREIC and the Stockholders (if necessary) such proxies, consents or other documents as may be necessary to enable IREIC and the Stockholders to exercise such rights. Under no circumstances shall the Escrow Agent be entitled to exercise any voting rights with respect to the Escrowed Shares.

4.             Release of Escrow Deposits.

(a)           Initial Disbursement.  On the first anniversary of the Effective Date (the “Initial Disbursement Date”), Escrow Agent shall disburse to IREIC and the Agent (or as directed in writing by IREIC and the Agent no less than two (2) Business Days prior to the Initial Disbursement Date), a number (the “Initial Disbursement Amount”) of Escrowed Shares equal to fifty percent (50%) of the amount by which the Value of the Escrow as of the Initial Disbursement Date exceeds the Initial Withheld Amount, rounded up to the nearest whole share on a holder by holder basis.  For the purposes of this Agreement, the term “Value of the Escrow” shall mean, as of any given date, an amount equal to the product of (A) the total number of Escrowed Shares of IREIC and the Stockholders in the Escrow Fund as of such date and (B) Ten Dollars ($10.00) or, if the Escrowed Shares are listed on a national securities exchange, the average closing sales price of an Escrowed Share on such exchange for the twenty (20) trading days immediately preceding the second (2nd) trading day immediately preceding the Initial Disbursement Date (the “Market Price”); and the term “Initial Withheld Amount” shall mean the total amount of Damages, if any, then claimed by IWEST pursuant to a proper IWEST Disbursement Request (as defined in Section 4(c) below) or Final Adjudication received by Escrow Agent, IREIC and Agent in accordance with Section 4(c) below prior to the Initial Disbursement Date, which claimed Damages have not been disbursed from the Escrow Fund or otherwise paid or satisfied prior to the Initial Disbursement Date.  The entire Initial Disbursement Amount shall be made in Escrowed Shares, with each Escrowed Share having a value equal to Ten ($10.00) or, if the Escrowed Shares are listed on a national securities exchange, the Market Price.  IREIC, the Agent and IWEST shall, in any event, direct Escrow Agent as to the specific number of  IWEST Shares to be transferred on the Initial Disbursement Date, and IREIC and the Agent shall also provide delivery instructions with respect thereto.

(b)           Final Disbursement.  On the date that is the earlier of (i) the thirtieth (30th) day after receipt by IWEST of an audit opinion from IWEST’s independent public accounting firm covering the financial statements of IWEST for the year ending December 31, 2008 (which date shall be communicated to the Escrow Agent by means of a joint notice signed by IWEST, IREIC and the Agent) and (ii) the second (2nd) anniversary of the Effective Date (the “Final Disbursement Date”), Escrow Agent shall disburse to IREIC and the Agent (or as directed by

IREIC and the Agent in writing no less than two (2) Business Days prior to the Final Disbursement Date), an amount of Escrowed Shares (the “Final Disbursement Amount”) equal to 100% of (A) the Value of the Escrow as of the Final Disbursement Date less (B) an amount (the “Final Withheld Amount”) equal to the aggregate Damages, if any, then claimed by IWEST pursuant to a proper IWEST Disbursement Request or Final Adjudication received by Escrow Agent, IREIC and the Agent in accordance with Section 4(c) below prior to the Final Disbursement Date (each, an “IWEST Claim”), which claimed Damages have not been disbursed from the Escrow Fund or otherwise paid or satisfied prior to the Final Disbursement Date.  The entire Final Disbursement Amount shall be made in Escrowed Shares, with each Escrowed Share having a value equal to Ten Dollars ($10.00) or, if the Escrowed Shares are listed on a national securities exchange, the Market Price.  Thereafter, until all amounts in the Escrow Fund have been disbursed, within three (3) Business Days after each IWEST Claim is paid or otherwise resolved (and any payment owed to IWEST pursuant to such resolution has been paid), Escrow Agent shall disburse to IREIC and the Agent the amount by which the Value of the Escrow exceeds the aggregate amount of the then remaining IWEST Claims, making such disbursement by delivering to IREIC and the Agent a number of Escrowed Shares equal to the amount of such balance divided by Ten Dollars ($10.00) or, if the Escrowed Shares are listed on a national securities exchange, the Market Price (subject to rounding upward on a holder by holder basis).

(c)           Releases of Escrowed Shares to IWEST.  At any time during the Term, IWEST may deliver to Escrow Agent, the Agent and IREIC a request in writing for disbursement (an “IWEST Disbursement Request”) for (and only for) any Damages for which IREIC and/or any or all of the Stockholders are obligated to provide indemnification under Sections 9.2(a) or 9.5(a) of the Merger Agreement.  Any IWEST Disbursement Request shall be made in good faith and shall set forth the basis on which such Damages are claimed and the amount of such claimed Damages.  A form of an IWEST Disbursement Request is attached hereto as Schedule A.  On the date that is thirty (30) days after receipt of such IWEST Disbursement Request by Escrow Agent, the Agent and IREIC, Escrow Agent shall disburse to IWEST (with no requirement of obtaining the consent, approval or direction of IREIC, Agent or any Stockholder) an amount of Escrowed Shares (valued at Ten Dollars ($10.00) or, if the Escrowed Shares are listed on a national securities exchange, the Market Price, per Escrowed Share) sufficient to fully pay such Damages, unless IWEST and Escrow Agent receive, prior to such date, a written notice from IREIC and the Agent objecting to all or any part of the IWEST Disbursement Request.  Any such objection by IREIC and the Agent shall be made in good faith and shall set forth the basis on which such objection is made and the amount of the disbursement with respect to which such objection is made (the “Disputed Amount”).  In such event, Escrow Agent shall disburse only the amount, if any, by which the IWEST Disbursement Request exceeds the Disputed Amount, and Escrow Agent shall disburse all or any portion of the Disputed Amount only upon (A) its receipt of a joint written instruction (a “Joint Order”) executed by IREIC, the Agent and IWEST directing such disbursement, or (B) its receipt of a certified copy of a final, non-appeallable arbitral award or decision pursuant to Section 10.4 of the Merger Agreement by an arbitrator of an Arbitrated Claim (a “Final Adjudication”), which Arbitrated Claim was the basis of such IWEST Disbursement Request and which Final Adjudication directs Escrow Agent to make such disbursement and specifies the amount thereof (which Escrow Agent shall promptly effectuate in accordance with such instructions or award and this Agreement).

(d)           Voluntary Cancellations of Disbursement Requests.  If IWEST determines that it has no claim or has released or agreed to release its claim with respect to an IWEST Disbursement Request (or a specified portion thereof), IWEST shall promptly deliver to the Escrow Agent a certificate canceling such IWEST Disbursement Request (or such specified portion thereof, as the case may be), and such IWEST Disbursement Request (or portion thereof) shall thereupon be deemed cancelled and the underlying claim (or portion thereof) fully discharged.  The Escrow Agent shall give written notice to IREIC and the Agent of its receipt of a certificate canceling such IWEST Disbursement Request not later than the second Business Day following receipt thereof, together with a copy of such certificate.

(e)           Cancellations of Disbursement Requests Pursuant to Final Adjudications.  Upon a Final Adjudication stating that any portion of an IWEST Disbursement Request as to which IREIC and the Agent have delivered written notice objecting is not required to be paid to IWEST pursuant to the Merger Agreement, IWEST, IREIC and the Agent shall promptly deliver to the Escrow Agent a copy of such Final Adjudication canceling such IWEST Disbursement Request, and such IWEST Disbursement Request shall thereupon be deemed cancelled and the underlying claim (or portion thereof) fully discharged.  The Escrow Agent shall give written notice to IWEST, IREIC and the Agent of its receipt of such a certificate not later than the second Business Day following receipt thereof.  Upon receipt by the Escrow Agent of a Joint Order stating that no disbursement is required under the IWEST Disbursement Request or upon the disbursement by the Escrow Agent of Escrowed Shares, such IWEST Disbursement Request shall be deemed cancelled and the underlying claim (or portion thereof) fully discharged.

(f)            Calculation of Amount of Escrowed Shares to be Disbursed.  If any calculation of the amount of Escrowed Shares to be disbursed to IWEST shall result in a fraction, then such fraction shall be rounded up to the next whole number.  In addition, the parties agree that it is their intention that Escrow Agent, in discharging its duties under this Agreement, shall not be required to calculate the amount of Escrowed Shares equivalent to a given sum of cash.

(g)           Breaches of Stockholder Representations.  In the event IWEST delivers an IWEST Disbursement Request that alleges that IWEST is entitled to Damages arising from the breach by a particular Stockholder of any warranty contained in the Letter of Transmittal of such Stockholder, including any warranty that such Stockholder is the record and beneficial owner of the number of Converted Shares as are set forth in the stock record books of the respective Service Provider, that no Person has any agreement or option or any right or privilege capable of becoming an agreement or option to acquire any Converted Shares from such Stockholder or that there are no voting trusts, proxies or other agreements or understandings with respect to the voting of any Equity Interests of the respective Service Provider to which such Stockholder is a party, the Agent shall deliver notice to the Escrow Agent specifying that such Damages be allocated first to and from (by way of a reduction of the Escrowed Shares of) such Stockholder, and then to the Escrow Fund on a pro rata basis in accordance with the total number of IWEST Shares initially placed into the Escrow Fund for each of IREIC and the remaining Stockholders.

(h)           Limitations on Objections.  Notwithstanding anything contained in this Agreement to the contrary, IWEST’s right to object to any disbursement to the Agent (on behalf of the Stockholders) or IREIC pursuant to Section 4(a) or (b) above, and IWEST’s right to seek a disbursement pursuant to Section 4(c) above, are and shall be subject to the limitations set forth in Article IX of the Merger Agreement, including Section 9.3 and Section 9.5 thereof.

(i)            Liability for Objections.  None of IWEST, the Agent or IREIC shall be liable to any other for any objection to any disbursement pursuant to this Section 4 (whether proper or in error) provided that such objection shall have been made in good faith.

(j)            Transfer of Shares.  The parties hereto acknowledge that the Escrowed Shares may only be transferred through the transfer agent for the Escrowed Shares, that Escrow Agent is not the transfer agent with respect to the Escrowed Shares, that Escrow Agent has no control over such transfer agent and that Escrow Agent shall incur no liability as a result of misfeasance or nonfeasance on the part of the transfer agent.  IREIC and the Agent shall promptly deliver to Escrow Agent such executed stock powers as may be required to transfer any Escrowed Shares required to be transferred to IWEST pursuant to this Section 4.  For the avoidance of doubt, in no event shall Escrow Agent be responsible for the failure to transfer any Escrowed Shares resulting from any failure of or delay in the delivery of such stock powers by IREIC and the Agent.

5.             No Sale of Escrowed Shares.  Neither the Agent nor IREIC shall have the right to direct or cause Escrow Agent to sell or otherwise dispose of any of the Escrowed Shares.

6.             Other Disbursements from the Escrow Fund.  Except to the extent expressly provided in this Agreement, none of IREIC, the Agent and IWEST shall have any right or power to withdraw, and Escrow Agent shall not disburse, any of the Escrowed Shares on deposit in the Escrow Fund, absent a joint written direction to such effect executed by IWEST, IREIC and the Agent.

7.             Compensation to Escrow Agent.  Each of (i) IWEST, on the one hand, and (ii) IREIC and/or the Agent (on behalf of the Stockholders), on the other hand, shall pay fifty percent (50%) of the fees, costs and expenses relating to the compensation of Escrow Agent for its services performed pursuant to this Escrow Agreement in accordance with the fee schedule attached as Exhibit A hereto.  In the event of a dispute between IWEST on the one hand and IREIC or the Agent on the other hand concerning disbursement of any Escrowed Shares on deposit in the Escrow Fund, or as a result of interpleader, the party that does not prevail in such dispute shall be responsible for and shall pay all of Escrow Agent’s reasonable attorneys’ fees and costs in connection therewith.

8.             Notices.  All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party at its address and/or facsimile number set forth below, or such other address or facsimile number as such party may hereafter specify for that purpose, by notice to the other party.

To IREIC or the Agent:

The Inland Real Estate Group, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: Robert H. Baum

Telephone: (630) 218-8000

Fax: (630) 218-8034

with copies (which shall not constitute notice) to:

The Inland Real Estate Group, Inc.

2901 Butterfield Road

Oak Brook, Illinois  60523

Attention:  Elliot B. Kamenear

Telephone: (630) 218-8000

Fax: (630) 218-4900

Jenner & Block LLP

330 N. Wabash Ave.

Chicago, Illinois 60611

Attention: Arnold S.  Harrison

Donald E. Batterson

Telephone: (312) 222-9350

Fax: (312) 923-2702

To IWEST:

Inland Western Retail Real Estate Trust, Inc.

c/o Special Committee of the Board of Directors

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: Paul R. Gauvreau

with copies (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attention: Thomas A. Cole

    Paul L. Choi

Telephone: (312) 853-7000

Fax: (312) 853-7036

and:

Duane Morris LLP

227 West Monroe, Suite 3400

Chicago, Illinois 60606

Attention: David J. Kaufman

Telephone: (312) 499-6700

Fax: (312) 499-6701

To Escrow Agent:

LaSalle Bank National Association

Global Escrow Services

135 South LaSalle Street, Suite 1563

Chicago, IL 60603

Attention:  Mark LoIacono

Telephone: (312) 904-6836

Fax: (312) 904-4019

Each such notice, request or other communication shall be effective only if forwarded by one of the means of delivery set forth in clauses (a) or (b) below, and shall be deemed received (a) if given by facsimile transmission, when such facsimile is transmitted and confirmation of receipt obtained (provided, however, that a duplicate copy shall be forwarded on the date the facsimile transmission by nationally-recognized overnight courier), or (b) if given by nationally-recognized overnight courier, then on the next business day after deposit with a nationally recognized overnight mail service.

9.             Amendments.  No amendment or modification of this Agreement shall be effective unless in writing, signed by all of the parties hereto.

10.           Escrow Agent’s Acceptance and Performance of Duties.  Escrow Agent hereby accepts the obligations and duties imposed upon it by this Agreement, and agrees to perform such obligations and duties subject to the following terms and conditions:

(a)           The obligations and duties of Escrow Agent are confined to those specifically set forth in this Agreement.  In the event that any of the terms and provisions of any other agreement between  IWEST, IREIC and/or the Agent, on the one hand, and the Escrow Agent, on the other hand, conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control in all respects.  Escrow Agent shall not be subject to, nor be under any obligation to ascertain or construe the terms and conditions of any other instrument, whether or not now or hereafter deposited with or delivered to Escrow Agent or referred to in this Agreement, nor shall the Escrow Agent be obligated to inquire as to the form, execution, sufficiency, or validity of any such instrument nor to inquire as to the identity, authority, or rights of the person or persons executing or delivering same.

(b)           In the absence of bad faith, Escrow Agent may conclusively rely upon written notices, statements and/or documents received from IWEST, the Agent or IREIC, or from a duly authorized representative of IWEST, the Agent or IREIC, as Escrow Agent reasonably believes to be genuine, and shall incur no liability on account of such reliance.

(c)           Escrow Agent shall not be personally liable for any act that it may do or omit to do hereunder in good faith and in the exercise of its own best judgment, except to the extent any such act shall constitute bad faith, gross negligence, willful misconduct or a breach of this Agreement.  Any act done or omitted to be done by Escrow Agent pursuant to the reasonable advice of its attorneys shall be deemed conclusively to have been performed or omitted in good faith by Escrow Agent.

(d)           No provision of this Agreement shall be construed to require Escrow Agent to expend or risk Escrow Agent’s own funds or otherwise incur any financial liability in the performance of any of its obligations or duties hereunder.

(e)           Escrow Agent shall not be responsible for the validity or the execution of this Agreement with respect to the other parties hereto.

(f)            In the event Escrow Agent is notified of any dispute, disagreement or legal action between or among IWEST, on the one hand, and either or both of IREIC and the Agent, on the other hand, arising in connection with the Escrow Fund, or the performance of Escrow Agent’s duties under this Agreement, Escrow Agent shall not be required to determine the controversy or to take any action regarding it.  Escrow Agent may hold all documents and contents and may wait for settlement or resolution of any such controversy by final and non-appealable legal proceedings, arbitration, or other means as are legally binding upon the parties.  In such event, Escrow Agent shall not be liable for interest or damages, and shall hold all such documents and contents until it receives a certified copy of an order, decree or judgment issued or rendered by a court of competent jurisdiction or arbitrator, as applicable, accompanied by a certificate (a “Litigation Certificate”) executed by the parties to the legal action or arbitration, as the case may be (the “Presenting Party”), to the effect that such order, decree or judgment is a final non-appealable judgment or order from a court of competent jurisdiction or arbitrator resolving the dispute as to the disbursement of the applicable portion of Escrow Fund, setting forth in reasonable detail the substance of such judgment and instructions as to the resulting disbursement of the Escrow Fund specified therein and certifying that a copy of such certificate has been concurrently sent by the same means to the other, non-Presenting Party, in which case the Escrow Agent shall disburse the Escrow Fund according to the Litigation Certificate on the fifth (5th) business day following receipt by Escrow Agent of the Litigation Certificate; provided that if the non-Presenting Party delivers to Escrow Agent a certificate prior to such fifth (5th) business day disputing the contents of the Litigation Certificate, then Escrow Agent shall not disburse the disputed Escrow Funds specified therein and shall interplead the disputed Escrow Funds specified therein into, or file a declaratory judgment action with, a court of competent jurisdiction to determine the rights of the parties to be the disputed Escrow Funds, unless prior to such interpleader or filing Escrow Agent receives a joint written notice and instruction pursuant to Section 8 above.

Furthermore, Escrow Agent may, at its option, file an action of interpleader requiring such parties to answer and litigate any claims and rights among themselves.  Escrow Agent is authorized, at its option, to deposit with the clerk of the court all documents and funds held in escrow, except all costs, expenses, charges, and reasonable attorneys’ fees incurred by Escrow Agent due to the interpleader action and which the parties agree to pay.

(g)           IWEST, IREIC and the Stockholders hereby agree, jointly and severally (i) to indemnify and hold Escrow Agent, and its directors, officers, employees, and agents, harmless from and against all third party claims for costs, damages, judgments, reasonable attorneys’ fees, reasonable expenses, obligations and liabilities of every kind and nature which Escrow Agent, and its directors, officers, employees, and agents, may incur, sustain, or be required to pay in connection with or arising out of this Agreement (including reasonable expenses in enforcing this right of indemnification), unless the aforementioned results from Escrow Agent’s bad faith, gross negligence, willful misconduct or breach of this Agreement, and (ii) to pay Escrow Agent promptly after demand the amount of all such costs, damages, judgments, attorneys’ fees, expenses, obligations, and liabilities.  The foregoing indemnities in this subsection (g) shall survive the resignation or substitution of Escrow Agent or the termination of this Agreement.

(h)           Escrow Agent may resign at any time upon giving at least thirty (30) days prior written notice to IWEST, IREIC and the Agent; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: IWEST, IREIC and the Agent shall use their reasonable best efforts to select a successor escrow agent within thirty (30) days after receiving such notice.  If IWEST, IREIC and the Agent fail to appoint a successor escrow agent within such time, then Escrow Agent shall have the right to appoint a successor escrow agent.  The successor escrow agent shall execute and deliver an instrument (substantially similar to this Agreement) accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent.   Upon delivery of such instrument, Escrow Agent shall be discharged from any further duties and liability under this Agreement.  Escrow Agent shall be paid any outstanding fees and expenses prior to transferring assets to a successor escrow agent.

(i)            Any bank or corporation into which Escrow Agent may be merged or with which it may be consolidated, or any bank or corporation to whom Escrow Agent may transfer a substantial amount of its Escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of parties, anything herein to the contrary notwithstanding.

11.           Counterparts.  This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.           Facsimile Signatures.  This Agreement may be executed and delivered by exchange of facsimile copies showing the signatures of IWEST, the Agent, IREIC and Escrow Agent, and those signatures need not be affixed to the same copy.  The facsimile copies showing the signatures of IWEST, the Agent, IREIC and Escrow Agent will constitute originally signed copies of the same agreement requiring no further execution.

13.           Entire Agreement.  This Agreement, the schedules hereto and the Merger Agreement constitute the entire understanding and agreement of the parties hereto with regard to the subject matter hereof, and supersede all other prior and contemporaneous agreements or understandings between or among such parties with respect to such subject matter.  IWEST, the Agent and IREIC agree that to the extent there are conflicts or inconsistencies between the terms and provisions of the Merger Agreement and the terms and provisions of this Agreement, the terms of the Merger Agreement shall, in all incidents, govern, control and prevail.

14.           Construction.  The headings and captions herein are inserted for convenient reference only and the same shall not limit or construe the paragraphs or Sections to which they apply or otherwise affect the interpretation hereof.  The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms shall refer to this Agreement, and the term “hereafter” shall mean after, and the term “heretofore” shall mean before, the date of this Agreement.  Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words importing the singular number shall mean and include the plural number and vice versa.  Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.  The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to.”  This Agreement shall not be construed more strictly against one party than against any other merely by virtue of the fact that this Agreement has been prepared primarily by counsel for one of the parties hereto, it being recognized that all of IWEST, the Agent, IREIC and Escrow Agent (and their respective counsels) have contributed substantially and materially to the preparation of this Agreement.

15.           Choice of Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois applicable to contracts made and performed entirely within the State of Illinois, without giving effect to any rules or laws that would cause the laws of any other jurisdiction to apply.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IWEST’S COUNTERPART SIGNATURE PAGE TO

ESCROW AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

IWEST:

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:
Name:
Its:

AGENT’S COUNTERPART SIGNATURE PAGE TO

ESCROW AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

THE AGENT:

IWEST MERGER AGENT, LLC

By:
Name:
Its:

IREIC’S COUNTERPART SIGNATURE PAGE TO

ESCROW AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

IREIC:

INLAND REAL ESTATE INVESTMENT

CORPORATION

By:
Name:
Its:

ESCROW AGENT’S COUNTERPART SIGNATURE PAGE TO

ESCROW AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Day and year first written above.

ESCROW AGENT:

LASALLE BANK, N.A.

By:
Name:
Its:

SCHEDULE A

IWEST Disbursement Request

LETTER OF DIRECTION

TO:                         LaSalle Bank, N.A.

RE:                          Escrow No. _________________________ (the “Escrow”)

DATED: ______________

Ladies and Gentlemen:

With respect to the above-referenced Escrow and pursuant to that certain Escrow Agreement, dated as of ___________, 2007 (the “Escrow Agreement”), among the undersigned, you, IWEST Merger Agent, LLC, in its capacity as agent for the Stockholders (the “Agent”), and Inland Real Estate Investment Corporation (“IREIC”), you are hereby requested to disburse to the undersigned ________________ Escrowed Shares in satisfaction of the obligation of IREIC and the Stockholders under Section(s) _______________________ of the Merger Agreement.

[Provide reasonably detailed description of factual and legal basis for claim.]

A copy of this Letter of Direction has been sent simultaneously to IREIC and the Agent in accordance with Section 8 of the Escrow Agreement.  If you have any questions or comments, or receive any objection from IREIC or the Agent to the foregoing requested disbursement, please call us as soon as possible.

Very Truly Yours,

INLAND WESTERN RETAIL REAL ESTATE TRUST,
INC.

By:
Name:
Its:

cc:           IREIC

Agent

EXHIBIT A

ESCROW AGENT
SCHEDULE OF FEES

Acceptance Fee:	$500.00	*

Annual Administration Fee:	$2,500.00	*

Wire Transfers	$20.00	each

Check Preparation and Mailing	$25.00	each

1099 Preparation and Reporting	$5.00	each ($250 annual minimum if any 1099 reports required for account)

THE ACCEPTANCE AND FIRST YEAR’S ANNUAL ADMINISTRATION FEES ARE DUE UPON EXECUTION OF THE ESCROW AGREEMENT.

*Should the Escrow Account remain open for less than a full year after an initial twelve month period, the Annual Administration Fee will be prorated on a six-month basis.

Any investment transaction not in a money market fund or a LaSalle Enhanced Liquidity Management account will incur a $150.00 per transaction fee. The parties to the agreement understand and agree that the Escrow Agent may receive certain revenue on certain mutual fund investments.  These revenues take one of two forms:

Shareholder Servicing Payments: Escrow Agent may receive Shareholder Servicing Payments as compensation for providing certain services for the benefit of the Money Market Fund Company.  Shareholder Services typically provided by LaSalle include the maintenance of shareholder ownership records, distributing prospectuses and other shareholder information materials to investors and handling proxy-voting materials. Typically Shareholder Servicing payments are paid under a Money Market Fund’s 12b-1 distribution plan and impact the investment performance of the Fund by the amount of the fee. The shareholder servicing fee payable from any money market fund is detailed in the Fund’s prospectus that will be provided to you.

Revenue Sharing Payments: Escrow Agent may receive revenue sharing payments from a Money Market Fund Company. These payments represent a reallocation to Escrow Agent of a portion of the compensation payable to the fund company in connection with your account’s money market fund investment. Revenue Sharing payments constitute a form of fee sharing between the fund company and Escrow Agent and do not, as a general rule, result in any additional charge or expense in connection with a money market fund investment, are not paid under a 12b-1 plan, and do not impact the investment performance of the Fund.  The amount of any revenue share, if any, payable to Escrow Agent with respect to your account’s investments is available upon request.

All out-of-pocket expenses will be billed at the Escrow Agent’s cost.  Out-of-pocket expenses include, but are not limited to, professional services (e.g. legal or accounting), travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), and copying charges.

Appendix E

FORM OF CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made as of this ___ day of ___________, 2007, by and between INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation (“IWEST”), and _______________________ (the “Consultant”).

RECITALS:

A.            IWEST is a real estate investment trust which owns, operates and acquires a diversified portfolio of real estate, primarily multi-tenant shopping centers and single-user net lease properties (the “Business”).

B.            IWEST, IWEST Acquisition 1, Inc., IWEST Acquisition 2, Inc., IWEST Acquisition 3, Inc., IWEST Acquisition 4, Inc., Inland Western Retail Real Estate Advisory Services, Inc. (the “Advisor”), Inland Southwest Management Corp. (“Southwest”), Inland Northwest Management Corp. (“Northwest”), Inland Western Management Corp. (“Western”), Inland Real Estate Investment Corporation, and IWEST Merger Agent, LLC, in its capacity as agent for certain stockholders, have entered into that certain Agreement and Plan of Merger, dated as of ____________ __, 2007 (the “Merger Agreement”), pursuant to which the Advisor, Southwest, Northwest and Western will each become a wholly-owned subsidiary of IWEST and/or its Affiliates (as defined herein) (collectively, the “Mergers”).

C.            Consultant, as an officer of an Affiliate of the Advisor has obtained certain unique and particular talents and abilities with regard to the Business and will provide IWEST with strategic and operational assistance for the Engagement Term (as defined herein), including, without limitation making recommendations and providing guidance to IWEST as to prospective investment, financing, acquisition, disposition, development, joint venture and other real estate opportunities contemplated from time to time by IWEST and the Board of Directors (collectively, the “Consulting Services”).  For purposes herein, the term (i) “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified and (ii) “control” or any similar term means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise.

D.            The Consultant will receive benefits from consummating the Mergers as a shareholder of one or more of the Advisor, Southwest, Northwest and Western.

E.             IWEST and the Consultant are entering into this Agreement concurrently with the execution of the Merger Agreement, subject to the terms, conditions and covenants hereinafter set forth.  Terms not otherwise defined herein shall have the meaning ascribed to the term in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements, covenants and conditions set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Consultant and IWEST hereby agree as follows:

ARTICLE I

1.1           ENGAGEMENT.  IWEST hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts such engagement upon the terms and conditions hereinafter set forth.  Upon reasonable prior notice to Consultant, the Consultant shall use his commercially reasonable efforts to provide IWEST with the Consulting Services at the Chief Executive Officer of IWEST’s or IWEST’s Board’s request.  At the Chief Executive Officer of IWEST’s or its Board’s request, Consultant shall use commercially reasonable efforts to attend meetings of senior management of IWEST with respect to the near and long-term operations of IWEST and its Affiliates.  Consultant shall also provide such additional services as may be reasonably requested from time to time by the Board, consistent with the services provided to IWEST or any Service Provider prior to the date of this Agreement by Consultant, other than those services that are contemplated to be provided pursuant to the Services Agreements (as defined in the Merger Agreement) as of the date of this Agreement.  The Consulting Services to be provided hereunder require Consultant to attend, at the Chief Executive Officer of IWEST’s or its Board of Directors’ request, certain meetings of the Board of Directors or management team of IWEST of the kind and nature attended by Consultant prior to the date of this Agreement (i.e., Board of Directors meetings, management committee meetings, audit committee meetings and acquisition committee meetings).  Consultant acknowledges the Consulting Services are in addition to, and in no way limit, Consultant’s duties, as applicable, to IWEST as a director of IWEST but nothing in this Agreement shall have the effect of expanding the scope of fiduciary duties that Consultant may owe IWEST under applicable law.  IWEST acknowledges that Consultant is providing the Consulting Services solely in his capacity as a consultant and not as a director, if applicable, and that, with respect to Consulting Services, Consultant’s status shall be that of an independent contractor, and not that of an agent or employee of IWEST.  Consultant shall not hold himself out as, nor claim to be acting as, an employee or agent of IWEST solely as a result of providing the Consulting Services.  Consultant is not authorized to, and shall not, make or undertake any agreement, understanding, waiver or representation on behalf of IWEST in his capacity as Consultant, except as may be provided in a separate Ancillary Agreement.

1.2           ACTIVITIES AND DUTIES DURING ENGAGEMENT.  Consultant represents and warrants to IWEST that he is able to accept engagement by IWEST as Consultant; provided, however, that Consultant and IWEST acknowledge and agree that Consultant will devote a limited amount of time to his duties hereunder, and nothing contained herein shall restrict Consultant from being employed by or accepting employment, consulting arrangements or other positions with IWEST or other businesses, including businesses that may compete with the business conducted by IWEST, provided that such activities do not violate Article IV hereof.

ARTICLE II

2.1           TERM.

(a)           Unless terminated earlier in accordance with Section 2.1(b) or Section 2.1(c) hereof, the term of this Agreement shall automatically commence on the Closing Date (as defined in the Merger Agreement) (but only upon the Closing Date) hereof and shall last for a period of three (3) years (such period being hereinafter referred to as the “Term”).  Notwithstanding the foregoing, IWEST may terminate this Agreement at any time, with or without cause (the Term, as it may be extended or terminated pursuant to this Article II, is herein referred to as the “Engagement Term”).

(b)           The Consultant shall have the option, but not the obligation, to terminate the Engagement Term upon the occurrence of any of the following events:

(i)                                     Disability of Consultant.  For purposes of this Agreement, the term “disability” (or any similar term) shall mean any bodily injury, disease, illness, or emotional or nervous disorder that prevents the Consultant from performing any or all Consulting Services for a period of at least thirty (30) consecutive days;

(ii)                                  The failure of IWEST to perform its obligations provided herein and the continuance of such failure for a period of thirty (30) consecutive days after receipt by IWEST from the Consultant of written notice of such failure to perform ; or

(iii)                               The occurrence of a Change in Control Event (as defined herein).

(c)           This Agreement shall automatically terminate upon the death of Consultant.

2.2           DEFINITION OF “CHANGE IN CONTROL EVENT”.

A “Change in Control Event” means the occurrence of one or more of the following:

(a)           Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of IWEST to any person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; provided, however, that any sale, lease, exchange or transfer to (including, without limitation, any merger or other business combination with or into) any of the following shall not constitute a Change in Control Event:  (i) any Affiliate controlled by IWEST, (ii) Inland Real Estate Corporation, (iii) Inland American Real Estate Trust, Inc., (iv) The Inland Group, Inc., or (v) any Affiliate controlled by any of the persons listed in clauses (i) through (iv) above (all of the entities described in clauses (i) through (v) above to be hereinafter sometimes referred to as the “Inland Companies”);

(b)           The approval by the holders of the outstanding shares of IWEST of any plan or proposal for the liquidation or dissolution of IWEST;

(c)           Any person or group of related persons (other than any one or more of the Inland Companies) shall become the owner, directly or indirectly, beneficially or of record, of shares of IWEST representing more than twenty-five percent (25%) of the aggregate ordinary voting power represented by the issued and outstanding common shares of IWEST; or

(d)           Following any change in the composition of the board of directors of IWEST, a majority of the board of directors of IWEST are not either (i) members of the board of directors of IWEST as of the date hereof, or (ii) members of the board of directors of IWEST whose nomination for election or election to the board of directors of IWEST has been recommended, approved or ratified by at least eighty percent (80%) of the board of directors of IWEST then in office who were either members of the board of directors of IWEST as of the date hereof or whose election as a member of the board of directors of IWEST was previously so approved.

2.3           CESSATION OF RIGHTS AND OBLIGATIONS: SURVIVAL OF CERTAIN PROVISIONS.  On the date of expiration or termination of the Engagement Term for any reason, all of the respective rights, duties, obligations and covenants of the parties hereto, as set forth herein, shall, except as specifically provided herein to the contrary, cease and become of no further force or effect as of the date of said termination, and shall only survive as expressly provided for herein.

ARTICLE III

3.1           NO COMPENSATION.  During the Engagement Term, IWEST shall not pay to Consultant, and Consultant shall not be entitled to receive, any salary or other compensation for his services provided under this Agreement.

3.2           REIMBURSEMENT OF EXPENSES.  IWEST shall reimburse Consultant for all ordinary and necessary out-of-pocket business expenses incurred by him and in connection with performing Consulting Services at the request of IWEST or IWEST’s Board hereunder, in the manner and time consistent with IWEST’s policy governing reimbursement of expenses incurred by employees.

ARTICLE IV

4.1           ASSIGNMENT.  This Agreement or any right or interest hereunder may not be assigned by either party without the prior written consent of the other party hereto.  Consultant shall not, without the prior written consent of IWEST, employ, contract with or use the services of any third party in connection with the performance of any of the services to be rendered under this Agreement, or otherwise designate the responsibility of performance of any services to be rendered under this Agreement to any third party.  Any attempted assignment, designation, employment or use in violation of this Section 4.1 shall be void and of no force or effect.

4.2           NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.  Consultant hereby acknowledges and agrees that as a result of his engagement hereunder he may acquire and use information of a special and unique nature and value specifically relating to IWEST that is not generally known to the public such as financial or operating information, business or strategic plans identified as such, property acquisition memorandums or appraisals, entity valuation or models, and employee records (all such information being hereinafter referred to as “Confidential Information”); provided, however, that any information concerning tenants or prospective tenants of, investors or potential investors, or members of any broker-dealer group or potential broker-dealer group to, or of, IWEST shall not constitute “Confidential Information” unless IWEST is subject to a confidentiality agreement concerning such information.  Consultant further acknowledges and agrees that the Confidential Information is of great value to IWEST and that the restrictions and agreements contained in this Agreement are reasonably necessary to protect the Confidential Information and the goodwill of IWEST and its subsidiaries.  Accordingly, Consultant hereby covenants and agrees that:

(a)           During the Engagement Term or at any time thereafter, except to the extent authorized by IWEST or its Affiliates, Consultant will not, directly or indirectly, divulge to any person, firm, corporation, limited liability, company or other organization, other than IWEST or any of its subsidiaries (collectively, “Third Parties”), or use or cause or authorize any Third Parties to use, any Confidential Information (whether or not identified by IWEST as confidential), except to the extent required by law (and then only to the extent required by law and with reasonable prior notice to IWEST and its Board of Directors of such disclosure); and

(b)           Upon the termination of the Engagement Term, Consultant shall deliver or cause to be delivered to IWEST any and all Confidential Information, including drawings, notebooks, keys, data and other documents and materials belonging to IWEST or its subsidiaries which is in his possession or under his control relating to IWEST or its subsidiaries, regardless of the medium upon which it is stored, and will deliver to IWEST upon such termination of the Engagement Term any other property of IWEST or its subsidiaries which is in his possession or under his control; provided, however, that notwithstanding the foregoing, Consultant shall not be required to deliver or cause to be delivered to IWEST any Confidential Information (i) in the possession of Consultant received by Consultant in his capacity as a director of IWEST or (ii) if Consultant is otherwise employed by, or providing other services directly or indirectly through an affiliate of The Inland Group, Inc., to IWEST or its subsidiaries.

Nothing contained in this Section 4.2 shall prohibit or restrict any party from disclosing any information (including Confidential Information):  (a) the disclosure of which is necessary to comply with any applicable laws, including, without limitation, federal or state securities laws, or any exchange listing or similar rules and regulations; (b) the disclosure of which is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction; (c) which is now, or hereafter is made, generally available to the public other than by disclosure in violation of this Agreement; (d) which was disclosed to the disclosing party by a Third Party that the disclosing party, in good faith, believes was not bound by an obligation of confidentiality; or (e) with respect to which IWEST has consented to the form and content of any such disclosure.  If any party learns that disclosure of such information is sought in or by a court or governmental body of competent jurisdiction or through other means, such party shall (1) give prompt notice to the other party prior to making such disclosure and allow such other party, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information, (2) reasonably cooperate with such other party in its efforts to prevent, or obtain a protective order for, such disclosure, and (3) disclose the minimum amount of information required to be disclosed.

4.3           REMEDIES.  Consultant hereby acknowledges and agrees that the Consulting Services to be rendered by him to IWEST hereunder are of a special and unique nature and that it would be very difficult or impossible to measure the damages resulting from a breach of this Agreement. Consultant hereby further acknowledges and agrees that the restrictions herein are reasonable and necessary for the protection of the business and the goodwill of IWEST and its subsidiaries and that a violation by the Consultant of any such covenant could cause irreparable damage to IWEST or its subsidiaries.  Consultant therefore agrees that any breach by him of any of the covenants or provisions of Article IV of this Agreement shall entitle IWEST or its subsidiaries, in addition to any other remedy available to them under this Agreement, at law or in equity, to a temporary and permanent injunction or any other applicable decree of specific performance, without any bond or security being required thereof, in order to enjoin such breach.  The parties understand and intend that each covenant, provision and restriction agreed to in this Article IV shall be construed as separate and divisible from every other provision and restriction and that the unenforceability of any one provision or restriction shall not limit the enforceability, in whole or in part, of any other provision or restriction and that one or more of all of such provisions or restrictions may be enforced, in whole or in part, as the circumstances warrant.

ARTICLE V
MISCELLANEOUS

5.1           NOTICES.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

To Consultant at:
2901 Butterfield Road
Oak Brook, Illinois 60523
Facsimile: (630) 218-8033

With a copy to:

Jenner & Block LLP
330 N. Wabash Avenue
Chicago, IL 60611-7603
Attn: Arnold S. Harrison
Facsimile: (312) 923-2702

To IWEST at:	Inland Western Retail Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attn:
Facsimile:

With a copy to:

Duane Morris LLP
227 West Monroe Street
Suite 3400
Chicago, Illinois 60606
Attn: David J. Kaufman
Facsimile: (312) 499-6701

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

5.2           ENTIRE AGREEMENT; AMENDMENTS, ETC.  This Agreement contains the entire agreement and understanding of the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter thereof.  No modification, amendment, waiver or alteration of this Agreement or any provision or term hereof shall in any event be effective unless the same shall be in writing, executed by both parties hereto, and any waiver so given shall be effective only in the specific instance and for the specific purpose for which given.

5.3           SUCCESSORS AND ASSIGNS.  Subject to the terms and restrictions contained in Section 4.1 above, this Agreement shall be binding upon, and inure to the benefit of, and shall be enforceable by, the successors, assignees and transferees of IWEST and its current or future subsidiaries.

5.4           NO CONSTRUCTIVE WAIVERS.  No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder or pursuant hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or pursuant thereto.

5.5           SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but, if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.  If any part of any covenant or other provision in this Agreement is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that the court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

5.6           COMPLIANCE AND HEADINGS. The headings in this Agreement are intended to be for convenience and reference only, and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.

5.7           GOVERNING LAW. The parties agree that this Agreement shall be governed by, interpreted and construed in accordance with the internal laws of the State of Illinois.

5.8           ARBITRATION.  All disputes under this Agreement among the parties to this Agreement which are not resolved within thirty (30) days of a party’s sending of a notice of dispute with respect thereto (each an “Arbitrated Claim”), shall be resolved by binding arbitration, and each party hereto hereby waives any right it may otherwise have to such a resolution of any Arbitrated Claim by any means other than arbitration pursuant to this Section 5.8.  As a minimum set of rules in the arbitration, the parties agree as follows:

(a)           The place of the arbitration shall be Chicago, Illinois.  The arbitration must be held in the English language in accordance with the Streamlined Arbitration Rules and Procedures of JAMS in effect on the date hereof, except as modified by this Agreement. The arbitration shall be governed by the Illinois Code of Civil Procedure.

(b)           The arbitration will be held before a single arbitrator selected by (i) IWEST and (ii) the Consultant.  If the parties in interest cannot agree on an arbitrator within fourteen (14) days of the delivery of an Arbitration Demand, JAMS will appoint such arbitrator.  The arbitrator will be knowledgeable regarding commercial transactions similar in nature to the transactions contemplated by this Agreement.

(c)           Any party or parties initiating arbitration (the “Arbitration Claimants”) will give to the other party or parties (the “Arbitration Respondents”) notice of their intention to arbitrate (the “Arbitration Demand”).  The Arbitration Demand will contain a notice regarding the nature of the claim.  The Arbitration Respondents will file an answering statement (the “Arbitration Answer”) within fourteen (14) days after the Arbitration Demand.  The Arbitration Answer will contain a statement setting forth in reasonable detail the Arbitration Respondents’ responses and defenses to the Arbitrated Claim.  If the Arbitration Respondents assert a counterclaim, (i) the Arbitration Respondents shall send it with the Arbitration Answer and such counterclaim must include a statement setting forth in reasonable detail the nature of the counterclaim, the amount involved, if any, and the remedy sought, and (ii) the Arbitration Claimants will file a reply statement (the “Arbitration Reply”) as soon as is reasonably practicable, but in no event later than fourteen (14) days, after the counterclaim. The Arbitration Reply will contain a statement setting forth in reasonable detail the Arbitration Claimants’ responses and defenses to the counterclaim.  If no Arbitration Answer or Arbitration Reply is given within the stated time, the claim or the counterclaim will be assumed to be denied.  Failure to file an Arbitration Answer or Arbitration Reply will not operate to delay the arbitration.

(d)           Unless the parties to the arbitration agree otherwise, the arbitrator may order depositions only for good cause and each party to the Arbitrated Claim may make such document requests and other discovery (other than depositions) as permitted in accordance with the Streamlined Arbitration Rules and Procedures of JAMS in effect on the date hereof.

(e)           The arbitration hearings will be conducted over a period not to exceed thirty (30) days commencing as of the date of the first hearing.  The arbitrator shall make a final decision on the Arbitrated Claim within thirty (30) days of the final hearing. The arbitrator may make such orders with regard to scheduling, allocation of hearing time, or

otherwise as he or she deems appropriate to achieve compliance with these time limitations.    The parties have included the foregoing provisions limiting the scope and extent of the arbitration with the intention of providing for prompt, economic and fair resolution of any dispute submitted to arbitration.

(f)            The Arbitration Claimants, on the one hand, and the Arbitration Respondents, on the other, will, as an initial matter, equally bear the costs and fees of the arbitration, if applicable, but the arbitrator shall award such costs in inverse proportion as the Arbitration Claimants, on the one hand, and the Arbitration Respondents, on the other, may prevail on the matters resolved by the arbitrator (based on the variance of their respective proposed Arbitration Demand, Arbitration Answer and/or Arbitration Reply, as applicable, from the determination of the arbitrator), which proportionate allocations shall be determined by the arbitrator at the time the determination of the arbitrator is rendered on the merits of the matters submitted.

(g)           The arbitrator shall enter a written award specifying the basis for his or her decision, including findings of fact and conclusions of law, the basis for the damages award and a breakdown of the damages awarded, and the basis for any other remedy.  Any Party dissatisfied with the award may invoke the JAMS Optional Arbitration Appeal Procedure (based on the rules therefor in effect at the time of this Agreement).  Such JAMS Optional Arbitration Appeal shall be limited to whether there are any erroneous conclusions of law, or any findings of fact not supported by substantial evidence.  The appellate arbitral panel may vacate, modify, correct, or affirm the award in whole or in any part.  The award (as modified, corrected, or affirmed by the appellate arbitral panel, or if no such JAMS appeal is taken, as originally rendered by the arbitrator) will be considered as a final and binding resolution of the disagreement.

(h)           Any arbitration proceeding will be conducted on a confidential basis, and any Confidential Material disclosed during any such proceeding will be kept confidential by the parties to such proceeding and by the arbitrator.

(i)            The arbitrator’s discretion to fashion remedies hereunder will be no broader or narrower than the legal and equitable remedies available to a court before which such Arbitrated Claim may have been brought but for this Section 5.8, unless the parties expressly state elsewhere in this Agreement that parties will be subject to broader or narrower legal and equitable remedies than would be available under the law governing this Agreement.

(j)            The arbitral award will be the exclusive remedy of the parties for all claims, counterclaims, issues or accountings presented or pleaded to the arbitrator.  The award will include interest from the date of the Arbitrated Claim until the award is fully paid, computed at the then-prevailing U.S. prime rate, plus five percent (5%).  Any additional costs, fees or expenses incurred in enforcing the arbitral award (or successfully resisting it) will be borne by the party against which enforcement is sought if such award is successfully enforced (or borne by the party seeking to enforce such award if the resisting party successfully resists its enforcement).  Any party may enforce an arbitral award in any court of competent jurisdiction.

5.9           COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

5.10         NO PRESUMPTION AGAINST DRAFTER. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement.  In the event an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any provisions of this Agreement.

5.11         ENFORCEMENT.  In the event either of the parties to this Agreement shall bring an action against the other party with respect to the enforcement or breach of any provision of this Agreement, the prevailing party in such action shall recover from the non-prevailing party the costs incurred by the prevailing party with respect to such action including court costs and reasonable attorneys’ fees.

5.12         RECITALS.  The Recitals set forth above are hereby incorporated in and made a part of this Agreement by this reference.

5.13         INDEMNIFICATION.  IWEST agrees to defend, indemnify and hold harmless Consultant for any and all acts taken or omitted to be taken by Consultant hereunder (except for bad faith, gross negligence or willful misconduct) as if Consultant was a director of IWEST as provided in IWEST’s charter and bylaws in accordance with the same terms, conditions, limitations, standards, duties, rights and obligations as a director.  If IWEST enters into an indemnification or similar agreement covering such indemnification matters with any IWEST director, IWEST will offer and enter into a similar indemnification agreement with Consultant.  The provisions of this Section 5.13 shall survive any termination of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the day and year first above written.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation

By:
Name:
Its:

CONSULTANT

Appendix F

DATE

NAME

ADDRESS

CITY, STATE ZIP

RE:  EMPLOYMENT AGREEMENT

Dear :

As you know, Inland Western Retail Real Estate Trust, Inc. (the “Company”) has entered into an agreement to acquire, through subsidiaries of the Company, certain entities presently providing advisory and property management services to the Company pursuant to an Agreement and Plan of Merger dated as of  August 14, 2007 (the “Merger Agreement”).  This letter agreement (this “Agreement”) sets forth the terms under which, upon the consummation of transactions set forth in the Merger Agreement (the “Closing”), you agree to be employed by the Company.

1.             POSITION AND RESPONSIBILITIES.  You shall serve as [TITLE] of the Company, with duties commensurate to such a position, and such other duties and responsibilities as assigned from time to time by the Board of Directors of the Company.  In addition, as requested by the Board of Directors of the Company, you will provide advice, consultation and services to any other entities which control, are controlled by or are under common control with the Company now or in the future.  During your Employment Period (as defined below), you will (a) faithfully serve and further the interests of the Company, (b) comply with all reasonable rules and policies of the Company and (c) devote all of your business time, attention and energies to the performance of your duties as described herein.

2.             EMPLOYMENT PERIOD.  Your term of employment with the Company shall commence on the date of the Closing and shall continue until December 31, 2007 (the “Employment Period”), subject to earlier termination as provided herein.  Notwithstanding the foregoing, your Employment Period may be terminated (i) by you or the Company for any reason effective upon sixty (60) days prior written notice or (ii) by the Company for Cause effective without prior written notice to you.  For the purposes of this Agreement, “Cause” shall mean (a) conduct amounting to fraud, embezzlement or illegal misconduct in connection with your employment under this Agreement, (b) conduct that the Company reasonably believes has brought the Company into substantial public disgrace or disrepute, (c) failure to perform your duties as reasonably directed by the Company, (d) gross negligence or willful misconduct with respect to the Company or its employees, clients or activities or (e) any other material breach of (i) this Agreement, (ii) any other agreement between you and the Company or (iii) any written policy adopted by the Company with respect to conflicts of interest, standards of business conduct or fair employment practices or any other similar matter.  With respect to items (c) and

F-1

(e) above, the Company shall first provide you with notice of its intent to terminate for Cause and a description of the grounds for termination, and shall provide you with fifteen (15) days to cure any such grounds prior to the effectiveness of such termination.

3.             COMPENSATION.  During your Employment Period, the Company shall pay you a base salary of [SALARY] ($xxxx) per year (the “Base Salary”), pro-rated for the remainder of 2007.  At the end of the Employment Period, the Company shall review your Base Salary to determine an appropriate Base Salary to be effective at the beginning of the subsequent period as the parties hereto may agree upon.   In addition to Base Salary, Inland Real Estate Investment Corporation (“IREIC”) shall determine and may pay to you an annual bonus for the year ended December 31, 2007 (the “2007 Bonus”) in the sole discretion of IREIC.  Consistent with past practice, the Company shall not reimburse IREIC for any portion of the 2007 Bonus.  If your employment is terminated by you or the Company for any reason, the Company shall pay or provide your (i) Base Salary accrued through the termination of this Agreement, (ii) reimbursable expenses, (iii) pro-rata annual bonus (if any) and (iv) any benefits required to be paid or provided under applicable law, and you agree that you are not entitled to any other severance.

4.             PAYMENT AND REIMBURSEMENT OF EXPENSES.  All compensation shall be payable in intervals in accordance with the general payroll payment practice of the Company.  The Company shall reimburse you for all ordinary and necessary business expenses incurred by you in connection with the performance of your duties hereunder, which reimbursement shall be governed by the reimbursement policies of the Company.

5.             BENEFITS.  You shall be eligible to participate in any retirement, pension, profit-sharing or other similar plans of the Company or its affiliates which may now or hereafter be in effect and for which executive employees of the Company are eligible to participate.  In the event of the termination of your Employment Period, your rights with respect to any such plan, including the vesting of any benefits thereunder, shall be governed by the respective plan documents.

6.             CONFIDENTIALITY.  You hereby acknowledge and agree that the duties and services to be performed by you under this Agreement are special and unique and that as a result of your employment by the Company you have developed over time and will acquire, develop and use information of a special and unique nature and value that is not generally known to the public or to the Company’s industry, including but not limited to, certain records, secrets, documentation, software programs, price lists, ledgers and general information, employee records, mailing lists, client lists, client profiles, prospective customer or client lists, accounts receivable and payable ledgers, financial and other records of the Company or its affiliates, information regarding its clients or principles, and other similar matters (all such information being hereinafter referred to as “Confidential Information”).  You further acknowledge and agree that the Confidential Information is of great value to the Company and that the restrictions and agreements contained in this Agreement are reasonably necessary to protect the Confidential Information and the goodwill of the Company and the affiliates.  During your Employment Period and for a period of one (1) year thereafter, unless required by law, you will not divulge Confidential Information to any person, firm, corporation, limited liability company or other

F-2

organization without the prior written consent of the Company.  Upon the termination of your employment for any reason whatsoever, you shall deliver or cause to be delivered to the Company any and all Confidential Information, regardless of the medium upon which it is stored.

7.             NON-SOLICITATION.  You hereby covenant and agree that, until the second anniversary of the Closing, you will not hire, cause, encourage, or facilitate, either directly or indirectly, the hiring of any employees of the Company, or any company associated with the Inland Real Estate Group of Companies and their affiliates.

8.             GOVERNING LAW.  The parties agree that this Agreement shall be governed by the laws of the State of Illinois, and the parties agree that any suit, action or proceeding with respect to this Agreement shall be brought in the state courts in Chicago, Illinois or in the U.S. District Court for the Northern District of Illinois.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the day and year first above written.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation	[NAME]

By:
Name:
Its:

F-3

Appendix G

TIGI LETTER AGREEMENT

August 14, 2007

Inland Western Retail Real Estate Trust, Inc.
c/o Special Committee of the Board of Directors
2901 Butterfield Road
Oak Brook, Illinois 60523

Re:          Agreement and Plan of Merger

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger dated as of the date hereof by and among Inland Western Retail Real Estate Trust, Inc. (“IWEST”), IWEST Acquisition 1, Inc., IWEST Acquisition 2, Inc., IWEST Acquisition 3, Inc., IWEST Acquisition 4, Inc., Inland Western Retail Real Estate Advisory Services, Inc., Inland Southwest Management Corp., Inland Northwest Management Corp., and Inland Western Management Corp., Inland Real Estate Investment Corporation, and IWEST Merger Agent LLC, as the same may be amended, restated, modified or supplemented (the “Merger Agreement”).  Capitalized terms used herein without definition shall have the meanings assigned thereto in the Merger Agreement.

WHEREAS, The Inland Group, Inc. (“TIGI”) and IWEST are entering into this letter agreement (the “Letter Agreement”) to set forth certain obligations not set forth in the Merger Agreement.

WHEREAS, absent the execution of this Letter Agreement, IWEST would not enter into the Merger Agreement.

NOW THEREFORE, in consideration of the foregoing and the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I.              Representations and Warranties; Covenants and Agreements.

1.             TIGI Covenants and Agreements.

(a)           TIGI agrees to perform all of its actions and obligations set forth in Sections 6.1, 6.8, and 6.9 of the Merger Agreement as if it were a party thereto.

(b)           TIGI covenants for itself and its Affiliates to perform all actions and obligations to be performed under Sections 6.1 and 6.13 of the Merger Agreement as if it were a party thereto.

2.             TIGI Representations and Warranties.

(a)           TIGI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. TIGI is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably, individually or in the aggregate, be expected to have a material adverse effect on the transactions contemplated by the Merger Agreement.

(b)           TIGI has the requisite corporate power and authority to enter into this Letter Agreement to consummate the transactions contemplated hereby.  The execution and delivery by TIGI of this Letter Agreement, and the consummation by TIGI of the transactions contemplated hereby, have been duly authorized by all necessary corporate action and no other proceedings on the part of TIGI or any stockholder is necessary to authorize the execution and delivery of this Letter Agreement or to consummate the transactions contemplated hereby.  This Letter Agreement has been duly and validly executed and delivered by TIGI, and, assuming the due authorization, execution and delivery hereof by the other party hereto, constitutes a valid and binding agreement of TIGI enforceable against TIGI in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles.

(c)           The execution and delivery by TIGI of this Letter Agreement does not and will not, and the consummation by TIGI of this Letter Agreement will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien upon any of the assets of TIGI under any of the terms, conditions or provisions of (i) the organizational documents of TIGI, (ii) any law applicable to any of its assets or properties, or (iii) any contract to which TIGI is a party or by which TIGI or its assets or properties may be bound, except as to each of (i), (ii) and (iii) to the extent that such breach or default would not reasonably be expected to have a material adverse effect on the transactions contemplated by the Merger Agreement.

(d)           No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental authority or any other person is necessary for the execution and delivery by TIGI of this Letter Agreement or the consummation by TIGI of the transactions contemplated hereby.

II.            Miscellaneous.

1.             Amendments and Waivers.  The provisions of this Letter Agreement, including the provisions of this sentence, may not be amended, modified or supplemented and the obligations hereunder may not be waived, unless such amendment, modification, supplement or waiver is in writing and signed by all of the parties hereto.  No waiver of any term, condition or provision shall operate as a waiver of any other term, condition or provision of this Agreement, and no waiver of any term, condition or provision shall operate as a continuing waiver, except to the extent specifically stated in such waiver.

2.             Notices.  All notices and other communications under this Letter Agreement shall be made in accordance with Section 10.1 of the Merger Agreement.  Notices and other communications under this Letter Agreement shall be addressed to TIGI as follows:

The Inland Group, Inc.

500 North Rainbow Boulevard, Suite 300

Las Vegas, Nevada  89107

Attention: Robert H. Baum

Fax:  (702) 221-2079

with copies (which shall not constitute notice) to:

The Inland Real Estate Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois  60523
Attention:  Elliot B. Kamenear
Fax: (630) 218-4900

and:

Jenner & Block LLP
330 North Wabash Avenue
Chicago, Illinois 60611
Attention: Arnold S.  Harrison
Fax: (312) 923-2702

3.             Successors and Assigns.  This Letter Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns, but neither this Letter Agreement nor any of the rights, interests and obligations hereunder shall be assigned by any party hereto without the prior written consent of all other parties hereto.

4.             No Presumption Against Drafter.  Each of the parties hereto has jointly participated in the negotiation and drafting of this Letter Agreement.  In the event of an ambiguity or a question of intent or interpretation arises, this Letter Agreement shall be construed as if drafted jointly by each of the parties hereto, and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Letter Agreement.

5.             Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

6.             Governing Law.  This Letter Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois without reference to its conflicts of law provisions.

7.             Arbitration.  All disputes and claims under this Letter Agreement among the parties to this Letter Agreement shall be resolved in accordance with Section 10.4 of the Merger Agreement. Each party hereto hereby waives any right it may otherwise have to a resolution of any dispute or claim by any means other than as provided for in Section 10.4 of the Merger Agreement.

8.             Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance is held invalid, illegal or unenforceable, the validity, legality and enforceability of any other provisions contained herein shall not be affected or impaired thereby.

9.             Entire Agreement.  This Letter Agreement and the Merger Agreement referred to herein contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all other prior agreements, understandings or letters of intent between or among the parties hereto.

10.           Counterparts.  This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be signed by their respective officers or agents thereunto duly authorized as of the date first written above.

THE INLAND GROUP, INC.

By:	/s/ Mark Youngman
Title:	Vice President

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Steven P. Grimes
Title:	Principal Financial Officer

Appendix H

FORM OF AGENT APPOINTMENT AGREEMENT

THIS AGENT APPOINTMENT AGREEMENT (this “Agreement”) is made as of [_________], 2007 by and between (i) the undersigned holder (the “Stockholder”) of common stock of Inland Southwest Management Corp. (“Inland Southwest”), Inland Northwest Management Corp. (“Inland Northwest”) and/or Inland Western Management Corp. (“Inland Western” and together with Inland Southwest and Inland Northwest, the “Management Companies”) and (ii) IWEST Merger Agent LLC, as agent (the “Agent”).

W I T N E S S E T H:

WHEREAS, the Stockholder owns shares of common stock of one or more of Inland Southwest, Inland Northwest and/or Inland Western.

WHEREAS, the Management Companies, Inland Western Retail Real Estate Advisory Services, Inc. (the “Advisor”), Inland Real Estate Investment Corporation (“IREIC”), Inland Western Retail Real Estate Trust, Inc. (“IWEST”) and the Agent, on behalf of each holder of Management Company stock (each a “Management Company Stockholder” and, collectively, the “Management Company Stockholders”) who has executed or will execute an agent appointment agreement substantially identical to this Agreement, have entered into that certain Merger Agreement (the “Merger Agreement”) dated as of August 14, 2007 pursuant to which IWEST will acquire the Management Companies and the Advisor (the “Mergers”).  Capitalized terms used but not defined in this Agreement, but defined in the Merger Agreement, shall have the meanings given to them in the Merger Agreement.

WHEREAS, subject to the terms and conditions contained within the Merger Agreement, the Stockholder will receive IWEST Shares pursuant to the Mergers.

WHEREAS, the term “Escrow Agreement” shall mean the escrow agreement in the form attached to the Merger Agreement as Exhibit D, and the term “Ancillary Agreements” shall mean the escrow agreement and the registration rights agreement in the form attached to the Merger Agreement as Exhibit F (the “Registration Rights Agreement”).

WHEREAS, concurrent with or prior to the execution of the Merger Agreement, each of the Principal Stockholders will execute and deliver or has executed and delivered his respective Agent Appointment Agreement pursuant to which the Agent will serve as agent, representative and attorney-in-fact of each Principal Stockholder in connection with the Mergers and the transactions contemplated thereby.

WHEREAS, the acquisition of the Management Companies and the Advisor by IWEST requires the Agent to use commercially reasonable efforts to cause each Management Company Stockholder to execute an Agent Appointment Agreement prior to Closing, pursuant to which the Agent will serve as agent, representative and attorney-in-fact of such Management Company Stockholder in connection with the Mergers.

WHEREAS, it is anticipated that immediately prior to the consummation of the Mergers, the Manager Parents shall declare and pay substantial dividends to the Management Company Stockholders, which payments are subject to subsequent adjustment pursuant to the Merger Agreement and are desired to be used by the Management Company Stockholders in part for the payment of expenses of the Management Company incurred, but not paid, prior to the Mergers.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

1.             Power and Authority of Agent.

(a)           The Stockholder hereby constitutes and appoints the Agent as his or her agent, representative and attorney-in-fact (with full power of substitution), with full and exclusive power and authority to represent and bind him or her, with respect to all matters arising in connection with the Merger Agreement, the Ancillary Agreements and the Mergers, and irrevocably consents in advance to any actions taken or decisions made by the Agent as required or permitted under the Merger Agreement, the Ancillary Agreements or concerning matters arising out of or relating thereto, including without limitation the power and authority of the Agent: (i) [to execute and deliver the Merger Agreement on behalf of such Principal Stockholder][to execute and deliver the Merger Agreement on behalf of such Stockholder, and/or the Stockholder ratifies the prior execution of the Merger Agreement by the Agent on behalf of the Shareholder]; (ii) to execute and deliver the Registration Rights Agreement on behalf of the Stockholder; (iii) to deposit IWEST Shares received by the Stockholder in connection with the Mergers with the Escrow Agent as contemplated by the Merger Agreement, to be held and disbursed in accordance with the terms of the Escrow Agreement, and to take all actions necessary or appropriate in furtherance thereof, including, if, but only if, the Stockholder is a Principal Stockholder (as defined in the Merger Agreement), pursuant to Section 2.5(f) of the Merger Agreement; (iv) to bring, defend or settle any claim made pursuant to Article IX of the Merger Agreement and to execute and do all other things appropriate to convey to IWEST any IWEST Shares of the Stockholder as required by the Merger Agreement or the Escrow Agreement in connection therewith; (v) to prepare the Closing Balance Sheet and Closing Statement and determine the Net Working Capital of the Service Providers (on a consolidated basis) and negotiate and settle any dispute related thereto as contemplated by Section 2.7 of the Merger Agreement, including by making any payment to IWEST of up to $150,000 in cash (on behalf of all the stockholders of the Service Providers) in connection therewith, and the Stockholder agrees to promptly reimburse the Agent in cash for its pro rata portion thereof; (vi) to receive and hold the pre-Merger dividends from the Manager Parents (on behalf of the Management Company Stockholders) and to use such funds to pay pre-Merger expenses of the Management Companies and any adjustment to Net Working Capital pursuant to Section 2.7 of the Merger Agreement, and to promptly distribute the balance of such funds to the Management Company Stockholders after resolution of such payments; (vii) to agree to, negotiate or enter into settlements or compromises of, and comply with orders of courts with respect to any disputes involving, any claims relating to the preceding subsections; (viii) to determine and calculate the number of IWEST Shares (or cash payment under (v) above) allocable to the Stockholder as required by the Merger Agreement or the Escrow Agreement in connection with a proceeding, or as contemplated by this Agreement; (ix) to give and receive notices or communications on behalf of the Stockholder and the Management Company Stockholders as a group; (x) if the Stockholder is not an accredited investor within the meaning of Rule 501(a) under the Securities Act, to serve as the Stockholder’s purchaser representative (as contemplated by Rule 506(b)(ii) and 501(h) under the Securities Act) in connection with the evaluation of the merits and risks of the receipt by the Stockholder of the IWEST Shares to be issued to the Stockholder pursuant to the Mergers and (xi) to take all actions necessary or appropriate in the judgment of the Agent to accomplish or that relate to the foregoing.  For the avoidance of doubt, the Stockholder agrees that the Agent, with respect to any claims (x) for indemnification by IWEST under Sections 9.2(b) or 9.5(b) of the Merger Agreement or (y) against the Stockholder or the stockholders of the Service Providers (including the Stockholder) as a group pursuant to Section 9.2(a) or Section 9.5(a) of the Merger Agreement, shall have sole and exclusive authority to act for and in the name of the Stockholder.

(b)           The Agent may sign or endorse stock powers and stock certificates on behalf of the Stockholder for the purpose of conveying such (i) to the escrow agent as contemplated by the Merger Agreement, (ii) to IWEST pursuant to the Merger Agreement or the Escrow Agreement and (iii) to the Agent as expressly permitted under Section 3 of this Agreement, and may deliver the preceding stock powers or endorsed certificates and any other necessary or appropriate documents and instruments to the transfer agent, and the transfer agent may rely thereon.

(c)           Any and all actions heretofore taken by the Agent with respect to the Mergers are hereby approved, ratified and confirmed in all respects as the act and deed of the Stockholder.

(d)           The Agent has disclosed, or the Stockholder is aware of, all material relationships between the Agent and its affiliates, on the one hand, and IWEST and its affiliates, on the other hand, as contemplated by Rule 501(h)(4) under the Securities Act.

2.             Exclusive Dealing.  IWEST shall be entitled to deal exclusively with the Agent on all matters relating to the Mergers with respect to the Stockholder, including under Article IX of the Merger Agreement, and shall be entitled to rely conclusively on any document executed by the Agent on behalf of the Stockholder and on any other action taken by the Agent on behalf of the Stockholder, as fully binding upon the Stockholder.

3.             Contribution.

(a)           For purposes of this Section 3, the following term shall be defined as follows:

(i)            “Apportionable Loss” means (a) the amounts paid by any Management Company Stockholder or IREIC to IWEST pursuant to Section 2.7 of the Merger Agreement, (b) the amounts paid by any Management Company

Stockholder or IREIC to an indemnified party for damages pursuant to Section 9.2 of the Merger Agreement, (c) the amounts paid by any Management Company Stockholder or IREIC to an indemnified party pursuant to Section 9.5 of the Merger Agreement and (d) the amounts paid by IREIC or any Management Company Stockholder pursuant to Section 4(a) below.

(ii)           “Contribution Ratio” means with respect to each Apportionable Loss, the percentage share of such Management Company Stockholder, calculated by dividing the number of IWEST Shares received by the Stockholder pursuant to the Mergers by the total number of IWEST Shares received by all Management Company Stockholders and IREIC pursuant to the Mergers.

(iii)          “Management Company Stockholder Obligation” means any obligation of the Stockholder or the Management Company Stockholders as a group in connection with the Mergers, including any obligation to IWEST pursuant to Sections 2.7, 9.2 or 9.5 of the Merger Agreement.

(iv)          “Proportionate Share” of a particular Management Company Stockholder in respect of each Apportionable Loss shall be determined by multiplying (i) the total amount of such Apportionable Loss by (ii) the applicable Contribution Ratio of such Management Company Stockholder.

(b)           The Stockholder agrees to be responsible for his or her Proportionate Share of each Apportionable Loss.  If IREIC or any Management Company Stockholder shall pay any Management Company Stockholder Obligation, the Stockholder agrees that IREIC or any Management Company Stockholder who has paid more than his or her Proportionate Share of each Apportionable Loss shall have the right to require contribution from each of the other Management Company Stockholders (including the Stockholder) for the amount of his or her Proportionate Share or part thereof which has been paid by IREIC or the Management Company Stockholder seeking contribution.

(c)           Any right of contribution shall be exercisable singly or serially or all at once against any or all Management Company Stockholders from whom contribution may be due.

(d)           The Stockholder agrees that, upon any disbursement of Escrowed Shares of the Stockholder out of the escrow fund to the Stockholder, the Agent may retain and convey to any other Management Company Stockholder or IREIC an amount of such Escrowed Shares (and take all necessary and appropriate action to accomplish such end) equal to the Proportionate Share of the Stockholder of each Apportionable Loss paid by any other Management Company Stockholder or IREIC on behalf of the Stockholder, with each share having a value equal to $10.00 or such higher amount as determined by the Agent in its sole discretion.

(e)           In addition to Section 3(a) above, if any Management Company Stockholder or IREIC makes any payment or indirectly delivers any consideration from escrow to an indemnified party for damages pursuant to Section 9.2 of the Merger

Agreement arising from the breach by the Stockholder of any warranty contained in the Letter of Transmittal of the Stockholder, including any warranty that the Stockholder is the record and beneficial owner of the number of Converted Shares as are set forth in the stock record books of the respective Service Provider, that no Person has any agreement or option or any right or privilege capable of becoming an agreement or option to acquire any Converted Shares from the Stockholder or that there are no voting trusts, proxies or other agreements or understandings with respect to the voting of any Equity Interests of the respective Service Provider to which the Stockholder is a party, the Stockholder agrees to be responsible for, and that such Management Company Stockholder or IREIC shall have the right to require contribution from the Stockholder for, the entire amount of such payment.

(f)            This Agreement secures, and the Escrowed Shares are security for, the prompt and indefeasible payment and performance in full when due of all obligations existing under the Merger Agreement, the Escrow Agreement, this Agreement and any other obligations owing to the Agent by the Stockholder.  If the Agent shall pay any obligation of or on behalf of the Stockholder or the stockholders of the Management Companies as a group pursuant to or in connection with the Merger Agreement or the Ancillary Agreements or the Mergers, the Agent may exercise any rights and remedies available to it under the Uniform Commercial Code as in effect in the State of Illinois.

4.             Indemnification of Agent.

(a)           The Stockholder will, jointly and severally with all other Management Company Stockholders, indemnify the Agent for, and hold it harmless against, any expense, cost, loss or liability, including without limitation attorneys’ fees and expenses, incurred without gross negligence or bad faith on the part of the Agent, arising out of, or in connection with, any action, omission or decision by the Agent hereunder or in connection with the Merger Agreement or the Ancillary Agreements or the Mergers, including any reasonable out-of-pocket expenses incurred by the Agent or any Management Company Stockholder acting on behalf of the Agent and their respective representatives or agents in investigating, defending against and settling or arbitrating amounts identified in clauses (a), (b), (c) of Section 3(a)(i) of this Agreement or Section 3(d) above.

(b)           If the Stockholder brings any claim, action or proceeding against the Agent and the Stockholder does not prevail in connection therewith, the Stockholder shall indemnify the Agent for all costs and expenses incurred by the Agent (including without limitation reasonable attorneys’ fees and expenses) in connection therewith.

5.             Irrevocability of Appointment.  The appointment contemplated by this Agreement is irrevocable and coupled with an interest.

6.             Agent’s Acceptance and Performance of Duties.

(a)           By execution of this Agreement, the Agent hereby accepts its appointment as the Agent.

(b)           The Agent shall not be liable to the Stockholder for any error of judgment, or any action taken or omitted on behalf of the Stockholder, except in the case of gross negligence or bad faith.

(c)           The Agent may consult with counsel of its choice and shall have complete authorization and protection for any action taken or decision made in the performance of its duties under the Merger Agreement or the Ancillary Agreements in good faith and/or in accordance with the opinion of that counsel.

7.             Amendment.  This Agreement may be amended or modified only with the written consent of the Agent, IWEST and the holders of seventy- five percent (75%) of the Management Company Stock; provided, that such amendment or modification shall be effective only in connection with the effectiveness of a corresponding amendment or modification to each Agent Appointment Agreement entered into by all other Management Company Stockholders in connection with the Mergers.

8.             Choice of Law.  This Agreement shall be governed by the laws of Illinois without regard to its conflicts of laws provisions.

9.             Severability.  Wherever possible, each provision of this Agreement shall be interpreted in a manner so as to be effective and valid under applicable law but, if any provision of this Agreement shall be prohibited by or invalid under applicable law, the provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Agreement.  If any part of any covenant or other provision in this Agreement is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that the court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

10.           Construction.  The headings and captions herein are inserted for convenient reference only and the same shall not limit or construe the paragraphs or sections to which they apply or otherwise affect the interpretation hereof.

11.           Third Party Beneficiaries.  The terms and provisions of this Agreement shall not confer third-party beneficiary rights and remedies upon any persons, other than the parties hereto, IWEST, the other Management Company Stockholders and each of their respective successors and permitted assigns.

12.           Assignment.  This Agreement or any right or interest hereunder may not be assigned by the Agent without the prior written consent of IWEST.  Any attempted assignment, designation or use in violation of this Section 12 shall be void and of no force or effect.

(Continued on the following page)

NOW THEREFORE, the Stockholder has executed this Agent Appointment Agreement on the date first written above.

Print Name:

Agreed to and acknowledged by:

IWEST MERGER AGENT LLC

By:
Its:

Appendix I

FORM OF SUBLEASE

SUBLEASE

THIS SUBLEASE is made as of ______________, 2007  between INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation, (“Sublessor”) and INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation, (“Sublessee”).

RECITALS

WHEREAS, Sublessor is the tenant under a certain lease (“Prime Lease”, a copy of which is attached hereto) dated May 12, 2005 by and between Sublessor as Tenant and Inland 2905 & 2907 Butterfield Road, L.L.C., a Delaware limited liability company as Landlord (“Prime Landlord”), pertaining to office buildings located at 2905 and 2907 Butterfield Road, Oak Brook, Illinois (the “Premises”) legally described on Exhibit A attached hereto and made a part hereof.

WHEREAS, Sublessor desires to sublet its interest into that portion of the Premises commonly known as Suites 120, 200 and 300 of the 2907 Butterfield Road Building, generally depicted on Exhibit B attached hereto and made a part hereof (“Sublet Premises”), to Sublessee pursuant to the terms of this Sublease.  The Sublet Premises comprises 36,740 rentable square feet.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
GRANT AND TERM

Section 1.01           Grant.  Sublessor, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Sublessee to be performed, hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, the Sublet Premises for a period commencing on ____________, 2007 (“Commencement Date”) and expiring on the last day of __________, 2012 (“Term”) unless sooner terminated as may be provided herein.  Sublessee by its execution hereof expressly acknowledges that its rights hereunder are subject to and expressly conditioned upon the rights of Sublessor under the Prime Lease.  Sublessee hereby agrees to abide by and comply with all of Sublessor’s obligations under the Prime lease, as they pertain to the Sublet Premises, except for the payment of rent.  Sublessee acknowledges that it has received a copy of the Prime Lease and that Sublessee has read and understands Sublessor’s obligations thereunder.  Sublessee hereby defends, indemnifies and holds Sublessor, Prime Landlord and Prime Landlord’s Mortgagee (as defined in the Prime Lease), or beneficiary under any trust deed, harmless against any loss, liability or damages that any of them may incur by virtue of any violation of any of the terms of this Sublease or the occupancy by Sublessee of the Sublet Premises, arising from the acts of Sublessee.  Sublessee shall also comply with all the terms and conditions of any mortgage, deed of trust or other lien or encumbrance which encumbers the Premises and that are to be performed during the term of this Sublease by Sublessee; provided, however, Sublessee shall not be obligated to make principal or interest payments under any such mortgage, deed of trust or other lien or encumbrance.  Sublessee has examined the Sublet Premises, knows the state and condition thereof, and accepts the same “as is” and without any obligation of Sublessor to make any repairs whatsoever to the Sublet Premises.

Section 1.02           Option to Extend Term.  Provided no event of default by Sublessee exists hereunder, Sublessee shall have one (1) option to extend the Term for an additional five (5) years, immediately succeeding the expiration of the initial Term hereof, on the same terms and conditions of this Sublease, except (x) there shall be no further right to extend the Term of this Lease and (y) that the annual Base Rent shall be equal to the sum of $495,990.00 plus the product of $495,990.00 multiplied by the sum of the percentage increases of  the Consumer Price Index (“CPI”), hereinafter defined, for each year of the initial Term of this Sublease (with the CPI on the first day of the initial Term being the base number for the calculations set forth herein). For example, if the CPI increased 2% in each of the five years of the initial Term, then the annual Base Rent for each year of the extended Term would be $545,589.00. (2% x 5 years = 10% x $495,990.00 = $49,599.00 + $495,990.00 = $545,589.00.)  CPI means the Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Items and Major Group Figures for Urban Wage Earners and Clerical Workers (1982-84).  The option herein granted to extend the Term of this Sublease shall be exercised by Sublessee giving written notice to Sublessor of the exercise of the option not less than 180 days nor more than 365 days prior to the expiration of the initial Term.  If Sublessee does not give Sublessor such notice within the foregoing time limits for extending the Term of this Sublease, then the terms of this Section 1.02 shall be null and void and of no further force or effect.

ARTICLE II
RENT

Section 2.01           Base Rent, Additional Rent and Tenant Improvement Amortization.  During the Term, Sublessee shall pay annual base rent of Four Hundred Ninety Five Thousand Nine Hundred Ninety ($495,990.00) Dollars in monthly installments of Forty One Thousand Three Hundred Thirty Two and 50/100 ($41,332.50) Dollars (hereinafter, the “Base Rent”) commencing on ____________, 2007 and continuing on the first day of each successive month to and including ___________, 2012.

Commencing on ________, 2007, in addition to the Base Rent, Sublessee will be obligated to pay, as additional rent, (“Additional Rent”) in any calendar year, its proportionate share of Tenant’s Pro Rata Share of Taxes and Tenant’s Pro Rata Share of Expenses as such terms are defined in the Prime Lease.  Sublessee’s proportionate share is based upon a fraction the denominator of which is 98,431 square feet (the rentable square footage of both the 2905 and the 2907 Butterfield Road Buildings) and the numerator of which is 36,740 square feet.  Sublessee shall make monthly payments of Additional Rent at the time of and together with its payments of Base Rent in amounts equal to one twelfth (1/12) of Sublessee’s proportionate share of Tenant’s Pro Rata Share of Taxes and Tenant’s Pro Rata Share of Expenses as estimated by the Landlord under the Prime Lease.  Sublessor will provide Sublessee with a copy of Prime Landlord’s Projection Notice, as defined in the Prime Lease, as may be received by Sublessor.  After the end of each calendar year following the Prime Landlord’s determination the actual cost of Tenant’s Pro Rata Share of Taxes and Tenant’s Pro Rata Share of Expenses and Prime Landlord’s delivery to Sublessor of a statement (“Sublessor’s Statement”) of the actual amount of Tenant’s Pro Rata Share of Taxes and Tenant’s Pro Rata Share of Expenses, Sublessor shall furnish Sublessee with a statement of Sublessee’s proportionate share of such Tenant’s Pro Rata Share of Taxes and Tenant’s Pro Rata Share of Expenses.  If the amount thereof exceeds the estimated payments of Additional Rent for any calendar year made by Sublessee, then Sublessee shall pay the Sublessor the excess within thirty (30) days after the date of Sublessee’s receipt of Sublessor’s Statement.  If the estimated payments of Additional Rent for any calendar year exceed the actual amount of Sublessee’s proportionate share of Tenant’s Pro Rata Share of Taxes and Tenant’s Pro Rata Share of Expenses owed for such year, then Sublessor shall credit such excess to Additional Rent payable by Sublessee after the date of Sublessor’s Statement until such excess is exhausted.  After expiration of the Term of this Sublease, or after earlier termination of this Sublease not caused by a default or breach of this Sublease by Sublessee, and upon determination of the actual amount of Sublessee’s proportionate share of Tenant’s Pro Rata Share of Taxes and Tenant’s Pro Rata Share of Expenses for the year in which such expiration or termination occurs, Sublessor will remit to Sublessee any unapplied balance of Sublessee’s estimated payments of Sublessee’s proportionate share of Tenant’s Pro Rata Share of Taxes and Tenant’s Pro Rata Share of Expenses for such year. Upon request of Sublessee, Sublessor will exercise Sublessor’s right to inspect the books and records of the Prime Landlord as set forth in Section 8.4 of the Prime Lease and share such inspection with Sublessee.  If Sublessee shall determine an exception to the Prime Landlord’s determination of any Taxes or Expenses, as defined in the Prime Lease and so notifies Sublessor in writing, then Sublessor shall issue a written exception to the Prime Landlord as set forth in said Section 8.4 and attempt to resolve the dispute.  If Sublessor, at the request of Sublessee, shall engage an accounting firm as set forth in said Section 8.4 and the Sublessor has not been overcharged the sum of Taxes and Expenses for the year of the exception being made by more than three percent (3%) then Sublessee shall promptly reimburse Sublessor for the cost of retaining the accounting firm; provided, however, if Sublessor shall recognize any monetary benefit from the accounting firm’s determination of Taxes and Expenses, then Sublessor shall share the cost of retaining the accounting firm with Sublessee on a pro rata basis based on Sublessor’s share of the monetary benefits as to the total monetary benefits gained from the accounting firm’s determination.

In anticipation of the making of this Lease Sublessee made certain tenant improvements to the Sublet Premises.  At Sublessee’s request, Sublessor advanced the aggregate sum of $____________ towards the construction of such improvements.  Commencing on ________, 2007, in addition to the Base Rent and Additional Rent, Sublessee will be obligated to pay to Sublessor, as additional rent, together with the monthly payment of Base Rent and Additional Rent, the monthly sum of $__________ (“TI Amortization”), representing 1/60 of the $_______________ advanced by Sublessor toward the tenant improvements.

All payments of Base Rent, Additional Rent and TI Amortization shall be made in advance on the first day of each calendar month and at the same rate for fractions of a month if the Term begins or ends on any day except the first or the last day of a calendar month, respectively.

Section 2.02           Payment of Rent.  All monthly payments of Base Rent, Additional Rent, TI Amortization and all other charges due from Sublessee to Sublessor hereunder for the entire Term (collectively, “Rent”) shall be paid to the order of Inland 2905 & 2907 Butterfield Road, LLC (which is collecting Rent for the benefit of Sublessor) at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attn: Alan F. Kremin.

Section 2.03           Late Payment.  If any payment of Base Rent, Additional Rent or TI Amortization due hereunder is not made in full on or before the 5th day after the date such payment is due, a late payment charge equal to 5% of the delinquent payment shall be due and payable.

ARTICLE III
INDEMNIFICATION

Section 3.01           Subtenant Indemnification.  Sublessee agrees to pay, and to protect, indemnify and save harmless Sublessor and Prime Landlord’s Mortgagee, from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, all reasonable attorney’s fees and expenses), penalties, causes of action, suits, claims, demands or judgments of any nature whatsoever, arising out of third party claims caused by the acts or omissions of Sublessee due to (i) any injury to, or the death of, any persons or any damage to property on the Sublet Premises or upon adjoining sidewalks, streets or ways, in any manner growing out of or connected with the use, nonuse, condition or occupancy of the Sublet Premises or any part thereof or resulting from the condition thereof or of adjoining property, sidewalks, streets or ways, (ii) the performance of any labor or services or the furnishing of any materials or other property in respect of the Sublet Premises, (iii) any claim, proceeding or contest in connection with any insurance proceeds or settlements, or any award for condemnation or otherwise, (iv) any act or omission of Sublessee or its agents, contractors, licensees, sublessees or invitees or any person for whose conduct Sublessee is legally responsible, (v) violation (not proximately caused by negligent or willful acts of Sublessor or of Landlord’s Mortgagee) of any Legal Requirement, as defined in the Prime Lease, or other agreement, contract, covenant, condition or restriction affecting the Sublet Premises, or the ownership, occupancy or use thereof, (vi) any contest by Sublessee permitted under this Sublease, or (vii) violation of any provision of this Sublease by Sublessee. Only those obligations of Sublessee under this paragraph relating to acts, omissions or events occurring during the Term hereof shall survive the expiration or other termination of this Sublease.

Section 3.02           Sublessor Indemnification.  Sublessor agrees to pay and to protect, indemnify and save harmless Sublessee from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, all reasonable attorney’s fees and expenses), penalties, causes of action, suits, claims, demands or judgments of any nature whatsoever, growing out of or connected with the use, nonuse, condition or occupancy of the Sublet Premises or any part thereof or resulting from the condition thereof or of adjoining property, sidewalks, streets or ways, resulting from an act or event not caused by Sublessee. Liability for contamination under Environmental Laws, as defined in the Prime Lease, relating to conditions which existed at the time of Lease termination is expressly excluded from this indemnity obligation.  The obligations of Sublessor under this paragraph shall survive the expiration or other termination of this Sublease.  Sublessee shall not be entitled to the protection and indemnification provided in this paragraph if, and to the extent, the event, condition or circumstance which would otherwise require Sublessor’s protection and indemnification occurred after termination of this Sublease and such termination was caused by Sublessee’s default under this Sublease.

ARTICLE IV
USE OF PREMISES

Section 4.01           Specific Use.  The Sublet Premises shall be occupied and used for general office purposes and in accordance with all applicable governmental laws, regulations and requirements and for purposes incidental thereto, and shall not be used for any other purpose.

Section 4.02           Covenants Regarding Use.  In connection with use of the Sublet Premises, Sublessor and Sublessee agree to do the following:

(a)                                  Sublessee shall use the Sublet Premises and conduct its business thereon in a safe, careful, reputable and lawful manner.

(b)                                 Sublessee shall not commit, nor allow to be committed by any of its employees or invitees, in, on or about the Sublet Premises or the Premises, any act of waste, including any act which might deface, damage or destroy the Premises or any part thereof; use or permit to be used on the Sublet Premises any hazardous substance, equipment or other thing which might cause injury to person or property or increase the danger of fire or other casualty in, on or about the Sublet Premises; permit any objectionable or offensive noise or odors to be emitted from the Sublet Premises; or do anything, or permit anything to be done, which would, in Sublessor’s reasonable opinion, disturb or tend to disturb other individuals occupying or using space in the Premises.

(c)                                  Sublessee shall not overload the floors of the Sublet Premises beyond their designed weight-bearing capacity.

(d)                                 Sublessee shall not use the Sublet Premises, nor allow the Sublet Premises to be used, for any purpose or in any manner which would, in Sublessor’s opinion, invalidate any policy of insurance now or hereafter carried on the Premises or increase the rate of premiums payable on any such insurance policy.  Should Sublessee fail to comply with this covenant, Sublessor may, at its option, require Sublessee to stop engaging in such activity or to reimburse Sublessor as additional fees for any increase in premiums charged during the Term of this Sublease on the insurance carried by Sublessor on the Premises and attributable to the use being made of the Sublet Premises by Sublessee.

(e)                                  Unless extended hours are permitted by Sublessor to any other building occupant, access to the Sublet Premises is limited to 7:00 a.m. to 9:00 p.m. Monday through Friday, Saturday 8:00 a.m. to 3:00 p.m., with limited access on Sundays (as determined by Landlord from time to time) or recognized holidays.

(f)                                    Sublessor will be responsible for heating, air conditioning and electricity, basic cleaning (vacuuming, dusting and emptying of waste baskets) on a daily basis to the extent the Landlord is obligated to provide such items to Sublessor under the Prime Lease and provided Sublessee pays its proportionate share of the costs therefor which costs shall be included within Sublessee’s proportionate share of Tenant’s Pro Rata Share of Expenses.  Upon presentation of billing statements, Sublessee shall reimburse Sublessor for coffee service contracted for by Sublessor based on Sublessee’s use.

Section 4.03           Compliance with Laws.  Sublessee shall comply with all laws, statutes, ordinances, rules, regulations and orders of any federal, state, municipal or other government or agency thereof having jurisdiction over and relating solely to the use of the Sublet Premises and is responsible to obtain all licenses and permits necessary and required by any law statute, ordinance, rule, regulation or order of any federal, state, municipal or other government or agency having jurisdiction over and relating to the Sublet Premises.

ARTICLE V
INSURANCE

Section 5.01           Kinds and Amounts.  Sublessor will cause to be procured and maintained the insurance and policies of insurance in amounts as required by Sections 14.1.1, 14.1.2 (but not for work contracted for by Sublessee), 14.1.3 (with Sublessee named as an additional insured), 14.1.4 (as to Sublessor’s employees), 14.1.5 and 14.1.6 of the Prime Lease (Sublessee’s proportionate share of the cost and expense of such insurance is reimbursable to Sublessor by Sublessee as a portion of Additional Rent under Section 2.01 of this Sublease).  Sublessee shall procure and maintain the insurance and policies of insurance at its own cost and expense in amounts as required by Sections 14.1.2 (for work contracted for by Sublessee), 14.1.3, 14.1.4 (for Sublessee’s employees) and 14.1.6 of the Prime Lease.

Section 5.02           Form of Insurance.  The insurance described in Section 5.01 above shall be in companies and in form and substance required by the Prime Lease and if such insurance is obtained directly by Sublessee, such insurance policies described in Section 5.01 shall name Sublessor and Sublessee as insured parties and shall contain waivers of subrogation against Sublessor and Sublessee, and expressly permit waiver of claims prior to a loss.  The aforesaid insurance shall not be subject to cancellation except after, at least, thirty (30) days’ prior written notice to Sublessor.  The original insurance policies (or certificates thereof satisfactory to Sublessor), together with satisfactory evidence of payment of the premiums thereon, shall be deposited with Sublessor at the Commencement Date and renewals thereof not less than thirty (30) days prior to the end of the term of each such coverage.

Section 5.03           Mutual Waiver of Claims and Subrogation Rights.  Notwithstanding any other provisions of this Sublease to the contrary, whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Sublease, or anyone claiming by, through, or under it in connection with the Sublet Premises, and (b) such party is then covered in whole or in part by insurance with respect to such loss, costs, damage or expense or is required under this Sublease to be so insured, then the party so insured (or so required) hereby waives any claims against and releases the other party from any liability said other party may have on account of such loss, costs, damage or expense to the extent of any amount recovered by reason of such insurance; provided that such waiver of claims or release of liability shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (except that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereby keeping such release or waiver in full force and effect).

Section 5.04           Sublessee Business Interruption Insurance.  Notwithstanding any provision of this Sublease to the contrary, (x) Sublessee shall be permitted to obtain and carry business interruption insurance (either in the form of a separate policy or in conjunction with any other insurance required hereunder) and shall be entitled to receive all proceeds payable on account of any such insurance and (y) Sublessor shall have no claim to or interest in the proceeds of any business interruption insurance maintained by Sublessee.

ARTICLE VI
ASSIGNMENT AND SUBLETTING

Section 6.01           Consent Required.  Sublessee shall not, without Sublessor’s prior written consent which consent may be in Sublessor’s sole unfettered discretion, assign, convey, mortgage or sublet this Sublease or any interest under it, nor permit the use or occupancy of the Sublet Premises or any part thereof by anyone other than Sublessee or affiliates or subsidiaries of Sublessee.  Any such assignment, conveyance, mortgage, sublease, use or occupancy without Sublessor’s consent shall be voidable and, at Sublessor’s election, shall constitute a default of this Sublease.  Sublessor shall be paid all rent from any subletting.  No interest of Sublessee in this Sublease shall be assignable by operation of law.  An involuntary assignment shall constitute a default by Sublessee and Sublessor shall have the right to elect to terminate this Sublease, in which case this Sublease shall not be treated as an asset of Sublessee.

Section 6.02           Involuntary Assignment.

(a)                                  No interest of Sublessee in this Sublease shall be assignable by operation of law.  Each of the following acts shall be considered an involuntary assignment:

(i)                                     If Sublessee is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which Sublessee is the bankrupt; or, if Sublessee is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors;

(ii)                                  If a writ of attachment or execution is levied on this Sublease;

(iii)                               If, in any proceeding or action to which Sublessee is a party, a receiver is appointed with authority to take possession of the Sublet Premises.

(b)                                 An involuntary assignment shall constitute a default by Sublessee and Sublessor shall have the right to elect to terminate this Sublease, in which case this Sublease shall not be treated as an asset of Sublessee.  If a writ of attachment or execution is levied on this Sublease, Sublessee shall have ten (10) days in which to cause the attachment or execution to be removed.  If any involuntary proceeding in bankruptcy is brought against Sublessee, or if a receiver is appointed, Sublessee shall have sixty (60) days in which to have the involuntary proceeding dismissed or the receiver removed.

ARTICLE VII
SURRENDER

Upon the termination of this Sublease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Sublessee’s right to possession of the Sublet Premises, Sublessee will at once surrender and deliver up the Sublet Premises, together with all alterations, additions, improvements, hardware and fixtures thereon, other than Sublessee’s personal property, to Sublessor in good condition and repair, except for reasonable wear and tear occurring after the last necessary maintenance by Sublessee.  If Sublessee fails to surrender the Sublet Premises to Sublessor on expiration or termination of this Sublease as required by this Sublease, Sublessee shall hold Sublessor harmless from all damages resulting from Sublessee’s failure to surrender the Sublet Premises, including, without limitation, claims made by a succeeding tenant resulting from Sublessee’s failure to surrender the Sublet Premises.

ARTICLE VIII
DESTRUCTION OF PREMISES

In the event of damage to, or destruction of, the Sublet Premises or any part thereof Sublessee shall have the same rights and obligations as the Sublessor under the Prime Lease with respect to the Sublet Premises.

ARTICLE IX
DEFAULTS AND REMEDIES

Section 9.01           Defaults by Sublessee.  The occurrence of any one or more of the following events shall be a default and breach of this Sublease by Sublessee:  (a) Sublessee shall fail to pay any installment of Base Rent, Additional Rent, TI Amortization or any other sum due hereunder, within five (5) days after notice thereof from Sublessor; (b) Sublessee shall fail to perform or observe any other term, condition, covenant or obligation required to be performed or observed by it under this Sublease and does not correct such failure within thirty (30) days after notice thereof from Sublessor; provided, however, that if the term, condition, covenant or obligation to be performed by Sublessee is of such nature that the same cannot reasonably be corrected within such thirty day period, such default shall be deemed to have been cured if Sublessee commences such performance within said thirty day period and thereafter diligently undertakes to complete the same provided in no event shall Sublessee be allowed more than ninety (90) days to complete such cure; (c) Intentionally deleted; (d) A trustee or receiver shall be appointed to take possession of substantially all of Sublessee’s assets in, on or about the Sublet Premises or of Sublessee’s interest in this Sublease; (e) Sublessee makes an assignment for the benefit of creditors, or substantially all of Sublessee’s assets in, on or about the Sublet Premises or Sublessee’s interest in this Sublease are attached or levied upon under execution; (f)  A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against

Sublessee pursuant to any federal or state statute; (g) The Sublet Premises are levied upon by any revenue officer or similar officer; (h) A decree or order appointing a receiver of the property of Sublessee shall be made and such decree or order shall not have been vacated, stayed or set aside within sixty (60) days from the date of entry or granting thereof; or (i) If Sublessee shall fail to contest the validity of any lien or claimed lien and give security to Sublessor to insure payment thereof, or having commenced to contest the same and having given such security, shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, and such default continues for twenty-five (25) days after notice thereof in writing to Sublessee.

Section 9.02           Remedies of Sublessor.  Upon the occurrence of any event of default set forth above, Sublessor shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Sublessee:

(a)                                  Sublessor may reenter the Sublet Premises and cure any default of Sublessee, in which event Sublessee shall reimburse Sublessor as additional fees for any costs and expenses which Sublessor may incur to cure such default; and Sublessor shall not be liable to Sublessee for any loss or damage which Sublessee may sustain by reason of Sublessor’s action, unless such loss or damage was caused by Sublessor’s gross negligence.  Any reentry or repossession of the Sublet Premises by Sublessor or termination of this Sublease by Sublessor for default by Sublessee shall not work a forfeiture of the Rents to be paid and the covenants to be performed by Sublessee for the full Term hereof which shall survive any such reentry, repossession or termination.

(b)                                 Sublessor may sue for injunctive relief or to recover damages for any loss resulting from the breach and may accelerate all Rent without any abatement or setoff.

(c)                                  Sublessor may terminate this Sublease as of the date of such default, in which event:

(i)                                     Sublessor may reenter the Sublet Premises with process of law using such force as may be necessary, and remove all persons, fixtures and chattels therefrom and Sublessor shall not be liable for any damages resulting therefrom.  Upon the happening of any one (1) or more events of default, Sublessor may repossess the Sublet Premises by forcible entry or detainer suit, or otherwise, without demand or notice of any kind to Sublessee (except as hereinabove expressly provided for) and without terminating this Sublease and (without any obligation to do so) may relet all or any part of the Sublet Premises for such fees and upon such terms as shall be satisfactory to Sublessor (including the right to relet the Sublet Premises for a term greater or lesser than that under the Sublease term, and the right to relet the Sublet Premises as a part of a larger area, and the right to change the character or use made of the Sublet Premises).  For the purpose of such reletting, Sublessor may decorate or make any repairs, changes, alterations or additions in or to the Sublet Premises that may be necessary or convenient.  In the event of any termination of this Sublease or repossession of any of the Sublet Premises by reason of the occurrence of an event of default, Sublessee shall pay all sums required to be paid by Sublessee to and including the date of such termination of repossession and, in addition, Sublessor shall be entitled to recover as damages for loss of the bargain and not as a penalty (i) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate rents which would have been payable after the termination date had this Sublease not been terminated, including, without limitation, Base Rent at the annual rate or respective annual rates for the remainder of the Term provided for in this Sublease and the amount projected by Sublessor to represent Additional Rent for the remainder of the Term over the then present value of the then aggregate fair rental value of the Sublet Premises for the balance of the Term, such present worth to be computed in each case on the basis of a ten percent (10%) per annum discount from the respective dates upon which such rentals would have been payable hereunder had this Sublease not been terminated, and (ii) any damages in addition thereto, including without limitation reasonable attorneys’ fees and court costs, which Sublessor sustains as a result of the breach of any of the covenants of this Sublease other than for the payment of Base Rent. Sublessee hereby agrees to be and remain liable for all sums aforesaid; and Sublessor may recover such damages from Sublessee and to institute and maintain successive actions or legal proceedings against Sublessee for the recovery of such damages.  Nothing herein contained shall be deemed to require Sublessor to wait to begin such action or other legal proceedings until the date when the Term would have expired by limitation had there been no such event of default.

(ii)                                  The obligation of Sublessee to pay all sums required to be paid by Sublessee hereunder during the term hereof shall not be deemed to be waived, released or terminated by reason of the service upon Sublessee of any statutory or other notice to collect, notice that the tenancy hereby created will be terminated on the date therein set forth, demand for possession, the institution of any action of forcible detainer or ejectment, or the entry of any judgment for possession that may be rendered in any such action.  In the event of any event of default hereunder, Sublessor may immediately or at any time thereafter, without notice, cure such breach for the account and at the expense of Sublessee.  If Sublessor at any time by reason of such breach, is compelled to pay, or elects to pay, any sum of money or do any act which will require the payment of any sum of money, or incurs any expense, including reasonable attorneys’ fees, in instituting or prosecuting any action or proceedings to enforce Sublessor’s rights hereunder, the sum or sums so paid by Sublessor, with interest thereon at the rate of eighteen percent (18%) per annum from the date of payment thereof, shall be deemed to be additional fee hereunder and shall be due from Sublessee to Sublessor on the first day of the month following the payment of such respective sums or expenses. No receipt of money by Sublessor from Sublessee after the termination of this Sublease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Sublet Premises, shall renew, reinstate, continue or extend the terms of this Sublease or affect any such notice, demand or suit.

(d)                                 Sublessor shall use commercially reasonable efforts to mitigate any damages resulting from a default by Sublessee under this Sublease.  Sublessor’s obligation to mitigate damages after a default by Sublessee under this Sublease shall be satisfied in full if Sublessor undertakes to Sublease the Premises to another sublessee (a “Substitute Sublessee”) in accordance with the following criteria:

(i)                                     Sublessor shall have no obligation to solicit or entertain negotiations with any other prospective sublessees for the Sublet Premises until Sublessor obtains full and complete possession of the Sublet Premises including, without limitation, the final and unappealable legal right to relet the Sublet Premises free of any possessory claim of Sublessee;

(ii)                                  Sublessor shall not be obligated to sublease or show the Sublet Premises, on a priority basis, or offer the Sublet Premises to a prospective sublessee when other premises in the Premises suitable for that prospective sublessee’s use are (or soon will be) available;

(iii)                               Sublessor shall not be obligated to sublease the Sublet Premises to a Substitute Sublessee for a rental less than the current fair market rental then prevailing for similar uses within the Premises, nor shall Sublessor be obligated to enter into a new sublease under other terms and conditions that are unacceptable to Sublessor under Sublessor’s then current leasing policies for comparable space in the Premises;

(iv)                              Sublessor shall not be obligated to enter into a sublease with a Substitute Sublessee whose use would:

(1)                                  violate any restriction, covenant, or requirement contained in the sublease of another sublessee of the Premises;
(2)                                  adversely affect the reputation of the Premises; or
(3)                                  be incompatible with the operation of the Premises as an office building complex; and

(v)                                 Sublessor shall not be obligated to enter into a sublease with any proposed Substitute Sublessee which does not have, in Sublessor’s reasonable opinion, sufficient financial resources to pay all amounts under its sublease as and when due, and to operate the Sublet Premises in a first class manner.

Section 9.03           Remedies Cumulative.

(a)                                  No remedy herein or otherwise conferred upon or reserved to Sublessor shall be considered to exclude or suspend any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Sublease to Sublessor may be exercised from time to time and as often as occasion may rise or as may be deemed expedient.  No delay or omission of Sublessor to exercise any right or power arising from any default, shall impair any such right or power or shall be construed to be a waiver of any such default or any acquiescence therein.  Neither the rights herein given to receive, collect, sue for Rent, moneys or payments, or to enforce the terms, provisions and conditions of this Sublease, or to prevent the breach or nonobservance thereof, or the exercise of any such right or of any other right or remedy hereunder or otherwise granted or arising, shall in any way affect or impair or toll the right or power of Sublessor to declare the Term hereby granted ended, and to terminate this Sublease as provided for in this Sublease, or to repossess without terminating the Sublease, because of any default in or breach of the covenants, provisions or conditions of this Sublease.

(b)                                 Sublessee hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Sublet Premises or to have a continuance of this Sublease after termination of this Sublease or the Sublessee’s right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or distress for fee.

Section 9.04           Non-Waiver of Defaults.  No waiver of any breach of any of the covenants of this Sublease shall be construed, taken or held to be a waiver of any other breach or waiver, acquiescence in or consent to any further or succeeding breach of the same covenant.  No waiver of any default or breach of this Sublease shall be held to be a waiver of any other default or breach.  No act or omission by Sublessor or its employees or agents during the Term of this Sublease shall be deemed an acceptance of a surrender of the Sublet Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Sublessor.

Section 9.05           Attorneys’ Fees.  In the event Sublessee defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Sublease and Sublessor places the enforcement of all or any part of this Sublease, or the recovery of possession of the Sublet Premises in the hands of an attorney or collection agency, Sublessee agrees to reimburse Sublessor for the attorney’s or collection agent’s fees incurred thereby, whether or not suit is actually filed.

ARTICLE X
MAINTENANCE, REPAIRS AND ALTERATIONS

Section 10.01         Maintenance and Repairs.

(a)                                  Except as hereinafter provided, Sublessor at its sole cost shall keep and maintain the entire exterior and interior of the Premises including the roof, plumbing fixtures, heating, ventilating, air-conditioning equipment, driveways and parking areas in good condition and repair, including any necessary replacements, and in full compliance with all zoning, building, health and police regulations in force; provided that Sublessor shall not be required to make any repairs which become necessary by reason of the acts or negligence of Sublessee, its agents, contractors, servants, employees, sublessees, concessionaires or licensees.  Sublessee shall not have any responsibility to maintain the Premises; provided, however, Sublessee shall keep, maintain and repair the interior of the Sublet Premises.

(b)                                 Sublessor will provide cleaning services for the Sublet Premises as described in paragraph 4.02(f) in a manner consistent with the cleaning services provided for the balance of the Premises provided Sublessee pays its proportionate share of the costs therefor.

(c)                                  Sublessor shall have the right to enter the Sublet Premises upon reasonable prior notice for the purpose of inspection and for making any repairs to the Sublet Premises.  Sublessor shall use commercially reasonable efforts to minimize interference with and disruption of Sublessee in making any repairs to the Sublet Premises.

(d)                                 Sublessee shall repair at its sole cost and expense all damage to the Sublet Premises caused by the installation or removal of personal property of Sublessee.

Section 10.02         Alterations.  Sublessee shall not make any alterations or improvements to or do any act which would tend to impair the value of the Sublet Premises or the Premises, without the express prior written consent of the Sublessor.

ARTICLE XI
INTENTIONALLY DELETED

ARTICLE XII
ESTOPPEL CERTIFICATES

Sublessee shall at any time and from time to time upon not less than ten (10) days prior written request from Sublessor execute, acknowledge and deliver to Sublessor, in form reasonably satisfactory to Sublessor, Prime Landlord and Prime Landlord’s Mortgagee, or beneficiary under any trust deed a written statement certifying that Sublessee has accepted the Sublet Premises, that this Sublease is unmodified and in full force and effect, or if there have been modifications, that the same is in full force and effect as modified and stating the modifications; that the Sublessor is not in default hereunder; the date to which the fees and other charges have been paid in advance; if any; or such other accurate certification as may reasonably be required by Sublessor or Prime Landlord’s Mortgagee, or beneficiary under any trust deed, and agreeing to give copies to such mortgagee or beneficiary of all notices by Sublessee to Sublessor. Any such statement delivered by Sublessee pursuant to this Subsection may be relied upon by any prospective purchaser of the Sublet Premises, mortgagee or the beneficiary under any trust deed on the Sublet Premises and their respective successors and assigns.  Solely for purposes of issuance of financial statements, regulatory filings and real property financing by Sublessee or its affiliates, Sublessor shall at any time and from time to time upon not less than ten (10) days prior written request from Sublessee execute, acknowledge and deliver to Sublessee, in form reasonably satisfactory to Sublessee, a written statement certifying that Sublessee has accepted the Sublet Premises, that this Sublease is unmodified and in full force and effect, or if there have been modifications, that the same is in full force and effect as modified and stating the modifications; that the Sublessee is not in default hereunder; the date to which the fees and other charges have been paid in advance; if any; or such other accurate certification as may reasonably be required by Sublessee. Any such statement delivered pursuant to this Subsection may be relied upon in connection with the issuance of any financial statements and regulatory filings and the lender in connection with any real property financing by Sublessee or its affiliates.

ARTICLE XIII
MISCELLANEOUS

Section 13.01         Amendments Must be in Writing.  All understandings between Sublessor and Sublessee are incorporated herein.  None of the covenants, terms or conditions of this Sublease shall be amended except by a written instrument, duly signed, acknowledged and delivered by the parties.

Section 13.02         Notices.  All notices to or demands upon Sublessor or Sublessee desired or required to be given under any of the provisions hereof, shall be in writing.  Any notices or demands from Sublessor to Sublessee shall be deemed to have been duly and sufficiently given if the same has been served personally or has been deposited with a nationally recognized overnight courier for next business day delivery addressed to Sublessee at the Sublet Premises, Attn: Michael O’Hanlon, with a copy at the Sublet Premises to the Sublessee’s General Counsel, or at such address as Sublessee may theretofore have furnished by written notice to Sublessor, and any notice or demands from Sublessee to Sublessor shall be deemed to have been duly and sufficiently given if the same has been served personally or deposited with a nationally recognized overnight courier for next business day delivery addressed to Sublessor at  2901 Butterfield Road, Oak Brook, IL  60523, Attn: Alan F. Kremin, with a copy to The Inland Real Estate Group, Inc., 2901 Butterfield Road, Oak Brook, IL 60523, Attn: General Counsel, or at such other address as Sublessor may theretofore have furnished by written notice to Sublessee.  The effective date of notice by overnight courier aforesaid shall be the next Business Day after deposit with such courier.  The term, Business Day, means any day other than Saturday, Sunday or any other day on which banks are required or are authorized to be closed in Chicago, Illinois.

Section 13.03         Covenants Binding on Successors.  All of the covenants, agreements, conditions and undertakings contained in this Sublease shall extend, inure to, and be binding upon the successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Sublease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the successors and assigns of such party.

Section 13.04         Time of Essence.  Time is of the essence of this Sublease, and all provisions herein relating thereto shall be strictly construed.

Section 13.05         Captions.  The captions of this Sublease are for convenience only and are not to be construed as part of this Sublease and shall not be construed as defining, limiting, or construing in any way the scope or intent of the provisions hereof.

Section 13.06         Severability.  If any term or provision of this Sublease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Sublease shall not be affected thereby, but each term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

Section 13.07         Applicable Law.  This Sublease shall be construed and enforced in accordance with the laws of the State of Illinois.

Section 13.08         Quiet Enjoyment.  So long as Sublessee is not in default hereunder, Sublessor warrants that neither Sublessor, nor anyone claiming by, through or under Sublessor, shall interfere with the peaceful and quiet occupation and enjoyment of the Sublet Premises by Sublessee.  Any failure by Sublessor to comply with the foregoing covenant shall not give Sublessee any right to cancel or terminate this Sublease, or to abate, reduce or make deduction from or offset against any Base Rent, Additional Rent or other sum payable under this Sublease, or to fail to perform or observe any other covenants, agreements or obligations of Sublessee hereunder; provided, however, Sublessee shall be entitled to take all other means to enforce the foregoing covenant whether at law or in equity, including but not limited to suit for damages or specific performance.

Section 13.09         Sublessor Default.  In the event of a default of any term or provision of this Sublease by Sublessor and upon expiration of thirty (30) days’ prior written notice from Sublessee to Sublessor notifying Sublessor of such default and a failure to cure such default by Sublessor during such thirty (30) day period, (provided that if any such default cannot with due diligence be cured within such thirty (30) day period and if the cure of such default shall be promptly commenced (but in any event within such thirty (30) day period) and prosecuted with diligence, the period within which such default may be cured shall be extended for such additional days as may be necessary to (not to exceed 120 additional days as may be reasonably necessary to cure such default with diligence and continuity.) If said default is not timely cured by Sublessor Sublessee shall have the right to pursue all remedies allowed to Sublessee at law or in equity, including but not limited to suit for damages or specific performance; provided, however, Sublessee shall not have the right to offset any Rent due hereunder nor have the right to terminate this Sublease.

Section 13.10         Permitted Contests.  Sublessee shall not be required to (i) comply with any Legal Requirements, as defined in the Prime Lease; (ii) discharge or remove any liens, encumbrances or charges; or (iii) obtain any waivers or settlements or make any changes or take any action with respect to any encroachment, hindrance, obstruction, violation or impairment, so long as (a) Sublessee shall diligently contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its liability therefor, by appropriate proceedings and no action by a third party shall have been taken toward the sale, forfeiture or loss of the Premises or the Prime Sublessor’s interest therein or any part thereof, or the Base Rent or any Additional Rent, or any portion thereof, to satisfy the same or to pay any damages caused by the violation of any Legal Requirement or by any such encroachment, hindrance, obstruction, violation or impairment; (b) there shall not exist (x) any interference with the use and occupancy of the Premises or any part thereof, or (y) any interference with the payment of the Base Rent or any Additional Rent, or any portion thereof; and (c) no such contest shall subject Sublessor or Prime Sublessor to the risk of civil or criminal liability. While any such proceedings are pending, and so long as Prime Landlord’s Mortgagee shall not otherwise object, Sublessor shall not have the right to pay, remove or cause to be discharged the lien or encumbrance thereby being contested nor shall an event of default be deemed to have occurred hereunder solely by reason of the exercise of Sublessee’s rights under this section.  Sublessee further agrees that each such contest shall be promptly prosecuted to a final conclusion.  Sublessee will pay, and save Sublessor, Prime Landlord and Prime Landlord’s Mortgagee  harmless against, any and all losses, liabilities, judgments, decrees and costs (including all reasonable attorneys’ fees), in connection with any such contest and will promptly, after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interests, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. Notwithstanding the foregoing, if an event of default hereunder has occurred and is continuing, or demand for security is made by Prime Landlord’s Mortgagee, Sublessee shall not be permitted to enter into or continue pursuit of any contest permitted without first posting security in an amount equal to the amount in dispute plus any penalties and interest with Sublessor or such other person as Sublessor shall approve.

Section 13.11         Sublessor Authority.  Sublessor represents and warrants to Sublessee that no consent or approval of the Prime Landlord or Prime Landlord’s Mortgagee is required for Sublessor to enter into this Sublease.

Section 13.12         Short Form Sublease.  This Sublease, or a short form or memorandum thereof, may be filed and/or recorded by Sublessee in the appropriate public office for publishing notice of the existence of leases, provided that the entire cost and expense (including without limitation any recording or filing fees or taxes payable with respect thereto) shall be paid by Sublessee, and provided further, that Sublessee shall not be obligated by virtue of this provision or otherwise to file or record this Sublease or a short form or memorandum thereof.

Section 13.13         Payment of Prime Lease Rent.  Provided Sublessee timely pays all Base Rent, all Additional Rent and all other charges due from Sublessee hereunder, Sublessor will timely pay all Basic Rent, all Additional Rent and all other charges due Prime Landlord under the Prime Lease and Sublessor will perform all of its other covenants and obligations under the Prime Lease.

Section 13.14         Prime Lease Performance Covenant.  Provided that Sublessee is not in default under this Sublease, if Prime Landlord is in default or has failed to perform any of its obligations under the terms of the Prime Lease, Sublessor, upon written notice from Sublessee, will make written demand upon Prime Landlord to cure such default.  If Prime Landlord fails to undertake to cure its default or perform its obligations within ten (10) days after receipt of Sublessor’s written demand therefor, Sublessee, and if Sublessee agrees to pay all costs and expenses of Sublessor (to be shared by Sublessor pro rata if Prime Landlord’s default adversely affects Sublessor) Sublessor will take appropriate legal action to enforce the terms of the Prime Lease for the benefit of Sublessee.

Section 13.15         Prime Landlord Recognition.  Upon execution of this Sublease by Sublessor, Sublessor shall provide Sublessee with an executed copy of the Landlord’s Agreement attached hereto as Exhibit C.

Section 13.16         Non-Exclusive Parking.  During the Term hereof, Sublessee shall have the non-exclusive right to use the parking areas cross-hatched on Exhibit D attached hereto for the accommodation and parking of automobiles of Sublessee and its officers, agents, employees and invitees.

Section 13.17         Amendment of Prime Lease.  So long as Sublessor is not in default under this Sublease, Sublessor shall not enter into any amendment of the Prime Lease or exercise any rights under the Prime Lease that might have an adverse effect on Sublessees rights under this Sublease, Sublessee’s occupancy of the Sublet Premises or its use of the Sublet Premises without Sublessee’s prior written consent which consent shall not be unreasonably withheld or delayed.

Section 13.18         Non-Disturbance.  In the event Sublessor shall receive a Non-Disturbance and Attornment Agreement from Prime Landlord’s Mortgagee, Sublessor shall request Prime Landlord to have Prime Landlord’s Mortgagee issue a similar Non-Disturbance and Attornment Agreement to Sublessee.

IN WITNESS WHEREOF, Sublessor and Sublessee have each caused this Sublease to be executed all as of the day and year first above written.

Sublessee:	INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation

By:

Its:

Sublessor:	INLAND REAL ESTATE INVESTMENT CORPORATION., a Delaware corporation

By:

Its:

EXHIBIT “A”

LEGAL DESCRIPTION OF THE PREMISES

EXHIBIT “B”

SUBLET PREMISES

EXHIBIT “C”

LANDLORD’S AGREEMENT

EXHIBIT “D”

PARKING AREAS

Appendix J

[Letterhead of Inland Real Estate Acquisitions, Inc.]

July 24, 2007

Kenneth H. Beard	Barbara A. Murphy
Frank A. Catalano, Jr.	Robert D. Parks
Paul R. Gauvreau	Brenda G. Gujral
Gerald M. Gorski

Dear Ladies and Gentlemen:

It is understood and agreed that Inland Real Estate Acquisitions, Inc. (“IREA”), subject to the existing acquisition agreements, will make Inland Western Retail Real Estate Trust, Inc. (“IWEST”) aware of all the properties that IREA is acquiring with the understanding that, although IWEST is primarily interested in retail and life-style centers, IWEST may also be interested in commercial, office, net lease and residential properties and would be able to bid on them through IREA, if IWEST so chooses.

Sincerely,

INLAND REAL ESTATE ACQUISITIONS, INC.

/s/ G. Joseph Cosenza
G. Joseph Cosenza
Vice Chairman

JC/dh

cc:           David J. Kaufman, Esq.

J-1

Appendix K-1

FORM OF AMENDMENT
TO OFFICE AND FACILITIES MANAGEMENT SERVICES AGREEMENT

This Amendment to that certain Office and Facilities Management Services Agreement dated as of February 10, 2005 (“Services Agreement”) made between INLAND FACILITIES MANAGEMENT, INC., INLAND OFFICE SERVICES, INC., INLAND REAL ESTATE STRATEGIC SERVICES, INC. (n/k/a Inland Purchasing Services, Inc. ) (collectively, “Service Provider”), all Illinois corporations, and  INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC. (“Business Manager”), an Illinois corporation, is made as of _____________, 2007 by the parties to the Services Agreement.

In consideration of the agreements to be made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             Section 2.2 of the Services Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

“2.2  The Business Manager and Service Provider acknowledge that the Services to be provided by Service Provider hereunder are to be provided on a non-exclusive basis such that Business Manager shall be permitted to employ other parties to perform any one or more of the Services and that Service Provider shall be permitted to perform any one or more of the Services to other parties.”

2.             Section 3.3 of the Services Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

“3.3 At any time during the Initial Services Term or during an Additional Services Term, the Business Manager shall have the right to terminate this Agreement, without cause, by providing not less than one hundred eighty (180) days’ prior written notice to Service Provider of any election to terminate and specifying the effective date of such termination.”

3.             Section 3.4 of the Services Agreement is hereby amended by deleting the words “sixty (60)” set forth therein and in lieu thereof inserting the words “thirty (30)”.

4.             Section 3.5 of the Services Agreement is hereby amended by deleting the first sentence thereof in its entirety and in lieu thereof the following is inserted:

“If at any time during the Initial Services Term or any Additional Services Term the REIT has had a Change of Control, as hereinafter defined, Service Provider shall have the right to terminate this Agreement, without cause, upon not less than thirty (30) days prior written notice to Business Manager.”

In all other respects the Services Agreement remains in full force and effect.

K-1-1

INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC.

By:
Its:

INLAND FACILITIES MANAGEMENT, INC.

By:
Its:

INLAND OFFICE SERVICES, INC.

By:
Its:

INLAND PURCHASING SERVICES, INC.

By:
Its:

[Signature Page to Amendment to Office and Facilities Management Services Agreement]

K-1-2

Appendix K-2

FORM OF AMENDMENT TO
INSURANCE AND RISK MANAGEMENT SERVICES AGREEMENT

This Amendment to that certain Insurance and Risk Management Services Agreement dated as of January 1, 2004 (“Services Agreement”) made between INLAND RISK AND INSURANCE MANAGEMENT SERVICES, INC.(“Service Provider”), an Illinois corporation, and  INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC. (“Business Manager”), an Illinois corporation, is made as of _____________, 2007 by the parties to the Services Agreement.

In consideration of the agreements to be made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             Section 2.2 of the Services Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

“2.2  The Business Manager and Service Provider acknowledge that the Services to be provided by Service Provider hereunder are to be provided on a non-exclusive basis such that Business Manager shall be permitted to employ other parties to perform any one or more of the Services and that Service Provider shall be permitted to perform any one or more of the Services to other parties.”

2.             Section 3.3 of the Services Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

“3.3 At any time during the Initial Services Term or during an Additional Services Term, the Business Manager shall have the right to terminate this Agreement, without cause, by providing not less than one hundred eighty (180) days’ prior written notice to Service Provider of any election to terminate and specifying the effective date of such termination.”

3.             Section 3.4 of the Services Agreement is hereby amended by deleting the words “sixty (60)” set forth therein and in lieu thereof inserting the words “thirty (30)”.

4.             Section 3.5 of the Services Agreement is hereby amended by deleting the first sentence thereof in its entirety and in lieu thereof the following is inserted:

“If at any time during the Initial Services Term or any Additional Services Term the REIT has had a Change of Control, as hereinafter defined, Service Provider shall have the right to terminate this Agreement, without cause, upon not less than thirty (30) days prior written notice to Business Manager.”

In all other respects the Services Agreement remains in full force and effect.

K-2-1

INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC.

By:
Its:

INLAND RISK AND INSURANCE MANAGEMENT SERVICES, INC.

By:
Its:

[Signature Page to Amendment to Insurance and Risk Management Services Agreement]

K-2-2

Appendix K-3

FORM OF AMENDMENT TO COMPUTER SERVICES AGREEMENT

This Amendment to that certain Computer Services Agreement dated as of January 1, 2004 (“Services Agreement”) made between INLAND COMPUTER SERVICES, INC. (“Service Provider”), an Illinois corporation, and  INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC. (“Business Manager”), an Illinois corporation, is made as of _____________, 2007 by the parties to the Services Agreement.

In consideration of the agreements to be made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             Section 2.2 of the Services Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

“2.2  The Business Manager and Service Provider acknowledge that the Services to be provided by Service Provider hereunder are to be provided on a non-exclusive basis such that  Business Manager shall be permitted to employ other parties to perform any one or more of the Services and that Service Provider shall be permitted to perform any one or more of the Services to other parties.”

2.             Section 3.3 of the Services Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

“3.3 At any time during the Initial Services Term or during an Additional Services Term, the Business Manager shall have the right to terminate this Agreement, without cause, by providing not less than one hundred eighty (180) days’ prior written notice to Service Provider of any election to terminate and specifying the effective date of such termination.”

3.             Section 3.4 of the Services Agreement is hereby amended by deleting the words “sixty (60)” set forth therein and in lieu thereof inserting the words “thirty (30)”.

4.             Section 3.5 of the Services Agreement is hereby amended by deleting the first sentence thereof in its entirety and in lieu thereof the following is inserted:

“If at any time during the Initial Services Term or any Additional Services Term the REIT has had a Change of Control, as hereinafter defined, Service Provider shall have the right to terminate this Agreement, without cause, upon not less than thirty (30) days prior written notice to Business Manager.”

In all other respects the Services Agreement remains in full force and effect.

K-3-1

INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC.

By:
Its:

INLAND COMPUTER SERVICES, INC.

By:
Its:

[Signature Page to Amendment to Computer Services Agreement]

K-3-2

Appendix K-4

FORM OF AMENDMENT TO PERSONNEL SERVICES AGREEMENT

This Amendment to that certain Personnel Services Agreement dated as of January 1, 2004 (“Services Agreement”) made between INLAND PAYROLL SERVICES, INC. (n/k/a Inland Human Resource Services, Inc.)(“Service Provider”), an Illinois corporation, and  INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC. (“Business Manager”), an Illinois corporation, is made as of _____________, 2007 by the parties to the Services Agreement.

In consideration of the agreements to be made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             Section 2.2 of the Services Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

“2.2  The Business Manager and Service Provider acknowledge that the Services to be provided by Service Provider hereunder are to be provided on a non-exclusive basis such that  Business Manager shall be permitted to employ other parties to perform any one or more of the Services and that Service Provider shall be permitted to perform any one or more of the Services to other parties.”

2.             Section 3.3 of the Services Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

“3.3 At any time during the Initial Services Term or during an Additional Services Term, the Business Manager shall have the right to terminate this Agreement, without cause, by providing not less than one hundred eighty (180) days’ prior written notice to Service Provider of any election to terminate and specifying the effective date of such termination.”

3.             Section 3.4 of the Services Agreement is hereby amended by deleting the words “sixty (60)” set forth therein and in lieu thereof inserting the words “thirty (30)”.

4.             Section 3.5 of the Services Agreement is hereby amended by deleting the first sentence thereof in its entirety and in lieu thereof the following is inserted:

“If at any time during the Initial Services Term or any Additional Services Term the REIT has had a Change of Control, as hereinafter defined, Service Provider shall have the right to terminate this Agreement, without cause, upon not less than thirty (30) days prior written notice to Business Manager.”

                In all other respects the Services Agreement remains in full force and effect.

K-4-1

INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC.

By:
Its:

INLAND HUMAN RESOURCE SERVICES, INC.

By:
Its:

[Signature Page to Amendment to Personnel Services Agreement]

K-4-2

Appendix K-5

FORM OF AMENDMENT TO PROPERTY TAX SERVICES AGREEMENT

This Amendment to that certain Property Tax Services Agreement dated as of January 1, 2004 (“Services Agreement”) made between INVESTORS PROPERTY TAX SERVICES, INC. (“Service Provider”), an Illinois corporation, and  INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC. (“Business Manager”), an Illinois corporation, is made as of _____________, 2007 by the parties to the Services Agreement.

In consideration of the agreements to be made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             Section 2.2 of the Services Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

“2.2  The Business Manager and Service Provider acknowledge that the Services to be provided by Service Provider hereunder are to be provided on a on-exclusive basis such that  Business Manager shall be permitted to employ other parties to perform any one or more of the Services and that Service Provider shall be permitted to perform any one or more of the Services to other parties.”

2.             Section 3.3 of the Services Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

“3.3 At any time during the Initial Services Term or during an Additional Services Term, the Business Manager shall have the right to terminate this Agreement, without cause, by providing not less than one hundred eighty (180) days’ prior written notice to Service Provider of any election to terminate and specifying the effective date of such termination.”

3.             Section 3.4 of the Services Agreement is hereby amended by deleting the words “sixty (60)” set forth therein and in lieu thereof inserting the words “thirty (30)”.

4.             Section 3.5 of the Services Agreement is hereby amended by deleting the first sentence thereof in its entirety and in lieu thereof the following is inserted:

“If at any time during the Initial Services Term or any Additional Services Term the REIT has had a Change of Control, as hereinafter defined, Service Provider shall have the right to terminate this Agreement, without cause, upon not less than thirty (30) days prior written notice to Business Manager.”

In all other respects the Services Agreement remains in full force and effect.

K-5-1

INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC.

By:
Its:

INVESTORS PROPERTY TAX SERVICES, INC.

By:
Its:

[Signature Page to Amendment to Property Tax Services Agreement]

K-5-2

Appendix K-6

FORM OF AMENDMENT TO COMMUNICATIONS SERVICES AGREEMENT

This Amendment to that certain Communications Services Agreement dated as of January 1, 2004 (“Services Agreement”) made between INLAND COMMUNICATIONS, INC. (“Service Provider”), an Illinois corporation, and  INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC. (“Business Manager”), an Illinois corporation, is made as of _____________, 2007 by the parties to the Services Agreement.

In consideration of the agreements to be made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             Section 2.2 of the Services Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

“2.2  The Business Manager and Service Provider acknowledge that the Services to be provided by Service Provider hereunder are to be provided on a non-exclusive basis such that Business Manager shall be permitted to employ other parties to perform any one or more of the Services and that Service Provider shall be permitted to perform any one or more of the Services to other parties.”

2.             Section 3.3 of the Services Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

“3.3 At any time during the Initial Services Term or during an Additional Services Term, the Business Manager shall have the right to terminate this Agreement, without cause, by providing not less than one hundred eighty (180) days’ prior written notice to Service Provider of any election to terminate and specifying the effective date of such termination.”

3.             Section 3.4 of the Services Agreement is hereby amended by deleting the words “sixty (60)” set forth therein and in lieu thereof inserting the words “thirty (30)”.

4.             Section 3.5 of the Services Agreement is hereby amended by deleting the first sentence thereof in its entirety and in lieu thereof the following is inserted:

“If at any time during the Initial Services Term or any Additional Services Term the REIT has had a Change of Control, as hereinafter defined, Service Provider shall have the right to terminate this Agreement, without cause, upon not less than thirty (30) days prior written notice to Business Manager.”

In all other respects the Services Agreement remains in full force and effect.

K-6-1

INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC.

By:
Its:

INLAND COMMUNICATIONS, INC.

By:
Its:

[Signature Page to Amendment to Communication Services Agreement]

K-6-2

Appendix K-7

FORM OF AMENDMENT TO LOAN SERVICES AGREEMENT

This Amendment to that certain Loan Services Agreement dated as of January 1, 2004, as amended,(“Services Agreement”) made between INLAND MORTGAGE SERVICING CORPORATION  (“Service Provider”), an Illinois corporation, and  INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC. (“Business Manager”), an Illinois corporation, is made as of _____________, 2007 by the parties to the Services Agreement.

In consideration of the agreements to be made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             Section 2.2 of the Services Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

“2.2  The Business Manager and Service Provider acknowledge that the relationship created hereby is on a non-exclusive basis such that during the Initial Services Term and any Additional Services Term, the Business Manager is permitted to retain third parties to perform the same or similar Services for any loan that has not been placed with the Service Provider to service, or to have the REIT perform such services; and that Service Provider shall be permitted to perform the Services or any individual Service for any other parties. Once a loan has been placed with the Service Provider, it cannot be withdrawn unless this Agreement has been terminated as hereinafter provided.”

2.             Section 3.3 of the Services Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

“3.3 At any time during the Initial Services Term or during an Additional Services Term, the Business Manager, or the successor to the REIT if a Change of Control has occurred, shall have the right to terminate this Agreement, without cause, by providing not less than one hundred eighty (180) days’ prior written notice to Service Provider of any election to so terminate and specifying the effective date of such termination; provided, however:

(a)  In the event Business Manager is terminating this Agreement for the purpose of either (i) having the REIT service all of the loans covered by this Agreement in house or (ii) having all of the loans covered by this Agreement serviced by another loan servicer, but in either case of (i) or (ii) not in connection with a Change of Control of the REIT, then in such event, Service Provider will initiate the transfer of the loans to the entity designated by the Business Manager in the termination notice. Until the effective date of termination, the Service Provider shall continue to be paid monthly compensation in an amount equal to the total monthly compensation on the date the termination notice is served until and through the month of the effective termination date stated in the termination notice. In the event that any lender does not complete the transfer of any loan until

K-7-1

after the effective date of termination, the Service Provider will be paid a monthly fee of $250.00 on each loan until the transfer of the loan has been completed;

(b)  In the event of a Change of Control of the REIT, the entity assuming control of the REIT may terminate this Agreement after the Change of Control is complete by giving the Service Provider not less than one hundred eighty (180) days’ notice of the effective date of the termination. In such event, Service Provider will initiate the transfer of the loans to the entity designated in the termination notice. Thereafter, until the effective date of termination, the Service Provider shall be paid monthly compensation in an amount equal to the total number of loans being serviced on the date the termination notice was given to the Service Provider  multiplied by $250.00 until and through the month of the effective termination date stated in the termination notice, to cover the increased costs involved in the transfer and the underwriting of the entity assuming control of the REIT. For any loans not transferred by the effective date of termination, the Service Provider will be paid a monthly fee of $250.00 on each loan until the transfer of the loan has been completed;

The terms of this Section 3.3 shall control over any conflicting terms of Section 2 of Exhibit A attached hereto.”

3.             Section 3.4 of the Services Agreement is hereby amended by deleting the words “sixty (60)” set forth therein and in lieu thereof inserting the words “thirty (30)”.

4.             Section 3.5 of the Services Agreement is hereby amended by deleting the first sentence thereof in its entirety and in lieu thereof the following is inserted:

“If at any time during the Initial Services Term or any Additional Services Term the REIT has had a Change of Control, as hereinafter defined, Service Provider shall have the right to terminate this Agreement, without cause, upon not less than thirty (30) days prior written notice to Business Manager.”

In all other respects the Services Agreement remains in full force and effect.

K-7-2

INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC.

By:
Its:

INLAND MORTGAGE SERVICING CORPORATION

By:
Its:

[Signature Page to Amendment to Loan Services Agreement]

K-7-3

Appendix K-8

FORM OF
SECOND AMENDMENT TO MORTGAGE BROKERAGE SERVICES AGREEMENT

This Second Amendment to that certain Mortgage Brokerage Services Agreement dated as of January 1, 2004, as amended (“Services Agreement”), made between INLAND MORTGAGE INVESTMENT CORPORATION (“Service Provider”), an Illinois corporation whose interest in such agreement has been assigned to Inland Mortgage Brokerage Corporation, and INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC. (“Business Manager”), an Illinois corporation, is made as of                           , 2007 by the parties to the Services Agreement.

In consideration of the agreements to be made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             Section 2.2 of the Services Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

“2.2 The Business Manager and Service Provider acknowledge that the Services to be provided by Service Provider hereunder are to be provided on a non-exclusive basis such that Business Manager shall be permitted to employ other parties to perform any one or more of the Services and that Service Provider shall be permitted to perform any one or more of the Services to other parties.”

2.             Section 3.3 of the Services Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

“3.3 At any time during the Initial Services Term or during an Additional Services Term, the Business Manager shall have the right to terminate this Agreement, without cause, by providing not less than one hundred eighty (180) days’ prior written notice to Service Provider of any election to terminate and specifying the effective date of such termination.”

3.             Section 3.4 of the Services Agreement is hereby amended by deleting the words “sixty (60)” set forth therein and in lieu thereof inserting the words “thirty (30)”.

4.             Section 3.5 of the Services Agreement is hereby amended by deleting the first sentence thereof in its entirety and in lieu thereof the following is inserted:

“If at any time during the Initial Services Term or any Additional Services Term the REIT has had a Change of Control, as hereinafter defined, Service Provider shall have the right to terminate this Agreement, without cause, upon not less than thirty (30) days prior written notice to Business Manager.”

In all other respects the Services Agreement remains in full force and effect.

K-8-1

INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC.

By:
Its:

INLAND MORTGAGE BROKERAGE CORPORATION

By:
Its:

[Signature Page to Second Amendment to Mortgage Brokerage Services Agreement]

K-8-2

Appendix L

FORM OF TRANSITION PROPERTY
DUE DILIGENCE SERVICES AGREEMENT

THIS TRANSITION PROPERTY DUE DILIGENCE SERVICES AGREEMENT (this “Agreement”) is made and entered into as of the ___ of _____________, 2007, by and between INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation (“Client”), and INLAND REAL ESTATE ACQUISITIONS, INC., Illinois corporation (“Service Provider”).

RECITALS:

A.            Client is in the business of the ownership, operation, management, leasing and development of a diversified portfolio of real estate, primarily retail, multi-tenant, office, single-user net lease properties and commercial real estate.

B.            Concurrently with the execution of this Agreement, Client acquired, through its subsidiaries and pursuant to that certain Agreement and Plan of Merger, dated as of the 14th day of August, 2007 (the “Merger Agreement”), by and among Client, IWEST Acquisition 1, Inc., IWEST Acquisition 2, Inc., IWEST Acquisition 3, Inc., IWEST Acquisition 4, Inc., Inland Western Management Corp. (“Western”), Inland Southwest Management Corp. (“Southwest”), Inland Northwest Management Corp. (“Northwest”), Inland Western Retail Real Estate Advisory Services, Inc. (“Advisor”), Inland Real Estate Investment Corporation, and IWest Merger Agent, LLC, as agent for the stockholders.

C.            Service Provider and certain of its employees have, prior to the consummation of the transactions contemplated by the Merger Agreement (collectively, the “Mergers”), provided to the Client, the services described and set forth on Exhibit A attached hereto and made a part hereof (collectively, the “Services”).

D.            Client is desirous of retaining Service Provider to provide Services for a period of time from and after the consummation of the transactions contemplated by the Merger Agreement.

E.             Service Provider is desirous of providing the Services to Client for a period of time from and after the consummation of the transactions contemplated by the Merger Agreement.

F.             Client and Service Provider wish to set forth their understanding and agreement with respect to the Services, the compensation to be paid to Service Provider by Client and other matters relating thereto, all as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants herein, the compensation to be paid by Client to Service Provider as herein provided, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Incorporation of Recitals.  The foregoing Recitals are, by this reference, incorporated into the body of this Agreement as if the same had been set forth herein in their entirety.

2.             Performance of Services with respect to Subject Properties.  Upon request of the Client, Service Provider agrees to provide Client with the Services in connection with evaluating and acquiring any Subject Property (as defined in the Property Acquisition Agreement, dated February 22, 2005, between Client, Service Provider and Inland Western Retail Real Estate Advisory Services, Inc. (the “Advisor”), which agreement is referred to as the “Property Acquisition Agreement”) and any other property the Client desires to acquire (Subject Properties and any other property with respect to which Client requests Service Provider to provide Services shall hereinafter collectively be referred to as a “Property” or “Properties”).  Notwithstanding the foregoing or anything else contained in this Agreement, Service Provider shall be excused from providing the Services in connection with any specific Property if:

(A)          Performing the Service would violate applicable law or the rules of any regulatory body having jurisdiction over the Services;

(B)           Performing the Service would result in the commission of fraud upon any person or party;

(C)           Service Provider has a reasonable basis, upon the advice of counsel, that performing the Service could subject the Service Provider to liability or material damages in any civil litigation; or

(D)          Service Provider does not have a sufficient number of qualified personnel to provide the Services, provided that Service Provider shall use commercially reasonable efforts to eliminate and minimize the duration of any personnel shortage.

3.             Term.  The initial term ( the “Initial Term”) of this Agreement shall commence as of the date hereof (the “Commencement Date”), and, unless terminated earlier as provided in Section 4 below, automatically shall expire and terminate, unless renewed, on the first  anniversary of the Commencement Date; provided, that this Agreement shall be automatically renewed for an additional one year period (“Renewal Term”) unless either party provides notice of its intent not to renew at least 90 days prior to the expiration of the Initial Term or Renewal Term, as the case may be.

4.             Termination.

(a)           By Client.

(i)            For Cause.  Client may terminate this Agreement upon material default by Service Provider hereunder upon ten days prior notice to Service Provider; provided, however, that prior to exercising its rights under this Section 4(a)(i), Client shall notify Service Provider of the alleged default, and Service Provider shall have 30 days after receipt of such notice to cure the default to Client’s reasonable satisfaction.  Upon terminating in accordance with this Section 4(a)(i), Client shall pay Service Provider all amounts due Service Provider under Section 7 hereof.

(ii)           Without Cause.  Client may terminate this Agreement, without cause, by providing not less than 60 days prior notice (which notice shall specifically set forth the effective date of termination) to the Service Provider of such election to so terminate.  Upon terminating in accordance with this Section 4(a)(i), Client shall, pay Service Provider all amounts due Service Provider under Section 7 hereof.

(b)           By Service Provider

(i)            For Cause.  Service Provider may terminate this Agreement, upon the occurrence of any of the following events:

a.             Client fails, in the absence of a bona fide dispute with respect to such payment, to make payment for Services on its due date, provided however, that Client may cure such breach up to three times per calendar year by making payment within 10 days of  Client’s receipt of notice that it failed to make such payment when due;

b.             Client requests that Service Provider violate any applicable law or the rules of any regulatory body having jurisdiction (and Client does not promptly revoke such request upon Service Provider’s refusal to comply);

c.             Client requests that Service Provider take any action which would result in the commission of a fraud upon any person or party (and Client does not promptly revoke such request upon Service Provider’s refusal to comply);

d.             Client requests that Service Provider take any action that, upon the advice of counsel to Service Provider, could subject the Service Provider to liability or material damages in a civil litigation (and Client does not promptly revoke such request upon Service Provider’s refusal to comply); or

e.             A Change of Control (hereinafter defined).

(ii)           For the purposes hereof, the term “Change of Control” shall mean the occurrence of any one or more of the following:

(a)           Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Client to any person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; provided, however, that any sale, lease, exchange or transfer to (including, without limitation, any merger or other business combination with or into) any of the following shall not constitute a Change of Control:  (i) any affiliate controlled by Client, (ii) Inland Real Estate Corporation, (iii) Inland American Real Estate Trust, Inc., (iv) The Inland Group, Inc.,

or (v) any affiliate controlled by any of the persons or entities listed in clauses (i) through (v) above (all of the persons and entities described in clauses (i) through (v) above to be hereinafter sometimes referred to as the “Inland Companies”);

(b)           The approval by the holders of the outstanding shares of Client of any plan or proposal for the liquidation or dissolution of Client;

(c)           Any person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (other than any one or more of the Inland Companies) shall become the owner, directly or indirectly, beneficially or of record, of shares of Client representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding common shares of Client; or

(d)           Following any change in the composition of the board of directors of Client, a majority of the board of directors of Client are not a combination of either (i) members of the board of directors of Client as of the date hereof, or (ii) members of the board of directors of Client whose nomination for election or election to the board of directors of Client has been recommended, approved or ratified by at least 80% of the board of directors of Client then in office who were either members of the board of directors of Client as of the date hereof or whose election as a member of the board of directors of Client was previously so approved pursuant to this clause (ii)

5.             Independent Contractor.    Service Provider’s status shall be that of an independent contractor, and not that of an agent or employee of Client.  Service Provider shall not hold itself out as an employee or agent of Client except as contemplated by any other Ancillary Agreement.

6.             Intentionally Omitted.

7.             Payment.  For all Services provided and rendered under and pursuant to this Agreement, Client shall pay to Service Provider the following:

(a)           Any and all reasonable, third party out-of-pocket costs incurred by Service Provider in connection with performing Services hereunder (“Third Party Costs”);

(b)           With respect to each Subject Property, the acquisition of which the Company elects to pursue, a non-accountable administrative overhead expense reimbursement equal to $11,500 (“Overhead Costs”);

(c)           For Properties with respect to which the Company specifically requests Acquisitions to negotiate the business terms of a letter of intent, letter agreement or agreement of purchase and sale, a non-accountable administrative overhead expense reimbursement equal to $25,000 (“Negotiation Costs”); and

(d)           For Properties with respect to which the Company specifically requests Services to be provided pursuant to this Agreement, a non-accountable due diligence cost reimbursement equal to $7,000 (“Due Diligence Costs”).

Notwithstanding the foregoing, if, after review of a Property, Client elects not to acquire such Property and Service Provider shall offer or present such Property to another client of Service Provider, then, if such other client shall decide to pursue the acquisition of such Property, Service Provider shall refund to Client any and all Third Party Costs, Overhead Costs, Negotiation Costs and Due Diligence Costs paid by Client to Service Provider with respect to or in connection with such Property to the extent such other client reimburses Client for such costs and expenses (and Service Provider agrees to use reasonable efforts to seek such reimbursement from such other client).  Such reimbursement to Client shall be payable by Service Provider promptly after receipt by Service Provider of reimbursement from such other client.

All Third Party Costs, Overhead Costs, Negotiation Costs and Due Diligence Costs payable by Client to Service Provider under and pursuant to this Agreement shall be due and payable within 30 days of Client’s receipt of an invoice therefor (together with invoices from the third party service providers for the Third Party Costs).  The compensation to be paid by Client under this Section 7 shall constitute full and complete payment for any and all services rendered and performed by Service Provider (including the cost of any and all labor) under and pursuant to this Agreement.

8.             Right to Audit.  If required by Client’s auditors, Service Provider shall keep and make available for the examination and audit of or by Client, or Client’s authorized employees, agents or representatives during normal business hours at Client’s cost, all data, materials, books, records, receipts, accounts and other information substantiating and verifying any and all reasonable, third party out-of-pocket costs incurred by Service Provider in connection with performing Services hereunder.  Client shall have the right to conduct such examination and audit, no more than two times per calendar year, as part of an examination and audit, on an aggregate basis, of the services provided under, and the books, records, files and other matters of all of the companies providing services under, the services agreements set forth on Exhibit B attached hereto and made a part hereof.

9.             Confidentiality.  During the term of this Agreement, the parties may communicate to each other certain confidential information to enable Service Provider to perform the services hereunder, or Service Provider may develop confidential information for Client.  Each party agrees (i) to treat, and to cause its employees, agents, subcontractors and representatives, if any, to treat as secret and confidential, all such information, and (ii) except as necessary in the performance of the Services, not to disclose any such confidential information or make available any reports, recommendations or conclusions which Service Provider may make for Client to any person, firm or corporation without first obtaining Client’s written approval.  The foregoing shall not prohibit or restrict any party from disclosing any information:  (a) the disclosure of which is necessary to comply with any applicable laws, including, without limitation, federal or state securities laws, or any exchange listing or similar rules and regulations; (b) the disclosure of which is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction; (c) such information is now, or hereafter is made, generally available to the public other than by disclosure in violation of this Agreement; (d) such information was disclosed to the disclosing party by a third party that the disclosing party, in good faith, believes was not bound by an obligation of confidentiality; or (vi) the parties hereto consent to the form and content of any such disclosure.  If any party learns that disclosure of such information is sought in or by a court or governmental body of competent jurisdiction or through other means, such party shall (1) give prompt notice to the other party prior to making such disclosure and allow such other party, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information, (2) reasonably cooperate with such other party in its efforts to prevent, or obtain a protective order for, such disclosure, and (3) disclose the minimum amount of information required to be disclosed.

10.           Property Status Meetings.  Representatives of Client may attend and participate in the regularly scheduled acquisition meetings held by Service Provider to discuss properties marketed or advertised for sale or the status of the potential acquisition of properties.

11.           Notices.  Any notices, demands and other communications to be delivered hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered, if personally delivered, or (b) one business day after delivery to a nationally recognized, overnight courier service guaranteeing next day delivery, delivery charges prefixed, if given by such service, and addressed as follows:  (i) If to Service Provider:  Inland Real Estate Acquisitions, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention:  G. Joseph Cosenza, with a  separate copy to The Inland Real Estate Group, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention:  Robert H. Baum; and (ii) If to Client: Inland Western Retail Real Estate Trust, Inc., 2907 Butterfield Road, Oak Brook, Illinois 60523 Attention: Steven P. Grimes.  Either party may change the addresses set forth for it herein upon written notice thereof to the other.

12.           Assignment.  Except as otherwise provided in this Agreement, neither Client nor Service Provider shall assign, subcontract or delegate all of any part of its rights or obligations hereunder without the other party’s prior written approval (which shall not be unreasonably withheld or delayed), and any attempt to do so shall be null and void.

13.           Binding Effect.  Subject to the provisions of Section 12 above, this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

14.           Waiver.  No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

15.           Headings.  The Article and Section headings used herein are for reference and convenience only and shall not limit or control any term or provision of this Agreement or the interpretation or construction thereof.

16.           Force Majeure.  No liability shall result from the delay or nonperformance of Services caused by circumstances beyond the control of the Service Provider, including without limitation Act of God, fire, flood, snowstorm, war, acts of terrorism, government action, riot, civil disturbance, accident, inability to obtain labor, material, or equipment (“Force Majeure”).  During periods of Force Majeure, Services so affected by such Force Majeure may be eliminated without liability, but this Agreement shall remain otherwise unaffected.  Timely notice of Force Majeure and its expected duration shall be given by the affected party to the other, and the party whose performance is affected by a Force Majeure event will use commercially reasonable efforts to avoid, remove or minimize the impact of such event on the performance of its obligations at the required level at the earliest possible date.

17.           Applicable Law.  This Agreement shall be entered into and construed in accordance with the internal laws of the State Illinois.

18.           Schedules, Attachments, Exhibits.  All schedules, attachments and exhibits, if any, referred to in or attached to this Agreement are and shall be deemed to be an integral part of this Agreement as if fully set forth herein.

19.           Entire Agreement; Amendment.  This Agreement, together with Property Acquisition Agreement and the schedules, attachments and exhibits referred to herein, constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement and the Property Acquisition Agreement supersede all prior and contemporaneous proposals, agreements, memoranda, understandings, negotiations and discussions, whether written or oral, of the parties in connection with the subject matter hereof.  No change, amendment or modification of this Agreement shall be binding or enforceable unless in writing and executed by the party to be bound thereby.

20.           Survival.  The obligations of Client and Service Provider under Sections 7, 8, 9, 17 hereof shall survive the expiration or other termination of this Agreement.

21.           Severability.  The various terms, provisions and covenants herein contained shall be deemed to be separate and severable, and the invalidity or unenforceability of any of them shall in no manner affect or impair the validity or enforceability of the remainder hereof.

22.           Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be treated as an original but which, when taken together, shall constitute one and the same instrument.  A signed facsimile copy of this Agreement shall constitute an original for all purposes.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereunto have executed this Transition Property Due Diligence Services Agreement as of the day and year first written above.

CLIENT:

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation
By:
Name:
Its:

SERVICE PROVIDER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:
Name:
Title:

[Signature Page to Transition Property Due Diligence Services Agreement]

EXHIBIT A

1.             Services:  The services to be provided under this Agreement shall be of the same nature and type provided by Service Provider to Client prior to the Merger.  Specifically:

•                  Negotiate the business terms of letters of intent, letter agreements, agreements of purchase and sale or other agreements relating to the potential acquisition of a Subject Property.  In the event that Client pursues the acquisition of a Subject Property, and Client also engages Service Provider under and pursuant to this Agreement to negotiate a letter of intent, purchase and sale agreement or other acquisition agreement in connection therewith, Service Provider shall, reasonably and in good faith, negotiate such agreement within the acquisition guidelines and parameters adopted or promulgated by Client from time to time (the “Client Acquisition Guidelines”), and shall keep Client apprised of the status and progress of all such negotiations.  Upon the request of Service Provider, Client shall provide Service Provider with the then current Client Acquisition Guidelines.

•                  Analyze whether the Property is of a type, nature and quality that is comparable to or commensurate with the portfolio of properties owned and managed by Client.

•                  Prepare Service Provider’s standard preliminary and final pro forma analysis (“deal sheet”) for each Subject Property and provide copies of the deal sheet to Client at a reasonable time prior to Client presenting the Subject Property to it’s board of directors.

•                  Provide due diligence analysis, review and investigation with respect to any Property acquired or sought to be acquired by Client of the type and nature performed by Service Provider prior to the Merger.  Specifically, gathering, assembling and distributing any and all information received by Service Provider from third parties and relating to a Property upon request of the Client or ordering and reviewing from a business (not a legal perspective) any tests, appraisals and reports, leases, lease amendments or guaranties, service contracts, warranties, material title documents and other agreements relating to the ownership, operation, leasing and management of a Property, and advising Client of concerns or issues identified by Service Provider (collectively, “Due Diligence Documents”).

•                  Document coordination and property transition with property management companies.

•                  Deliver copies or originals to Client of any and all Due Diligence Documents relating to a particular Property at the time Client acquires the particular Property.

•                  Coordinate closing of, from a business (not a legal) perspective, properties, including preparing, reviewing and approving closing and proration statements.

EXHIBIT B

SERVICES AGREEMENTS

1.             Office and Facilities Management Services Agreement, dated February 10, 2005, among the Advisor, Inland Office Management and Services, Inc., and Inland Facilities Management, Inc.

2.             Communications Services Agreement, dated January 1, 2004, between the Advisor and Inland Communications, Inc.

3.             Personnel Services Agreement, dated January 1, 2004, between the Advisor and Inland Payroll Services, Inc.

4.             Property Tax Services Agreement, dated January 1, 2004, between the Advisor and Investors Property Tax Services, Inc.

5.             Computer Services Agreement, dated January 1, 2004, between the Advisor and Inland Computer Services, Inc.

6.             Insurance and Risk Management Services Agreement, dated January 1, 2004, between the Advisor and Inland Risk and Insurance Management Services, Inc.

Appendix M

FORM OF
INSTITUTIONAL INVESTOR RELATIONSHIPS SERVICES AGREEMENT

This Institutional Investor Relationships Services Agreement (this “Agreement”), executed on _____________, 2007 and effective as of May 3, 2006 (the “Effective Date”), is entered into by and between INLAND INSTUTIONAL CAPITAL PARTNERS CORPORATION, an Illinois corporation (“Service Provider”), and INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC., an Illinois corporation (the “Business Manager”).

RECITALS

WHEREAS, Service Provider is in the business of providing certain equity capital relationship services, including without limitation, the services described and set forth in Exhibit A hereto (collectively, the “Services”); and

WHEREAS, the Business Manager is desirous of retaining Service Provider to perform the Services for the Business Manager in connection with the Real Estate Business (as defined herein) for the benefit of REIT (as defined herein) and/or its Affiliates (as defined herein), and Service Provider is willing to perform the Services, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and obligations set forth below, the parties hereto, intending to be legally bound, agree to the foregoing and as follows:

ARTICLE I
DEFINITIONS

“Affiliate” shall mean, except as otherwise provided herein, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, that Person.  For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of that Person through the ownership of voting securities, by contract or otherwise.  With respect to the Business Manager, any entity representing a joint venture or similar arrangement in which the Business Manager, or an entity controlled by the Business Manager, is the general partner or managing member shall be deemed to be an “Affiliate” of the Business Manager.

 “Business Management Agreement” shall mean that certain Advisory Agreement, dated as of September 18, 2003, as amended from time to time, between the Business Manager and REIT.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Real Estate Business” shall mean (i) any business activities conducted by REIT so long as REIT remains qualified as a “real estate investment trust” under Section 856 the Internal Revenue Code of 1986, as amended, and (ii) any business that is consistent with and limited to the description of the business of REIT contained in the prospectus forming a part of the Registration Statement on Form S-11 (No. 333-122743), as amended, filed by REIT with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

“REIT” shall mean Inland Western Retail Real Estate Trust, Inc., a Maryland corporation.

ARTICLE II
PERFORMANCE OF SERVICES

2.1           Service Provider agrees to perform the Services for the Business Manager in connection with the Real Estate Business of the REIT and/or its or their Affiliates.  Service Provider shall perform and provide the Services in a professional manner and in accordance with all laws, statutes, ordinances, codes, rules and regulations applicable to the Services.  Service Provider, at Business Manager’s cost, may employ, contract with or use the service of any third party in connection with the performance of the Services as the Service Provider deems reasonably necessary or desirable, including independent, outside counsel.

2.2           The Business Manager and Service Provider acknowledge that the Services to be provided by Service Provider hereunder are to be provided on a non-exclusive basis such that Business Manager shall be permitted to employ other parties to perform any one or more of the Services and that Service Provider shall be permitted to perform any one or more of the Services to other parties.

ARTICLE III
TERM AND TERMINATION

3.1           Subject to the termination provisions set forth in this Article III, this Agreement shall continue for an initial period of four (4) years from the Effective Date (“Initial Services Term) and shall be automatically renewed for consecutive three (3) year terms thereafter (each an “Additional Services Term”) unless earlier terminated as hereafter provided.

3.2           At any time during the Initial Services Term or at any time during an Additional Services Term, the Business Manager may terminate this Agreement for cause (i.e., a material default by Service Provider hereunder) upon ten (10) days’ prior written notice to Service Provider; provided, however, that prior to exercising its rights under this Section 3.2, the Business Manager shall notify Service Provider of any default, and Service Provider shall have thirty (30) days after receipt of the notice to cure the default to the Business Manager’s reasonable satisfaction.  As full compensation to which Service Provider shall be entitled, the Business Manager shall promptly make payment to Service Provider as provided in Article V below for the Services performed prior to the effective date of termination in compliance with the terms and provisions of this Agreement, including any accrued Advisory Fee, and in addition, Business Manager shall continue and promptly pay to Service Provider future Client Relation success fees, as set forth in Section 2 of Exhibit A, as funds are called for under applicable venture agreements, through and including the final fund draw by the venture. The terms of the immediately proceeding sentence shall indefinitely survive any expiration or earlier termination of this Agreement.

3.3           At any time during the Initial Services Term or during an Additional Services Term, the Business Manager shall have the right to terminate this Agreement, without cause, by providing not less than one hundred eighty (180) days’ prior written notice to Service Provider of any election to terminate and specifying the effective date of such termination. As full compensation to which Service Provider shall be entitled, the Business Manager shall promptly make payment to Service Provider as provided in Article V below for the Services performed prior to the effective date of termination in compliance with the terms and provisions of this Agreement, including any accrued Advisory Fee, and in addition, Business Manager shall continue and promptly pay to Service Provider future Client Relation success fees, as set forth in Section 2 of Exhibit A, as funds are called for under applicable venture agreements, through and including the final fund draw by the venture. The terms of the immediately proceeding sentence shall indefinitely survive any expiration or earlier termination of this Agreement.

3.4           Provided that Service Provider is not providing or is terminating such Services to all other clients of Service Provider, and no affiliate of Service Provider is providing or is undertaking to provide such Services, Service Provider, at any time during the Initial Services Term or during an Additional Services Term, may elect to limit one or more of the Services it is providing to the Business Manager upon not less than thirty (30) days’ prior written notice to the Business Manager, specifying the effective date such Services shall no longer be performed and describing in reasonable detail the Services to be terminated.  As full compensation to which Service Provider shall be entitled, the Business Manager shall promptly make payment to Service Provider as provided in Article V below for the Services performed prior to the effective date of termination in compliance with the terms and provisions of this Agreement, including any accrued Advisory Fee, and in addition, Business Manager shall continue and promptly pay to Service Provider future Client Relation success fees, as set forth in Section 2 of Exhibit A, as funds are called for under applicable venture agreements, through and including the final fund draw by the venture. The terms of the immediately proceeding sentence shall indefinitely survive any expiration or earlier termination of this Agreement.

3.5           If at any time during the Initial Services Term or any Additional Services Term the REIT has had a Change of Control, as hereinafter defined, Service Provider shall have the right to terminate this Agreement, without cause, upon not less than thirty (30) days written notice to Business Manager. At any time during the Initial Services Term or any Additional Services Term, and the REIT has not had a Change of Control, Service Provider shall have the right to terminate this Agreement, without cause, by providing not less than one hundred eighty (180) days’ prior written notice to the Business Manager, specifying the effective date of such termination. The foregoing notwithstanding, Service Provider, upon ten (10) days’ prior written notice to the Business Manager, may terminate this Agreement, or decline to provide a particular Service hereunder upon the occurrence of any of the following events:

(a)           The Business Manager fails, in the absence of a bona fide dispute with respect to any payment, to make payment for Services on its due date; provided, however, the Business Manager may cure the breach up to three (3) times per calendar year by making payment within ten (10) days of the Business Manager’s receipt of written notice that it failed to make the payment when due;

(b)           The Business Manager requests that Service Provider provide Services that in the Service Provider’s opinion would violate any applicable law or the rules of any regulatory body with jurisdiction and the Business Manager does not promptly withdraw the request upon Service Provider’s notice to the Business Manager of Service Provider’s aforesaid opinion;

(c)           The Business Manager requests that Service Provider take any action  that in the Service Provider’s opinion would result in the commission of a fraud upon any person or party and the Business Manager does not promptly withdraw the request upon Service Provider’s notice to the Business Manager of Service Provider’s aforesaid opinion;

(d)           The Business Manager requests that Service Provider take any action that, upon the advice of counsel to Service Provider, could subject Service Provider to liability or material damages in civil litigation and the Business Manager does not promptly withdraw the request upon Service Provider’s notice to the Business Manager of Service Provider’s aforesaid advice of counsel; or

(e)           The Business Manager requests that Service Provider provide Services that upon advice of counsel to Service Provider would cause Service Provider or any of its employees to be in violation of its professional code of ethics or other ethical standards the Service Provider or any of its employees is subject to and the Business Manager does not promptly withdraw the request upon Service Provider’s notice to the Business Manager of Service Provider’s counsel’s advice.

As full compensation to which Service Provider shall be entitled, the Business Manager shall promptly make payment to Service Provider as provided in Article V below for the Services performed prior to the effective date of termination in compliance with the terms and provisions of this Agreement, including any accrued Advisory Fee, and in addition, Business Manager shall continue and promptly pay to Service Provider future Client Relation success fees, as set forth in Section 2 of Exhibit A, as funds are called for under applicable venture agreements, through and including the final fund draw by the venture. The terms of the immediately proceeding sentence shall indefinitely survive any expiration or earlier termination of this Agreement.

3.6           Upon any termination of this Agreement or cessation of Services arising under Sections 3.2 or 3.4 of this Agreement, during the Initial Services Term or any Additional Services Term, Service Provider shall provide the Business Manager with a reasonable opportunity to transition any terminated Services to any replacement provider(s) designated by the Business Manager (“Replacement Provider”), which period shall not be more than sixty (60) days from the date of termination of this Agreement or specified terminated Services (the “Transition Period”).  During the Transition Period, Service Provider shall use reasonable efforts to avoid causing any unnecessary interruption of the terminated Services so as to provide a smooth transition of such Services (the “Transition”).  All services related to Transition shall be deemed Services and subject to the charges and fees set forth in Exhibit A attached hereto.

3.7           For the purposes hereof, the term “Change of Control” shall mean the occurrence of any one or more of the following:

(a)                       Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the REIT to any person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; provided, however, that any sale, lease, exchange or transfer to (including, without limitation, any merger or other business combination with or into) any of the following shall not constitute a Change of Control:  (i) any affiliate controlled by the REIT, (ii) Inland Real Estate Corporation, (iii) Inland American Real Estate Trust, Inc., (iv) The Inland Group, Inc., or (v) any affiliate controlled by any of the entities listed in clauses (i) through (iv) above (all of the entities described in clauses (i) through (v) above are hereinafter sometimes referred to as the “Inland Companies”;

(b)                      The approval by the holders of the outstanding shares of the REIT of any plan or proposal for the liquidation or dissolution of the REIT; or

(c)                       Any person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (other than any one or more of the Inland Companies) shall become the owner, directly or indirectly, beneficially or of record, of shares of the REIT representing more than twenty-five percent (25%) of the aggregate ordinary voting power represented by the issued and outstanding common shares of the REIT.

ARTICLE IV
INTERNAL CONTROL PROCEDURES

As a public entity, REIT is required to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as may be amended from time to time (“Section 404”).  Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, Article III and Section 8.4 hereof), if the Business Manager shall determine that, to provide services to and for the benefit of the Business Manager and REIT, Service Provider must comply with the requirements of Section 404, then the Business Manager and Service Provider shall develop and implement an internal control plan or other processes and procedures (or amend and revise any existing internal control plan, processes and procedures) to comply with the requirements (collectively, the “Internal Control Plan”).  Once developed and implemented, Service Provider shall use its reasonable best efforts to have its internal controls comply in all respects with the requirements of Section 404.  The cost and expense of development and initial implementation of any Internal Control Plan shall be borne by all clients of Service Provider that require Service Provider to comply with Section 404.  Upon determination that an Internal Control Plan must be developed and implemented, Service Provider, the Business Manager and all other clients of Service Provider requiring Service Provider to comply with Section 404 shall, in good faith, negotiate an equitable allocation of the costs and expenses of the development and implementation of the Internal Control Plan between and among the parties.  The foregoing provisions regarding payment and allocation of the costs and expenses of development and implementation of any Internal Control Plan shall not apply to any Internal Control Plan developed and implemented, or in the process of being developed and implemented, on or prior to the date of this Agreement.

ARTICLE V
PAYMENT

Service Provider shall invoice the Business Manager quarterly (or any other basis as reasonably agreed to by the Business Manager) for any Services performed during the immediately preceding calendar quarter (or any other period agreed to by the Business Manager).  Payment shall be due thirty (30) days after the date of the Business Manager’s receipt of the same and shall be as provided in Section 2 of Exhibit A attached hereto.  The compensation to be paid by the Business Manager under this Article V and Section 2 of Exhibit A attached hereto shall constitute full and complete payment for any and all services rendered and performed by Service Provider under and pursuant to this Agreement, which compensation includes any and all labor, costs and expenses incurred or to be incurred by Service Provider in connection with its performance of the Services.

ARTICLE VI
RIGHT TO AUDIT

Service Provider shall keep and make available for the examination and audit of or by the Business Manager, or the Business Manager’s authorized employees, agents or representatives during normal business hours, and upon reasonable prior notice, at the Business Manager’s cost, all data, materials and information, including but not limited to records of all receipts, costs and disbursements made by Service Provider with respect to the Services and all Operating Expenses (as defined in Exhibit A attached hereto), all books, accounts, memoranda, files and all or any other documents indicating, documenting, verifying or substantiating the cost and appropriateness of any and all costs, expenditures and receipts relating to the Services and/or Operating Expenses.  Service Provider shall allow the Business Manager (and any of the Business Manager’s employees, representatives, accountants and auditors) reasonable access to personnel, representatives and employees of Service Provider and all books and records and other business records and files of Service Provider that are reasonably required by the Business Manager for audit and tax matters.

ARTICLE VII
CONFIDENTIALITY

7.1           During the term of this Agreement, the parties may communicate to each other certain confidential information to enable Service Provider to perform the services hereunder, and/or Service Provider may develop confidential information for the Business Manager.  Each party agrees:

(a)           to treat, and to cause its employees, agents, subcontractors and representatives, if any, to treat as secret and confidential, all confidential information; and

(b)           except as necessary in the performance of the Services, not to disclose any confidential information or make available any reports, recommendations and/or conclusions which Service Provider may make for the Business Manager to any person, firm or corporation without first obtaining the Business Manager’s written approval.

7.2           If any party learns that disclosure of confidential information is sought in or by a court or governmental body of competent jurisdiction or through other means, the party shall:

(a)           give prompt notice to the other party prior to making the disclosure and allow the other party, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, confidential information;

(b)           reasonably cooperate with the other party in its efforts to prevent, or obtain a protective order for disclosure; and

(c)           disclose the minimum amount of information required to be disclosed.

ARTICLE VIII
MISCELLANEOUS

8.1           Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns, if any, of each party hereto.

8.2           Governing Law; Jurisdiction.  This Agreement shall be subject to and governed by the internal laws of the State of Illinois without regard to principles of choice of law.  The parties hereto each agree that all disputes arising hereunder shall be tried in the federal and state courts located in Cook County or DuPage County, State of Illinois, and each party hereby agrees to submit to the exclusive jurisdiction of those courts.

8.3           Waiver.  Either party’s failure to exercise any right under this Agreement shall neither constitute a waiver of any other terms or conditions of this Agreement with respect to any other or subsequent breach, nor a waiver by that party of its right at any time thereafter to require exact and strict compliance with the terms of this Agreement.

8.4           Independent Contractors.  The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors.  Nothing contained in the Agreement shall be interpreted as constituting either party to be the joint venturer or partner of the other party or as conferring upon either party the power or authority to bind the other party in any transaction with third parties.

8.5           Equitable Relief and Monetary Damages.  Each party hereto recognizes and acknowledges that a breach by the other party to this Agreement will cause irreparable damage to the non-breaching party that cannot be readily remedied in monetary damages in an action at law.  In the event of any default or breach by either party, the non-breaching party shall be entitled to seek immediate injunctive relief to prevent irreparable harm, loss or dilution in addition to any other remedies available.  Nothing herein shall limit a non-breaching party’s right to seek monetary damages with respect to a breach.

8.6           Entire Agreement.  This Agreement, including the exhibits hereto, constitutes the entire agreement between the parties and contains all of the terms and conditions of the agreement between the parties with respect to the subject matter hereof.  This Agreement supersedes any and all other agreements, whether oral or written, between the parties hereto, including any Affiliates of Service Provider, with respect to the subject matter hereof.  No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

8.7           Severability.  If any provisions of this Agreement, or the application of any such provisions to parties hereto, shall be held by a court of competent jurisdiction to be unlawful or unenforceable, the remaining provisions of this Agreement shall nevertheless be valid, enforceable and shall remain in full force and effect, and shall not be affected, impaired or invalidated in any manner.

8.8           Headings.  The headings in this Agreement are inserted for convenience only and are not to be considered in the interpretation or construction of the provisions hereof.

8.9           Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered:

(a)           when delivered personally or by commercial messenger;

(b)           one (1) business day following deposit with a recognized overnight courier service, provided the deposit occurs prior to the deadline imposed by the overnight courier service for overnight delivery; or

(c)           when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder;

in each case above provided the notice or other communication is addressed to the intended recipient thereof as set forth below:

If to Service Provider, to:	Inland Institutional Capital Partners Corporation
2901 Butterfield Road
Oak Brook, IL 60523
	Attention:	George Pandaleon
	Facsimile:	(630) 218-2247

If to the Business Manager, to:	Inland Western Retail Real Estate Advisory Services, Inc.
2901 Butterfield Road
Oak Brook, IL 60523
	Attention:	Roberta S. Matlin
	Facsimile:	(630) 218-4955

A party’s address for notice may be changed from time to time by notice given to the other party in the manner herein provided for giving notice.

8.10         Further Assurance.  Each party to this Agreement agrees to execute and deliver any and all documents, and to perform any and all further acts that may be reasonably necessary to carry out the provisions of this Agreement and the transactions contemplated hereby.

8.11         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

8.12         Assignment.  The Business Manager shall not assign this Agreement without the prior express written consent of the Service Provider; provided, however, if the REIT shall acquire or consolidate its business with the Business Manager, this Agreement shall be and be deemed assigned by the Business Manager to the REIT with the REIT assuming all of the obligations of Business Manager under the terms of this Agreement effective the date of such acquisition or consolidation.  Service Provider shall not assign this Agreement without the prior express written consent of the Business Manager.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

THE BUSINESS MANAGER:	SERVICE PROVIDER:

Inland Western Retail Real Estate	Inland Institutional Capital Partners Corporation
Advisory Services, Inc., an Illinois corporation	an Illinois corporation

By:	By:
Name:	Name:
Its:	Its:

[Signature Page to Institutional Investor Relationships Services Agreement]

EXHIBIT A

1.          SERVICES

The goal of Inland Institutional Capital Partners Corporation (“I-CAP” or Service Provider”) will be to assist Inland Western Retail Real Estate Advisory Services, Inc.’s (the “Business Manager”) with the formation of institutional investor relationships to supply equity capital to expand Assets Under Management. Our role will be to provide strategic counsel on the firm’s market position with institutional investors, assist your management team with the refinement of Inland Western Retail Real Estate Trust, Inc.’s (“Inland Western” or “REIT”) investment product design, qualify investor candidates and arrange equity commitments.

Program Objectives

The primary goal of our program will be to (i) advise the Inland Western management team regarding its current market position and the design of its institutional investor concept for retail properties, and (ii) secure institutional investor commitments by:

1.               Assisting the Inland Western management team with the refinement of its overall strategy for expanding its institutional investor relationships.

2.               Evaluating Inland Western’s current market position in the institutional investment community and the firm’s affiliation with investors such as NYSTRS, Utah Retirement System, Minto Builders, and AIG Global Real Estate to provide recommendations on the general approach to future institutional investors.

3.               Assisting Inland Western with the refinement and presentation of its investment strategy for institutional investors.

4.               Targeting institutional investors capable of serving as strategic equity partners to Inland Western.

5.               Educating a select group of sophisticated institutional investors regarding Inland Western’s real estate philosophy, investment strategy and growth plans.

6.               Introducing the Inland Western team directly to the senior institutional real estate investment decision-makers.

7.               Counseling the Inland Western team on specific investor presentations.

8.               Arranging and attending meetings with institutional real estate investors.

9.               De-briefing investors following the Inland Western presentations.

10.         Assisting with the structure of the relationship between Inland Western and the institutional investors.

11.         Negotiating and closing specific institutional investor commitments.

Program Approach

Fundamentally, our approach is to serve as an extension of your organization, providing guidance and counsel as required by the Inland Western team. Our activities will initially concentrate on Inland Western’s overall investment and operating strategy for presentation to the institutional investor community. Then we will test market the Inland Western strategy with a select group of sophisticated institutional investors. As the most appropriate investor candidates are identified, we will precisely tailor the one-on-one presentations for each qualified investor to facilitate future equity commitments to Inland Western.

We recommend the following approach to institutional investors:

1. Program Design: As a first step, we will work jointly with the Inland Western management team to refine the product design for institutional investors, which may take the form of a strategic partnership or investor ‘club’. During a series of meetings we will work together to evaluate formats for the institutional investor program, which will form the basis of the Inland Western presentation to future investors.

2. Analysis of Competitive Position and Organizational Structure — I-CAP will review the current organizational structure of Inland Western and provide a comparison to retail real estate industry peers that are active with institutional partners. I-CAP will make specific recommendations relating to processes and organization to ensure Inland Western is well positioned for future institutional investors.

3. Target Investors: We will jointly review certain institutional investors we believe are well qualified to form a relationship with Inland Western. These investors will be targeted from the community of institutional investors that are well suited to enabling Inland Western to expand its investment programs.

4. Investor Marketing Presentation: We will work jointly with the Inland Western team to prepare presentations for institutional investors that communicate the fundamental opportunity with retail property and other Inland Western strategies. I-CAP will work closely with the Inland Western team members to ensure that marketing materials and other investor documents are prepared to meet the highest industry standards and reflect the firm’s competitive advantages, corporate strategy and overall brand of The Inland Real Estate Group of Companies.

5. Investor Interviews: We will interview a select group of institutional investors to evaluate their ability to commit equity to Inland Western. Following each investor interview, Inland Western will receive a debrief summarizing the results of our contact with the investor and the next steps to prepare for the investor presentation.

6. One-on-One Meetings: For the most appropriate institutional investors, we will assist in the preparation of specific investor presentations and join the Inland Western team for meetings with each interested investor.

8. Negotiations: We will advise the Inland Western team on negotiations with specific investors, and work toward the closing of specific investor commitments.

9. Consultant Advocacy: Our program will be oriented to those large investors that typically commit to real estate strategies without relying on the services of pension real estate consultants. In the event the target investor clients utilize the services of a consultant during the commitment process, we will provide guidance to the Inland Western team as may be required to ensure the formation of the investor relationship.

10. Continuing Representation: As a result of our on-going communication with the institutional real estate community, I-CAP meets frequently with institutional investors who may be interested in a future relationship with Inland Western. We will keep you apprised in the event we become aware of investor interest outside the initial target group.

Project Initiation

This Agreement shall serve as a “Master” document.  As I-Cap is assigned projects by Inland Western, Schedule A, attached hereto, will be amended to include each initiative.  All billings will be identified with a particular project listed on Schedule A. Inland Western shall only be responsible for any fees to I-Cap with respect to the particular projects listed on Schedule A, each of which can be terminated after six months of engagement with thirty (30) days prior notice.  If Inland Western shall terminate I-Cap with respect to a project, no further fees under Section 2 below shall be due.

Program Timing

We anticipate an initial phase of 120 days of advisory activity. During the first 30 days of the program, we will focus on refining the Inland Western investment strategy and initial qualification of the target investor candidates. We will also commence preliminary due diligence on Inland Western properties which are representative of future investments to be undertaken within the scope of the program. The second 30 days will be concentrated on interviewing the most appropriate institutional investors, followed by approximately 60 days of one on one meetings focused on securing the institutional investor commitments.

The second phase of the program will be ongoing in nature, and will be focused on closing the venture(s) and ensuring their ongoing success and expansion.  I-Cap will participate in periodic meetings between Inland Western and the institutional investor(s), maintain continuous contact with all of the parties to the venture(s), support Inland Western’s development of financial reporting and analysis necessary to operate the venture(s), and work with Inland Western’s management team to pursue opportunities to expand the relationships for the benefit of the shareholders.

2.                                      COMPENSATION

I-CAP is to earn an Advisory Fee, as defined below, and a Client Relation Fee, as defined below.

Advisory Fee

The fee for advisory services relating to Inland Western’s corporate strategy, program design, analysis of market position, investor targeting/qualification, and ongoing support will be $250 per hour for Principals, and $100 per hour for Associates (“Advisory Fee”), plus expenses. Project expenses will pertain to travel, overnight document delivery, and out-of-pocket items and are generally in the range of 10% of the advisory fee. The Advisory Fee will be accrued during each quarter, and I-Cap will provide invoices quarterly which will be payable within 30 days of receipt.  Project expenses will be reimbursed within 30 days of receipt. Additional advisory activities beyond the initial 120 day program relating to activities such as ongoing investor negotiations and consultant advocacy will be accrued quarterly as incurred.  The Advisory Fee will be offset by any Client Relations Fee (see below).   The parties

acknowledge that these hourly billing rates are currently, and will remain, substantially below hourly billing rates for comparable services available in the open market.

Client Relations Fee

As an “offset” to any Client Relations Fee due hereunder, Inland Western shall credit (subtract) or offset any Advisory Fees paid or due with respect to the applicable venture. Inland Western will compensate I-CAP based upon the schedule below, for Investor Commitments, as defined below, provided to Inland Western during the applicable venture Investment Period, as defined below (the “Client Relations Fee”).  These fees will be paid to I-CAP as investor funds are invested in the venture, and will be billed quarterly in arrears. Investor Commitments shall be the amount of equity capital actually invested by outside investors in the entities listed on Schedule A. Investment Period shall be the period/time during which investments are actually made in the Inland Western affiliated entities listed on Schedule A.

Relationships with new Inland Group Investors	35 Basis Points

Relationships with existing Inland Group Investors	25 Basis Points

The parties acknowledge that these Client Relations Fees are currently, and will remain, substantially below the fees for comparable services available in the open market.

Should this agreement be terminated by either party, I-CAP will submit to Inland Western, within 60 days after the end of the contract period, a schedule of investors who have been contacted on behalf of Inland Western, along with a schedule of committed but un-invested capital, for which future “success fees” will become due upon funding.

Should the marketing effort fail to produce a partnership acceptable to Inland Western, any accrued and unpaid Advisory Fees will be due and payable to I-CAP.

There may be other fees payable to third parties, which will be approved in advance by Inland Western. The Advisory Fees, costs, expenses and disbursements to be charged by I-CAP shall reflect the actual time (on an hourly basis, in increments of one-half of one hour), expenses and disbursements spent by the I-CAP.  From time to time upon the Business Manager’s request, I-CAP shall provide a list of all employees of I-CAP providing any of the services under this Agreement.  Additionally, the aforementioned billing rates shall be subject to change by I-CAP on an annual basis (as of January 1 of each calendar year), provided, however, that the billing rates charged by I-CAP hereunder shall be no greater than the billing rates charged to any other client of I-CAP.  Each employee of I-CAP shall keep and maintain, and make available to the Business Manager upon request, a record (“Timesheets”) of all the Business Manager transactions on which each such employees work, which record shall set forth the following:  (i) the specific matter worked on; (ii) the actual amount of time spent on the matter for the applicable calendar month and for the transaction/matter on a cumulative basis; (iv) the hourly billing rates applicable to the employee; and (v) a general description of the nature of the work and services performed.  Upon request by the Business Manager, each invoice for Service rendered by I-CAP shall include a copy of each employee’s Timesheets supporting the amount requested for payment in the invoice.

SCHEDULE A

[REDACTED]

Appendix N

FORM OF LEGAL SERVICES AGREEMENT

This Legal Services Agreement (this “Agreement”), dated as of ___________, 2007 (the “Effective Date”), is entered into by and between The Inland Real Estate Group, Inc. an Illinois corporation (“Service Provider”) and Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (the “Client”).

RECITALS

WHEREAS, the Law Department of Service Provider provides certain legal services, including without limitation, the legal services described and set forth in Exhibit A attached hereto, (the “Services”) to Affiliates (as defined herein) of the Service Provider and real estate investment trusts and other entities sponsored by Affiliates of Service Provider; and,

WHEREAS, the Client is desirous of retaining Service Provider to have Service Provider’s Law Department perform the Services for the Client in connection with the Client’s real estate business for the benefit of the Client and/or its Affiliates, and Service Provider is willing to have its Law Department perform the Services, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and obligations set forth below, the parties hereto, intending to be legally bound, agree to the foregoing and as follows:

ARTICLE I
DEFINITIONS

“Affiliate” shall mean, except as otherwise provided herein, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of that Person through the ownership of voting securities, by contract or otherwise. With respect to the Client, any entity representing a joint venture or similar arrangement in which the Client, or an entity controlled by the Client, is the general partner, managing member, beneficiary or a trustee shall be deemed to be an “affiliate” of the Client.

“Business Management Agreement” shall mean that certain Advisory Agreement, dated as of September 18, 2003, as amended from time to time, between Inland Western Advisory Services, Inc. and the Client.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership,

an association, a trust or any other entity or organization.

ARTICLE II
PERFORMANCE OF SERVICES

2.1           Service Provider agrees to perform the Services for the Client in connection with its real estate business for the benefit of Client and/or its or their Affiliates. Service Provider shall perform and provide the Services in a professional manner and in accordance with all laws, statutes, ordinances, codes, rules and regulations applicable to the Services. Service Provider may employ, contract with or use the service of any third party in connection with the performance of the Services as the Service Provider deems reasonably necessary or desirable, including independent, outside counsel.

2.2           The Client and Service Provider acknowledge that the relationship created hereby is on a non-exclusive basis, and that (x) the Client shall not be required to retain Service Provider to perform the Services or any individual Service, (y) the Client shall be permitted to retain third parties to perform for the Client services which are the same as or similar to the Services or any individual Service, and (z) Service Provider shall be permitted to perform the Services for other parties. Notwithstanding the foregoing or anything else contained in this Agreement to the contrary, Client agrees that Service Provider’s failure to perform and provide any of the Services shall not constitute a default under the terms and provisions of this Agreement if any failure is due solely to any of the following:

(a)                                  Service Provider has a reasonable basis, in Service Provider’s opinion, for concluding that the performance of the Service could subject Service Provider to liability or material damages in civil litigation; or

(b)                                 Service Provider has an insufficient number of qualified personnel to provide the Services, provided that Service Provider shall use commercially reasonable efforts to eliminate and minimize the duration of the shortage of qualified personnel; or,

(c)                                  Service Provider has a reasonable basis, in Service Provider’s opinion, for concluding that the performance of the Service could cause Service Provider or any of its employees to be in violation of its professional code of ethics or other ethical standards the Service Provider or any of its employees is subject to.

ARTICLE III
TERM AND TERMINATION

3.1           Subject to the termination provisions set forth in this Article III, this Agreement shall continue for an initial period of four (4) years from the Effective Date (“Initial Services Term”) and shall be automatically renewed for consecutive three (3) year terms thereafter (each an “Additional Services Term”) unless earlier terminated as hereafter provided.

3.2           At any time during the Initial Services Term or at any time during an Additional Services Term, Client may terminate this Agreement for cause (i.e., a material default by Service Provider hereunder) upon ten (10) days’ prior written notice to Service Provider; provided, however, that prior to exercising its rights under this Section 3.2, Client shall notify Service Provider of any default, and Service Provider shall have thirty (30) days after receipt of the notice to cure the default to the Client’s reasonable satisfaction. As full compensation to which Service Provider shall be entitled, Client shall promptly make payment to Service Provider as provided in Article V below for the Services performed prior to the effective date of termination in compliance with the terms and provisions of this Agreement.

3.3           At any time during any Additional Services Term, the Client shall have the right to terminate this Agreement, without cause, by providing not less than 180 days’ prior written notice to Service Provider of any election to so terminate and specifying the effective date of such termination. As full compensation to which Service Provider shall be entitled, Client shall promptly make payment to Service Provider as provided in Article V below for the Services performed prior to the effective date of termination in compliance with the terms and provisions of this Agreement.

3.4           At any time during the Initial Services Term or during an Additional Services Term, Service Provider may elect to limit one or more of the Services it is providing to Client upon not less than thirty (30) days’ prior written notice to Client, specifying the effective date such Services shall no longer be performed and describing in reasonable detail the Services to be terminated. As full compensation to which Service Provider shall be entitled, Client shall promptly make payment to Service Provider as provided in Article V below for the Services performed prior to the effective date of termination in compliance with the terms and provisions of this Agreement.

3.5           At any time after the first anniversary of the Effective Date, Service Provider shall have the right to terminate this Agreement by providing not less than sixty (60) days’ prior written notice to Client, specifying the effective date of such termination. The foregoing notwithstanding, (x) Service Provider, upon ten (10) days’ prior written notice to Client, may terminate this Agreement, or decline to provide a particular Service hereunder upon the occurrence of any of the following events:

(i)                                  The Client fails, in the absence of a bona fide dispute with respect to any payment, to make payment for Services on its due date; provided, however, Client may cure the breach up to three (3) times per calendar year by making payment within ten (10) days of the Client’s receipt of written notice that it failed to make the payment when due;

(ii)                               The Client requests that Service Provider provide Services that in the Service Provider’s opinion would violate any applicable law or the rules of any regulatory body with jurisdiction and the Client does not promptly withdraw the request upon Service Provider’s notice to Client of Service Provider’s aforesaid opinion;

(iii)                            The Client requests that Service Provider take any action that in the Service Provider’s opinion would result in the commission of a fraud upon any person or party and the Client does not promptly withdraw the request upon Service Provider’s notice to Client of Service Provider’s aforesaid opinion;

(iv)                           The Client requests that Service Provider take any action that, upon the advice of counsel to Service Provider, could subject Service Provider to liability or material damages in civil litigation and the Client does not promptly withdraw the request upon Service Provider’s notice to Client of Service Provider’s aforesaid advice of counsel; or

(v)                              The Client requests that Service Provider provide Services that in the Service Provider’s opinion would cause Service Provider or any of its employees to be in violation of its professional code of ethics or other ethical standards the Service Provider or any of its employees is subject to and the Client does not promptly withdraw the request upon Service Provider’s notice to Client of Service Provider’s aforesaid opinion;

and (y) if at any time during the Initial Services Term or any Additional Services Term the Client has had a Change of Control, as hereinafter defined, Service Provider shall have the right to terminate this Agreement, without cause, upon written notice to the Client.

As full compensation to which Service Provider shall be entitled, Client shall promptly make payment to Service Provider as provided in Article V below for Services performed prior to the effective date of termination in compliance with the terms and provisions of this Agreement.

3.6           Upon any termination of this Agreement or cessation of Services during the term of the Agreement, Service Provider shall provide Client with a reasonable opportunity to transition any terminated Services to any replacement provider(s) designated by the Client (“Replacement Provider”), which period shall not be more than sixty (60) days from the date of termination of this Agreement or specified terminated Services (the “Transition Period”). During the Transition Period, Service Provider shall use reasonable efforts to avoid causing any unnecessary interruption of the terminated Services so as to provide a smooth transition of such Services (the “Transition”). All services related to Transition shall be deemed Services and subject to the charges and fees set forth in Exhibit A attached hereto.

3.7           For the purposes hereof, the term, “Change of Control” shall mean the occurrence of any one or more of the following:

(a)                       Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Client to any person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; provided, however, that any sale, lease, exchange or transfer to (including, without limitation, any merger or other business combination with or into) any of the following shall not constitute a Change of Control: (i) any affiliate controlled by the Client, (ii) Inland Real Estate Corporation, (iii) Inland American Real Estate Trust, Inc., (iv) The Inland Group, Inc., or (v) any affiliate controlled by any of the entities listed in clauses (i) through (iv) above (all of the entities described in clauses (i) through (v) above are hereinafter sometimes referred to as the “Inland Companies”;

(b)                      The approval by the holders of the outstanding shares of the Client of any plan or proposal for the liquidation or dissolution of the Client; or

(c)                       Any person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (other than any one or more of the Inland Companies) shall become the owner, directly or indirectly, beneficially or of record, of shares of the Client representing more than twenty-five percent (25%) of the aggregate ordinary voting power represented by the issued and outstanding common shares of the Client.

ARTICLE IV
INTERNAL CONTROL PROCEDURES

4.1           As a public entity, Client is required to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as may be amended from time to time (“Section 404”). Notwithstanding anything to the contrary contained in this Agreement, if the Client shall determine that to provide services to and for the benefit of the Client, Service Provider must comply with the requirements of Section 404, then the Client and Service Provider shall develop and implement an internal control plan or other processes and procedures (or amend and revise any existing internal control plan, processes and procedures) to comply with the requirements (collectively, the “Internal Control Plan”). Once developed and implemented, Service Provider shall use its reasonable best efforts to have its internal controls comply in all respects with the requirements of Section 404. The cost and expense of development and initial implementation of any Internal Control Plan shall be borne by all clients of Service Provider that require Service Provider to comply with Section 404. Upon determination that an Internal Control Plan must be developed and implemented, Service Provider, the Client and all other clients of Service Provider requiring Service Provider to comply with Section 404 shall, in good faith, negotiate an equitable allocation of the costs and expenses of the development and implementation of the Internal Control Plan between and among the parties. The foregoing provisions regarding payment and allocation of the costs and expenses of development and implementation of any Internal Control Plan shall not apply to any Internal Control Plan developed and implemented, or in the process of being developed and implemented, on or prior to the date of this Agreement.

ARTICLE V
PAYMENT

5.1           Service Provider shall invoice the Client monthly (or on any other basis as reasonably agreed to by the Client) for any Services performed during the immediately preceding calendar month (or any other period agreed to by the Client). Payment shall be due thirty (30) days after the date of the Client’s receipt of the same and shall be as provided in Section 2 of Exhibit A attached hereto. The compensation to be paid by the Client under this Article V and Section 2 of Exhibit A attached hereto shall constitute full and complete payment for any and all services rendered and performed by Service Provider under and pursuant to this Agreement, which compensation includes any and all labor, costs and expenses incurred or to be incurred by Service Provider in connection with its performance of the Services.

ARTICLE VI
RIGHT TO AUDIT

6.1           Service Provider shall keep and, for not more than two times annually, make available for the examination and audit of or by the Client, or the Client’s authorized employees, agents or representatives during normal business hours at the Client’s cost, all data, materials and information, including but not limited to records of all receipts, costs and disbursements made by Service Provider with respect to the Services, all charges, costs and expenses of Service Provider related to the provision of the Services, as more particularly set forth and limited in Exhibit A attached hereto, all books, accounts, memoranda, files and all or any other documents indicating, documenting, verifying or substantiating the cost and appropriateness of any and all charges, costs, expenditures and receipts relating to the Services. Service Provider shall allow the Client (and any of the Client’s employees, representatives, accountants and auditors), upon reasonable prior notice, reasonable access to personnel, representatives and employees of Service Provider’s Law Department and all books and records and other business records and files of Service Provider’s Law Department that are reasonably required by the Client for audit and tax matters.

ARTICLE VII
CONFIDENTIALITY

7.1           During the term of this Agreement, the parties may communicate to each other certain confidential information to enable Service Provider to perform the services hereunder, and/or Service Provider may develop confidential information for the Client. Each party agrees:

a.                                       to treat, and to cause its employees, agents, subcontractors and representatives, if any, to treat as privileged and confidential, all confidential information; and

b.                                      except as necessary in the performance of the Service, not to disclose any privileged and confidential information or make available any reports, recommendations and/or conclusions which Service Provider may make for the Client to any person, firm or corporation without first obtaining the Client’s written approval.

7.2           If any party learns that disclosure of privileged and confidential information is sought in or by a court or governmental body of competent jurisdiction or through other means, the party shall:

a.                                       give prompt notice to the other party prior to making the disclosure and allow the other party, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, privileged and confidential information;

b.                                      reasonably cooperate with the other party in its efforts to prevent, or obtain a protective order for disclosure; and

c.                                       disclose the minimum amount of information required to be disclosed.

ARTICLE VIII
MISCELLANEOUS

8.1                                 Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns, if any, of each party hereto.

8.2                                 Governing Law; Jurisdiction. This Agreement shall be subject to and governed by the internal laws of the State of Illinois without regard to principles of choice of law.

8.3                                 Waiver. Either party’s failure to exercise any right under this Agreement shall neither constitute a waiver of any other terms or conditions of this Agreement with respect to any other or subsequent breach, nor a waiver by that party of its right at any time thereafter to require exact and strict compliance with the terms of this Agreement.

8.4                                 Independent Contractors. The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in the Agreement shall be interpreted as constituting either party to be the joint venturer or partner of the other party or as conferring upon either party the power or authority to bind the other party in any transaction with third parties.

8.5                                 Arbitration. All disputes under this Agreement shall be resolved exclusively by binding arbitration, and each party hereto hereby waives any right it may otherwise have to resolve any dispute under this Agreement by any other means than binding arbitration. As a minimum set of rules in any arbitration the parties shall act in accordance with the terms of Exhibit B attached hereto and made a part hereof.

8.6                                 Entire Agreement. This Agreement, including the exhibits hereto, constitutes the entire agreement between the parties and contains all of the terms and conditions of the agreement between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, whether oral or written, between the parties hereto, including any Affiliates of Service Provider, with respect to the subject matter hereof. No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

8.7                                 Severability. If any provisions of this Agreement, or the application of any such provisions to parties hereto, are determined by arbitration to be unlawful or unenforceable, the remaining provisions of this Agreement shall nevertheless be valid, enforceable and shall remain in full force and effect, and shall not be affected, impaired or invalidated in any manner.

8.8                                 Headings. The headings in this Agreement are inserted for convenience only and are not to be considered in the interpretation or construction of the provisions hereof.

8.9                                 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered:

a.                                       when delivered personally or by commercial messenger;

b.                                      one (1) business day following deposit with a recognized overnight courier service, provided the deposit occurs prior to the deadline imposed by the overnight courier service for overnight delivery; or

c.                                       when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder;

in each case above provided the notice or other communication is addressed to the intended recipient thereof as set forth below:

If to Service Provider, to:	The Inland Real Estate Group, Inc.
2901 Butterfield Road
Oak Brook, IL 60523
	Attention:	Robert H. Baum, General Counsel
	Facsimile:	(630) 218-8034

If to the Client, to:	Inland Western Retail Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, IL 60523
	Attention:	Steven P. Grimes, CFO
	Facsimile:	(630) 218-4955

A party’s address for notice may be changed from time to time by notice given to the other party in the manner herein provided for giving notice.

8.9                                 Further Assurance. Each party to this Agreement agrees to execute and deliver any and all documents, and to perform any and all further acts that may be reasonably necessary to carry out the provisions of this Agreement and the transactions contemplated hereby.

8.10                           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

8.11                           Assignment. The Client may assign this Agreement to any of its direct or indirect, wholly-owned Affiliates. Service Provider shall not assign this Agreement without the express written consent of the Client.

WHEREFORE, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CLIENT:	SERVICE PROVIDER:

Inland Western Retail Real Estate Trust, Inc.,	The Inland Real Estate Group, Inc.,
a Maryland corporation	an Illinois corporation

By:	By:
Name:	Name:
Its:	Its:

EXHIBIT A

1.                                       Services. The services to be provided under this Agreement shall be provided as and when requested in writing by the Client shall include, but not limited to, the following:

a.                                       drafting, reviewing and negotiating letters of intent, contracts, leases, loan documents and other agreements (and amendments to any of the foregoing) relating to prospective acquisitions, dispositions, financings, joint ventures, leases and other real estate transactions;

b.                                      performing due diligence (i.e., reviews of leases, title, survey, services contracts and agreements, tenant estoppel certificates, etc.) with respect to prospective acquisitions, dispositions, financings, joint ventures, leases and other real estate transactions;

c.                                       administering and monitoring legal proceedings of the Client and its Affiliates, including, without limitation, tenant evictions, tenant claims and tenant bankruptcies;

d.                                      preparing closing binders for each transaction; and

e.                                       rendering legal opinions for financings and other real estate transactions, as and when appropriate.

f.                                         the selection, retention and directing of outside counsel.

The foregoing notwithstanding, Service Provider shall not be obligated to supervise outside counsel retained by Client.

2.                                       Compensation: Service Provider shall be paid for legal services rendered under this Agreement on the basis of actual time spent by the attorneys and paralegals of the Service Provider, at the hourly billing rate of Service Provider’s Law Department then in effect, in increments of one-tenth of one hour. From time to time upon the Client’s request, Service Provider shall provide a list of all attorneys and paralegals in the Service Provider’s Law Department providing any of the Services under this Agreement. The Service Provider’s billing rates shall be subject to change by Service Provider on an annual basis (as of January 1 of each calendar year), provided, however, that the billing rates charged by Service Provider hereunder shall be no greater than the billing rates charged to any other client of Service Provider and shall be no greater than ninety percent (90%) of the billing rate of attorneys of similar experience and position employed by nationally recognized law firms located in Chicago, Illinois performing similar services. Each attorney and paralegal (including outside counsel attorneys and paralegals) shall keep and maintain, and Service Provider shall make available to the Client upon request, a record (“Timesheets”) of all of the Client transactions on which any attorneys and paralegals work. The Timesheets and/or the

Timesheets program shall set forth the following:

a.                                       the specific matter worked on;

b.                                      the Client entity for which the Services are being performed;

c.                                       the actual amount of time spent on the matter for the applicable calendar month and for the transaction/matter on a cumulative basis; and

d.                                      a general description of the nature of the work and services performed.

Each invoice for Services rendered by Service Provider shall include a copy of each attorney’s and paralegal’s Timesheets supporting the amount requested for payment in the invoice. The Client also shall reimburse Service Provider for reasonable, actual, out-of-pocket costs, expenses and charges incurred by Service Provider with respect to the rendering of Services under this Agreement, including, without limitation, title and survey costs and expenses; third party mailing, courier and other delivery costs and charges; travel expenses; and the fees and costs charged by outside counsel retained by Service Provider in connection with the Services rendered to Client.

Unless agreed to by the Client prior to the incurrence thereof, the Client shall not be separately charged for any other items, costs or expenses incurred, or disbursements made, by Service Provider, including, without limitation, any of the following:

i.                                          the time or salaries of any administrative assistants, secretaries, office assistants, interns and other personnel of the Service Provider (except to the extent of overtime compensation where overtime is required, which overtime compensation shall be reimbursed to Service Provider by Client);

ii.                                       travel time (except to the extent that an attorney or paralegal actually shall provide Services during that time);

iii.                                    local telephone calls or facsimile or e-mail charges;

iv.                                   copy costs (excluding high volume copying jobs or third party copying services which costs shall be paid for by Client);

v.                                      administrative overhead;

vi.                                   rent;

vii.                                costs of materials and supplies; (viii) employee benefits, salaries and/or bonuses; and/or

viii.                             internal courier and delivery charges of employees of Service Provider; provided, however, Service Provider shall be reimbursed for out-of-town travel costs, including without limitation, hotel, food and transportation costs.

EXHIBIT B
ARBITRATION RULES

The place of the arbitration shall be Chicago, Illinois. The arbitration must be held in the English language in accordance with the Streamlined Arbitration Rules and Procedures of JAMS in effect on the date hereof, except as modified by this Agreement. The arbitration shall be governed by the Illinois Code of Civil Procedure.

The arbitration will be held before a single arbitrator selected by the Client and the Service Provider. If the parties cannot agree on an arbitrator within fourteen (14) days of the delivery of an Arbitration Demand, hereinafter defined, JAMS will appoint such arbitrator. The arbitrator will be knowledgeable regarding commercial transactions similar in nature to the transactions contemplated by this Agreement.

Any party initiating arbitration (the “Arbitration Claimant”) will give to the other party (the “Arbitration Respondent”) notice of its intention to arbitrate (the “Arbitration Demand”). The Arbitration Demand will contain a notice regarding the nature of the claim. The Arbitration Respondent will file an answering statement (the “Arbitration Answer”) within fourteen (14) days after the Arbitration Demand. The Arbitration Answer will contain a statement setting forth in reasonable detail the Arbitration Respondent’s responses and defenses to the claim set forth in the Arbitration Demand (“Arbitrated Claim”). If the Arbitration Respondent asserts a counterclaim, (i) the Arbitration Respondent shall send it with the Arbitration Answer and such counterclaim must include a statement setting forth in reasonable detail the nature of the counterclaim, the amount involved, if any, and the remedy sought, and (ii) the Arbitration Claimant will file a reply statement (the “Arbitration Reply”) as soon as is reasonably practicable, but in no event later than fourteen (14) days, after the counterclaim. The Arbitration Reply will contain a statement setting forth in reasonable detail the Arbitration Claimant’s responses and defenses to the counterclaim. If no Arbitration Answer or Arbitration Reply is given within the stated time, the claim or the counterclaim will be assumed to be denied. Failure to file an Arbitration Answer or Arbitration Reply will not operate to delay the arbitration.

Unless the parties agree otherwise, the arbitrator may order depositions only for good cause and each party may make such document requests and other discovery (other than depositions) as permitted in accordance with the Streamlined Arbitration Rules and Procedures of JAMS in effect on the date hereof.

The arbitration hearings will be conducted over a period not to exceed thirty (30) days commencing as of the date of the first hearing. The arbitrator shall make a final decision on the Arbitrated Claim within thirty (30) days of the final hearing. The arbitrator may make such orders with regard to scheduling, allocation of hearing time, or otherwise as he or she deems appropriate to achieve compliance with these time limitations. The parties have included the foregoing provisions limiting the scope and extent of the arbitration with the intention of providing for prompt, economic and fair resolution of any dispute submitted to arbitration.

The Arbitration Claimant, on the one hand, and the Arbitration Respondent, on the other, will, as an initial matter, equally bear the costs and fees of the arbitration, if applicable, but the arbitrator shall award such costs in inverse proportion as the Arbitration Claimant, on the one hand, and the Arbitration Respondent, on the other, may prevail on the matters resolved by the arbitrator (based on the variance of their respective proposed Arbitration Demand, Arbitration Answer and/or Arbitration Reply, as applicable, from the determination of the arbitrator), which proportionate allocations shall be determined by the arbitrator at the time the determination of the arbitrator is rendered on the merits of the matters submitted.

The arbitrator shall enter a written award specifying the basis for his or her decision, including findings of fact and conclusions of law, the basis for the damages award and a breakdown of the damages awarded, and the basis for any other remedy. Any party dissatisfied with the award may invoke the JAMS Optional Arbitration Appeal Procedure (based on the rules therefor in effect at the time of this Agreement). Such JAMS Optional Arbitration Appeal shall be limited to whether there are any erroneous conclusions of law, or any findings of fact not supported by substantial evidence. The appellate arbitral panel may vacate, modify, correct, or affirm the award in whole or in any part. The award (as modified, corrected, or affirmed by the appellate arbitral panel, or if no such JAMS appeal is taken, as originally rendered by the arbitrator) will be considered as a final and binding resolution of the disagreement.

Any arbitration proceeding will be conducted on a confidential basis, and any confidential material disclosed during any such proceeding will be kept confidential by the parties to such proceeding and by the arbitrator.

The arbitrator’s discretion to fashion remedies hereunder will be no broader or narrower than the legal and equitable remedies available to a court before which such Arbitrated Claim may have been brought but for the provisions of this Exhibit B.

The arbitral award will be the exclusive remedy of the parties for all claims, counterclaims, issues or accountings presented or pleaded to the arbitrator. The award will include interest from the date of the Arbitrated Claim until the award is fully paid, computed at the then-prevailing U.S. prime rate, plus five percent (5%). Any additional costs, fees or expenses incurred in enforcing the arbitral award (or successfully resisting it) will be borne by the party against which enforcement is sought if such award is successfully enforced (or borne by the party seeking to enforce such award if the resisting party successfully resists its enforcement). Any party may enforce an arbitral award in any court of competent jurisdiction.

Appendix O

FORM OF LICENSE AGREEMENT MODIFICATION

This License Agreement Modification is made this ___ day of __________, 2007 by and between The Inland Real Estate Group, Inc., an Illinois corporation (“Licensor”) and Inland Western Retail Real Estate Trust, Inc., a Corporation, a Maryland corporation (“Licensee”).

RECITALS

WHEREAS, Licensor and Licensee entered into a License Agreement (the “License”) dated as of March 5, 2003 in which Licensor licensed to Licensee, on a non-exclusive basis, among other things, the logo which is attached as Exhibit A (the “Green Ball Logo”) and the name Inland Western Retail Real Estate Trust, Inc. (the “IWRRETI Name”);

WHEREAS, the Licensee has requested that it be allowed to exclusively use the Green Ball Logo and IWRRETI Name;

WHEREAS, Licensor is willing to exclusively license the Green Ball Logo and IWRRETI Name to Licensee subject to the rights of Licensor and its affiliates to use the Green Ball Logo and IWRRETI Name in general marketing and communication relating to The Inland Real Estate Group of Companies, Inc.;

NOW, THEREFORE, in consideration of the mutual promises and obligations set forth below, the parties, intending to be bound, agree to the foregoing and as follows:

Licensor and Licensee agree to modify the License to grant Licensee an exclusive license to use the Green Ball Logo and IWRRETI Name subject to the rights of Licensor and its affiliates to use the Green Ball Logo and IWRRETI Name in general marketing and communication relating to The Inland Real Estate Group of Companies, Inc.

Licensor:	Licensee:
The Inland Real Estate Group, Inc., an Illinois corporation	Inland Western Retail Real Estate Trust, Inc., a Maryland corporation

By:	By:
Its:	Its:

O-1

Appendix P

FORM OF LICENSE AGREEMENT

This License Agreement (“Agreement”), by and between The Inland Real Estate Group, Inc., an Illinois corporation with its principal place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523 (“Licensor”), and ____________________, a Delaware corporation, with its principal place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523 (“Licensee”), is effective, nunc pro tunc, as of November 10, 2003 (the “Effective Date”), and executed as of ___________, 2007.

WITNESSETH:

WHEREAS, Licensor, through its business and that of its predecessor-in-interest, has adopted and used or caused to be used in United States commerce in connection with certain services in the field of real estate the trade name “Inland” which is registered in the United States Patent and Trademark Office (“USPTO”) as U.S. Registration No. 2,786,134 (the “Trade Name”); and

WHEREAS, Licensee desires to use the Trade Name in connection with the business it is engaged in, as more fully described below; and

WHEREAS, Licensor is willing to grant to Licensee a non-exclusive, non-transferable, revocable, royalty-free right to use the Trade Name subject to, and Licensee is willing to use the Trade Name in accordance with all of the terms and conditions set forth herein.

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants set forth herein, the parties agree as follows:

I.              GRANT OF LICENSE

A.            Licensor grants to Licensee a non-exclusive, revocable, non-transferable, royalty-free right to use the Trade Name solely in connection with management services for Inland Western Retail Real Estate Trust, Inc. (the “Services”). Use of the Trade Name by Licensee shall comply with the terms and conditions of this Agreement.

B.            Licensor hereby reserves any and all rights not expressly and explicitly granted in this Agreement, including, but not limited to, Licensor’s sole right to authorize or license use of the Trade Name or any other trademarks, designs, domain names, trade names, names or designations which are the same, similar to or incorporate the Trade Name, to any third party for any use whatsoever. Without limiting the rights reserved in the first sentence of this paragraph, Licensor hereby reserves any and all rights to use, authorize use or license use of the Trade Name or any other trademarks, designs, domain names, trade names, names or designations which are the same, similar to or incorporate the Trade Name in any geographic territory and in any language.

II.            OWNERSHIP OF THE TRADE NAME

A.            Licensee recognizes the great value of the goodwill associated with the Trade Name and (i) acknowledges that Licensor owns exclusive right, title and interest in and to the Trade Name, and any and all goodwill pertaining thereto (including, without limitation, any trademark applications and/or registrations therefor); (ii) agrees that it will do nothing inconsistent with such ownership including, but not limited to, directly or indirectly challenging the validity of, or otherwise impairing, any intellectual property rights of Licensor in and to the Trade Name, or Licensor’s ownership thereof, nor may it assist others in doing so, and (iii) agrees that all use of the Trade Name by Licensee shall inure solely to the benefit of Licensor. Licensee agrees that nothing in this Agreement shall give Licensee any right, title or interest in the Trade Name other than the right to use the Trade Name in accordance with this Agreement. Licensee agrees not to seek registration of the Trade Name, or any trademarks, designs, domain names, trade names, names or designations similar thereto or which are any abbreviation thereof, with any domestic or foreign governmental or quasi-governmental authority or as part of an Internet domain name. The provisions of this paragraph shall survive the expiration or termination of this Agreement.

B.            Licensor may file trademark applications to protect the Trade Name, but Licensor is not required to do so, nor is Licensor required to renew or maintain registrations for the Trade Name. Licensee agrees to assist Licensor, at Licensor’s request, in the procurement and maintenance of any protection of Licensor’s rights in the Trade Name including, without limitation, in the prosecution of trademark applications for the Trade Name in Licensor’s name.

III.           USE OF THE TRADE NAME

A.            In connection with its permitted use of the Trade Name, Licensee shall not in any manner represent that it has any ownership interest in the Trade Name, and Licensee specifically acknowledges that its permitted use of the Trade Name shall not create in the Licensee any right, title or interest in the Trade Name.

B.            Without detracting from the generality of the foregoing, it is agreed and understood by Licensee that Licensee does not have permission to: 1) sublicense the Trade Name, or 2) transfer, sell or assign any right granted by this Agreement, or 3) modify the Trade Name in any manner whatsoever. Licensee further acknowledges and agrees that it does not have the right to use the Trade Name in connection with products and services other than as expressly permitted herein.

C.            Licensee acknowledges the importance to Licensor of its reputation and goodwill and to the public of maintaining high, uniform standards of quality in the services provided in connection with the Trade Name. Licensee therefore agrees to maintain a high standard of quality in connection with the Services and its use of the Trade Name in connection therewith commensurate with or better than the high standard maintained by Licensor in connection with its business prior to the effective date, and agrees to perform the Services so as not to impair Licensor’s reputation or goodwill in connection with the Trade Name. To ensure Licensor the ability to protect the goodwill associated with the Trade Name and the validity and integrity of the Trade Name, and to prevent any deception to the public, Licensee shall operate its business in accordance with the standards and requirements of quality, which from time to time are prescribed by Licensor, and shall use the Trade Name in a manner consistent with any format prescribed by Licensor for any and all media, including without limitation all signage, marketing materials, press releases and on the Internet. If there are any modifications in the Standard Usage Guidelines, they will be delivered to Licensee in writing. Licensee agrees that such standards shall include but not be limited to strict compliance with all applicable statutes, laws, ordinances, rules, regulations and orders of public authorities in effect from time to time and that such laws shall include but not be limited to fair housing laws, antitrust laws, licensing laws, environmental laws, securities laws and consumer laws. Licensee further agrees that such standards shall include the obligation to conduct its business in accordance with the highest ethical standards applicable in its industry. In the event of any failure by Licensee to operate its business in accordance with the standards and requirements set forth herein or as prescribed by Licensor from time to time, or in the event that Licensee engages in any conduct or failure to act that in the sole judgment of Licensor adversely impacts on the name, reputation, goodwill or business of Licensor, such conduct or failure to act shall constitute a material breach of this Agreement. If such material breach has not been cured within thirty (30) days following receipt of notice from Licensor, this Agreement shall be terminated.

D.            To determine whether Licensee is complying with this Agreement, Licensor shall have the right to periodically monitor Licensee’s use of the Trade Name. Upon request by Licensor, Licensee shall provide Licensor with representative samples of each such use prior to the time the Trade Name is published, including but not limited to the use on all signage, marketing materials, press releases and on the Internet. If Licensor determines that Licensee is using the Trade Name improperly, and/or in a way that does not meet the standards referred to in Article III. C. above, or requirements set forth herein and/or to which Licensor may require adherence to from time to time, Licensor shall notify Licensee, and Licensee shall remedy the improper use within thirty (30) days following receipt of such notice from Licensor. In addition, if Licensor determines that Licensee is engaging in conduct or activities that dilute or damage the value of the goodwill associated with the Trade Name, in each case, Licensor shall provide notice of the conduct or activities to Licensee, and Licensee shall immediately cease the conduct or activities and shall take all actions requested by Licensor to mitigate or remedy any dilution or damage. Use of the Trade Name in connection with an infringement of any of Licensor’s or a third party’s rights, including but not limited to rights under trademark, patent, trade secret or copyright laws, shall constitute a material breach of this Agreement. If such material breach has not been cured within thirty (30) days following receipt of notice from Licensor, this Agreement shall be terminated.

E.             Licensee shall ensure that trademark, service mark, and any and all other proprietary rights notices that are appropriate to protect the Trade Name is conspicuously placed on all items bearing the Trade Name used by Licensee in accordance with the Standard Usage

Guidelines. In the event that Licensee learns of or has reason to believe that a third party is infringing or threatens to infringe the Trade Name (the “Infringement”), it shall immediately notify Licensor, and Licensor may take such steps as it believes appropriate (in its sole discretion) to terminate or otherwise address the Infringement. Licensee agrees to cooperate with Licensor and to provide support to Licensor in such efforts. If Licensee chooses to appoint counsel on its own, it shall be at Licensee’s sole expense. Licensee shall not take any action to prosecute or settle any such Infringement without Licensor’s written consent.

IV.           LEGEND; DISCLAIMER

Upon Licensor’s request, Licensee shall include 1) a trademark legend satisfactory to Licensor in accordance with the Standard Usage Guidelines indicating that the Trade Name is owned by Licensor and are being used under license and/or 2) a disclaimer that Licensee and not Licensor has produced the materials and is responsible for the content thereof whenever the Trade Name may be used, including but not limited to on signage, marketing materials, letterhead, business cards, flags, checks, documents, promotional items, press releases or on the Internet. Further, Licensee agrees to display a trademark registration symbol (i.e., “®”) immediately after the Trade Name at least once in any piece of printed or visual material in which they appear (and generally in its first appearance in such material), normally along side the Trade Name. If the Trade Name appears in any printed or visual material (other than letterhead, envelopes, or business cards) in which another trademark, design, domain name, trade name, name or designation not belonging to Licensor also appears, the words “A registered mark of The Inland Real Estate Group, Inc.” (or such other legend as may be designated by Licensor) shall appear along with the registration symbol next to the Trade Name.

V.            TERMS AND TERMINATION

A.            The initial term (the “Initial Term”) of this Agreement shall commence as of the Effective Date and, unless terminated earlier as provided below, automatically shall expire and terminate on the fifth anniversary of the Effective Date (as may be renewed and extended as hereinafter provided, the “Expiration Date”). Notwithstanding the foregoing, the term of this Agreement automatically shall be renewed and extended for consecutive five year periods after the initial Expiration Date (each of which periods (a) shall commence as of the day immediately succeeding the then scheduled Expiration Date, and (b) hereinafter shall be referred to herein as a “Renewal Term”), unless either party hereto elects not to renew and extend the term of this Agreement by delivering notice of such election to the other on or before the ninetieth (90th) day preceding the then scheduled expiration of the Initial Term or applicable Renewal Term, as the case may be.

B.            Notwithstanding Subparagraph A hereof, Licensor may terminate this Agreement at its sole discretion with or without cause upon thirty (30) days prior written notice, and Licensee may terminate this Agreement at its sole discretion with or without cause upon thirty (30) days prior written notice.

C.            Notwithstanding Subparagraphs A and B above, if Licensee makes any assignment of assets or business for the benefit of creditors, if a trustee or receiver is appointed to administer or conduct Licensee’s business or affairs, if Licensee is adjudged in any legal proceeding to be either a voluntary or involuntary bankrupt, if Licensee fails to comply with any provision of this Agreement, or if Licensee changes its name in whole or in part, Licensor may terminate this Agreement immediately without notice.

D.            Upon the termination or expiration of this Agreement, the License granted hereunder shall immediately and automatically terminate, and Licensee agrees to immediately discontinue any and all use of the Trade Name and to deliver up to Licensor, or its duly authorized representatives, all signage, marketing materials, letterhead, business cards, flags, checks, documents promotional items, press releases, Internet usage and any and all other papers or materials upon which the Trade Name appears, and furthermore will at no time adopt or use, without Licensor’s prior written consent, any word, phrase, colors, symbol, logos, marks or other designations which are similar to or likely to be confusing with the Trade Name.

VI.           OBLIGATIONS ON TERMINATION

Any termination of this Agreement shall not impair any other accrued rights or remedies of either Licensor or Licensee. Upon termination of this Agreement, Licensee shall immediately cease and desist from using the Trade Name, in accordance with the terms set forth herein. Licensee acknowledges and agrees that no indemnities or compensation of any kind shall be due to Licensee as a result of the termination or expiration of this Agreement. In particular, Licensee waives any claim it may have or acquire against Licensor for any expenses incurred by it in preparing for and operating under this Agreement including, but not limited to, the engagement of any employees or contractors, the rental, purchase, furnishing or remodeling of any facilities and/or the rental, purchase or other acquisition of equipment. Nothing herein shall be construed to relieve Licensee of any obligations with respect to activities undertaken in connection with Licensee’s operation and performance under this Agreement prior to the date of such expiration or termination including, but not limited to, Licensee’s defense and indemnity obligations, and such obligations shall survive any such termination or expiration. Notwithstanding the above, the provisions of Articles IB, II, IV, V, VI, VII, VIII, IX, X, XI, XII, XIII, XIV, XVI, and XX shall survive any termination of this Agreement.

VII.         REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSEE

Licensee has requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Licensee of this Agreement has been duly authorized by all necessary corporate actions on the part of the Licensee. This Agreement has been duly and validly executed and delivered by Licensee and, assuming the due authorization, execution and delivery hereof by Licensor, constitutes or will constitute, as applicable, a legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms, except as enforcement may be limited by:

(a)                                  bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally; and

(b)           general equitable principles.

Licensee represents and warrants to Licensor that the licenses granted by this Agreement do not and shall not result in a breach of or constitute a default or violation under any agreement to which Licensee is subject or by which Licensee is bound.

Licensee shall immediately notify Licensor if Licensee becomes aware of any event, circumstance, transaction or occurrence that would make any of the representations or warranties of Licensee contained in this Agreement not true in any respect.

Licensee shall immediately deliver to Licensor any and all written notices and/or written communications delivered to or received from:

(a)           any person or entity challenging or questioning the validity, ownership, use, enforceability, registerability or licensing of the Trade Name;

(b)           any person or entity challenging or questioning the validity of this Agreement or the licenses and rights granted under and pursuant to this Agreement; or

(c)           any governmental authority in regards to the validity, ownership, use, enforceability, registerability and/or licensing of the Trade Name.

Licensee shall not take any actions that would reasonably be expected to affect the registered status or ownership, or create confusion regarding the ownership, of the Trade Name by Licensor.

Licensee shall use its best efforts, and shall cooperate with Licensor, to correct any market confusion related to the use of the Trade Name and any other marks licensed by Licensor to other Affiliates of Licensor.

VIII.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSOR

Licensor has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Licensor of this Agreement has been duly authorized by all necessary corporate actions on the part of the Licensor. This Agreement has been duly and validly executed and delivered by Licensor and, assuming the due authorization, execution and delivery hereof by Licensee, constitutes or will constitute, as applicable, a legal, valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms, except as enforcement may be limited by:

(a)                                  bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally; and

(b)           general equitable principles.

Except as set forth above, Licensor makes no representations or warranties, either express or implied, arising by law or otherwise including, but not limited to, implied warranties of non-infringement of third-party rights by the Trade Name or fitness for a particular purpose. In no event will Licensor have any obligation or liability resulting from tort, or loss of revenue or profit, or for incidental or consequential damages.

IX.           CONFIDENTIAL INFORMATION AND DISCLOSURE

Unless required by law, and except to assert its rights hereunder or for disclosure to its own employees, attorneys, financial advisors on a “need to know” basis, both parties agree not to disclose the terms of this Agreement or matters relating thereto without the prior written consent of the other party which consent shall not be unreasonably withheld.

X.            INDEMNIFICATION

Licensee agrees to indemnify, defend and hold Licensor and its officers, directors, employees and agents, its parent, affiliates, partially or wholly-owned subsidiaries, successors and assigns harmless from and against any and all liability, losses, damages, claims, liens, expenses or causes of action, including, but not limited to, legal fees and expenses that may be incurred by Licensor, arising directly or indirectly out of or in connection with Licensee’s use of the Trade Name or any act or omission to act by Licensee relating to this Agreement, including but not limited to Licensee’s use of the Trade Name and/or content on Licensee’s website(s) linked to, presented in conjunction with or relating to the Trade Name. Licensor shall provide Licensee with prompt written notice of any claim for which indemnification is sought and shall have the right to participate in the defense of any such claim.

XI.           BINDING EFFECT

This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns, if any, of each party hereto.

XII.         GOVERNING LAW; JURISDICTION

This Agreement shall be subject to and governed by the internal laws of the State of Illinois and the United States of America, including, but not limited to, the Lanham Act (15 U.S.C. §1051 et seq.), without regard to principles of choice of law. The Parties each agree that all disputes arising hereunder shall be tried in the federal and state courts located in Cook County, State of Illinois, and each party hereby agrees to submit to the exclusive jurisdiction of such courts.

XIII.        COSTS AND ATTORNEYS’ FEES

As consideration for Licensor granting the license to Licensee, in the event of any litigation or arbitration between the parties hereto with respect to this Agreement, Licensor shall be entitled to payment by Licensee of all its attorneys’ fees and other costs and expenses incurred in resolving such dispute in addition to such other relief to which Licensor may be entitled in law or equity.

XIV.        WAIVER

Either party’s failure to exercise any right under this Agreement shall not constitute a waiver of any other terms or conditions of this Agreement with respect to any other or subsequent breach, nor a waiver by such party of its right at any time thereafter to require exact and strict compliance with the terms of this Agreement.

XV.         INDEPENDENT CONTRACTORS

The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in the Agreement shall be interpreted as constituting either party the joint venturer or partner of the other party or as conferring upon either party the power or authority to bind the other party in any transaction with third parties.

XVI.        EQUITABLE RELIEF

Licensee recognizes and acknowledges that a breach by Licensee of this Agreement will cause Licensor irreparable damage which cannot be readily remedied in monetary damages in an action at law, and may, in addition thereto, constitute an infringement of the Trade Name. In the event of any default or breach by Licensee, Licensor shall be entitled to immediate injunctive relief to prevent such irreparable harm, loss or dilution in addition to any other remedies available. Nothing herein shall limit Licensor’s right to seek monetary damages with respect to a breach.

XVII.      ENTIRE AGREEMENT

This Agreement, including the exhibits and attachments hereto, each of which are hereto incorporated by reference herein, constitutes the entire agreement between the parties and contains all of the terms and conditions of the agreement between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, whether oral or written, between the parties hereto with respect to the subject matter hereof. No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

XVIII.     SEVERABILITY

If any provisions of this Agreement, or the application of any such provisions to parties hereto, shall be held by a court of competent jurisdiction to be unlawful or unenforceable, the remaining provisions of this Agreement shall nevertheless be valid, enforceable and shall remain in full force and effect, and shall not be affected, impaired or invalidated in any manner.

XIX.        HEADINGS

The headings in this Agreement are inserted for convenience only and are not to be considered in the interpretation or construction of the provisions hereof.

XX.         NOTICES

All notices, requests or demands to be given under this Agreement from one party to the other (collectively, “Notices”) shall be in writing and shall be given by personal delivery or by overnight courier service for next Business Day delivery (or Saturday delivery, if desired) at the other party’s address set forth below. Notices given by personal delivery (i.e. by the sending party or a messenger) shall be deemed given on the date of delivery and Notices given by overnight courier shall be deemed given upon deposit with the overnight courier service. If any party’s address is a business, receipt by a receptionist, or by any person in the employ of such party, shall be deemed actual receipt by the party of Notices. The term, Business Day, means any day other than Saturday, Sunday or any other day on which state banks are required or are authorized to be closed in Chicago, Illinois. Notices may be issued by an attorney for a party and in such case such Notices shall be deemed given by such party. The parties’ addresses are as follows:

LICENSOR:	LICENSEE:
The Inland Real Estate Group, Inc.
2901 Butterfield Road	2901 Butterfield Road
Oak Brook, Illinois 60523	Oak Brook, Illinois 60523
Attn: Robert H. Baum, General Counsel	Attn: Thomas P. McGuinness, President

A party’s addresses for notice may be changed from time to time by notice given to the other party in the manner herein provided for giving notice.

XXI.        FURTHER ASSURANCE

Each party to this Agreement agrees to execute and deliver any and all documents, and to perform any and all further acts, that may be reasonably necessary to carry out the provisions of this Agreement and the transactions contemplated hereby.

XXII.      COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

XXIII.     SURVIVAL

The provisions of Articles IB, II, IV, V, VI, VII, VIII, IX, X, XI, XII, XIII, XIV, XVI, and XX will survive any termination of this Agreement.

XXIV.     ASSIGNMENT

Licensor may, in its sole discretion, assign this Agreement to another person or entity. Licensee shall be entitled to assign this Agreement to another person or entity only upon the prior written consent of Licensor, which consent may be withheld in Licensor’s sole discretion.

WHEREAS, the parties have caused this Agreement to be duly executed as of the date set forth above.

THE INLAND REAL ESTATE GROUP, INC.,
an Illinois corporation	a Delaware corporation

By:	By:
Name:	Name:
Title:	Title:

[Signature Page to License Agreement]

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

REVOCABLE PROXY FOR ANNUAL MEETING OF STOCKHOLDERS –                      , 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned stockholder of Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (the “Company”), hereby appoints Roberta S. Matlin and Steven P. Grimes as proxies for the undersigned, and each of them with full power of substitution, to attend the annual meeting of stockholders to be held at the principal executive offices of the Company located at 2901 Butterfield Road, Oak Brook, Illinois 60523 on                       2007, at 10:00 a.m., Central Time, or any adjournment or postponement thereof to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” EACH OF THE OTHER PROPOSALS.  THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed on reverse side)

SEE REVERSE SIDE

TO VOTE BY MAIL, PLEASE DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 3 AND 4 AND FOR ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 2.	Place mark vote as indicated in this example	☒

1.

RATIFICATION OF OUR ENTRY INTO THE MERGER AGREEMENT WITH INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC., INLAND SOUTHWEST MANAGEMENT CORP., INLAND NORTHWEST MANAGEMENT CORP., INLAND WESTERN MANAGEMENT CORP., AND CERTAIN OTHER PARTIES, AND OUR APPROVAL OF THE MERGER

					FOR	AGAINST	ABSTAIN
					☐	☐	☐

2.	ELECTION OF DIRECTORS				FOR	WITHHOLD
	01.	FRANK A.	04.	GERALD M. GORSKI	ALL	ALL
		CATALANO, JR.	05.	BARBARA A. MURPHY	☐	☐
	02.	KENNETH H. BEARD	06.	ROBERT D. PARKS
	03.	PAUL R. GAUVREAU	07.	BRENDA G. GUJRAL

	FOR ALL EXCEPT ☐
		(Except nominee(s) written above)

3.	RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2007 FISCAL YEAR
				FOR	AGAINST		ABSTAIN
				☐	☐		☐

4.	TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXY HOLDER

Dated:							, 2007

Signature:

Signature (if held jointly):

Please sign exactly as your name or names appear hereon.  For joint accounts each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title.  If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person.

CHECK HERE ONLY IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON ☐

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE

TO AUTHORIZE YOUR PROXY BY MAIL, PLEASE DETACH HERE

TO AUTHORIZE YOUR PROXY BY TELEPHONE OR INTERNET QUICKê ê ê EASY ê êê IMMEDIATE

Your telephone or internet proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

AUTHORIZE YOUR PROXY BY PHONE:  You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

OPTION A:  To vote as the Board of Directors recommends on ALL PROPOSALS; Press 1.

OPTION B:  If you choose to vote on each proposal separately press 0.  You will hear these instructions.

Item 1:  To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.  The instructions are the same for all remaining items to be voted.
When asked, please confirm your vote by pressing 1.

AUTHORIZE YOUR PROXY BY INTERNET:  THE WEB ADDRESS IS www.proxyvoting.com/INWEST

IF YOU AUTHORIZE YOUR PROXY BY PHONE OR INTERNET – DO NOT MAIL THE PROXY CARD.
THANK YOU FOR VOTING.

Call ê ê Toll Free ê ê On a Touch-Telephone 1-800-868-5614 There is NO CHARGE to you for this call
CONTROL NUMBER for Telephone/Internet Proxy Authorization